Filed pursuant to Rule 424(b)(3)

Registration No. 333-122743

SUPPLEMENT NO. 37
DATED SEPTEMBER 8, 2006
TO THE PROSPECTUS DATED AUGUST 31, 2005
OF INLAND AMERICAN REAL ESTATE TRUST, INC.

This Supplement No. 37 supercedes and replaces the following prior supplements to the prospectus dated August 31, 2005:  Supplement No. 26 dated June 23, 2006; Supplement No. 27 dated June 27, 2006; Supplement No. 28 dated July 6, 2006; Supplement No. 29 dated July 14, 2006; Supplement No. 30 dated July 28, 2006; Supplement No. 31 dated July 31, 2006; Supplement No. 32 dated August 10, 2006; Supplement No. 33 dated August 21, 2006; Supplement No. 34 dated August 18, 2006; Supplement No. 35 dated August 24, 2006; and Supplement No. 36 dated September 1, 2006. This supplement updates, modifies or supercedes certain information contained in the prospectus sections as described below. You should read this Supplement No. 37 together with our prospectus dated August 31, 2005, as supplemented by Supplement No. 13 dated January 11, 2006, Supplement No. 21 dated April 11, 2006 and Supplement No. 25 dated June 13, 2006. Unless otherwise defined in this Supplement No. 37, capitalized terms used in this Supplement No. 37 have the same meanings as set forth in the prospectus.

Table of Contents

	Supplement No. 37 Page No.	Prospectus Page No.
Prospectus Summary	2	1
Compensation Table	3	40
Estimated Use of Proceeds	4	51
Prior Performance of IREIC Affiliates	5	52
Principal Stockholders	30	106
Business and Policies	31	107
Management’s Discussion and Analysis of Financial Condition and Results of Operations	129	115
Description of Securities	148	121
Summary of Our Organizational Documents	149	133
Federal Income Tax Considerations	150	143
Plan of Distribution	163	165
Relationships and Related Transactions	164	180
Independent Registered Public Accounting Firm	167	186
Financial Statements	F-i	F-i
Prior Performance Tables	A-1	A-1
Appendix C-1

The cover page of the prospectus is updated by adding the following sentence to the end of the last paragraph on the cover page:

The minimum offering amount of 200,000 shares was sold on or about October 10, 2005.

Prospectus Summary

The paragraph in this subsection, which starts on page 9 in the “Prospectus Summary” section of the prospectus, has been superseded in its entirety as follows:

Distribution Policy

Effective November 1, 2006, our monthly distribution rate will be $.0508 per share, which when annualized equals $.61 per share. Distributions at this rate would result in a 6.1% annualized return on a share purchased for $10.00. Because we pay dividends in arrears, the cash distribution paid in December 2006 will be the first to reflect this increase.

We have made cash distributions to our stockholders aggregating approximately $13.5 million for the period from October 1, 2005 through September 1, 2006. The following sets forth the per share amount, record date and payment date of each distribution:

•                  $.0417 per share to stockholders of record on October 31, 2005, paid on November 16, 2005

•                  $.0417 per share to stockholders of record on November 31, 2005, paid on December 12, 2005

•                  $.0417 per share to stockholders of record on December 31, 2005, paid on January 11, 2006

•                  $.05 per share to stockholders of record on January 31, 2006, paid on February 12, 2006

•                  $.05 per share to stockholders of record on February 28, 2006, paid on March 12, 2006

•                  $.05 per share to stockholders of record on March 31, 2006, paid on April 12, 2006

•                  $.05 per share to stockholders of record on April 30, 2006, paid on May 12, 2006

•                  $.05 per share to stockholders of record on May 31, 2006, paid on June 12, 2006

•                  $.05 per share to stockholders of record on June 30, 2006, paid on July 12, 2006

•                  $.05 per share to stockholders of record on July 31, 2006, paid on August 12, 2006

Approximately $13.1 million of the $13.5 million in distributions was funded with cash provided from our operating activities. Approximately $400,000 of the distributions from 2005 were funded from financing activities including contributions from our sponsor.

Compensation Table

This section supplements the discussion contained in the prospectus under the heading “Compensation Table,” which begins on page 40 of the prospectus. The following information is inserted immediately after the table ending on page 50 of the prospectus.

As of June 30, 2006, we had incurred $65,866,429 of offering and organization costs. Our business manager has agreed to pay all organization and offering expenses, excluding such selling expenses, in excess of 4.5% of the gross offering proceeds. As of June 30, 2006, these organization and offering costs did not exceed the 4.5% limitations. We anticipate that these costs will not exceed these limitations upon completion of the offering.

Since October 4, 2004 (inception) through June 30, 2006, we have incurred the following expenses in connection with the offering and sale of our shares:

Offering Stage
Selling commissions	$41,974,621
Marketing contributions	14,982,856
Other expenses to affiliates of the business manager	572,585
Other expenses	8,336,369
Total offering stage fees and expenses:	$65,866,429

For the period ended June 30, 2006, we or MB REIT have paid or incurred the following expenses in connection with our operational stage activities:

Operational Stage
Acquisition expenses	$211,248
Acquisition fees	0
Property management fees	1,479,770
Oversight fees	0
Interest expense	0
Service fee associated with purchasing, selling and servicing mortgages	61,097
Ancillary services reimbursements	943,098
Business management fees	0
Incentive fees	0
Total operational stage fees and expenses:	$3,245,087

There have been no property dispositions by us or MB REIT; therefore, no disposition fees have been paid or incurred by us or MB REIT as of June 30, 2006.

Estimated Use of Proceeds

This section supplements the discussion contained in the prospectus under the heading “Estimated Use of Proceeds,” which begins on page 51 of the prospectus.

The amounts listed in the table below represent our actual use of offering proceeds as of June 30, 2006. The organization and offering expenses may not be greater than fifteen percent (15.0%) of the “Gross Offering Proceeds.”  We have not given effect to any special sales or volume discounts which could reduce selling commissions under either scenario. In addition, we do not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

	Offering
	Amount	Percent
Gross Offering Proceeds (1)	$601,860,999	100.00%
Less Expenses:
Selling Commissions	$41,974,621	7.00%
Marketing Contribution	$14,982,854	2.50%
Due Diligence Expense Allowance	$0	0.00%
Organization and Offering Expenses(2)	$8,908,954	1.50%
TOTAL EXPENSES:	$65,866,429	11.00%
Gross Amount Available	$535,994,570	89.00%
Less:
Working Capital Reserve	$21,091,690	0.35%
Investment in MB REIT(3)	$200,001,516	33.20%
Investment in Marketable Securities	$66,506,913	11.10%
NET CASH AVAILABLE FOR ADDITIONAL INVESTMENT:	$248,394,451	41.30%

(1)          Gross proceeds of $601,860,999 excludes the 20,000 shares purchased by our sponsor for $200,000 preceding the commencement of our offering.

(2)          Organization and offering expenses include amounts for Securities and Exchange Commission registration fees, NASD filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses.

(3)          On October 11, 2005, we entered into a joint venture with Minto (Delaware), LLC, which owned all of the outstanding equity of Minto Builders (Florida), Inc., or MB REIT, prior to October 11, 2005. Please refer to a discussion of the MB REIT joint venture in Supplement No. 13 dated January 11, 2006 to our Prospectus dated August 31, 2005.

Prior Performance of IREIC Affiliates

This section updates and supplements the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates,” which begins on page 52 of the prospectus.

Prior Investment Programs

During the ten year period ending June 30, 2006, IREIC and its affiliates have sponsored three other REITs and fifty-three (53) real estate exchange private placements, which altogether have raised more than $7,857,525,000 from over 182,500 investors. During that period, Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs sponsored by IREIC, have raised approximately $7,528,053,000 from over 181,700 investors. Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives similar to ours in that they seek to invest in real estate that produces both current income and long-term capital appreciation for stockholders. Each of these entities, however, invests solely in retail shopping centers (generally neighborhood and community centers) and single tenant net-leased properties located throughout the United States. Although we too may purchase retail shopping centers and single tenant net-leased properties, our investment policies and strategies are much broader and do not limit our acquisitions to a specific type of real estate asset or geographic area. The real estate exchange private placements offered by Inland Real Estate Exchange Corporation are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange. Thus, these private placement programs do not have investment objectives similar to ours. However, these private placement programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings. Unlike us, none of the prior programs sponsored by IREIC or its affiliates had a policy or strategy of acquiring controlling interests in REITs or other real estate operating companies. The three REITs that seek current income and capital appreciation represent approximately ninety-six percent (96.0%) of the aggregate amount raised, approximately ninety-nine percent (99.0%) of the aggregate number of investors, approximately ninety-four percent (94.0%) of properties purchased and approximately ninety-six percent (96.0%) of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

We pay fees to Inland Securities and intend to pay fees to our Business Manager, Property Managers, The Inland Group and their affiliates. We also reimburse these entities for expenses incurred in performing services on our behalf. We pay selling commissions, marketing contributions and a due diligence expense allowance to Inland Securities, a portion of is reallowed to its soliciting dealers. In addition, we reimburse IREIC for costs and other expenses of the offering. We also reimburse our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions and each of their respective affiliates for acquisition expenses. We also intend to pay our Business Manager an acquisition fee each time we acquire a controlling interest in a REIT or other real estate operating company, as well as a business management fee and an incentive fee after our stockholders have received a minimum return on their invested capital on an annual basis. In addition, we pay our Property Managers either a property management fee for any property managed by our Property Managers, their affiliates or agents or an oversight fee for any property managed by an entity other than our Property Managers, their affiliates or agents. Further, we pay interest on any money that we may borrow from our Business Manager and its affiliates and we will pay fees to Inland Mortgage Servicing Corporation and Inland Mortgage Brokerage Corporation for all mortgages serviced or loans placed, respectively. We will generally reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us. If we decide to sell a property, we may pay a property disposition fee to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp. See “Compensation Table” for a more detailed discussion regarding the fees and expenses that we expect to pay to Inland Securities, our Business Manager, Property Managers, The Inland Group and their affiliates.

The other three REITs previously sponsored by IREIC have similarly compensated IREIC and each of their respective business managers, property managers and affiliates. However, because none of these REITs have investment policies or strategies of acquiring controlling interests in REITs or other real estate operating companies, they did not contemplate paying an acquisition fee to their respective business managers or an oversight fee to their respective property managers. For example, we will pay our Business Manager a fee in connection with acquiring a controlling interest in a REIT or other real estate operating company, while the other three entities did not pay their respective business managers fees for the acquisition of properties. Furthermore, we intend to pay our Property Managers an oversight fee based on the gross income from each property managed by entities other than our Property Managers or their affiliates or agents. The other REITs did not pay their respective property managers oversight fees.

Similarly, the private placement programs sponsored by Inland Real Estate Exchange Corporation pay some of the same types of fees and expenses that we pay, such as selling commissions, marketing expenses, due diligence fees, acquisition fees, and property management fees. However, because the business conducted by, and the underlying investments objectives of, these private placement programs are substantially different than our business and investment objectives, other fees and expenses paid by the private placement programs are not directly comparable to ours.

The information in this section and in the Prior Performance Tables, included in the prospectus as Appendix A, shows relevant summary information concerning real estate programs sponsored by IREIC and its affiliates. The purpose of these tables is to provide information on the prior performance of these programs so that you may evaluate IREIC’s experience in sponsoring similar programs. Because the investment objectives and policies of these prior real estate programs differ in some respects from our objectives and policies, you should not rely upon the prior performance tables to evaluate our potential performance. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by these programs. Past performance is not necessarily indicative of future performance.

Summary Information

The table below provides summarized information concerning prior programs sponsored by IREIC or its affiliates for the ten year period ending June 30, 2006, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus. WE ARE NOT, BY INCLUDING THESE TABLES, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE OUR YIELD, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT. ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

	Inland Western Retail Real Estate Trust, Inc. REIT Program as of June 30, 2006	Inland Retail Real Estate Trust, Inc. REIT Program as of June 30, 2006	Inland Real Estate Corporation REIT Program as of June 30, 2006	Inland Real Estate Exchange Private Placement Offerings as of June 30, 2006

Number of programs sponsored	1	1	1	53
Aggregate amount raised from investors	$4,408,405,000	2,407,680,000	711,968,000	329,472,000
Approximate aggregate number of investors	117,000	57,900	6,800	800
Number of properties purchased	302	287	161	53
Aggregate cost of properties	$7,418,810,000	4,131,536,000	1,673,094,000	764,790,000
Number of mortgages/notes	8	0	0	0
Principal amount of mortgages/notes	$151,692,000	0	0	0
Percentage of properties (based on cost) that were:
Commercial—
Retail	68.00%	89.00%	89.00%	33.29%
Single-user net lease	32.00%	11.00%	11.00%	12.77%
Nursing homes	0.00%	0.00%	0.00%	0.00%
Offices	0.00%	0.00%	0.00%	43.12%
Industrial	0.00%	0.00%	0.00%	10.82%
Health clubs	0.00%	0.00%	0.00%	0.00%
Mini-storage	0.00%	0.00%	0.00%	0.00%
Total commercial	100.00%	100.00%	100.00%	100.00%
Multi-family residential	0.00%	0.00%	0.00%	0.00%
Land	0.00%	0.00%	0.00%	0.00%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	35.00%	39.00%	38.00%	32.20%
Existing construction	65.00%	61.00%	62.00%	67.80%

Number of properties sold in whole or in part	0	13	17	1

Number of properties exchanged	0	0	0	0

During the three years prior to June 30, 2006, Inland Western Retail Real Estate Trust, Inc. purchased three hundred two (302) properties, Inland Real Estate Corporation purchased twenty-one (21) commercial properties and Inland Retail Real Estate Trust, Inc. purchased ninety-nine (99) commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. Table VI provides more information about these acquisitions. In addition, upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by any of these REITs within the last twenty-four (24) months. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

Publicly Registered REITs

Inland Real Estate Corporation was formed in May 1994. Through a total of four public offerings, the last of which was completed in 1998, Inland Real Estate Corporation, which we refer to herein as IRC, sold a total of 51,642,397 shares of common stock. In addition, as of June 30, 2006, IRC had issued 15,018,567 shares of common stock through its distribution reinvestment program and repurchased 5,256,435 shares of common stock through its share repurchase program. As a result, IRC has realized total gross offering proceeds of approximately $711,968,000 as of June 30, 2006. On June 9, 2004, IRC listed its shares on the New York Stock Exchange and began trading under the ticker “IRC”. On June 30, 2006, the closing price of the stock on the New York Stock Exchange was $14.88 per share.

IRC focuses on purchasing shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois. IRC seeks to provide stockholders with regular cash distributions and a hedge against inflation through capital appreciation. IRC also may acquire single-user retail properties throughout the United States. As of June 30, 2006, the properties owned by IRC were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.96 per share, a portion of which is paid monthly.

As of June 30, 2006, IRC owned one hundred forty-four (144) properties for a total investment of approximately $1,673,094,000. These properties were purchased with proceeds received from the above described offerings of shares of its common property, sales financings and the line of credit. As of June 30, 2006, IRC had debt of approximately $635,633,000 secured by its properties and had $115,000,000 outstanding through an unsecured line of credit.

On July 1, 2000, IRC became a self-administered REIT by acquiring, through merger, Inland Real Estate Advisory Services, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. As a result of the merger, IREIC, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of its property manager, received an aggregate of 6,181,818 shares of IRC’s common stock valued at $11.00 per share, or approximately nine percent (9.0%) of its common stock.

Inland Retail Real Estate Trust, Inc. was formed in February 1999. Through a total of three public offerings, the last of which was completed in 2003, Inland Retail Real Estate Trust, Inc., which we refer to herein as IRRETI, sold a total of 213,699,534 shares of its common stock. In addition, as of June 30, 2006, IRRETI had issued approximately 38,393,000 shares through its distribution reinvestment program, and has repurchased a total of approximately 10,122,000 shares through the share reinvestment program. As a result, IRRETI has realized total net offering proceeds of approximately $2,407,680,000 as of June 30, 2006. On December 29, 2004, IRRETI issued 19,700,060 shares as a result of a merger with its advisor and property managers, as described below.

IRRETI focuses on purchasing shopping centers located east of the Mississippi River in addition to single-user retail properties in locations throughout the United States. IRRETI seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of June 30, 2006, the properties owned by IRRETI were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.83 per share, a portion of which is paid monthly.

As of June 30, 2006, IRRETI owned two hundred eighty-seven (287) properties for a total investment of approximately $4,131,536,000. These properties were purchased with proceeds received from the above described offerings of shares of its common stock, financings sole of properties and the line of credit. As of June 30, 2006, IRRETI had borrowed approximately $2,274,856,000 secured by its properties.

On December 29, 2004, IRRETI became a self-administered REIT by acquiring, through merger, Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. As a result of the merger, IRRETI issued to our sponsor, IREIC, the sole shareholder of the business manager and advisor, and the shareholders of the property managers, an aggregate of 19,700,060 shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

Inland Western Retail Real Estate Trust, Inc. was formed in March 2003, through a total of two public offerings, the last of which was completed in 2005. Inland Western Retail Real Estate Trust, Inc., which we refer to herein as Inland Western, sold a total of 421,983,424 shares of its common stock. In addition, as of June 30, 2006, Inland Western had issued 23,097,100 shares through its distribution reinvestment program and has repurchased 3,326,368 shares through its share repurchase program. As a result, Inland Western has realized total gross offering proceeds of approximately $4,408,405,000 as of June 30, 2006.

Inland Western focuses on purchasing multi-tenant shopping centers and single-user net lease properties in locations throughout the United States. Inland Western seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of June 30, 2006, the properties owned by Inland Western were generating sufficient cash flow to pay operating expenses and an annualized cash distribution of $0.6425 per share, a portion of which is paid monthly.

As of June 30, 2006, Inland Western owned three hundred two (302) properties for a total investment of approximately $7,418,810,000. These properties were purchased with proceeds received from the above described offering of shares of its common stock and financings. As of June 30, 2006, Inland Western has borrowed approximately $4,199,930,000 secured by its properties.

The following tables summarize distributions paid by IRC, IRRETI and Inland Western through December 31, 2005. The rate at which each company raised capital, acquired properties and generated cash from all sources determined the amount of cash available for distribution. As described in more detail below, IREIC or its affiliates agreed to either forgo or defer all or a portion of the business management and advisory fee due them, from time to time, to increase the amount of cash available to pay distributions while the REIT continued to raise capital and acquire properties. As described below, IREIC also advanced monies to Inland Western to pay distributions. Inland Western has since repaid these advances. With respect to IRC, from 1995 through 2000, IREIC or its affiliates agreed to forgo $10,527,710 in advisor fees. With respect to IRRETI, from 1999 through 2004, IREIC or its affiliates agreed to forgo $3,211,041 and defer $13,121,256 in advisor fees. As of December 31, 2004, IRRETI had paid IREIC or its affiliates all deferred advisor fees. With respect to Inland Western, since 2003, IREIC or its affiliates received $40,925,000 in advisor fees and agreed to forgo an additional $65,815,000. During this time, IREIC also advanced funds to Inland Western to pay distributions. In 2003 and 2004, Inland Western received $1,202,519 and $4,689,290, respectively, for an aggregate amount of $5,891,809. As of June 30, 2006, IREIC has forgiven $2,369,139 of this amount, which is included as “additional paid in capital” in Inland Western’s financial statements. As of June 30, 2006, Inland Western had repaid the remaining $3,522,670.

In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance monies to pay distributions, the aggregate amount of distributions made by each REIT may have been reduced or the REIT would have likely had to decrease the number of properties acquired or the pace at which it acquired properties. Our Business Manager may agree to forgo or defer all or a portion of its business management fee during the periods that we are raising capital and acquiring real estate assets with this capital. Our Business Manager is not, however, obligated to do so and thus we may pay less in distributions or have less cash available to acquire real estate assets. See “Risk Factors – Risks Related to Our Business” for a discussion of risks associated with the availability and timing of our cash distributions.

Inland Real Estate Corporation - Offering Completed 1998

	Total Distribution	Ordinary Income	Non Taxable Distribution	Capital Gain Distribution	Total Distributions per Share
	$	$*	$**	$***	$
1995	736,627	694,213	42,414	—	.76
1996	3,704,943	3,093,525	611,418	—	.82
1997	13,127,597	9,739,233	3,388,364	—	.86
1998	35,443,213	27,015,143	8,428,070	—	.88
1999	48,379,621	35,640,732	12,738,889	—	.89
2000	52,964,010	40,445,730	12,518,280	—	.90
2001	58,791,604	45,754,604	12,662,414	374,586.93
2002	60,090,685	41,579,944	18,315,640	195,101.94
2003	61,165,608	47,254,096	13,577,679	333,833.94
2004	62,586,577	53,458,760	7,883,026	1,244,791.94
2005	64,212,187	57,502,980	—	1,364,810.95
2006	32,434,669	32,434,669	*****	*****	.24
	493,637,341	394,613,629	90,166,194	3,513,121

*                               The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

**                        Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

***                 Represents a capital gain distribution for federal income tax purposes.

****          The December distribution declared on December 20, 2005, with a record date of January 3, 2006 and payment date of January 17, 2006, is reportable for tax purposes in 2006 and is not reflected in the 2005 calculation.

Inland Retail Real Estate Trust, Inc. - Offering Completed 2003

	Total Distribution	Ordinary Income	Non Taxable Distribution		Capital Gain Distribution	Total Distributions per Share
	$	$*	$**		$***	$
1999	1,396,861	318,484	1,078,377		—	.49	****
2000	6,615,454	3,612,577	3,002,877		—	.77
2001	17,491,342	10,538,534	6,952,808		—	.80
2002	58,061,491	36,387,136	21,674,355		—	.82
2003	160,350,811	97,571,099	62,779,712		—	.83
2004	190,630,575	110,922,403	79,708,172		—	.83
2005	193,733,000	146,820,000	45,713,000	*	1,200,000.76		*
2006	108,177,000	108,177,000	*****		*****
	736,456,534	514,347,233	220,909,301		1,200,000

*                               For the year ended December 31, 2005, we declared distributions to our shareholders of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005 in accordance with the Internal Revenue Code.

**                        Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

***                 Represents a capital gain distribution for federal income tax purposes.

****          IRRETI began paying monthly distributions in May 1999. This amount represents total distributions per share made during the period from May 1999 through December 1999.

*****   The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year-end.

Inland Western Retail Real Estate Trust, Inc. - Offering Completed 2005

	Total Distributions Paid	Ordinary Income	Non Taxable Distribution	Capital Gain Distribution	Total Distributions Paid per Share
	$	$	$*	$**	$
2003	358,000	—	358,000	—	.13	***
2004	54,542,000	29,998,000	24,544,000	—	.66
2005	211,327,000	114,117,000	97,210,000	—	.64
2006	141,258,000	141,258,000	****	****
	478,089,000	355,977,000	122,112,000	—

*                               Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

**                        Represents a capital gain distribution for federal income tax purposes

***                 Inland Western began paying monthly distributions in November 2003. This amount represents total distributions per share paid during the period from November 2003 through December 2003.

****          The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year-end.

The following table summarizes the yield on initial principal investment that investors would have realized if they had reinvested their distributions at the discounted share price provided in the distribution reinvestment program of the three REITs previously sponsored by IREIC. Yields are calculated from the commencement date of each REIT’s initial public offering and are based on the actual amount of distributions made since that date. All calculations assume an initial principal investment of $10,000.00 and that distributions were reinvested through the distribution reinvestment program (DRP) offered by each REIT. The dollar amount of each periodic distribution was calculated based on the cumulative number of shares owned at the time of the distribution and the actual distribution per share. The resulting amount was divided by the actual DRP share price at the time of the distribution to determine the number of additional shares purchased through the DRP. These additional shares were then added to the cumulative number of shares owned immediately prior to the distribution.

These calculations were repeated for each month of a given year. The cumulative compounded yield on principal as of December 31 of each year was then calculated based on the cumulative number of shares owned at the beginning of December multiplied by the annualized distribution (actual distribution per share paid in December multiplied by twelve) and divided by the dollar amount of the initial principal investment.

Cumulative Compounded Yield on Initial Principal Investment

As of December 31,	IRC (1)		IRRETI (2)		Inland Western (3)

1994	0.00	%(4)	N/A		N/A

1995	8.45%		N/A		N/A

1996	9.55%		N/A		N/A

1997	11.00%		N/A		N/A

1998	12.14%		N/A		N/A

1999	13.36%		7.79	%(5)	N/A

2000	14.99%		9.00%		N/A

2001	17.88%		9.92%		N/A

2002	18.35%		11.07%		N/A

2003	20.07%		12.08%		4.97	%(6)

2004	21.71%		13.18%		6.91%

2005	23.99%		14.32%		7.32%

(1)          IRC sold shares for $10.00 per share from October 1994 through March 1998. During this time, the DRP purchase price was $9.05 per share. From April 1998 through December 1998, IRC sold shares for $11.00 per share. During that time and through May 2004, the DRP purchase price was $10.50 per share. In June 2004, IRC became publicly traded. Since then, the DRP share price has been calculated as the average of the opening and closing share prices for the five days immediately preceding the payment of the monthly distribution. This price is calculated on a monthly basis. As of December 31, 2005, the DRP purchase price was $15.10 per share.

(2)          IRRETI sold shares from February 1999 through May 2003 at a price of $10.00 per share. During that time and through December 31, 2005, the DRP purchase price was $10.25 per share.

(3)          Inland Western commenced selling shares in September 2003 at a price of $10.00 per share. During that time and through December 31, 2005, the DRP purchase price was $9.50 per share.

(4)          Although IRC began selling shares in October 1994, it did not acquire its first property until January 1995 and did not make distributions in 1994. During 1995, IRC paid three quarterly distributions and, began paying monthly distributions in November 1995.

(5)          IRRETI began paying monthly distributions in June 1999. This represents the annualized cumulative compounded yield on principal investment for the period from June 1999 through December 1999.

(6)          Inland Western began paying monthly distributions in November 2003. This represents the annualized cumulative compounded yield on principal investment for the period from November 2003 through December 2003.

As discussed above, from time to time, IREIC or its affiliates agreed to either forgo or defer all or a portion of the advisor fee in an effort to maximize cash available for distributions by each REIT. In the case of Inland Western, IREIC also advanced amounts to Inland Western to fund distributions. In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance funds to fund distributions, the aggregate amount of distributions made by each REIT would have been reduced, dollar for dollar, by the amounts forgone, deferred or advanced. Had this occurred, the corresponding reduction in the aggregate amount of distributions made by each REIT would have resulted in a cumulative compounded yield on initial principal investment lower than as set forth for each REIT in the table above.

Private Partnerships

Through June 30, 2006, affiliates of IREIC have sponsored five hundred fourteen (514) private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the five hundred twenty-two (522) properties purchased, ninety-three percent (93.0%) have been located in Illinois. Approximately ninety percent (90.0%) of the funds were invested in apartment buildings, six percent (6.0%) in shopping centers, two percent (2.0%) in office buildings and two percent (2.0%) in other properties. Including sales to affiliates, four hundred seventy-eight (478) partnerships have sold their original property investments. Officers and employees of IREIC and its affiliates invested more than $17,000,000 in these limited partnerships.

From July 1, 1996 through June 30, 2006, investors in these private partnerships have received total distributions in excess of $380 million consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received from the course of property exchanges.

Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in three hundred one (301) private partnerships voted in 1990 to admit IREIC as the corporate general partner for those partnerships. Beginning in December 1993 and continuing into the first quarter of 1994, investors in one hundred one (101) private limited partnerships for which IREIC is the general partner received letters informing them of the possible opportunity to sell the sixty-six (66) apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of IREIC would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised IREIC to sell to a third party its management and general partner interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately thirty percent (30.0%) of the IREIC-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of IREIC’s interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in March 1994, IREIC informed investors of its decision not to form the apartment REIT.

Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted IREIC’s motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts sought damages from IREIC for alleged breach of fiduciary duty and breach of contract, and asserted a right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the appellate court in February 1997. In September 1997, the appellate court affirmed the trial court decision in favor of IREIC.

IREIC is the general partner of twenty-seven (27) private limited partnerships and one public limited partnership that owned interests in fifteen buildings that were net leased to Kmart. The fourteen Kmarts owned by the private limited partnerships were all cross-collateralized. Relating to the Kmart bankruptcy, the status of the fifteen buildings is as follows:

Category 1 - The leases of nine of the Kmarts were current and had been accepted by Kmart under their Chapter 11 reorganization plan.

Category 2 - Kmart assigned its designation rights in one lease to Kohl’s. The lease was amended and extended for Kohl’s by IREIC, the general partner on behalf of the owners and lender and Kohl’s began paying rent February 12, 2003.

Category 3 - Under Kmart’s Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart rejected four property leases, one of which was subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003.

IREIC, as general partner, agreed with the note holders who owned the loan to conduct a liquidation of the fourteen properties which comprise Categories 1, 2 and 3. The Category 2 property, which was leased by Kohl’s was sold on February 19, 2004. As of June 30, 2005, all of the Category 1 and Category 3 Kmart properties have been sold and the note holders have been paid off in full.

Category 4 - Under Kmart’s Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002. This Kmart was sold in May 2005.

1031 Exchange Private Placement Offering Program

In March 2001, Inland Real Estate Exchange Corporation (IREX) was established as a subsidiary of Inland Real Estate Investment Corporation. IREX was formed to provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through June 30, 2006, IREX has offered the sale of fifty-one (51) properties with a total property value of approximately $680,537,780.

Landings Of Sarasota DBT. Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX acquired The Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9,800,000. In August 2001, Inland Southern Acquisitions, Inc. contributed one hundred percent (100.0%) of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8,000,000 from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $8,000,000 in debt assumption and $4,000,000 in equity investment. $200,000 of the offering proceeds were allocated to a property reserve account. The offering was completed in May 2002 when the maximum offering amount was raised.

Sentry Office Building, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation. The trust financed its acquisition of the property with a $7,500,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11,000,000, which consisted of $7,500,000 in debt assumption and $3,500,000 in equity investment. $100,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in April 2002 when the maximum offering amount was raised.

Pets Bowie Delaware Business Trust purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A. The trust initially financed its acquisition of the property with a temporary loan of $2,625,305 from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1,300,000 with the same lender. In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,900,000, which consisted of $1,300,000 in debt assumption and $2,600,000 in equity investment. $90,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in July 2002 when the maximum offering amount was raised.

1031 Chattanooga DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002. The trust financed the property with a loan of $1,500,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,400,000, which consisted of $1,500,000 in debt assumption and $1,900,000 in equity investment. The offering was completed in May 2003 when the maximum offering amount was raised.

Lansing Shopping Center, DBT a Delaware business trust, purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank, N.A., as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294. The trust financed its acquisition of the property with a $5,900,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10,900,000, which consisted of $5,900,000 in debt assumption and $5,000,000 in equity investment. $80,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2002 when the maximum offering amount was raised.

Inland 220 Celebration Place Delaware Business Trust purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney

World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with an $18,000,000 first mortgage loan from Bank of America, N.A., a national banking association. In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $33,800,000, which consisted of $18,000,000 in debt assumption and $15,800,000 in equity investment. $50,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2003 when the maximum offering amount was raised.

Taunton Circuit Delaware Business Trust acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The Trust financed the property with a first mortgage of $2,800,000 from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2,800,000 in debt assumption and $3,750,000 in equity investment. The offering was completed in September 2002 when the maximum offering amount was raised.

Broadway Commons Delaware Business Trust acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002. The Trust financed the property with a first mortgage of $8,850,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $17,250,000, which consisted of $8,850,000 in debt assumption and $8,400,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in December 2003 when the maximum offering amount was raised.

Bell Plaza 1031, LLC. Rehab Associates XIII, Inc., an Illinois corporation and an affiliate of IREX acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, Illinois on August 28, 1998 for $1,675,000. In October 2002, Rehab Associates XIII contributed one hundred percent (100.0%) of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,030,000, which consisted of $3,140,000 in debt assumption and $890,000 in equity investment. $25,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in November 2002 when the maximum offering amount was raised.

Inland 210 Celebration Place Delaware Business Trust purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co .in a sale/leaseback transaction. The trust financed its acquisition of the property with a $5,700,000 first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $5,700,000 in debt assumption and $6,300,000 in equity investment. The offering was completed in January 2003 when the maximum offering amount was raised.

CompUSA Retail Building. Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party. The L.L.C. financed its acquisition of the property with a $4,000,000 loan from Bear Stearns Commercial Mortgage, Inc. In April 2003, Lombard C-USA, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for $3,910,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $7,950,000, which consisted of $4,000,000 in debt assumption and $3,950,000 in equity investment. As required by the lender, Lombard C-USA, L.L.C. shall retain at least a one percent (1.0%) tenant in common interest, which is included in the $3,950,000 equity investment. $75,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in February 2004 when the maximum offering amount was raised.

Deere Distribution Facility in Janesville, Wisconsin. Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere & Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville, L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc. The L.L.C. financed its acquisition of the property with a $10,450,000 loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Beloit Avenue, Janesville,

Rock County, Wisconsin for $9,949,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $20,500,000, which consisted of $10,450,000 in debt assumption and $10,050,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Janesville 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

Fleet Office Building. Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback transaction. The L.L.C. financed its acquisition of the property with a $12,900,000 loan from Bear Stearns Commercial Mortgage, Inc. In June 2003, Westminster Office 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9,900,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $22,900,000, which consisted of $12,900,000 in debt assumption and $10,000,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Westminster Office 1031, L.L.C. $150,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

Deere Distribution Facility in Davenport, Iowa. Davenport 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Quad Cities Consolidation and Distribution, Inc., an Illinois corporation, in Davenport, Iowa in April 2003 from Ryan Companies US, Inc., a Minnesota corporation. The lease is fully guaranteed by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc. In August 2003, Davenport 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Research Parkway, Davenport, Scott County, Iowa for $15,543,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $28,200,000, which consisted of $12,500,000 in debt assumption and $15,700,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Davenport 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in April 2004 when the maximum offering was raised.

Grand Chute DST, a Delaware statutory trust, purchased a multi-tenant retail shopping center in Grand Chute, Wisconsin in October 2002 from Continental 56 Fund Limited Partnership. The trust funded the acquisition of the property with cash from the sale of one hundred percent (100.0%) of the beneficial interests in the trust to Grand Chute, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a $5,678,350 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Grand Chute, L.L.C. as a partial return of its capital contribution. In January 2003, Grand Chute, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,048,350, which consisted of $5,678,350 in debt assumption and $6,370,000 in equity investment. $478,350 of the offering proceeds was allocated to four separate property reserve accounts, three of which were required by the lender. In September 2003, certain information in the offering was amended and supplemented through the release of the First Supplement to Private Placement Memorandum. The offering was completed in March 2004 when the maximum offering amount was raised.

Macon Office DST, a Delaware statutory trust, purchased a single-tenant office complex in Macon, Georgia in October 2002 from UTF Macon, L.L.C. The trust funded the acquisition of the property with cash from the sale of one hundred percent (100.0%) of the beneficial interests in the trust to Macon Office, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a $5,560,000 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Macon Office, L.L.C. as a partial return of its capital contribution. In October 2003, Macon Office, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons seeking a cash investment, in addition to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,160,000, which consisted of $5,560,000 in debt assumption and $6,600,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in March 2004 when the maximum offering amount was raised.

White Settlement Road Investment, LLC, a Delaware limited liability company, acquired a retail property currently leased to Eckerd Corporation in Fort Worth, Texas in July 2003. The LLC funded the acquisition of the property with cash from an affiliate and with a short-term loan from Parkway Bank and Trust Co., an Illinois banking corporation, in the amount of $2,041,000. In November 2003, Fort Worth Exchange, LLC, a Delaware limited liability company and initial beneficiary of White Settlement Road Investment, LLC, offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $2,840,000, which consisted of $1,420,000 in debt assumption and $1,420,000 in equity investment. The offering was completed in December 2003 when the maximum offering amount was raised. Simultaneous with the completion of the offering, the short-term loan with Parkway was converted to a permanent loan and the terms of the loan documents were modified in accordance with a loan commitment from Parkway.

Plainfield Marketplace. Plainfield 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant shopping center located in Plainfield, Illinois on December 16, 2003 from Ryan Companies US, Inc., a Minnesota corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In January 2004, Plainfield 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 11840 South Route 59, Plainfield, Will County, Illinois for $12,350,250 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $24,400,000, which consisted of $11,925,000 in debt assumption and $12,475,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Plainfield 1031, L.L.C. The difference between the real estate acquisition price of $21,700,000 and the total price of $24,400,000 consists of $950,000 acquisition fee, $150,000 for a property reserve account, and $1,600,000 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

Pier 1 Retail Center. Butterfield-Highland 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on December 30, 2003 from the beneficiary of Trust No. 2314, an unrelated third party, which trust was held by North Side Community Bank as Trustee under the Trust Agreement dated December 12, 2003. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In March 2004, Butterfield-Highland 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2830 S. Highland Avenue, Lombard, Illinois for $4,257,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $8,150,000, which consisted of $3,850,000 in debt assumption and $4,300,000 in equity investment, a minimum of one percent (1.0%) of which is required by the lender to be retained by Butterfield-Highland 1031, L.L.C. The difference between the real estate acquisition price of $7,025,000 and the total price of $8,150,000 consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $675,000 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

Long Run 1031, L.L.C. LR 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 27, 2003 from Ryan Lemont, L.L.C., the third party seller and developer of the property. The L.L.C. financed its acquisition of the property with cash and, on April 24, 2003, placed a loan on the Property in the amount of $4,700,000 from Principal Commercial Funding, LLC. In June 2004, LR 1031, L.L.C. a Delaware limited liability company and initial beneficiary of Long Run 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,935,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $9,635,000, which consisted of $4,700,000 in debt assumption and $4,935,000 in equity investment. The difference between the real estate acquisition price of $8,500,000 and the total price of $9,635,000 consists of $451,347 acquisition fee, $50,000 for a property reserve account, and $658,653 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

Forestville 1031, L.L.C. Forestville Exchange, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on November 13, 2003 from Silver Hill, L.L.C., a North Carolina limited liability company, the property’s developer. The L.L.C. financed its acquisition of the property with cash. In May 2004, Forestville Exchange, L.L.C. a Delaware limited liability company and initial beneficiary of Forestville 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3,900,000, which consisted of $1,793,630 in mortgage financing from Parkway Bank and Trust Co. and $2,106,370 in equity investment. The difference between the real estate acquisition price of $3,450,000 and the total price of $3,900,000 consists of $172,500 acquisition fee and $277,500 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

Bed Bath & Beyond Retail Center. BBY Schaumburg 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 20, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In June 2004, BBY Schaumburg 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 905-915 East Golf Road, Schaumburg, Illinois for $6,633,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $13,605,000, which consisted of $6,905,000 in debt assumption and $6,700,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BBY Schaumburg 1031, L.L.C. The difference between the real estate acquisition price of $11,655,110 and the total price of $13,605,000 consists of $600,000 acquisition fee, $400,000 for property reserve accounts, and $949,890 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

Cross Creek Commons Shopping Center. Cross Creek 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on February 17, 2004 from Buckley Shuler Real Estate, L.L.C., a Georgia limited liability company, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and subsequently placed a loan from Bear Stearns Commercial Mortgage on the property. In March 2004, Cross Creek 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 10920-10948 Cross Creek Boulevard, Tampa, Florida for $6,930,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. As of June 30, 2004 the L.L.C. had raised $2,788,000. The total price was $12,078,762, which consisted of $5,078,762 in debt assumption and $7,000,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Cross Creek 1031, L.L.C. The difference between the real estate acquisition price of $10,319,583 and the total price of $12,078,762 consists of $520,000 acquisition fee, $150,000 for a property reserve account, and $1,089,179 of estimated costs and expenses. The offering was completed in August 2004 when the maximum offering amount was raised.

BJ’s Shopping Center East Syracuse, New York. BJS Syracuse 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 30, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan and cash. In June 2004, BJS Syracuse 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2-4 Chevy Drive, East Syracuse, New York for $8,365,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $15,850,000, which consisted of $7,400,000 in debt assumption and $8,450,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $13,500,000 and the total price of $15,850,000 consists of $675,000 acquisition fee, $150,000 for a property reserve account, and $1,525,000 of estimated costs and expenses. The offering was completed in January 2005 when the maximum offering amount was raised.

Barnes & Noble Retail Center Clay, New York. Clay 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 15, 2004 from the Clay First Associates, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed mortgage and note for $3,175,000 and cash. In June 2004, Clay 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 3954-3956 Route 31, Clay, New York for $3,930,300 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $7,145,000, which consisted of $3,175,000 in debt assumption and $3,970,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $6,100,000 and the total price of $7,145,000 consists of $305,000 acquisition fee, $100,000 for a property reserve account, and $640,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Port Richey 1031, L.L.C. Port Richey Exchange, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 30, 2004 from Land Capital Group, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on February 25, 2004, placed a loan on the property in the amount of $2,900,000 from Bear Stearns Commercial Mortgage, Inc. In July 2004, Port Richey Exchange, L.L.C., a Delaware limited liability company and the initial beneficiary of Port Richey 1031, L.L.C., offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $5,975,000, which consisted of $2,900,000 in debt assumption and $3,075,000 in equity investment. The difference between the real estate acquisition price of $5,250,000 and the total price of $5,975,000 consists of $262,500 acquisition fee and $437,500 of estimated costs and expenses and $25,000 for a property reserve account. The offering was completed in July 2004 when the maximum offering amount was raised.

Walgreens Store, Hobart, Indiana. Hobart 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on June 10, 2004 from C. Hobart, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. In July 2004, Hobart 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvement thereon located at 732 West Old Ridge Road, Hobart, Indiana for $6,534,000 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $6,534,000, which consisted of an equity investment, one percent (1.0%) of which will be retained by Hobart 1031, L.L.C. The difference between the real estate acquisition price of $5,575,000 and the total price of $6,534,000 consists of $235,000 acquisition fee, $50,000 for a property reserve account, and $740,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Kraft Cold Storage Facility, Mason City, Iowa. Mason City 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant light industrial building on June 2, 2004 from MDG Iowa, L.P., an unrelated third party. The L.L.C. financed its acquisition of the property with a mortgage and note for $5,333,000 and cash. In July 2004, Mason City 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 904 - 12th Street, Mason City Iowa for $5,610,330 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11,000,000, which consisted of $5,333,000 in debt assumption and $5,667,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Mason City 1031, L.L.C. The difference between the real estate acquisition price of $9,550,000 and the total price of $11,000,000 consists of $480,000 acquisition fee, $100,000 for a property reserve account, environmental insurance credit of $50,000 and $820,000 of estimated costs and expenses. The offering was completed in December 2004 when the maximum offering amount was raised.

Huntington Square Plaza, New York. Huntington Square 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on July 16, 2004 from Starwood Ceruzzi Commack, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed first mortgage and note for $19,150,000, a junior loan in the amount of $6,180,000 and cash. On August 30, 2004, Huntington Square 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvement thereon located at 3124 East Jericho Turnpike, New York for $20,050,000 in cash plus the assumption of the existing first mortgage indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $39,200,000, which consisted of $19,150,000 in debt assumption and $20,050,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Huntington Square 1031, L.L.C. The difference between the real estate acquisition price of $34,821,392 and the total price of $39,200,000 consists of $1,500,000 acquisition fee, $150,000 for a property reserve account and $2,728,608 of estimated costs and expenses. The offering was completed in June 2005 after $19,093,129 was raised.

Best Buy Store, Reynoldsburg, Ohio. Reynoldsburg 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on August 5, 2004 from NOCA Retail Development Limited, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for $4,950,000 and cash. In September 2005, Reynoldsburg 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2872 Taylor Road, Reynoldsburg, Ohio for $5,395,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10,345,000, which consisted of $4,950,000 in debt assumption and $5,395,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Reynoldsburg 1031, L.L.C. The difference between the real estate acquisition price of $9,000,000 and the total price of $10,345,000 consists of $450,000 acquisition fee, $100,000 for a property reserve account, and $795,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Deere & Company Distribution Facility in Jefferson City, Tennessee. Jefferson City 1031, L.L.C., a Delaware limited liability company, purchased a free-standing industrial distribution facility on October 22, 2004 from Flat Gap Road L.L.C. The property is fully leased by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from LaSalle Bank, National Association. In December 2004, Jefferson City 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 1400 Flat Gap Road, Jefferson City, Jefferson County, Tennessee for $10,973,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $20,735,000, which consisted of $9,762,000 in debt assumption and $10,973,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Jefferson City 1031, L.L.C. The difference between the real estate acquisition price of $17,750,000 and the total price of $20,735,000 consists of $1,300,000 acquisition fee and market value adjustment, $100,000 for a property reserve account and $1,585,000 of estimated costs and expenses. The offering was completed in April 2005 when the maximum offering amount was raised.

Kohl’s Store in Stoughton, Massachusetts. Stoughton 1031, L.L.C., a Delaware limited liability company, purchased a free standing retail building on August 13, 2004 from Koffler/GID Stoughton, LLC, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for $12,063,000 and cash. In October 2004, Stoughton 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 501 Technology Center Drive, Stoughton, Norfolk County, Massachusetts for $10,187,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $19,950,000, which consisted of $9,763,000 in debt assumption and $10,187,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Stoughton 1031, L.L.C. The difference between the real estate acquisition price of $17,650,000 and the total price of $19,950,000 consists of $775,000 acquisition fee, $100,000 for a property reserve account and $1,425,000 of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

Indianapolis Entertainment 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of $1,061,000 from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $2,190,000, which consisted of $1,061,000 in debt assumption and $1,129,000 in equity investment. The difference between the real estate acquisition price of $1,929,316 and the total price of $2,190,000 consists of $95,000 acquisition fee and $165,684 of estimated costs and expenses. The offering was completed in November 2004 when the maximum offering amount was raised.

Mobile Entertainment 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of $770,000 from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $1,578,000, which consisted of $770,000 in debt assumption and $808,000 in equity investment. The difference between the real estate acquisition price of $1,400,632 and the total price of $1,578,000 consists of $42,000 acquisition fee and $135,365 of estimated costs and expenses. The offering was completed in November 2004 when the maximum offering amount was raised.

Chenal Commons Shopping Center, Little Rock Arkansas. Chenal Commons 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on November 18, 2004 from Chenal Retail, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. On February 2, 2005, the L.L.C. placed a first mortgage and note for $6,740,000 and a junior loan in the amount of $2,450,000 from Bear Stearns Commercial Mortgage, Inc., a New York corporation. In February 2005, Chenal Commons 1031, L.L.C., began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon, located at 12801 Chenal Parkway, Little Rock, Arkansas for $7,474,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $14,290,000, which consisted of $6,740,000 in debt assumption and $7,550,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Chenal Commons 1031, L.L.C. The difference between the real estate acquisition price of $12,251,621 and the total price of $14,290,000 consists of $700,000 acquisition fee, $320,000 for a property reserve account and $1,018,379 of estimated costs and expenses. The offering was completed in June 2005 when the maximum offering amount was raised.

Oak Brook Kensington, Oak Brook, Illinois. Oak Brook Kensington 1031, L.L.C., a Delaware limited liability company, purchased two commercial office buildings on December 1, 2004 from Ace, an unrelated third party and then contributed the property in to Oak Brook Kensington, DST in exchange for one hundred percent (100.0%) of the beneficial interests in the trust. The L.L.C. financed its acquisition of the property with cash a first mortgage and a note for $21,450,000, a junior loan in the amount of $7,800,000 from Bear Stearns Commercial Mortgage, Inc. In April 2005, Oak Brook Kensington 1031, L.L.C. began offering 99.5% of the beneficial interests in the trust. The property is located at 2200 and 2222 Kensington Court, Oak Brook for $23,382,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $44,950,000, which consisted of $21,450,000 in debt assumption and $23,500,000 in equity investment, one percent (1.0%)

of which was required by the lender to be retained by Oak Brook Kensington 1031, L.L.C. The difference between the real estate acquisition price of $40,204,356 and the total price of $44,950,000 consists of $1,800,000 acquisition fee, $400,000 for a property reserve account, and $2,545,644 of estimated costs and expenses. The offering was completed in October 2005 when the maximum offering amount was raised.

Bisys, Columbus, Franklin County, Ohio. Columbus 1031, L.L.C., a Delaware limited liability company, purchased a 16.855-acre parcel of land upon which are located two connected office buildings, on May 10, 2005 for $47,800,000 from an unrelated third party, BISYS Crossings I LLC. The L.L.C. financed its acquisition of the property with cash. On May 12, 2005, placed a first mortgage and note for $30,245,000, a junior loan in the amount of $8,000,000 from LaSalle Mortgage, Inc. In June 2005 Columbus 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 3435 Stelzer Road, Columbus, Franklin County for $22,997,700 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $53,475,000, which consisted of $30,245,000 in debt assumption and $23,230,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Columbus 1031, L.L.C. The difference between the real estate acquisition price of $47,800,000 and the total price of $53,475,000 consists of $2,390,000 acquisition fee, $500,000 for a property reserve account, and $2,785,000 of estimated costs and expenses. The offering was completed in October 2005 when the maximum offering amount was raised.

Edmond 1031, L.L.C. Edmond Exchange, L.L.C., a Delaware limited liability company purchased the property on March 26, 2004 from Commercial Net Lease Realty Services, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and a loan in the amount of $2,421,465 from Parkway Bank & Trust Co. Simultaneous with the closing, the loan was paid down to $1,845,000. In February 2005, Edmond Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Edmond 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3,765,000, which consisted of $1,845,000 in debt assumption and $1,920,000 in equity investment. The difference between the real estate acquisition price of $3,228,621 and the total price of $3,765,000 consists of $250,000 acquisition fee and $286,379 of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

Taunton Broadway 1031, L.L.C. Taunton Broadway Exchange, L.L.C., a Delaware limited liability company purchased the property on September 15, 2004 from 40 Broadway Realty Trust, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Mortgage Investment Corporation, a Delaware corporation, in the amount of $3,150,000. On October 8, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of $1,737,000. In August 2005, Taunton Broadway Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Taunton Broadway 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3,685,000, which consisted of $1,737,000 in debt assumption and $1,948,000 in equity investment. The difference between the real estate acquisition price of $3,150,000 and the total price of $3,685,000 consists of $230,000 acquisition fee and $305,000 of estimated costs and expenses. The offering was completed in August 2005 when the maximum offering amount was raised.

Wilmington 1031, L.L.C. Wilmington Exchange, L.L.C., a Delaware limited liability company purchased the property on April 27, 2005 from Progress Point One, LLC, a North Carolina limited liability company, an unrelated third party. The L.L.C. funded its acquisition of the property with a cash contribution from IREX in the amount of $4,240,000. On July 8, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of $2,335,000 the proceeds of which were used to reimburse IREX for its cash contribution to acquire the Property. In September 2005, Wilmington Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wilmington 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,830,000, which consisted of $2,335,000 in debt assumption and $2,495,000 in equity investment. The difference between the real estate acquisition price of $4,240,000 and the total price of $4,830,000 consists of $235,000 acquisition fee and $355,000 of estimated costs and expenses. The offering was completed in September 2005 when the maximum offering amount was raised.

Wood Dale 1031, L.L.C. Wood Dale Exchange, L.L.C., a Delaware limited liability company purchased the property on August 6, 2004 from Market Day, an unrelated third party and the tenant of the property. At the closing of the acquisition of the Property, the LLC received a credit for the Market Day security deposit in the amount of $104,817.50. The amount was deposited with the Manager to hold in escrow and disburse in accordance with the terms of the Market Day Lease. The property is located at 1250 Mittel Blvd., Wood Dale, Illinois 60191. The L.L.C. funded its acquisition of the property with a loan from Parkway Bank & Trust Corporation, in the amount of $3,712,500. In August 2005, Wood Dale Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wood Dale 1031, L.L.C began offering 100% of the beneficial interests in Wood Dale 1031, L.L.C. for $3,787,500 in cash to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $7,500,000, which consisted of $3,712,500 in debt assumption and $3,787,500 in equity investment. The difference between the real estate acquisition price of $6,780,000 and the total price of $7,500,000 consists of $150,000 acquisition fee, $75,000 property reserve and $495,000 of estimated costs and expenses. The offering was completed in March 2006 with the maximum offering amount raised.

Cincinnati Eastgate 1031, L.L.C. Cincinnati Eastgate Exchange , L.L.C., a Delaware limited liability company, purchased a 3.13-acre parcel of land upon which is located a single tenant retail building, on April 25, 2005 for $5,268,965 from an unrelated third party, La Place Center limited Partnership. The L.L.C. funded its acquisition of the property with cash, and on July 13, 2005, placed a first mortgage and note for $2,900,000 from Bear Stearns Commercial mortgage, Inc. In September 2005 Cincinnati Eastgate Exchange, L.L.C., the initial beneficiary of Cincinnati Eastgate 1031, L.L.C. offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange offering for $3,082,000. Beginning on January 2, 2006 Cincinnati Eastgate 1031, L.L.C. offered ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 4468 Eastgate Boulevard, Cincinnati, Ohio for $3,177,900 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $6,110,000 which consisted of $2,900,000 in debt assumption and $3,210,000 in equity investment, of which one percent (1.0%) was required by the lender to be retained by Cincinnati Eastgate 1031, L.L.C. The difference between the real estate acquisition price of $5,268,965 and the total price of $6,110,000 consists of $220,000 acquisition fee, $75,000 for a property reserve account, and $546,035 of estimated costs and expenses. The offering was completed in April 2006 when the maximum offering amount was raised.

Norcross 1031, L.L.C. Norcross Exchange, L.L.C., a Delaware limited liability company purchased the property on October 13, 2004 from Norcross Tucker Associates, LLC, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation, in the amount of $5,025,000. On November 5, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of $2,575,000. In August 2005, Norcross Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Norcross 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $5,575,000, which consisted of $2,575,000 in debt assumption and $3,000,000 in equity investment. The difference between the real estate acquisition price of $5,025,000 and the total price of $5,575,000 consists of $176,876 acquisition fee and $373,124 of estimated costs and expenses. The offering was completed in November 2005 when the maximum offering amount was raised.

Martinsville 1031, L.L.C. Martinsville Exchange, L.L.C., a Delaware limited liability company purchased the property on November 4, 2004 from Second Red River Development Partnership, a Tennessee general partnership, an unrelated third party for $4,071,428. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation, in the amount of $1,946,428 and a loan from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of $2,125,000. In December 2005, Martinsville Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Martinsville 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,485,000, which consisted of $2,125,000 in debt assumption and $2,360,000 in equity investment. The difference between the real estate acquisition price of $4,071,428 and the total price of $4,485,000 consists of $80,000 acquisition fee and $333,572 of estimated costs and expenses. The offering was completed in December 2005 when the maximum offering amount was raised.

Wells Fargo Indiana Office Building. Indiana Office 1031, L.L.C., a Delaware limited liability company, purchased a 1.19-acre parcel of land upon which is located an eight-story, multi-tenant, Class A office building and a six-story parking garage , on October 6, 2005 for $34,750,000 from an unrelated third party,  City Center Associates, LLC. The L.L.C. funded its acquisition of the property with cash, and on November 2, 2005, placed a first mortgage in the amount of $20,850,000 and a B note for $5,212,000 from Bear Stearns Commercial mortgage, Inc. In November 2005 Indiana Office 1031, L.L.C., offered ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the property for $18,200,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $39,050,000 which consisted of $20,850,000 in debt assumption and $18,200,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Indiana Office 1031, L.L.C. The difference between the real estate acquisition price of $34,750,000 and the total price of

$39,050,000 consists of $1,950,000 acquisition fee, $450,000 for a property reserve account, and $2,150,000 of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Yorkville Medical Center. Yorkville 1031, L.L.C., a Delaware limited liability company, purchased a 3.59-acre parcel of land improved with a freestanding one story, multi-tenant medical office building, on October 12, 2005 for $7,475,000 from an unrelated third party, HD Partners XXIII , LLC, a Delaware limited liability company . The L.L.C. funded its acquisition of the property with cash. In December 2005 Yorkville 1031, L.L.C. offered ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 1500 Sycamore Road, Yorkville, Illinois for $8,820,900 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $8,910,000 which consists of $8,910,000 of equity investment, one percent (1.0%) to be retained by Yorkville 1031, L.L.C. The difference between the real estate acquisition price of $7,475,000 and the total price of $8,910,000 consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $985,000 of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Anthem Healthcare Office Building, Louisville, KY. Louisville 1031, L.L.C. , a Delaware limited liability company, purchased a 1.19-acre parcel of land upon which is located an eight-story, multi-tenant, Class A office building and a six-story parking garage, on October 6, 2005 for $34,750,000 from an unrelated third party,  City Center Associates, LLC. The L.L.C. funded its acquisition of the property with cash, and a first mortgage in the amount of $26,580,000 from Bear Stearns Commercial Mortgage, Inc. In January 2006 Louisville 1031, L.L.C. , offered ninety-nine percent (99.0%) of the undivided tenant in common interests in the property for $18,641,700 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $45,410,000 which consisted of $26,580,000 in debt assumption and $18,830,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Louisville 1031, L.L.C. The difference between the real estate acquisition price of $41,344,176 and the total price of $45,410,000 consists of $1,500,000 acquisition fee, $200,000 for a property reserve account, and $2,365,824 of estimated costs and expenses. The offering has raised approximately $18,615,600 from investors as of June 30, 2006 and is still raising funds for this program.

Madison 1031, L.L.C. Madison 1031, L.L.C., a Delaware limited liability company, purchased a 1.525 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 10,113 square feet of gross rentable area for $2,630,138 from Bodner Madison, L.L.C, an unrelated third party on November 8, 2005. The property is located at 500 City Drive, Madison, Jefferson County, Indiana. The building was constructed in 1998 and is currently 100% leased and occupied. The L.L.C. funded the acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation in the amount of $2,630,000. On December 30, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, Inc. in the amount of $1,600,000, the proceeds of which were used to partially reimburse Inland Real Estate Investment Corporation for funds it advanced. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In February 2006, Madison Exchange LLC., a Delaware limited liability company and initial beneficiary of Madison 1031, LLC, offered its entire membership interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange. The price was $2,987,500, which consisted of $1,600,000 in debt assumptions and $1,387,500 in equity investment. The difference between the real estate acquisition price of $2,630,000 and the total price of $2,987,500 consists of $100,000 acquisition fee and $257,362 of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Innsbrooke Town Square Shopping Center, Murfreesboro, TN. Murfreesboro 1031, L.L.C., a Delaware limited liability company, purchased a 11.94 acre parcel of land upon which is located multi-tenant retail shopping center currently 87.34% leased and occupied for $12,500,000 in cash on February 2, 2004 from an unrelated third party, Ruby Green I, L.L.C. located at 2910 and 2946 South Church Street, Murfreesboro, Rutherford County, Tennessee. Murfreesboro 1031, L.L.C. is offering, to qualified accredited investors, 99% of the TIC Interest in the Property for a total of $7,113,150 in cash plus the assumption of the existing indebtedness. The difference between the real estate acquisition price of $12,500,000 and the total price of $14,685,000 consists of $625,000 acquisition fee, $425,000 for a property reserve account, and $1,135,000 of estimated costs and expenses. The Seller obtained permanent financing from the Lender in the amount of $7,500,000 evidenced by a Promissory Note and secured by a first-lien Deed of Trust. The offering has raised approximately $6,474,600 from investors as of June 30, 2006 and is still raising funds for this program.

Aurora 1031, L.L.C. Aurora 1031, L.L.C., a Delaware limited liability company, purchased a 0.979 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 10,113 square feet of gross rentable area for $3,114,862 from Bodner Madison, L.L.C, an unrelated third party on November 8, 2005. The property is located at 405 Green Boulevard, Aurora, Dearborn County, Indiana. The building was constructed in 1998 and is currently 100% leased and occupied. The L.L.C. funded the acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation in the amount of $3,125,000. On February 6, 2006, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, Inc. in the amount of $1,900,000, the proceeds of which were used to partially reimburse Inland Real Estate Investment Corporation for funds it advanced. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In March 2006, Aurora Exchange LLC., a Delaware limited liability company and initial beneficiary of Aurora 1031, LLC, offered its entire membership interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange. The price was $3,640,000, which consisted of $1,900,000 in debt assumptions and $1,740,000 in equity investment. The difference between the real estate acquisition price of $3,114,862 and the total price of $3,640,000 consists of $150,000 acquisition fee and $325,138 of estimated costs and expenses. The offering was completed in June 2006 when the maximum offering was raised.

Craig Crossing Shopping Center, McKinney, TX. Craig Crossing 1031, L.L.C. , a Delaware limited liability company, purchased a 14,828-acre parcel of land upon which is located an multi-tenant retail shopping center currently 100% leased by 17 tenants, on October 6, 2005 for $27,682,348 from an unrelated third party, SPC McKinney Retail, Ltd. The L.L.C. funded its acquisition of the property with cash, and a first mortgage in the amount of $16,600 LaSalle National Bank. In March 2006 Craig Crossing 1031, L.L.C. , offered ninety-nine percent (99.0%) of the undivided tenant in common interests in the property for $13,889,700 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $30,630,000 which consisted of $16,600,000 in debt assumption and $14,030,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Craig Crossing 1031, L.L.C. The difference between the real estate acquisition price of $27,682,348 and the total price of $30,630,000 consists of $700,000 acquisition fee, $250,000 for a property reserve account, and $1,997,652 of estimated costs and expenses. The offering has no investors as of June 30, 2006.

Charlotte 1031 DST, Belk Corporate Headquarters in Charlotte, North Carolina. Charlotte 1031, L.L.C., a Delaware limited liability company, purchased a unit in a condominium known as 2801 West Tyvola Condominium, together with an undivided 62% interest in the common elements, which consists of 30.26-acre parcel of land improved with other buildings. The buildings were constructed in 1988, are located at 2801 West Tyvola Road, Charlotte, North Carolina 28217 and are part of LakePointe Office Park. The purchase occurred on March 10, 2006 for $53,300,000 from an unaffiliated party, UTF Charlotte, L.L.C. The L.L.C. funded its acquisition of the property with cash and with the proceeds of mortgage loans from Bank of America, N.A. as a first mortgage in the amount of $34,645,000. Currently Charlotte 1031, L.L.C., is offering ninety-nine and a half percent (99.5%) of the undivided tenant in common interests in the property for $23,984,475 in cash. The total price was $58,750,000 which consisted of $34,645,000 in debt assumption and $24,105,000 in equity investment. The difference between the real estate acquisition price of $53,300,000 and the total price of $58,750,000 includes the Seller’s share of the Interest, represents all estimated costs and expenses related to the acquisition and financing of the Property, offering, marketing, transferring of the Interest, reserve account deposit and the payment of an acquisition fee to IREX in the amount of $2,665,000. The offering has no investors as of June 30, 2006.

Olivet Church Crossing, Paducah, KY. Olivet Church 1031, L.L.C. , a Delaware limited liability company, purchased a 16.13-acre parcel of land upon which is located an multi-tenant shopping center consisting of two buildings from which one of them is currently 100% occupied by Kohl’s Department Store and the second building is leased and occupied by 8 tenants, three of whom operate under the trade names Michaels, Bed Bath & Beyond, Cost Plus World Market; on March 17, 2006 for $20,850,000 from an unrelated third party, Paducah Partners, L.L.C. The L.L.C. funded its acquisition of the property with cash and the proceeds of a first mortgage loan in the amount of $12,510,000 which is secured by the Property. The loan is evidenced by a Promissory Note and a Mortgage and Security Agreement. The property is located at 5187 and 5191 Hinkleville Road, Paducah, Kentucky 42001. The Buildings were built in 2005 and contains approximately 165,598 square feet of leasable area. The Seller is offering to qualified accredited investors ninety-nine percent (99.0%) of the undivided tenant in common interests in the property for $10,652,400 in cash plus the assumption of the existing indebtedness as described herein. The total price was $23,270,000 which consisted of $12,510,000 in debt assumption and $10,760,000 in equity investment. The difference between the real estate acquisition price of $20,850,000 and the total price of $23,270,000 consists of $750,000 acquisition fee, $200,000 for a property reserve account, and $1,470,000 of estimated costs and expenses including, offering, marketing, and transferring of the TIC Interests. The offering has no investors as of June 30, 2006.

The following summary table describes the fees and expenses incurred by each of the 1031 Exchange Private Placement Offerings.

	Landings of Sarasota DBT	Sentry Office Building DBT	Pets Bowie DBT	1031 Chattanooga DBT	Lansing Shopping Center DBT	Inland 220 Celebration Place DBT
Commissions & Fees(1)	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.50%	1.50%	1.50%	1.50%	1.00%

Offering & Organization	1.00%	0.50%	0.50%	0.50%	0.50%	1.00%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	N/A	0.71%	0.77%	0.90%	0.88%	1.18%

Bridge Financing Fees	N/A	N/A	1.49%	0.50%	0.20%	0.10%

Total Load(4)	11.25 to 12.75%	14.23%	13.68%	14.39%	13.68%	13.23%

Asset Management Fees(5)	N/A	0.75%	1.00%	0.56%	0.55%	0.52%

Property Management Fees(6)	4.5%	5.0%	Paid by Asset Manager	5.0%	5.0%	4.5%

Backend Sales Commission	3.5%	3.5%	3.5%	3.5%	3.5%	N/A

	Taunton Circuit DBT	Broadway Commons DBT	Bell Plaza 1031 LLC	Inland 210 Celebration Place DBT	CompUSA Retail Building LLC	Janesville Deere Distribution Facility 1031 LLC
Commissions & Fees(1)	Up to 8.0%	Up to 8.77%	Up to 9.19%	Up to 5.27%	Up to 8.56%	Up to 8.6%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	3.81%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.00%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	0.50%	1.00%	1.00%

Offering & Organization	0.50%	1.27%	1.69%	0.96%	1.06%	1.10%

Mortgage Broker Fee (2)	0.61%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.69%	0.75%	N/A	0.89%	0.82%	0.87%

Bridge Financing Fees	0.07%	0.23%	N/A	0.23%	0.23%	0.23%

Total Load(4)	11.89%	12.98%	23.02%	10.52%	14.93%	13.93%

Asset Management Fees(5)	0.57%	N/A	0.53%	0.53%	0.63%	0.49%

Property Management Fees(6)	4.0%	5.0%	5.0%	4.5%	4.5%	4.5%

Backend Sales Commission	N/A	N/A	3.5%	N/A	N/A	N/A

	Fleet Office Building	Davenport Deere Distribution Facility	Grand Chute	Macon Office	White Settlement Road Investment	Plainfield Marketplace
	1031 LLC	1031 LLC	DST	DST	LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.42%	Up to 8.82%	Up to 8.52%	Up to 8.52%	Up to 8.76%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	7.04%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.60%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%	1.16%	1.00%

Offering & Organization	1.02%	0.92%	1.32%	1.02%	1.66%	1.26%

Mortgage Broker Fee (2)	0.50%	0.71%	0.50%	0.50%	0.97%	0.57%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.85%	0.77%	0.84%	0.72%	8.99%	3.89%

Bridge Financing Fees	0.35%	0.72%	0.13%	0.81%	0.12%	0.92%

Total Load(4)	14.57%	13.18%	12.96%	14.24%	30.90%	20.44%

Asset Management Fees(5)	0.49%	0.50%	0.66%	0.66%	0.00%	0.04%

Property Management Fees(6)	4.5%	4.5%	5.0%	4.5%	5.0%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Pier 1 Retail Center	Long Run	Forestville	Bed, Bath & Beyond	Cross Creek Commons	BJ’s Shopping Center
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.73%	Up to 8.37%	Up to 8.40%	Up to 8.70%	Up to 8.64%	Up to 8.59%

Selling Commission To Third Party Reps	6.00%	5.84%	5.54%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.49%	0.46%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.97%	0.93%	1.00%	1.00%	1.00%

Offering & Organization	1.23%	1.07%	1.46%	1.20%	1.14%	1.09%

Mortgage Broker Fee (2)	0.50%	0.47%	0.43%	0.55%	0.40%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.29%	5.31%	5.00%	5.15%	5.04%	5.00%

Bridge Financing Fees	0.94%	N/A	N/A	N/A	N/A	N/A

Total Load(4)	23.84%	22.38%	21.34%	23.13%	22.99%	26.04%

Asset Management Fees(5)	0.06%	0.20%	0.00%	0.15%	0.11%	0.12%

Property Management Fees(6)	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Barnes & Noble Retail Center	Port Richey	Walgreens Store Hobart	Kraft Cold Storage Facility	Huntington Square Plaza	Best Buy Store Reynoldsburg
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.69%	Up to 8.4%	Up to 8.52%	Up to 8.75%	Up to 8.02%	Up to 8.64%

Selling Commission To Third Party Reps	6.00%	5.55%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.46%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.93%	1.00%	1.00%	1.00%	1.00%

Offering & Organization	1.19%	1.46%	1.02%	1.25%	0.52%	1.14%

Mortgage Broker Fee (2)	0.50%	0.43%	N/A	0.50%	0.58%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%	5.00%	4.22%	5.03%	4.31%	5.00%

Bridge Financing Fees	0.49%	0.56%	1.25%	0.56%	0.47%	0.69%

Total Load(4)	23.80%	22.80%	14.77%	22.94%	12.14%	23.08%

Asset Management Fees(5)	0.13%	0.08%	0.08%	0.05%	0.03%	0.06%

Property Management Fees(6)	5.0%	5.0%	4.5%	4.5%	4.5%	2.9%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Jefferson City	Stoughton	Indianapolis Entertainment	Mobile Entertainment	Chenal Commons
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.63%	Up to 8.61%	Up to 9.07%	Up to 9.88%	Up to 8.54%

Selling Commission To Third Party Reps	6.00%	6.00%	5.82%	5.86%	6.00%

Due Diligence Fee	0.50%	0.50%	0.48%	0.49%	1.0%

Marketing Expenses	1.00%	1.00%	0.97%	0.98%	1.0%

Offering & Organization	1.13%	1.11%	1.80%	2.56%	1.04%

Mortgage Broker Fee (2)	0.61%	0.56%	0.50%	0.50%	0.59%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	7.32%	4.39%	4.92%	3.00%	5.71%

Bridge Financing Fees	0.30%	0.42%	0.73%	0.73%	0.25%

Total Load(4)	16.25%	21.60%	23.09%	12.66%	23.50%

Asset Management Fees(5)	0.09%	0.10%	0.27%	0.37%	0.13%

Property Management Fees(6)	2.9%	2.9%	2.9%	2.9%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A

	Oak Brook Kensington	Columbus	Edmond	Taunton Broadway	Wilmington
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.28%	Up to 8.41%	Up to 8.25%	Up to 8.16%

Selling Commission To Third Party Reps	6.00%	6.00%	5.88%	5.68%	5.81%

Due Diligence Fee	0.50%	0.50%	0.49%	0.47%	0.48%

Marketing Expenses	1.00%	1.00%	0.98%	0.95%	0.97%

Offering & Organization	1.02%	0.78%	1.05%	1.16%	0.90%

Mortgage Broker Fee (2)	0.59%	0.57%	0.66%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.48%	5.00%	7.74%	7.30%	5.54%

Bridge Financing Fees	0.36%	0.18%	0.28%	0.41%	0.47%

Total Load(4)	18.49%	22.28%	27.94%	27.46%	31.66%

Asset Management Fees(5)	0.46%	0.22%	0.16%	0.15%	0.50%

Property Management Fees(6)	N/A	N/A	4.50%	3.0%	3.0%

Backend Sales Commission	N/A	N/A	3.5%	N/A	N/A

	Wood Dale Exchange	Cincinnati Eastgate	Norcross	Martinsville	Indiana Office
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.66%	Up to 7.72%	Up to 8.03%	Up to 8.40%

Selling Commission To Third Party Reps	6.00%	6.00%	5.58%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.46%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	0.93%	1.00%	1.00%

Offering & Organization	1.02%	1.16%	0.76%	0.53%	0.90%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.56%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	2.21%	6.85%	3.52%	1.96%	5.61%

Bridge Financing Fees	0.41%	3.85%	0.44%	0.43%	0.27%

Total Load(4)	17.03%	23.86%	18.33%	17.52%	22.53%

Asset Management Fees(5)	0.53%	0.47%	0.10%	0.13%	0.27%

Property Management Fees(6)	3.0%	N/A	2.9%	2.9%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A

	Yorkville Medical	Anthem Healthcare	Louisville	Madison	Murfreesboro
	Center	Office Building	1031	1031	1031
Commissions & Fees(1)	Up to 8.41%	Up to 8.41%	Up to 8.27%	Up to 8.05%	Up to 8.63%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.91%	0.91%	0.77%	0.55%	1.13%

Mortgage Broker Fee (2)	0.00%	0.00%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.68%	4.68%	3.63%	3.80%	5.00%

Bridge Financing Fees	0.63%	0.63%	0.17%	0.17%	0.26%

Total Load(4)	14.98%	14.98%	20.53%	25.76%	24.50%

Asset Management Fees(5)	0.96%	0.96%	0.06%	0.60%	0.08%

Property Management Fees(6)	3.0%	3.0%	4.5%	N/A %	5.00%

Backend Sales Commission	N/A	N/A	3.00	3.00	3.00%

	Aurora	Craig Crossing	Charlotte	Olivet Church
	1031	1031	1031	1031
Commissions & Fees(1)	Up to 8.16%	Up to 8.53%	Up to 8.13%	Up to 8.27%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.66%	1.03%	0.63%	0.77%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.82%	2.53%	5.00%	3.60%

Bridge Financing Fees	0.17%	0.28%	0.20%	0.27%

Total Load(4)	27.31%	19.23%	21.78%	20.63%

Asset Management Fees(5)	0.57%	0.05%	0.53%	0.05%

Property Management Fees(6)	N/A %	5.00%	3.00%	5.00%

Backend Sales Commission	3.00%	3.00%	3.00%	3.00%

(1)          Commissions and fees are calculated as a percentage of the equity portion of each transaction.

(2)          The Mortgage Broker Fee is calculated as a percentage of the debt portion of each transaction

(3)          Acquisition Fee & Carrying Costs are calculated as a percentage of the real estate acquisition price.

(4)          The Total Load is calculated as a percentage of the equity portion of each transaction. The Total Load includes the Commissions & Fees, Mortgage Broker Fee, Acquisition Fee & Carrying Costs, as well as any other non-affiliated third party expenses.

(5)          Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both Master Lease deals, the Master Tenant Income is the residual cash flow from the Property after payment of the Master Lease Rent. As a result, it is not possible to accurately represent the Master Tenant Income as a percentage of the value of the assets under management.

(6)          Property Management Fees are calculated as a percentage of Gross Income from the property.

(7)          Refinancing Fees equal to 1% of the new mortgage

(8)          Backend Sales Commission equal to 3% of the sales price or the then current market rate, which ever is greater. In the case that the property is sold through a co-broker, the fee to the affiliate shall be entitled to will not be less then 1.5% of the sales price.

The following additional fees are the same for each offering:

Loan Servicing Fee:  IMSC is compensated with a monthly fee equal to the outstanding principal balance of the loan at the beginning of every month multiplied by one-eighth of one percent (0.125%) then divided by twelve (12). This figure, however, shall never exceed $10,000 nor be less than $1,200 monthly.

Termination Fees:

Master Lease:  8.333% of the last twelve (12) months of net operating income less rent payments for the same twelve (12) months multiplied by the number of months remaining on the then-current term of the Master Lease.

Asset and Property Management Agreements:  The sum of the current monthly asset management and property management fees times the number of months remaining on the term.

The following table summarizes cash distributions to investors for each of the 1031 Exchange Private Placement Offering projects through June 30, 2006:

	Number of	Offering	Offering	Distributions	2006 Annual	2005 Annual	2004 Annual
Name of Entity	Investors	Equity	Completed	To Date	Distribution	Distribution	Distribution
		($)		($)	(%)	(%)	(%)
Landings of Sarasota DBT(1)	9	4,000,000	May-02	8,381,766	N/A	8.57	8.39
Sentry Office Building DBT	7	3,500,000	Apr-02	1,752,733	13.43	9.79	9.25
Pets Bowie DBT	7	2,600,000	Jul-02	944,209	9.29	9.24	9.12
1031 Chattanooga DBT	9	1,900,000	May-03	581,113	8.26	8.26	8.26
Lansing Shopping Center DBT	5	5,000,000	Sep-02	2,943,442	9.07	9.01	8.96
Inland 220 Celebration Place DBT	35	15,800,000	Sep-03	4,676,061	8.89	8.89	8.10
Taunton Circuit DBT	1	3,750,000	Sep-02	1,171,598	8.31	8.31	8.31
Broadway Commons DBT	32	8,400,000	Dec-03	4,031,681	10.18	8.31	8.26
Bell Plaza 1031, LLC	1	890,000	Nov-02	505,835	17.33	12.3	16.05
Inland 210 Celebration Place DBT	1	6,300,000	Jan-03	1,907,901	8.90	8.23	8.23
CompUSA Retail Building, LLC	11	3,950,000	Feb-04	954,022	8.39	8.17	8.17
Janesville Deere Distribution Facility 1031, LLC	28	10,050,000	Jan-04	2,062,567	7.75	7.62	7.35
Fleet Office Building 1031, LLC	30	10,000,000	Jan-04	2,078,026	8.52	8.08	7.19
Davenport Deere Distribution Facility 1031, LLC	35	15,700,000	Apr-04	2,874,015	7.36	7.36	7.36
Grand Chute DST	29	6,370,000	Mar-04	1,404,148	8.52	8.51	8.49
Macon Office DST	29	6,600,000	Mar-04	1,372,599	8.20	8.2	8.20
White Settlement Road Investment, LLC	1	1,420,000	Dec-03	302,395	8.34	8.34	8.34
Plainfield Marketplace 1031, LLC	31	12,475,000	Jun-04	1,950,399	7.21	7.13	7.09
Pier 1 Retail Center 1031, LLC	22	4,300,000	Jun-04	656,634	7.43	7.44	7.20
Long Run 1031, LLC	1	4,935,000	May-04	1,341,885	N/A	8.47	9.42
Forestville 1031, LLC	1	3,900,000	May-04	579,211	7.55	6.98	7.55
Bed, Bath & Beyond 1031, LLC	20	6,633,000	Oct-04	922,127	7.51	7.55	7.58
Cross Creek Commons 1031, LLC	26	6,930,000	Aug-04	1,006,079	7.34	7.31	7.30
BJ’s Shopping Center 1031, LLC	22	8,365,000	Jan-05	1,127,966	7.86	7.68	7.69
Barnes & Noble Retail Center 1031, LLC	12	3,930,000	Feb-05	435,294	6.67	6.69	6.65
Port Richey 1031, LLC	1	3,075,000	Jul-04	550,436	9.50	9.3	9.24
Walgreen Store Hobart 1031, LLC	24	6,534,000	Feb-05	3,897,183	6.91	6.44	5.78
Kraft Cold Storage Facility 1031, LLC	19	11,000,000	Dec-04	651,858	7.00	7	7.00
Huntington Square Plaza 1031, LLC	39	39,200,000	Jun-05	1,718,395	6.47	6.5	6.48
Best Buy Store Reynoldsburg 1031, LLC	19	10,345,000	Feb-05	524,331	6.73	6.75	6.73
Jefferson City 1031, LLC	28	10,973,000	Apr-05	1,099,181	7.96	7.99	N/A
Stoughton 1031, LLC	27	19,950,000	May-05	911,978	6.66	6.67	6.66
Indianapolis Entertainment 1031, LLC	1	2,190,000	Nov-04	135,787	7.15	7.13	7.15

	Number of	Offering	Offering	Distributions	2006 Annual	2005 Annual	2004 Annual
Name of Entity	Investors	Equity	Completed	To Date	Distribution	Distribution	Distribution
		($)		($)	(%)	(%)	(%)
Mobile Entertainment 1031, LLC	1	1,578,000	Nov-04	97,300	7.16	7.14	7.16
Chenal Commons 1031, LLC	19	14,346,000	Jun-05	684,676	7.51	8	N/A
Oak Brook Kensington 1031, LLC	60	23,500,000	Oct-05	1,901,112	7.09	7.28	N/A
Columbus 1031, LLC	38	23,230,000	Oct-05	1,405,045	7.87	7.93	N/A
Edmond 1031, LLC	1	1,920,000	May-05	179,525	7.96	7.73	N/A
Taunton Broadway 1031, LLC	1	1,948,000	Aug-05	139,463	7.79	7.47	N/A
Wilmington 1031, LLC	1	2,495,000	Sep-05	147,822	7.09	7.11	N/A
Wood Dale 1031, LLC	16	3,787,500	Oct-05	207,118	6.82	6.78	N/A
Cincinnati Eastgate 1031, LLC	11	3,210,000	*	94,889	7.00	N/A	N/A
Norcross 1031, LLC	1	3,000,000	Nov-05	150,079	6.90	6.86	N/A
Martinsville 1031, LLC	1	2,360,000	Dec-05	84,250	6.74	N/A	N/A
Yorkville 1031, LLC	21	8,910,000	*	138,635	5.75	N/A	N/A
Indiana Office 1031, LLC	35	18,200,000	Mar-06	681,307	7.62	N/A	N/A
Aurora 1031, LLC	0	1,740,000	Mar-06	—	—	N/A	N/A
Louisville 1031, LLC	0	18,830,000	Jun-06	242,489	—	N/A	N/A
Madison, LLC	1	1,472,000	*	—	—	N/A	N/A
Murfreesboro, LLC	0	7,185,000	*	26,658	—	N/A	N/A
Craig Crossing, LLC	4	14,030,000	*	—	—	N/A	N/A
Charlotte 1031, LLC		24,105.000	*	448	6.09	N/A	N/A
Olivet Church LLC	0	10,760,000	*	—	—	N/A	N/A

		$447,571,500		$61,633,671

*                 Offering was not complete as of June 30, 2006.

(1)          This property was sold in July 2005.

Principal Stockholders

This section revises the discussion appearing in the prospectus under the heading “Principal Stockholders,” which appears on page 106 of the prospectus.

Based on a review of filings with the Securities and Exchange Commission, the following table shows the amount of common stock beneficially owned (unless otherwise indicated) by (1) persons that beneficially own more than 5.0% of the outstanding shares of our common stock; (2) our directors and each nominee for director; (3) our executive officers; and (4) our directors and executive officers as a group. All information is as of September 1, 2006. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within sixty (60) days after the date of this table. Except as indicated, the persons named in this table have sole voting and investing power with respect to all shares beneficially owned by them.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
J. Michael Borden, Independent Director	1,000	(2)	*
Brenda G. Gujral, Director and President	2,231.8001		*
David Mahon, Independent Director	1,000	(2)	*
Thomas F. Meagher, Independent Director	6,080.2494	(2)	*
Robert D. Parks, Director and Chairman of the Board	—		—
Paula Saban, Independent Director	1,000	(2)	*
William J. Wierzbicki, Independent Director	2,006.1442	(2)	*
Roberta S. Matlin, Vice President – Administration	130.4959		*
Lori J. Foust, Treasurer	—		—
Scott W. Wilton, Secretary	—		—
All Directors and Officers as a group (ten persons)	13,448.6896		*

*Less than one percent (1.0%)

(1)          The business address of each person listed in the table is 2901 Butterfield Road, Oak Brook, Illinois 60523.

(2)          Includes shares issuable upon exercise of vested options granted to the director under our independent director stock option plan. Only those options that are currently exercisable or will become exercisable within 60 days after the date of this table are included.

Business and Policies

Joint Ventures and Other Co-Ownership Arrangements

We are superceding the paragraph included in Supplement No. 25 dated June 13, 2006 on page 31 of the prospectus with the following paragraph:

On October 11, 2005, we entered into a joint venture with Minto Delaware, Inc. referred to herein as MD, which owned all of the outstanding equity of Minto Builders (Florida), Inc. referred to herein as MB REIT.  Pursuant to the terms of a purchase agreement, we agreed to purchase up to 920,000 shares of common stock at a price of $1,276 per share for a total investment of approximately $1.172 billion in MB REIT.  MD presently has $294 million of equity in MB REIT.  A total of $264 million of this equity is held in the form of MB REIT series A preferred stock.  MD owns approximately 23,000 shares of common stock which are valued at approximately $30 million.  We were required to purchase $150 million of common stock of MB REIT by December 31, 2005, purchase an additional $150 million of common stock of MB REIT by March 31, 2006 and purchase the remaining $976 million by December 31, 2006.  As of March 31, 2006, Inland Western had acquired approximately $264 million of series C preferred stock, and we had acquired approximately $151 million of common stock.  We did not make the required contribution of $300 million due on March 31, 2006, however, the contribution obligation was met to the MB REIT based on combined contributions made as of March 31, 2006 by Inland Western and us.  As of June 30, 2006, we had acquired approximately $200 million of common stock.  Since June 30, 2006, we have purchased approximately 195,926 shares of the special voting stock of MB REIT for $1,276 per share, which equals an additional investment of approximately $250 million.  The special voting stock was converted immediately into the common stock of MB REIT.  There is no assurance that we will be able to make the full contribution that is due by December 31, 2006.

If we fail to make the required contributions by December 31, 2006, Minto Delaware may pursue certain remedies against us or seek to change certain aspects of our relationship.  Under certain circumstances, we may not able to consolidate the financial results of MB REIT, which could have a material adverse effect on our results of operations and financial condition.  Further, we may no longer be able to control the timing and amount of distributions from the MB REIT which could have a material adverse effect on our ability to pay distributions to you.

This section supplements the discussion contained in the prospectus under the heading “Business and Policies,” which begins on page 107 of the prospectus and the discussion under the subsection “Joint Ventures and Other Co-Ownership Arrangements” which begins on page 109 of the prospectus.

Ceruzzi Holdings – Ahold Portfolio

On June 8, 2006, we, through wholly-owned subsidiaries, indirectly entered into a series of joint venture agreements with CE Investment Associates 2001, LLC, an unaffiliated third party, to purchase fee title in eight existing freestanding retail buildings with approximately 547,330 gross leasable square feet of property in Connecticut, Massachusetts, New Jersey, Rhode Island and South Carolina (collectively the “Ahold Portfolio”).

In connection with the closing of the transaction, we made a capital contribution of approximately $87 million in exchange for a sixty-seven percent (67%) equity interest in the entities that own the portfolio.

Subsidiaries of the Company hold 980 investment units in each joint venture entity, and Ceruzzi Holdings holds 20 investment units.   Each joint venture agreement gives our subsidiary member exclusive control rights with respect to the management of the property held by that joint venture entity.  Ceruzzi Holdings is obligated to maintain its investment in the joint venture through December 15, 2010, entitled to a preferred return of 5.5% per annum on its capital contribution, and entitled to its capital contribution at any time after December 15, 2010.  While the capital contribution of Ceruzzi Holdings varies with each joint venture entity, its aggregate contribution is approximately $43.4 million.  Through our subsidiary member, we have a preferred return under each joint venture agreement equal to 15% for the first 5 years and 20% thereafter.

In connection with our entry into the joint venture agreements, the Company has entered into a series of guarantees for the benefit of Ceruzzi Holdings, which in the aggregate guarantee a 5.5% annual return on $43.4 million contributed by CE Investment Associates 2001, LLC.  The joint venture agreements provide that this return will first come from the operating income of the property owned by that joint venture entity.  The guaranteed amount is $2,388,650 annually.  We also guarantee payment of the liquidation amount due to CE Investments Associates 2001, LLC when the latter exits the joint ventures after December 15, 2010.  The principal liquidation amount is $43,430,000.

Hyde Park – Stop ‘N Shop

On January 5, 2006, we entered into a joint venture with Columbia Hyde Group, L.L.C. through which we acquired an indirect interest in a freestanding retail building leased to The Stop & Shop Supermarket Company.  The building contains approximately 52,500 of gross leasable square feet and is located at 5 St. Andrews Road in Hyde Park, New York.  We made a capital contribution to the joint venture in the amount of $8.7 million ($8.1 million of which was borrowed) and received an equity interest representing approximately sixty-seven percent (67%).

This section updates the discussion contained in our prospectus under the heading “Business and Policies - Joint Ventures and Other Co-Ownership Arrangements,” which begins on page 109 of the prospectus, as previously supplemented, and is inserted at the end of such discussion.

On July 24, 2006, we purchased approximately 97,963 shares of the special voting stock of Minto Builders (Florida), Inc., referred to herein as MB REIT, for $1,276 per share and a total amount of $125,000,788.  The special voting stock was converted immediately into the common stock of MB REIT.

On August 17, 2006, we purchased approximately 97,963 shares of the special voting stock of Minto Builders (Florida), Inc., referred to herein as MB REIT, for $1,276 per share and a total amount of $125,000,788.  The special voting stock was converted immediately into the common stock of MB REIT.

This section supplements the discussion contained in the prospectus under the heading “Business and Policies – Joint Ventures and Other Co-Ownership Arrangements,” appearing on page 109 of the prospectus, as previously supplemented, and is inserted at the end of such discussion.

MB REIT Distributions

On July 17, 2006, MB REIT declared a cash distribution of $750,000 paid to all common stockholders of record at the close of business on July 17, 2006.  As of this date, we owned approximately 87% of the outstanding common stock of MB REIT and received a total of approximately $654,029.

On August 17, 2006, MB REIT declared a cash distribution of $2 million paid to all common stockholders of record at the close of business on August 15, 2006.  As of this date, we owned approximately 92% of the outstanding common stock of MB REIT and received a total of approximately $1.8 million.

The paragraphs in this subsection, which begins on page 114 of the prospectus, as supplemented, have been superseded in their entirety as follows:

Distributions

Effective November 1, 2006, our monthly distribution rate will be $.0508 per share, which when annualized equals $.61 per share.  Distributions at this rate would result in a 6.1% annualized return on a share purchased for $10.00.  Because we pay dividends in arrears, the cash distribution paid in December 2006 will be the first to reflect this increase.

We have made cash distributions to our stockholders aggregating approximately $13.5 million for the period from October 1, 2005 through September 1, 2006.  The following sets forth the per share amount, record date and payment date of each distribution:

•                  $.0417 per share to stockholders of record on October 31, 2005, paid on November 16, 2005

•                  $.0417 per share to stockholders of record on November 31, 2005, paid on December 12, 2005

•                  $.0417 per share to stockholders of record on December 31, 2005, paid on January 11, 2006

•                  $.05 per share to stockholders of record on January 31, 2006, paid on February 12, 2006

•                  $.05 per share to stockholders of record on February 28, 2006, paid on March 12, 2006

•                  $.05 per share to stockholders of record on March 31, 2006, paid on April 12, 2006

•                  $.05 per share to stockholders of record on April 30, 2006, paid on May 12, 2006

•                  $.05 per share to stockholders of record on May 31, 2006, paid on June 12, 2006

•                  $.05 per share to stockholders of record on June 30, 2006, paid on July 12, 2006

•                  $.05 per share to stockholders of record on July 31, 2006, paid on August 12, 2006

Approximately $13.1 million of the $13.5 million in distributions was funded with cash provided from our operating activities.  Approximately $400,000 of the distributions from 2005 were funded from financing activities including contributions from our sponsor.

This section supplements the discussion contained in the prospectus under the heading “Business and Policies,” which begins on page 107 of the prospectus.  A new subsection titled “Description of Real Estate Assets” has been added by Supplement No. 13 after the discussion of “Other Policies,” which ends on page 114 of the prospectus.

Description of Real Estate Assets

Property Transactions – Probable Acquisitions

Our joint venture, Minto Builders (Florida), Inc., referred to herein as MB REIT, has identified the following properties as probable acquisitions:

Bradley Portfolio; Arkansas, California, Colorado, Georgia, Illinois, Indiana, Iowa, Maryland, Michigan, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and Wisconsin

MB REIT anticipates purchasing from Bradley Associates Limited Partnership, an unaffiliated third party, fee simple interests in a portfolio of thirty-three (33) existing properties for a total purchase price of approximately $492.9 million. The portfolio consists of six (6) office buildings, five (5) retail buildings, and twenty-two (22) industrial buildings. The following table sets forth certain information with respect to the location and the approximate gross leasable area (GLA):

	Approximate GLA (Sq. Ft.)	Approximate Purchase
Address	Square Feet	Price
Office Properties
3901 Liberty Street, Aurora, Illinois	60,000	$8,273,000
8900 Lakes @ 610 Drive, Houston, Texas	119,527	17,267,000
101 Civic Center Drive, Santee, California	77,000	19,900,000
8822 S. Ridgeline Boulevard, Highland Ranch, Colorado	85,680	14,600,000
3900 Kinross Lakes Parkway, Richfield, Ohio	85,214	17,500,000
725 Regional Road, Greensboro, North Carolina	113,526	13,000,000

Retail Properties
125 E. Army Trail Road, Glendale Heights, Illinois	42,000	5,747,000
145 E. Army Trail Road, Glendale Heights, Illinois	8,820	1,836,000
135 E. Army Trail Road, Glendale Heights, Illinois	10,000	1,890,000
1575 Lexington Road, Athens, Georgia	52,900	10,453,000
629 Newtown Road, Virginia Beach, Virginia	7,488	1,896,000

Industrial Properties
500 North Lake Shore Drive, Hartland, Wisconsin	134,210	10,801,000
9201 Faulkner Lake Road, North Little Rock, Arkansas	712,000	45,675,000
301 Industrial Drive, Horicon, Wisconsin	139,000	7,379,000
321 Foster Avenue, Wood Dale, Illinois	137,607	9,272,000
7300 Airport Road, Houston, Texas	223,599	13,560,000
1050 Indianhead Drive, Mosinee, Wisconsin	193,200	9,382,000
11500 Melrose Avenue, Franklin Park, Illinois	97,766	8,093,000
6752 Baymeadow Drive, Glen Burnie, Maryland	120,000	26,000,000
1114 Seaco Avenue, Deer Park, Texas	22,980	5,851,000
4412 Coloma Road, Coloma, Michigan	423,230	18,798,000
1800 Bruning Drive, Itasca, Illinois	202,000	19,000,000
4500 Westport Drive, Mechanicsburg, Pennsylvania	178,600	7,900,000
700 North Highway 45, Libertyville, Illinois	197,100	26,500,000
315 Kirk Road, St. Charles, Illinois	309,900	14,363,000
300 10th Street, Clarion, Iowa	126,900	5,241,000
1405 S. Main Street, Fountain Inn, South Carolina	110,700	5,268,000
5568 West Chester Road, Westchester, Ohio	970,168	64,800,000
9625 55th Street, Kenosha, Wisconsin	175,052	13,500,000
21875 Doral Road, Waukesha, Wisconsin	43,500	2,400,000
104 Enterprise Boulevard, Kinston, North Carolina	400,000	16,265,000
421 E. Stevenson Road, Ottawa, Illinois	38,285	3,300,000
135 S. Mount Zion Road, Building 577, Lebanon, Indiana	1,091,435	47,200,000

Totals	6,709,477	492,910,000

In connection with the closing, MB REIT expects to assume two (2) mortgage loans totaling approximately $49.7 million and expects to pay the remaining amount of the purchase price, approximately $443.2 million, in cash. MB REIT expects that each loan will be secured by a first priority mortgage on the corresponding property and that additional security interests may be granted in, for example, personal property owned by the assuming entity at the property. The following table sets forth certain information regarding the mortgage loans that are expected to be assumed:

Address	Loan Amount ($)	Maturity Date	Annual Interest Rate (%)	Monthly Payment Type
8822 S. Ridgeline Boulevard	10,500,000	November 1, 2025	5.6627	Interest Only

5568 W. Chester Road	39,233,733	January 1, 2013	5.5400	Principal & Interest

MB REIT does not intend to make significant repairs or improvements to any of these properties over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

The properties in this portfolio compete with similar properties within their respective market areas. The minimum number of similar competitive properties is reflected in the following table, to the extent such information is available:

		Min. No. of Competitive Properties in Submarket (or Market,
Property	Market/Submarket	if no Submarket)
Office Properties
3901 Liberty Street; Aurora, Illinois	Suburban Chicago, Illinois/East-West Tollway	5
8900 Lakes at 610 Drive; Houston, Texas	Greater Houston, Texas/South Main and Medical Center	5
101 Civic Center Drive; Santee, California	San Diego, California/East County	2
8822 S. Ridgeline Boulevard; Highland Ranch, Colorado	Metro Denver, Colorado/Southwest	6
3900 Kinross Lakes Parkway; Richfield, Ohio	Cleveland, Ohio/Southeast	5
725 Regional Road; Greensboro, North Carolina	Greensboro, North Carolina/Greensboro Airport	6

Retail Properties
125, 135 and 145 E. Army Trail Road; Glendale Heights, Illinois	Chicago, Illinois/Far West Suburbs	127
1575 Lexington Road; Athens, Georgia	Athens, Georgia/Clarke County	2
629 Newtown Road; Virginia Beach, Virginia	Virginia Beach, Virginia/Kempsville and Bayside	2

Industrial Properties
500 North Lake Shore Drive; Hartland, Wisconsin	Milwaukee, Wisconsin/Waukesha County	4
9201 Faulkner Lake Road; North Little Rock, Arkansas	Little Rock, Arkansas/North Little Rock	5
301 Industrial Drive; Horicon, Wisconsin	Milwaukee, Wisconsin/Dodge County	4
321 Foster Avenue; Wood Dale, Illinois	Chicago, Illinois/O’Hare Airport area	6
7300 Airport Road; Houston, Texas	Houston, Texas/[Northwest]	5
1050 Indianhead Drive; Mosinee, Wisconsin	Marathon and Portage County	4
11500 Melrose Avenue; Franklin Park, Illinois	Chicago, Illinois/Near West Suburbs	5
6752 Baymeadow Drive; Glen Burnie, Maryland	Metropolitan Baltimore, Maryland/Baltimore Washington Corridor	344
1114 Seaco Avenue; Deer Park, Texas	Houston, Texas/[Northwest]	5
4412 Coloma Road; Coloma, Michigan	Southwest Lower Michigan	Not Available
1800 Bruning Drive; Itasca, Illinois	Chicago, Illinois/O’Hare Airport area	5
4500 Westport Drive; Mechanicsburg, Pennsylvania	Central Pennsylvania/Greater Harrisburg	Not Available
700 North Highway 45; Libertyville, Illinois	Chicago, Illinois/Lake County	5
315 Kirk Road; St. Charles, Illinois	Chicago, Illinois/Central Kane and DuPage County	5
300 10th Street; Clarion, Iowa	Clarion, Iowa	Not Available
1405 S. Main Street; Fountain Inn, South Carolina	Greenville and Spartanburg, South Carolina	Not Available
5568 West Chester Road; Westchester, Ohio	Cincinnati, Ohio/Northwest	5
9625 55th Street; Kenosha, Wisconsin	Milwaukee, Wisconsin/Kenosha County	4
21875 Doral Road; Waukesha, Wisconsin	Milwaukee, Wisconsin/Waukesha County	4
104 Enterprise Boulevard; Kinston, North Carolina	Lenoir County, North Carolina	6
421 E. Stevenson Road; Ottawa, Illinois	Ottawa, Illinois/LaSalle County	6
135 S. Mount Zion Road, Building 577; Lebanon, Indiana	Lebanon, Indiana/Boone County	Not Available

MB REIT is of the opinion that the properties in this portfolio will be adequately covered by insurance when MB REIT owns them.

The properties in this portfolio were built between 1950 and 2003. As of August 16, 2006, all of the properties in this portfolio is one hundred percent (100%) occupied. With the exception of the property located at 3901 Liberty Street, each of the properties in this portfolio has one (1) tenant that occupies one hundred percent (100%) of the total gross leasable area of that property. Two tenants each lease more than 10% of the total gross leasable area of 3901 Liberty Street, Aurora, Illinois. BRK Brands First Alert leases 45,000 square feet or 75% of the property. Powermate Corporation leases 15,000 square feet or 25% of the property. The leases of the portfolio properties require the respective tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To
Office Properties
3901 Liberty Street, Aurora, Illinois	BRK Brands	45,000	—	11.37	(3)	01/03	08/10

	Powermate	15,000	7/1 yr.	8.00		09/04	08/07

8900 Lakes @ 610 Drive, Houston, Texas	Kelsey Seybold Clinic	119,527	2/5 yrs.	10.50		04/99	06/09
				10.35		07/09	01/10

101 Civic Center Drive, Santee, California	Hartford Fire Insurance Co.	77,000	2/5 yrs.	20.80		05/03	10/06
				21.80		11/06	10/10

8822 S. Ridgeline Boulevard, Highland Ranch, Colorado	Software AG, Inc.	85,680	3/5 yrs.	12.76	(1)	12/95	12/06
				12.91		01/07	12/07
				13.23		01/08	12/10
				13.83		01/11	12/12
				14.82		01/13	12/15

3900 Kinross Lakes Parkway, Richfield, Ohio	Proquest Business Solutions, Inc.	85,214	2/5 yrs.	17.31		06/04	05/09

725 Regional Road, Greensboro, North Carolina	EDS Information Services LLC	113,526	2/5 yrs.	10.94		09/03	08/08

Retail Properties
125 E. Army Trail Road, Glendale Heights, Illinois	TSA Sports	42,000	4/5 yrs.	10.05	(1)	06/94	01/10
				11.30		02/10	01/15

145 E. Army Trail Road, Glendale Heights, Illinois	Ulta 3	8,820	1/5 yrs.	15.57		03/04	03/09

135 E. Army Trail Road, Glendale Heights, Illinois	Cardinal Fitness	10,000	—	13.50		12/06	11/11
				14.85		12/11	11/21

1575 Lexington Road Athens, Georgia	Eastwynn Theaters, Inc.	52,990	1/7 yrs.	14.37		07/00	06/09
				15.81		07/09	06/14
				17.39		07/14	06/19
				19.13		07/19	06/23

629 Newtown Road, Virginia Beach, Virginia	Hollywood Entertainment	7,488	2/5 yrs.	18.63	(1)	04/97	03/07
				20.87		04/07	04/12

Industrial Properties
500 North Shore Drive, Hartland, Wisconsin	AMK Holdings	134,210	2/10 yrs.	6.10	(3)	09/02	08/22

9201 Faulkner Lake Road North Little Rock, Arkansas	Deluxe Video Services, LLC	712,000	2/10 yrs.	4.93	(3)	12/01	12/21

301 Industrial Drive Horicon, Wisconsin	Metals WSA Specialty Metals Northwest	139,000	—	3.95	(1)	07/97	01/21

321 Foster Avenue Wood Dale, Illinois	Entegra Fasteners Corp.	137,607	2/10 yrs.	5.19	(1)	01/02	01/22

7300 Airport Road Houston, Texas	Lemons Metal Gasket Company	223,599	2/10 yrs.	4.18	(1)	01/02	01/22

1050 Indianhead Drive, Mosinee, Wisconsin	Fulton Performance Products Inc.	193,200	2/10 yrs.	3.40	(1)	02/02	01/22

11500 Melrose Avenue Franklin Park, Illinois	Alco Manufacturing Company	97,766	—	5.42		12/98	11/06
				5.52		12/06	11/07
				5.57		12/07	11/08
				5.63		12/08	12/09

6752 Baymeadow Drive, Glen Burnie, Maryland	Millennium Inorganic Chemicals	120,000	5/5 yrs.	15.69		12/01	12/21

1114 Seaco Avenue Deer Park, Texas	Caleb Brett USA, Inc.	22,980	2/5 yrs.	18.02		09/99	12/08
				18.83		09/09	08/14

4412 Coloma Road Coloma, Michigan	GATX Logistics	423,230	—	3.91		04/98	05/08
				4.30		06/08	06/13

1800 Bruning Drive West Itasca, Illinois	OCE, USA	202,000	2/5 yrs.	6.82	(2)	01/01	06/17

4500 Westport Drive, Mechanicsburg, Pennsylvania	FMC Corporation-Bioployme	178,600	3/5 yrs.	3.15		04/04	06/07
				3.19		07/07	06/08
				3.22		07/08	06/09
				3.27		07/09	06/10
				3.31		07/10	06/11
				3.35		07/11	06/12
				3.39		07/12	06/13
				3.43		07/13	06/14

700 North Highway 45, Libertyville, Illinois	USG Corporation	197,100	3/5 yrs.	10.64	(1)	09/98	08/13

315 Kirk Road St. Charles, Illinois	DOPACO	309,900	1/5 yrs.	3.54		08/03	07/08
				3.91		08/08	07/13
				4.32		08/13	12/15

300 - 10th Street Clarion, Iowa	Centrobe Inc.	126,900	2/5 yrs.	3.39	(2)	01/98	12/09

1405 S. Main Street Fountain Inn, South Carolina	Goglanian Bakeries, Inc.	110,700	2/5 yrs.	3.63	(1)	05/03	04/18

5568 West Chester Road, Westchester, Ohio	Cornerstone Consolidated Service Group, Inc.	970,168	1/10 yrs.	5.55	(3)	04/99	10/12

9625 55th Street Kenosha, Wisconsin	Pure-Flo MPC	175,052	-	5.69	(2)	05/03	05/18

21875 Doral Road Waukesha, Wisconsin	AMK Holdings	43,500	2/5 yrs.	4.38	(3)	05/03	05/18

104 Enterprise Boulevard Kinston, North Carolina	DOPACO	400,000	2/5 yrs.	2.98	(1)	06/96	05/11

421 E. Stevenson Road Ottawa, Illinois	OfficeMax Contract, Inc.	38,285	2/5 yr.	6.77	(1)	11/92	10/12

135 S. Mount Zion Road, Lebanon, Indiana	Pearson Education	1,091,435	1/5 yrs.	3.04		01/03	10/06
				3.20		11/06	12/07
				3.36		01/08	10/11
				3.55		11/11	12/12
				3.72		01/13	10/16

(1)           Future base rent per square foot is increased based upon annual increases in the Consumer Price Index.

(2)           These leases provide for a 3% base rent increase per year.

(3)           These leases provide for a 2% base rent increase per year.

The tenants for each respective property in this portfolio may be responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases. Real estate taxes payable in 2005 or 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these properties, if acquired, will be approximately $369.7 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

	Real Estate	Real Estate	Income Tax Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis
			(in millions)
Office Properties
3901 Liberty Street, Aurora, Illinois	142,462	7.78	6.2
8900 Lakes @ 610 Drive, Houston, Texas	227,428	3.04	13.0
101 Civic Center Drive, Santee, California	254,194	1.05	14.9
8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	233,060	9.57	11.0
3900 Kinross Lakes Parkway, Richfield, Ohio	167,029	3.62	13.1
725 Regional Road, Greensboro, North Carolina	136,226	1.21	9.8

Retail Properties
125 E. Army Trail Road, Glendale Heights, Illinois	98,656	7.80	4.3
145 E. Army Trail Road, Glendale Heights, Illinois	20,017	7.80	1.4
135 E. Army Trail Road, Glendale Heights, Illinois	24,307	7.80	1.4
1575 Lexington Road, Athens, Georgia	81,761	3.32	7.8
629 Newtown Road, Virginia Beach, Virginia	8,993	1.02	1.4

Industrial Properties
500 North Lake Shore Drive, Heartland, Wisconsin	134,303	18.52	8.1
9201 Faulkner Lake Road, North Little Rock, Arkansas	257,890	6.31	34.3
301 Industrial Drive, Horicon, Wisconsin	98,865	2.60	5.5
321 Foster Avenue, Wood Dale, Illinois	133,328	5.27	7.0
7300 Airport Road, Houston, Texas	287,549	2.23	10.1
1050 Indianhead Drive, Mosinee, Wisconsin	146,157	2.23	7.0
11500 Melrose Avenue, Franklin Park, Illinois	201,034	8.06	6.1
6752 Baymeadow Drive, Glen Burnie, Maryland	149,675	1.06	19.5
1114 Seaco Avenue, Deer Park, Texas	52,372	3.35	4.4
4412 Coloma Road, Coloma, Michigan	88,437	0.76	14.1
1800 Bruning Drive, Itasca, Illinois	207,738	5.85	14.3
4500 Westport Drive, Mechanicsburg, Pennsylvania	80,057	0.94	5.9
700 North Highway 45, Libertyville, Illinois	214,106	6.44	19.9
315 Kirk Road, St. Charles, Illinois	216,452	6.76	10.8
300 10th Street, Clarion, Iowa	96,667	3.72	3.9
1405 S. Main Street, Fountain Inn, South Carolina	70,967	2.74	4.0
5568 West Chester Road, Westchester, Ohio	171,022	65.00	48.6
9625 55th Street, Kenosha, Wisconsin	154,077	2.30	10.1
21875 Doral Road, Waukesha, Wisconsin	23,644	1.43	1.8
104 Enterprise Boulevard, Kinston, North Carolina	81,028	0.81	12.2
421 E. Stevenson Road, Ottawa, Illinois	75,793	8.58	2.5
135 S. Mount Zion Road, Building 577, Lebanon, Indiana	461,643	2.77	35.4

Totals	$4,796,937		$369.7

The table below sets forth certain information with respect to the occupancy rate at each of the properties in this portfolio expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for the five years ended December 31, 2001, 2002, 2003, 2004 and 2005.

	Occupancy Rate as of December 31,
Address	2001	2002	2003	2004	2005
Office Properties
3901 Liberty Street, Aurora, Illinois	75%	75%	75%	100%	100%
8900 Lakes @ 610 Drive, Houston, Texas	100%	100%	100%	100%	100%
101 Civic Center Drive, Santee, California	—	—	100%	100%	100%
8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	100%	100%	100%	100%	100%
3900 Kinross Lakes Parkway, Richfield, Ohio	—	—	—	100%	100%
725 Regional Road, Greensboro, North Carolina	—	—	100%	100%	100%

Retail Properties
125 E. Army Trail Road, Glendale Heights, Illinois	100%	100%	100%	100%	100%
145 E. Army Trail Road, Glendale Heights, Illinois	—	—	—	100%	100%
135 E. Army Trail Road, Glendale Heights, Illinois	—	—	—	—	—
1575 Lexington Road, Athens, Georgia	100%	100%	100%	100%	100%
629 Newtown Road, Virginia Beach, Virginia	100%	100%	100%	100%	100%

Industrial Properties
500 North Lake Shore Drive, Heartland, Wisconsin	—	100%	100%	100%	100%
9201 Faulkner Lake Road, North Little Rock, Arkansas	100%	100%	100%	100%	100%
301 Industrial Drive, Horicon, Wisconsin	100%	100%	100%	100%	100%
321 Foster Avenue, Wood Dale, Illinois	—	100%	100%	100%	100%
7300 Airport Road, Houston, Texas	—	100%	100%	100%	100%
1050 Indianhead Drive, Mosinee, Wisconsin	—	100%	100%	100%	100%
11500 Melrose Avenue, Franklin Park, Illinois	100%	100%	100%	100%	100%
6752 Baymeadow Drive, Glen Burnie, Maryland	100%	100%	100%	100%	100%
1114 Seaco Avenue, Deer Park, Texas	100%	100%	100%	100%	100%
4412 Coloma Road, Coloma, Michigan	100%	100%	100%	100%	100%
1800 Bruning Drive, Itasca, Illinois	100%	100%	100%	100%	100%
4500 Westport Drive, Mechanicsburg, Pennsylvania	—	—	—	100%	100%
700 North Highway 45, Libertyville, Illinois	100%	100%	100%	100%	100%
315 Kirk Road, St. Charles, Illinois	—	—	100%	100%	100%
300 10th Street, Clarion, Iowa	100%	100%	100%	100%	100%
1405 S. Main Street, Fountain Inn, South Carolina	—	—	100%	100%	100%
5568 West Chester Road, Westchester, Ohio	100%	100%	100%	100%	100%
9625 55th Street, Kenosha, Wisconsin	—	—	100%	100%	100%
21875 Doral Road, Waukesha, Wisconsin	—	—	100%	100%	100%
104 Enterprise Boulevard, Kinston, North Carolina	100%	100%	100%	100%	100%
421 E. Stevenson Road, Ottawa, Illinois	100%	100%	100%	100%	100%
135 S. Mount Zion Road, Building 577, Lebanon, Indiana	—	—	100%	100%	100%

	Effective Annual Rent per Square Foot ($ ) as of December 31,
Address	2001	2002	2003	2004	2005
Office Properties
3901 Liberty Street, Aurora, Illinois	—	—	10.71	10.20	10.36
8900 Lakes @ 610 Drive, Houston, Texas	—	—	11.37	10.50	10.50
101 Civic Center Drive, Santee, California	—	—	20.80	20.80	20.80
8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	12.26	12.26	12.26	12.58	12.76
3900 Kinross Lakes Parkway, Richfield, Ohio	—	—	—	17.31	17.31
725 Regional Road, Greensboro, North Carolina	—	—	10.94	10.94	10.94

Retail Properties
125 E. Army Trail Road, Glendale Heights, Illinois	8.93	8.93	8.93	8.93	10.05
145 E. Army Trail Road, Glendale Heights, Illinois	14.09	14.09	14.09	15.57	15.57
135 E. Army Trail Road, Glendale Heights, Illinois	—	—	—	—	—
1575 Lexington Road, Athens, Georgia	12.88	12.88	12.88	14.37	14.37
629 Newtown Road, Virginia Beach, Virginia	16.56	18.63	18.63	18.63	18.63

Industrial Properties
500 North Lake Shore Drive, Heartland, Wisconsin	—	5.38	5.51	5.59	5.98
9201 Faulkner Lake Road, North Little Rock, Arkansas	4.74	4.74	4.74	4.74	4.83
301 Industrial Drive, Horicon, Wisconsin	3.54	3.54	3.73	3.73	3.95
321 Foster Avenue, Wood Dale, Illinois	—	4.63	4.78	4.86	5.01
7300 Airport Road, Houston, Texas	—	4.18	4.18	4.18	4.18
1050 Indianhead Drive, Mosinee, Wisconsin	—	3.06	3.15	3.19	3.29
11500 Melrose Avenue, Franklin Park, Illinois	5.22	5.27	5.32	5.37	5.42
6752 Baymeadow Drive, Glen Burnie, Maryland	14.22	14.22	14.57	14.94	15.31
1114 Seaco Avenue, Deer Park, Texas	17.22	17.22	17.22	18.02	18.02
4412 Coloma Road, Coloma, Michigan	3.56	3.56	3.91	3.91	3.91
1800 Bruning Drive, Itasca, Illinois	5.88	6.06	6.24	6.43	6.62
4500 Westport Drive, Mechanicsburg, Pennsylvania	—	—	—	3.10	3.10
700 North Highway 45, Libertyville, Illinois	10.64	10.64	10.64	10.64	10.64
315 Kirk Road, St. Charles, Illinois	—	—	3.54	3.54	3.54
300 10th Street, Clarion, Iowa	2.89	2.99	3.09	3.19	3.29
1405 S. Main Street, Fountain Inn, South Carolina	—	—	3.42	3.49	3.56
5568 West Chester Road, Westchester, Ohio	5.12	5.23	5.33	5.44	5.55
9625 55th Street, Kenosha, Wisconsin	—	5.21	5.37	5.53	5.69
21875 Doral Road, Waukesha, Wisconsin	—	—	4.13	4.21	4.29
104 Enterprise Boulevard, Kinston, North Carolina	2.52	2.60	2.68	2.70	2.87
421 E. Stevenson Road, Ottawa, Illinois	6.77	6.77	6.77	6.77	6.77
135 S. Mount Zion Road, Building 577, Lebanon, Indiana	—	—	3.04	3.04	3.04

Plaza at Eagles Landing; Stockbridge, Georgia

MB REIT anticipates purchasing a fee simple interest in a new construction shopping center known as Plaza at Eagles Landing containing approximately 33,265 gross leasable square feet. The center is located at 1060 Eagles Landing Parkway in Stockbridge, Georgia.  Plaza at Eagles Landing was built in 2005.  As of August 16, 2006, this property was one-hundred percent (100%) occupied, with a total of approximately 33,265 square feet leased to 11 tenants.  This property is located in the Atlanta retail market and Forest Park/Jonesboro/Clayton retail submarket and competes with at least six (6) other retail centers within its submarket.

MB REIT anticipates purchasing this property from an unaffiliated third party, The Eagle Soars, LLC, for approximately $9.7 million.  MB REIT anticipates purchasing this property for cash and may later borrow monies using this property as collateral.

If this property is acquired, MB REIT does not intend to make significant repairs or improvements to it over the next few years.  However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance when purchased.

One tenant, Walgreens, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Walgreens	14,820	45	20.45	04/06	03/81	*

*Walgreens has the option to terminate its lease as of March 31, 2031 upon giving 6 months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving 6 months notice to the lessor.

The Walgreens lease also contains an exclusivity provision in favor of the tenant and restricts the lessor from leasing to a restaurant, except for a coffee shop, fast food restaurant or other restaurant that generates less than 20% of its total revenue from the sale of alcoholic beverages and is located within the western-most 3,500 square feet of space identified as “shops” on the site plan.

Real estate taxes paid in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $26,637.  The real estate taxes payable were calculated by multiplying Plaza at Eagles Landing’s assessed value by a tax rate of 4.289%.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $7.2 million.  MB REIT calculates depreciation expense for tax purposes using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	0	—	—	—
2007	0	—	—	—
2008	0	—	—	—
2009	0	—	—	—
2010	0	—	—	—
2011	8	14,300	310,149	40.91%
2012	0	—	—	—
2013	0	—	—	—
2014	0	—	—	—
2015	1	1,645	60,865	13.28%

The table below sets forth certain information with respect to the occupancy rate at Plaza at Eagles Landing expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	5%	37.00

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Property Transactions – Acquired Properties

MB REIT purchased the following properties on the dates indicated below:

Buckhorn Plaza; Bloomsburg, Pennsylvania

On August 30, 2006, MB REIT acquired, through MB Bloomsburg Buckhorn DST (“MBBB”) a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing shopping center known as Buckhorn Plaza that contains approximately 80,559 gross leasable square feet. The center is located at 60-76 Lunger Drive in Bloomsburg, Pennsylvania. Buckhorn Plaza was built over a two-year period beginning in 2004. As of August 30, 2006, this property was ninety-two percent (92%) occupied, with a total of approximately 74,065 square feet leased to 14 tenants (including one ground lease tenant). The property is located in northeastern Pennsylvania in Columbia County within the Scranton/Wilkes-Barre/Hazelton primary metropolitan statistical area. The property competes with at least three (3) other shopping centers in its submarket for sales, tenants or both.

MBBB acquired this property from an unaffiliated third party, Bloomsburg Community Center L.P., for a purchase price of approximately $15.7 million, of which up to approximately $2.2 million remains subject to a future earnout regarding 5,362 gross leasable square feet and two (2) outlots. MBBB purchased this property for cash and may later borrow monies using this property as collateral. The seller has up to twelve (12) months to lease the earnout space and earn all or a portion of the earnout amount.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance.

Two tenants, Office Depot and Dollar Tree, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Office Depot	19,910	25	13.00	3/5 yr.	09/05	12/10
			14.04		01/11	09/15

Dollar Tree	10,260	13	8.00	2/5 yr.	03/05	03/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may limit the liability for these expenses to specified amount.

Real estate taxes paid in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $81,309. The real estate taxes paid were calculated by multiplying Buckhorn Plaza’s assessed value by a tax rate of 3.5%.

For federal income tax purposes, the depreciable basis in this property is approximately $11.8 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	2	12,840	166,920	18.86%
2010	7	23,760	301,530	37.15%
2011	1	2,840	39,760	8.00%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	2	26,750	368,456	72.18%

The table below sets forth certain information with respect to the occupancy rate at Buckhorn Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	95%	13.15
2004	17%	13.00

IDS Center; Minneapolis, Minnesota

On August 17, 2006, MB REIT acquired, through MB Minneapolis 8th Street Limited Liability Company (referred to herein as MBM8S), a wholly-owned subsidiary formed for this purpose, a fee simple interest in a freestanding office property known as the IDS Center that contains a total of approximately 1.4 million gross leasable square feet. The property is located at 80 South 8th Street in Minneapolis, Minnesota. In connection with the transaction, MB REIT acquired ownership of approximately seventy-seven percent (77%) of the parking garage subject to a reciprocal easement agreement with the adjacent Marquette Hotel that includes a pro rata share of the income, expenses and capital expenditures of the parking garage. IDS Center was built in 1972. As of August 16, 2006, this property was eighty-nine percent (89%) occupied, with a total of approximately 1.2 million square feet leased to 126 tenants. The property is located in the Minneapolis/St. Paul market area and the Minneapolis submarket. The property competes in its submarket with at least seven (7) other office centers for tenants and at least two other comparable properties for retail tenants.

MBM8S purchased this property from an unaffiliated third party, 80 South Eighth, L.L.C., for approximately $277.9 million. At closing , MBM8S assumed a mortgage loan in the principal amount of approximately $161.0 million from Teachers Insurance and Annuity Association of America, (referred to herein as Teachers IAA) and paid the remaining amount of the purchase price, approximately $116.9 million, in cash. The interest rate of the loan is fixed at 5% per annum. The terms of the loan require MBM8S to make monthly interest-only payments in the amount of approximately $670,833 until the loan matures in January 2010. The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) is due at maturity. MBM8S may, under certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium. MBM8S’s obligations are secured by a first priority mortgage on the property. MBM8S also granted a security interest to Teachers IAA in, among other things, all of the personal property owned by MBM8S at the property.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, Teachers IAA may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, to be immediately due and payable subject to customary cure rights granted to MBM8S.

In connection with the assumption of the loan, MBM8S has agreed to be liable to Teachers IAA for, among other things, losses caused by certain misconduct of MBM8S, for example, the commission of fraud or engaging in a prohibited transfer, rents derived from the property after an event of default that is the basis of a collection proceeding by Teachers IAA and losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property. MB REIT, as the sole member of MBM8S, has agreed to guarantee payment and performance of these obligations of MBM8S and expenses related thereto. MB REIT also has entered into a separate environmental indemnity agreement whereby it has agreed to indemnify Teachers IAA against losses and other costs related to violations of environmental laws, the presence or release of asbestos or other hazardous substances. Claims under this environmental indemnity agreement are independent of the loan and are not secured by the lien of the mortgage or any other loan document.

MB REIT intends to make significant repairs or improvements to this property over the next twelve months (12) that are expected to cost approximately $1.27 million. A majority of this $1.27 million will be utilized to pay for repairs and improvements to the underground parking garage, other parking, paving and sidewalk repairs and repairs to the building mechanical and electrical systems. The tenants are obligated to pay a shared amount of certain other qualifying improvements pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

No tenant leases more than ten percent (10%) of the total gross leasable area of the property.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may limit the liability for these expenses to a pro rata share in excess of the expenses for a specified base year.

Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) are approximately $6.3 million. The real estate taxes payable were calculated by multiplying IDS Center’s assessed value by a tax rate of 3.8%.

For federal income tax purposes, the depreciable basis in this property is approximately $208.5 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	10	31,908	560,421	3.09%
2007	17	60,032	1,017,485	5.79%
2008	16	104,936	1,807,335	10.91%
2009	26	33,374	670,125	4.54%
2010	15	90,245	1,518,521	10.78%
2011	20	199,590	3,141,701	25.00%
2012	3	119,303	1,393,014	14.78%
2013	4	57,988	842,397	10.49%
2014	5	149,713	2,128,222	29.59%
2015	9	222,446	2,891,673	57.11%

The table below sets forth certain information with respect to the occupancy rate at IDS Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. The seller purchased this property in December 2004; therefore, the historical rent rolls for 2001, 2002 and 2003 are not available.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	90%	14.23
2004	90%	13.78

Sherman Town Center; Sherman, Texas

On August 17, 2006, MB REIT acquired, through MB Sherman Town Center, Limited Partnership (referred to herein as MBSherman), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center known as Sherman Town Center that contains approximately 378,659 gross leasable square feet (excluding ground lease space). The center is located at Highway 75 North in Sherman, Texas. Sherman Town Center was built in 2002. As of August 16, 2006, this property was one hundred percent (100%) occupied, with approximately 378,659 square feet (excluding ground lease space) leased to thirty-three (33) tenants (including one ground lease tenant). The subject is located in the Sherman market with a primary trade area. This property competes with at least four (4) retail centers in its market area for tenants, sales or both.

MBSherman purchased this property from an unaffiliated third party, A-S 60 Hwy 75 - Loy Lake, L.P., for approximately $60.1 million. At closing, MBSherman assumed the existing loan as the borrower of approximately

$38.4 million from Wells Fargo Bank, N.A., as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Pass-Through Certificates, Series 2004-CIBC1O, (referred to herein as Wells Fargo) and paid the remaining amount of the purchase price, approximately $21.6 million, in cash. Approximately $300,000 of the $21.6 million cash payment is being held in escrow subject to a future loan earnout. The seller will not receive the amount being held in escrow until the loan is defeased and the seller has paid all expenses and costs associated with the defeasance of the loan other than the payment of the unpaid principal balance and interest.

MBSherman’s obligations are secured by a first priority mortgage on the property. MBSherman also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBSherman at the property. The annual interest rate of the loan is fixed at 4.95% per annum. The terms of the loan require MBSherman to make monthly principal and interest payments in the amount of approximately $211,640 and monthly tax and insurance reserve payments until the loan matures in July 2014. The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) will be due at maturity. MBSherman may only prepay the unpaid principal balance of the loan, in whole or in part, by incurring a prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBSherman, Wells Fargo may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

MBSherman also has agreed to indemnify Wells Fargo against losses suffered by Wells Fargo arising from, among other things, the presence or release of hazardous substances on the property. MB REIT has agreed to guarantee the performance of the obligations of its subsidiary with respect to the foregoing environmental indemnity and with respect to certain other losses that may be caused by the certain acts of misconduct of its subsidiary, for example, any fraud or willful misconduct by the subsidiary in connection with the loan.

MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Belk, Hobby Lobby and Cinemark USA, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Belk	73,777	19	3.25	4/5 yr.	03/04	01/10
			3.75		02/10	01/15
			4.25		02/15	01/20
			4.75		02/20	03/24

Hobby Lobby	65,000	17	7.25	3/5 yr.	04/04	04/09
			7.75		05/09	04/14
			8.25		05/14	04/19

Cinemark USA	38,597	10	14.50	4/5 yr.	12/03	12/23

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $892,000. The real estate taxes payable were calculated by multiplying Sherman Town Center’s assessed value by a tax rate of 2.707%.

For federal income tax purposes, the depreciable basis in this property is approximately $44.4 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	10	31,314	539,692	13.22%
2010	4	24,965	385,515	10.65%
2011	—	—	—	—
2012	—	—	—	—
2013	2	7,108	122,600	3.74%
2014	7	46,190	830,698	25.98%
2015	5	79,387	828,571	31.68%

The table below sets forth certain information with respect to the occupancy rate at Sherman Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.67
2004	96%	10.68
2003	14%	14.13

Dulles Executive Office Plaza; Herndon, Virginia

On July 25, 2006, MB REIT acquired, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in two freestanding office buildings known as Dulles Executive Office Plaza containing a total of approximately 379,596 of gross leasable square feet. The buildings are located at 13530 and 13560 Dulles Technology Drive, in Herndon, Virginia. The 13530 building (Plaza I) has approximately 189,832 square feet leased to six (6) tenants. The 13560 building (Plaza II) has approximately 189,764 square feet leased to one (1) tenant. Dulles Executive Office Plaza was built over a two-year period beginning in 2000. As of August 16, 2006, Plaza I was approximately eighty-three percent (83%) occupied and Plaza II was one hundred percent (100%) occupied. The property competes with at least thirty-four (34) other office centers in the Northern Virginia area.

MB REIT purchased this property from an unaffiliated third party, Valley View Associates, Limited Partnership, for approximately $124.0 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT intends to make significant repairs or improvements to this property over the next twelve (12) months. Window caulking on the buildings in the amount of approximately $477,000 and repairs to a parking garage floor in the amount of approximately $150,000 were credited by the seller against the purchase price at closing to defray the costs of improvement. The tenants are obligated to pay a shared amount of certain other qualifying improvements pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Lockheed Martin Corporation and Cisco Systems, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases require these tenants to pay base annual rent on a monthly basis as follows:

		% of	Base Rent
	GLA Leased	Total	Foot Per	Renewal		Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options		Beginning	To
Plaza I
Lockheed Martin Corporation	65,831	17	25.50		*	03/06	02/07
			26.14			03/07	02/08
			26.79			03/08	02/09
			27.46			03/09	02/10
			28.15			03/10	02/11
			28.85			03/11	02/12
			29.57			03/12	02/13
Plaza II
Lockheed Martin Corporation	33,037	9	26.50	1/5 yr.		06/06	05/07
			27.30			06/07	05/08
			28.12			06/08	05/09
			28.96			06/09	05/10
			29.83			06/10	05/11
			30.72			06/11	12/11

Cisco Systems, Inc. / Lockheed Martin Corporation**	189,764	50	26.05	2/5 yr		06/06	05/07
			26.77			06/07	05/08
			27.51			06/08	05/09
			28.26			06/09	05/10
			29.04			06/10	05/11

*  Tenant has one option of extending the term of the lease for either three (3) or five (5) years.

**Valley View Associates, as landlord, Cisco Systems, Inc. (Cisco) and Lockheed Martin Corporation (Lockheed) entered into an agreement in August 2004 to sublease this space to Lockheed pursuant to which the parties agreed, among other things, that Lockheed would pay rent to Cisco and Cisco would remain primarily liable to the landlord for rent obligations under the lease until the expiration of the initial term on May 31, 2011.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may limit the liability for these expenses to a prorata share in excess of the expenses for a specified base year.

Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) are approximately $862,073. The real estate taxes payable were calculated by multiplying Dulles Executive Office Plaza’s assessed value by a tax rate of 1.0910%.

For federal income tax purposes, the depreciable basis in this property is approximately $93.8 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	1	1,744	49,704	0.53%
2007	1	14,777	518,153	5.40%
2008	1	4,326	112,822	1.21%
2009	—	—	—	—
2010	—	—	—	—
2011	4	259,881	7,976,609	80.83%
2012	—	—	—	—
2013	1	65,831	1,946,623	100.00%
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Dulles Executive Office Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	59%	28.95
2004	59%	27.51
2003	59%	26.33
2002	59%	26.68
2001	59%	26.16

CyFair Town Center; Cypress, Texas

On July 21, 2006, MB REIT acquired, through MB Cypress Cyfair Limited Partnership (referred to herein as MBCC), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center and an adjacent parcel known as CyFair Town Center, containing a total of approximately 51,592 of gross leasable square feet. The center is located at 17445 Spring Cypress in Cypress, Texas. CyFair Town Center was built over a two-year period beginning in 2003. As of August 16, 2006, this property was one hundred percent (100%) occupied, with approximately 51,592 square feet leased to twenty-six (26) tenants. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from two unaffiliated third parties, A-S 46 Hwy 290-Spring Cypress L. P., for approximately $15.0 million and A-S 45 Hwy 249-Boudreaux, L.P., for approximately $1.0 million, for a total purchase price of $16.0 million. Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $5.7 million and paid the remaining amount of $10.3 million in cash. Approximately $4.8 million of the $10.3 million cash payment is being held in escrow subject to a future loan earnout. The seller will not receive the amount being held in escrow until the loan is paid off and the seller has paid all expenses and costs associated with the payoff of the loan, other than the payment of the unpaid principal balance and interest.

MBCC assumed the existing loan as the borrower of approximately $5.7 million from Wells Fargo Bank, N.A. as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C3, referred to herein as Wells Fargo). MBCC’s obligations are secured by a first priority mortgage on the property. MBCC also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBCC at the property. The annual interest rate of the loan is fixed at 4.83% per annum. The terms of the loan will require MBCC to make monthly principal and interest payments in the amount of approximately $47,895 and monthly tax and insurance reserve payments until the loan matures in December 2014. The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) will be due at maturity. MBCC may only prepay the unpaid principal balance of the loan, in whole or in part, by incurring a prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that this property is adequately covered by insurance.

None of the tenants lease more than 10% of the total gross leasable area of this property.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $154,000. The real estate taxes payable were calculated by multiplying CyFair Town Center’s assessed value by a tax rate of 2.611.

For federal income tax purposes, the depreciable basis in this property is approximately $11.7 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	0	—	—	—
2007	0	—	—	—
2008	6	8,714	177,570	15.85%
2009	13	22,796	477,024	49.40%
2010	2	5,183	103,957	20.95%
2011	0	—	—	—
2012	0	—	—	—
2013	3	7,350	161,700	40.49%
2014	1	3,477	69,540	28.47%
2015	0	—	—	—

The table below sets forth certain information with respect to the occupancy rate at CyFair Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	79%	20.04
2004	37%	19.69

Eldridge Lakes Town Center; Houston, Texas

On July 21, 2006, MB REIT acquired, through MB Houston Eldridge Lakes Limited Partnership (referred to herein as MBHEL), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center known as Eldridge Lakes Town Center, containing approximately 54,980 of gross leasable square feet. The center is located at 6340 North Eldridge Parkway in Houston, Texas. Eldridge Lakes Town Center was built over a three-year period beginning in 2003. As of August 16, 2006, this property was one hundred percent (100%) occupied, with approximately 54,980 square feet leased to nineteen (19) tenants. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S-K 41 Eldridge-W. Little York, L.P., for approximately $16.6 million. Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $7.5 million and paid the remaining amount of $9.1 million in cash. Approximately $5.9 million is being held in escrow subject to a future loan earnout. The seller will not receive the amount being held in escrow until the loan is paid off and the seller has paid all expenses and costs associated with the payoff of the loan, other than the payment of the unpaid principal balance and interest.

MBHEL assumed the existing loan as the borrower of approximately $7.5 million from Wells Fargo Bank, N.A. as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C3, referred to herein as Wells Fargo). MBHEL’s obligations are secured by a first priority mortgage on the property. MBHEL also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBHEL at the property. The loan bears interest at the rate of 4.88% per annum. MBHEL is required to make principal and interest payments on a monthly basis in the amount of approximately $63,549 and monthly tax and insurance reserve payments until the loan matures on December 1, 2014. The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) will be due at maturity. MBHEL may only prepay the unpaid principal balance of the loan, in whole or in part, by incurring a prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Walgreens, Dollar Hut and Pizza Factory, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Walgreens	14,820	27	20.85	—	10/04	09/79	*

Dollar Hut	6,000	11	16.00	2/5 yr.	12/03	11/08
				17.60	12/08	11/13

Pizza Factory	5,710	10	18.42	2/5 yr.	12/04	12/09

*Walgreens has the option to terminate its lease as of September 30, 2029 upon giving 6 months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving 6 months notice to the lessor.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $166,000. The real estate taxes payable were calculated by multiplying Eldridge Lakes Town Center’s assessed value by a tax rate of 3.361%

For federal income tax purposes, the depreciable basis in this property is approximately $12.4 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	0	—	—	—
2007	0	—	—	—
2008	1	1,400	27,650	2.39%
2009	9	17,440	330,361	28.30%
2010	2	2,650	49,000	5.83%
2011	0	—	—	—
2012	0	—	—	—
2013	2	7,750	142,175	17.94%
2014	3	6,220	125,148	18.68%
2015	0	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Eldridge Lakes Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	20.61
2004	98%	12.25

Spring Town Center; Spring, Texas

On July 21, 2006, MB REIT acquired, through MB Spring Town Center Limited Partnership (referred to herein as MBSTC), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center known as Spring Town Center, containing approximately 40,571 of gross leasable square feet (excluding ground lease space). The center is located at 21212 Kyukendahl Road in Spring, Texas. Spring Town Center was built over a two year period beginning in 2003. As of August 16, 2006, this property was ninety-two percent (92%) occupied with approximately 37,387 square feet leased (excluding ground lease space) to fourteen (14) tenants (including three ground lease tenants). This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K-S 75 NEC Spring Town Center, L.P. for approximately $17.0 million. Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $7.6 million and paid the remaining amount of $9.4 million in cash. Approximately $6.1 million of the $7.6 million cash payment is being held in escrow and remains subject to a future loan earnout. The seller will not receive the amount being held in escrow until the loan is paid off and the seller has paid all expenses and costs associated with the payoff of the loan, other than the payment of the unpaid principal balance and interest. In addition, approximately $871,000 was placed in escrow with a third party escrow agent to fund a potential earnout to the seller, payable upon the leasing of vacant, unoccupied spaces of 1,660 and 1,524 square feet, respectively. The escrow will be maintained for a period not to exceed thirty-six (36) months. The funds will be released to the seller once the tenant’s leases have been approved by MB REIT and the tenants have moved into their spaces and commenced the payment of rent. The purchase price may fluctuate up to 10% of the escrow amount if the base rent amount stipulated in the lease differs from the escrowed amount as determined by using the base rent multiplier.

MBSTC assumed the existing loan as the borrower of approximately $7.6 million from Wells Fargo Bank, N.A. as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP1, referred to herein as Wells Fargo). MBSTC’s obligations are secured by a first priority mortgage on the property. MBSTC also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBSTCL at the property. The loan bears interest at the rate of 4.87% per annum. MBSTC is required to make principal and interest payments on a monthly basis in the amount of approximately $64,291, monthly tax and insurance reserve payments and tenant improvement and leasing commission reserve payments until the loan matures on January 1, 2015. The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) will be due at maturity. MBSTC may only prepay the unpaid principal balance of the loan, in whole or in part, by incurring a prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Walgreens and Bank of America, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Walgreens	14,560	36	23.35	—	01/04	12/78	*

Bank of America	4,700	12	37.23	4/5 yr.	12/03	12/08
			40.96		01/09	12/13
			45.05		01/14	12/18

*Walgreens has the option to terminate its lease as of December 31, 2029 upon giving 6 months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving 6 months notice to the lessor.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $216,000. The real estate taxes payable were calculated by multiplying Spring Town Center’s assessed value by a tax rate of 3.310%.

For federal income tax purposes, the depreciable basis in this property is approximately $12 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expirations of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	0	—	—	—
2007	0	—	—	—
2008	0	—	—	—
2009	5	8,670	169,852	14.99%
2010	0	—	—	—
2011	1	1,500	36,000	3.66%
2012	0	—	—	—
2013	0	—	—	—
2014	5	110,939	339,238	35.04%
2015	0	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Spring Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	92%	29.28
2004	92%	29.24
2003	12%	37.23

The Market at Hilliard; Hilliard, Ohio

On July 11, 2006, MB REIT acquired, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in a shopping center known as The Market at Hilliard containing approximately 107,544 gross leasable square feet. The center is located at 1852 Hilliard Rome Road in Hilliard, Ohio in the southwest submarket of the Columbus retail market. The Market at Hilliard was built over a three-year period beginning in 2003. As of August 16, 2006, this property was ninety-seven percent (97%) occupied, with a total of approximately 104,656 square feet leased to ten (10) tenants. The property competes with at least five other retail centers in the Columbus retail market for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Continental/HR, LLC, for approximately $20.3 million of which approximately $1.0 million remains subject to a future earnout regarding 2,888 gross leasable square feet of vacant and unoccupied space. MB REIT may later borrow monies using this property as collateral.

In connection with the acquisition of this property by MB REIT, the seller has agreed to place approximately $476,000 in escrow which amount will be paid back to the seller over the course of nine (9) months following the closing if Office Max meets certain rent and pass-through obligations under its lease. If Office Max fails to meet any of its monthly rent or pass-through obligations and does not timely cure that default under its lease, the remaining escrowed amount will be released to the purchaser.

Also in connection with the acquisition of this property, MB REIT has agreed to purchase a contiguous parcel of land to the north at the seller’s option if certain conditions are met by seller, including a condition that the property be developed and that 75% of the gross leasable area be leased and occupied within thirty-six (36) months of the closing of the purchase of The Market at Hilliard by MB REIT. Seller is under no obligation to develop or sell the property to MB REIT and may sell this contiguous parcel to a third party. Seller also has the right to contribute this contiguous parcel to a joint venture with MB REIT in which seller would retain an interest. If this contiguous parcel is sold to Target Corporation (“Target”), MB REIT has agreed to sell a small portion of parking lot space of The Market at Hilliard back to seller for one dollar, which portion will in turn be conveyed by seller to Target. These two properties are subject to a reciprocal easement agreement which provides, among other things, that each property will be subject to the “exclusive use” clauses in the leases of the existing tenants of the other property, except that this restriction will only apply to leases of the parcel owned by MB REIT if the tenant in the contiguous parcel with a right to “exclusive use” leases at least 10,000 square feet.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Four (4) retail tenants, Michaels, Bed, Bath & Beyond, OfficeMax and Old Navy, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Michaels	21,517	20	12.00	4/5 yr.	07/04	08/14

Bed, Bath & Beyond	20,000	19	12.48	3/5 yr.	12/03	01/14

OfficeMax	19,961	19	12.00	3/5 yr.	02/06	03/16

Old Navy	16,800	16	13.75	2/5 yr.	09/04	08/09
			15.13		09/09	08/14

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $220,000. The real estate taxes paid were calculated by multiplying The Market at Hilliard’s assessed value by a tax rate of 3.689%.

For federal income tax purposes, the depreciable basis in this property will be approximately $15.2 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	2	12,467	221,074	14.70%
2010	1	1,460	37,960	2.92%
2011	2	6,127	125,794	9.98%
2012	1	6,324	132,804	11.71%
2013	—	—	—	—
2014	3	58,317	761,904	76.08%
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at the Market at Hilliard expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	11.58
2004	94%	6.65
2003	100%	12.48

Fabyan Randall Plaza; Batavia, Illinois

On June 29, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Fabyan Randall Plaza containing approximately 89,503 gross leasable square feet. The center is located at 1942 West Fabyan Parkway in Batavia, Illinois. Fabyan Randall Plaza was built over a two-year period beginning in 2002. As of August 16, 2006, this property was ninety-one (91%) occupied, with a total of approximately 81,373 square feet leased to 10 tenants. The property is located in the Chicago market area and the Kane County submarket and competes with at least four (4) other retail centers in this submarket for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Quincy Development, LLC, for approximately $26 million. Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $13.4 million and paid the remaining amount of $12.6 million in cash. The annual interest rate of the loan is fixed at 5.375% per annum. The terms of the loan will require MB REIT to make monthly interest payments in the amount of approximately $60,101 until the loan matures on November 1, 2013. The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) will be due at maturity. MB REIT may, under certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

MB REIT does not intend to make significant repairs or improvements to the property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Four (4) retail tenants, Trader Joe’s, Walgreens, Circuit City and Office Depot, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	LeaseTerm
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Trader Joe’s	10,900	12	14.22	3/5 yr.	12/03	01/08
			15.35		02/08	02/08
			15.64		03/08	01/13
			16.87		02/13	02/13
			17.21		03/13	01/14

Walgreens	14,490	16	25.53	—	05/03	05/78	*

Circuit City	32,924	37	19.00	4/5 yr.	11/02	01/13
			19.49		02/13	01/18
			19.99		02/18	01/23

Office Depot	11,300	13	17.50	4/5 yr.	09/03	09/18

*Walgreens has the option to terminate its lease as of May 31, 2028 upon giving 12 months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving 12 months notice to the lessor.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $286,000. The real estate taxes payable were calculated by multiplying Fabyan Randall Plaza’s assessed value by a tax rate of 7.0%.

For federal income tax purposes, the depreciable basis in this property will be approximately $19.5 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	1	1,912	45,888	2.48%
2007	2	6,030	151,872	8.39%
2008	4	5,779	187,346	11.18%
2009	1	1,397	41,910	2.81%
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	1	10,900	177,198	12.03%
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Fabyan Randall Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	91%	20.48
2004	91%	20.48
2003	90%	20.32
2002	36%	19.00

Brooks Corner; San Antonio, Texas

On June 26, 2006, MB REIT purchased a fee simple interest in an newly constructed shopping center known as Brooks Corner Shopping Center which contains approximately 166,205 gross leasable square feet, excluding ground lease space. The center is located at 3143 SE Military Road in San Antonio, Texas. Brooks Corner was built over a two-year period beginning in 2004. As of August 16, 2006, this property was eighty-five percent (85%) occupied, with a total of approximately 140,705 square feet leased to nineteen (19) tenants. This property is located in the San Antonio primary trade area and competes with at least five other retail centers within this trade area for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Brooks Corner Phase Two, L.P., for approximately $30.4 million in cash, of which approximately $4.4 million was placed in escrow with a third party escrow agent to fund a potential earnout to the seller, payable upon the leasing of 25,500 square feet of vacant and unoccupied space. The escrow will be maintained for a period not to exceed eighteen (18) months; the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released to the seller once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount

MB REIT does not intend to make significant repairs or improvements to it over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two (2) retail tenants, Ross Dress for Less and Conns, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Ross Dress for Less	30,105	18	9.00	5/5 yr.	09/05	01/16

Conns	30,000	18	9.00	4/5 yr.	11/05	11/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $111,226. The real estate taxes payable were calculated by multiplying Brooks Corner’s assessed value by a tax rate of 3.0%.

For federal income tax purposes, the depreciable basis in this property will be approximately $22.8 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	5	13,300	299,600	16.16%
2011	6	29,800	438,013	27.85%
2012	2	8,250	146,250	12.88%
2013	—	—	—	—
2014	—	—	—	—
2015	3	46,722	519,200	52.50%

The table below sets forth certain information with respect to the occupancy rate at Brooks Corner expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	40%	15.19

Ahold Portfolio; Connecticut, Massachusetts, New Jersey, Rhode Island and South Carolina

On June 8, 2006, we entered into eight joint ventures with CE Investment Associations 2001, LLC, an unaffiliated third party, to purchase fee title in eight existing freestanding retail buildings leased to the following tenants:

Property	Address	Square Feet
Stop & Shop	605 Metacom Avenue, Bristol, Rhode Island	63,128
Stop & Shop	70 Mendon Road, Cumberland, Rhode Island	85,799
Stop & Shop	19 Temple Street, Framingham, Massachusetts	64,917
Stop & Shop	99 Charles Street, Malden, Massachusetts	79,229
Stop & Shop	505 N. Main Street, Southington, Connecticut	64,948
Stop & Shop	450 Paradise Road, Swampscott, Massachusetts	65,268
Stop & Shop	542 Berlin-Cross Keys Road, Sicklerville, New Jersey	68,323
Bi-Lo Store	1315 South Pleasantburg Drive, Greenville, South Carolina	55,718

		547,330

The equity contributed by the joint venture partner is as follows:

Property	Equity Contributed	Equity Interest
Stop & Shop - Bristol	$4,722,647	5.50%
Stop & Shop - Cumberland	6,507,875	5.50%
Stop & Shop - Framingham	5,230,828	5.50%
Stop & Shop - Malden	7,197,205	5.50%
Stop & Shop - Southington	6,289,891	5.50%
Stop & Shop - Swampscott	6,245,536	5.50%
Stop & Shop - Sicklerville	4,816,874	5.50%
Bi-Lo Store - Greenville	2,419,144	5.50%

In connection with the closing of the transactions, we made capital contributions in exchange for controlling equity interest in the properties. We made the capital contributions with our own funds and financing proceeds obtained at the time of closing. The loans are in the amounts, terms, and at the rates as follows:

Property	Amount	Term	Rate
Stop & Shop - Bristol	$8,368,067	25 Years	5.01%
Stop & Shop - Cumberland	11,531,000	7 Years	5.17%
Stop & Shop - Framingham	9,268,514	25 Years	5.17%
Stop & Shop - Malden	12,752,742	25 Years	5.17%
Stop & Shop - Southington	11,145,000	7 Years	5.17%
Stop & Shop - Swampscott	11,066,477	25 Years	5.17%
Stop & Shop - Sicklerville	8,535,000	7 Years	5.17%
Bi-Lo Store - Greenville	4,286,000	7 Years	5.17%

Each loan is secured by its corresponding property and requires interest only payments until maturity.

These properties compete with other supermarket anchored centers within the area and their economic performance could be affected by changes in local economic conditions. The following table indicates the number of competitive supermarkets for each property in this portfolio:

Lessee	Competitive Supermarkets	County/Market Area
Stop & Shop - Bristol	22	Bristol, Providence & Boston
Stop & Shop - Cumberland	20	Providence
Stop & Shop - Framingham	29	Middlesex & Boston
Stop & Shop - Malden	37	Middlesex & Boston
Stop & Shop - Southington	4	Hartford/Hartford
Stop & Shop - Swampscott	37	Essex/Boston
Stop & Shop - Sicklerville	7	Camden/Philadelphia Metro
Bi-Lo Store - Greenville	11	Greenville/Greenville

We believe that the properties in this portfolio will be adequately covered by insurance.

Each tenant leases one hundred percent 100%) of the total gross area of each respective property in this portfolio. The lease with each respective tenant require the tenant to pay base annual rent on a monthly basis as follows:

		Renewal	Base Rent per Square Foot per	Lease Term
Lessee	Square Feet	Options	Annum ($)	Beginning	To
Stop & Shop - Bristol	63,128	8/5 yr.	14.51	01/02	12/06
			15.02	01/07	12/11
			15.53	01/12	12/16
			16.04	01/17	12/21
			16.55	01/22	12/26

Stop & Shop - Cumberland	85,799	11/5 yr.	14.73	01/02	12/06
			15.23	01/07	12/11
			15.73	01/12	12/16
			16.23	01/17	12/21
			16.73	01/22	12/26

Stop & Shop - Framingham	64,917	11/5 yr.	15.68	01/02	12/06
			16.18	01/07	12/11
			16.68	01/12	12/16
			17.18	01/17	12/21
			17.68	01/22	12/26

Stop & Shop - Malden	79,299	11/5 yr.	17.77	01/02	12/06
			18.24	01/07	12/11
			18.71	01/12	12/16
			19.18	01/17	12/21
			19.65	01/22	12/26

Stop & Shop - Southington	64,948	11/5 yr.	18.94	01/02	12/06
			19.45	01/07	12/11
			19.96	01/12	12/16
			20.47	01/17	12/21
			20.97	01/22	12/26

Stop & Shop - Swampscott	65,268	11/5 yr.	18.72	01/02	12/06
			19.22	01/07	12/11
			19.72	01/12	12/16
			20.22	01/17	12/21
			20.72	01/22	12/26

Stop & Shop - Sicklerville	68,323	11/5 yr.	13.66	01/02	12/06
			14.16	01/07	12/11
			14.66	01/12	12/16
			15.16	01/17	12/21
			15.66	01/22	12/26

Bi-Lo Store - Greenville	55,718	11/5 yr.	8.22	01/02	12/06
			8.72	01/07	12/11
			9.22	01/12	12/16
			9.71	01/17	12/21
			10.21	01/22	12/25

The tenants for each respective property in this portfolio are responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases. Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $4,013,300 in the aggregate. The real estate taxes payable were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the depreciable basis in these properties, if acquired, will be approximately $97.8 million. We calculate depreciation expense for tax purposes using the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. The following table indicates the taxes, tax rates and estimated tax depreciation for each property.

	Real Estate	Real Estate	Income Tax
	Tax	Tax	Depreciation
Property	Amount ($)	Rate (%)	Basis
Stop & Shop – Bristol	113,209	10.25	10,600,000
Stop & Shop – Cumberland	94,648	10.75	14,700,000
Stop & Shop - Framingham	264,792	31.21	11,800,000
Stop & Shop - Malden	211,862	19.39	16,200,000
Stop & Shop - Southington	120,637	29.43	14,200,000
Stop & Shop - Swampscott	2,906,273	20.87	14,100,000
Stop & Shop - Sicklerville	243,353	43.69	10,800,000
Bi-Lo Store - Greenville	58,526	30.47	5,400,000

Totals	4,013,300		97,800,000

Each property’s lease in this portfolio does not expire within the next ten (10) years.

The table below sets forth certain information with respect to the occupancy rate at each of the properties in this portfolio expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for the five years ended December 31, 2001, 2002, 2003, 2004 and 2005.

Property	Occupancy Rate as of December 31, 2001 - 2005	Effective Annual Rental Per Square Foot ($) December 31, 2001 - 2005
Stop & Shop – Bristol	100%	14.51
Stop & Shop – Cumberland	100%	14.73
Stop & Shop - Framingham	100%	15.68
Stop & Shop - Malden	100%	17.77
Stop & Shop - Southington	100%	18.94
Stop & Shop - Swampscott	100%	18.72
Stop & Shop - Sicklerville	100%	13.66
Bi-Lo Store - Greenville	100%	8.22

Lincoln Mall; Lincoln, Rhode Island

On May 31, 2006, MB REIT acquired, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing shopping center known as Lincoln Mall. Lincoln Mall is located at 620 George Washington Highway in Lincoln, Rhode Island and contains approximately 379,082 gross leasable square feet (excluding ground lease space). Lincoln Mall was originally constructed as an enclosed regional mall in 1974. Beginning in 1999 with the demolition of a portion of the mall, the property underwent significant transformation and renovation with two phases completed in 2002 and 2005, respectively. As of August 16, 2006, this property was approximately ninety-three percent (93%) occupied, with a total of approximately 369,646 square feet (excluding ground lease space) leased to forty-six (46) tenants, including one ground least tenant. This property is part of the Warwick/Cranston retail market and competes with at least seven other retail centers within this market area for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, LB Lincoln Mall Holdings, LLC, for approximately $60.5 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral. MB REIT does not intend to make significant repairs or improvements to it over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases. MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Stop & Shop, Lincoln Educational Services and Marshalls, each lease ten percent (10%) or more of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Stop & Shop	56,040	15	16.50	10/5 yr	09/05	08/10
			17.00		09/10	08/15
			17.50		09/15	08/20

Lincoln Educational Services*	40,000	11	10.00	2/5 yr	05/04	05/14

Marshalls	39,239	10	6.50	3/5 yr	10/02	09/03
			1.89		10/03	10/03
			Percentage Rent Only		11/03	11/03
			7.12		12/03	12/03
			7.88		01/04	09/07
			8.01		10/07	10/07
			8.38		11/07	10/12

*This tenant is expected to expand its space by 18,881 gross leasable square feet at $10.00 per square foot.

Real estate taxes payable in 2005 and 2006 for the tax year ended December 2005 (the most recent tax year for which information is generally available) were approximately $764,409. The real estate taxes payable were calculated by multiplying Lincoln Mall’s assessed value by a tax rate of 24.62%.

For federal income tax purposes, the depreciable basis in this property is approximately $45.4 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	3	3,590	110,015	2.28%
2007	—	—	—	—
2008	5	43,214	442,992	9.28%
2009	2	2,157	34,998	0.81%
2010	5	30,950	417,412	9.53%
2011	4	11,286	179,697	4.46%
2012	3	49,828	469,359	12.17%
2013	2	29,280	186,100	5.49%
2014	3	70,381	753,260	23.46%
2015	9	34,644	613,757	24.36%

The table below sets forth certain information with respect to the occupancy rate at Lincoln Mall expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. The historical information relating to the occupancy of the property for 2001 was not available.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	78%	13.14
2004	71%	12.72
2003	57%	11.54
2002	55%	11.67

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Shakopee Shopping Center; Shakopee, Minnesota

On April 6, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in an existing shopping center known as Shakopee Shopping Center containing approximately 103,442 gross leasable square feet. The center is located at 1698 Vierling Drive in Shakopee, Minnesota. Shakopee Shopping Center was built in 2000 and retrofitted in 2004. As of August 16, 2006, this property was one-hundred percent (100%) occupied, with a total of approximately 103,442 square feet leased to two (2) tenants. This property is located in the Minneapolis/St. Paul market and the southwest submarket. This property competes with at least two nearby retail centers, one of which is anchored by Cub Foods, and possibly others within its market and submarket.

MB REIT purchased this property from an unaffiliated third party, Continental 95 Fund, LLC, for a purchase price of approximately $16.0 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral. MB REIT does not intend to make significant repairs or improvements to it over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases. MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Roundy’s and Gold’s Gym, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Roundy’s (Rainbow Foods)	67,470	65	12.95	4/5 yr	09/04	12/25

Gold’s Gym	35,972	35	11.30	2/5 yr	08/05	08/05
			2.96		09/05	03/06
			8.76		04/06	03/11
			9.23		04/11	03/16
			10.17		04/16	03/20

The Roundy’s lease prohibits the landlord from leasing any space in the center or within a one-mile radius for use as a retail grocery, packaged liquor store or for the sale of any food products.

Real estate taxes paid in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $277,600. The real estate taxes paid were calculated by multiplying Shakopee Shopping Center’s assessed value by a tax rate of 3.294%.

For federal income tax purposes, the depreciable basis in this property will be approximately $12 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

None of the leases at this property expire in any of the next ten years.

The table below sets forth certain information with respect to the occupancy rate at Shakopee Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	9.48
2004	65%	12.95

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants pay these expenses up to a certain amount.

Canfield Plaza; Canfield, Ohio

On April 5, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in an existing shopping center known as Canfield Plaza containing approximately 100,958 gross leasable square feet. The center is located at 525 East Main Street in Canfield, Ohio. Canfield Plaza was built in 1961 and substantially renovated in 1999. As of August 16, 2006, this property was eighty-eight percent (88%) occupied, with a total of approximately 88,744 square feet leased to ten (10) tenants. This property is located in a primary trade area the center of which is southeast of Youngstown, Ohio and competes with approximately thirty-six other retail centers within this area for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Maple Leaf Expansion, Inc., for approximately $13.8 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral. MB REIT does not intend to make significant repairs or improvements to it over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases. MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Giant Eagle and Dollar Tree, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Giant Eagle	58,449	58	11.25	6/5 yr	06/99	06/19

Dollar Tree	10,074	10	6.50	2/5 yr	03/02	03/07

Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $140,345. The real estate taxes payable were calculated by multiplying Canfield Plaza’s assessed value by a tax rate of 6.4587%.

For federal income tax purposes, the depreciable basis in this property will be approximately $10.3 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	2	4,993	60,513	5.90%
2007	1	10,074	65,481	6.77%
2008	3	13,391	118,399	13.13%
2009	3	5,112	71,568	9.12%
2010	0	—	—	—
2011	0	—	—	—
2012	0	—	—	—
2013	0	—	—	—
2014	1	6,051	60,510	8.43%
2015	0	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Canfield Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	88%	10.88
2004	85%	10.85
2003	74%	10.80
2002	74%	10.64
2001	64%	11.28

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants pay these expenses up to a certain amount.

Southgate Apartments; Louisville, Kentucky

On March 2, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in approximately 14.4 acres of property in Louisville, Kentucky that contains an existing apartment complex known as Southgate Apartments. The property has eleven three-story apartment buildings containing 256 apartment units and 33 garage spaces in the aggregate. There are 116 one-bedroom units and 140 two-bedroom units. Some of the units are two levels with a loft area. The apartment complex is located at 10960 Southgate Manor Drive in Louisville, Kentucky. Southgate Apartments was built during 2001 and 2002. As of August 16, 2006, this property was ninety-one (91%) occupied, with approximately 233 units leased. This property is located in the metropolitan Louisville market and

South Central submarket. There are at least five comparable apartment rental properties in the submarket that might compete with this property.

MB REIT purchased this property from an unaffiliated third party, Southgate Group, LLC, for an aggregate purchase price of approximately $19.5 million. MB REIT purchased this property for cash but may later borrow monies using this property as collateral. MB REIT does not intend to make significant repairs or improvements over the next few years. MB REIT is of the opinion that the property is adequately covered by insurance.

No tenant occupies ten percent or more of the rentable square footage. Because the property contains apartments, no principal business, occupation or profession being carried on in, or from, the building is apparent.

Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $134,300. The real estate taxes paid were calculated by multiplying the assessed value of Southgate Apartments by a tax rate of 9.84%.

For federal income tax purposes, the depreciable basis in this property will be approximately $14.6 million. MB REIT calculates depreciation expense for tax purposes by using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 27.5 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	114	102,000	931,092	49.50%
2007	119	106,890	949,896	100.00%
2008	0	—	—	—
2009	0	—	—	—
2010	0	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Southgate Apartments expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year ending December 31,	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	98%	9.25
2004	66%	9.51
2003	57%	9.17
2002	61%	9.28
2001	7%	9.74

Hunting Bayou; Jacinto City, Texas

On February 9, 2006, MB REIT purchased a fee simple interest in an existing retail center known as Hunting Bayou, containing approximately 133,165 gross leasable square feet. The center is located at 11410-11430 I-10 East in Jacinto City, Texas. Hunting Bayou was built in 1985. As of August 16, 2006, this property was eighty-three percent (83%) occupied, with approximately 111,980 square feet leased to nineteen (19) (including Chase Bank ATM) tenants. Three (3) of the twenty (20) lessees had not moved into their respective spaces and, therefore, were not in possession at that date. This property is located in the Houston market and Northeast Houston submarket and is considered to have a primary trade area of approximately three to five miles.

MB REIT purchased this property from an unaffiliated third party, Hunting Bayou, Limited Partnership, for an aggregate purchase price of approximately $20.3 million, of which approximately $3.2 million was placed in escrow with a third party escrow agent to fund a potential earnout payable upon the leasing of certain vacant and unoccupied space. In addition, the aggregate purchase price may be increased up to approximately $22.3 million if actual rents achieved for vacant space leased after the closing exceed certain specified pro forma amounts. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants doing business as 24-Hour Fitness and MTI College of Business, respectively, each lease more than ten percent (10%) of the total gross leasable area of the property. 24 Hour Fitness is a health club facility that offers aerobic, cardiovascular and weightlifting activities. MTI College of Business is a higher education facility offering associate degrees and instruction in business technology, computer technology, web technology, bilingual business, massage technology, medical assisting and English as a second language. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
24 Hour Fitness	43,460	33	6.88	4/5 yr	01/99	01/02
			7.88		02/02	10/05
			9.80		11/05	01/14

MTI College of Business	33,650	25	7.50	1/5 yr	05/04	11/06
			7.50		12/06	05/09

Real estate paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $193,000. The real estate taxes paid were calculated by multiplying Hunting Bayou’s assessed value by a tax rate of 3.149%.

For federal income tax purposes, the depreciable basis in this property will be approximately $12.5 million. MB REIT calculates depreciation expense for tax purposes by using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring		Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	1		3,090	37,080	3.32%
2007	2		7,005	95,927	8.20%
2008	2		5,660	82,116	7.64%
2009	5		38,625	343,545	34.59%
2010	5		6,225	107,535	16.42%
2011	3	*	14,885	116,476	18.06%
2012	—		—	—	—
2013	—		—	—	—
2014	1		43,460	426,000	80.63%
2015	2		6,235	102,365	100.00%

*Includes Pump It Up and Grocery Services leases, the expiration dates of which could change depending upon, among other things, the date on which the tenant takes possession.

The table below sets forth certain information with respect to the occupancy rate at Hunting Bayou expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year ending December 31,	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	83%	8.76
2004	77%	8.16
2003	47%	9.48
2002	46%	9.37
2001	42%	8.98

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Lakewood Shopping Center; Margate, Florida

On January 27, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Lakewood Shopping Center, containing approximately 133,030 gross leasable square feet (excluding ground lease space). The center is located at State Road #7 and West Atlantic Boulevard in Margate, Broward County, Florida. Lakewood Shopping Center was built in 1987, (which included an outlot developed in 1972), and was redeveloped from 2002 through 2004. As of August 16, 2006, this property was one-hundred percent (100%) occupied with approximately 133,030 square feet leased to thirty (30) tenants (excluding ground lease tenants). This property is located in the northwest Broward submarket, which includes Coconut Creek, Coral Springs and Margate. There were four (4) new or proposed developments within this submarket as of July 2005 and eleven (11) retail centers that were built or under construction in 2004 within Broward County, each of which may compete with Lakewood Shopping Center and affect its economic performance.

MB REIT purchased this property from an unaffiliated third party, Lakewood Associates, Ltd., for an aggregate purchase price of approximately $26.2 million. Of this amount, MB REIT assumed at closing a mortgage loan in principal amount of approximately $11.7 million and paid the remaining approximately $15 million in cash. The annual interest rate of the loan is fixed at 6.01% per annum. The terms of the loan require MB REIT to make monthly payments of interest only through February 1, 2011 and monthly payments of principal and interest thereafter until the loan matures in April 2024. The approximate amount of each required monthly interest only payment is $59,150, and the approximate amount of each required monthly principal and interest payment is $78,034. The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) will be due at maturity. Until ninety (90) days prior to maturity, prepayment is permitted in full, but not in part, upon written notice of the intent to prepay thirty (30) days prior and payment of a prepayment premium. Within ninety (90) days of maturity, prepayment may be made in full without a prepayment premium.

MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, doing business as Marshalls and Walgreens, respectively, each lease more than ten percent (10%) of the total gross leasable area of this property. Marshalls is an off-price family apparel and home fashion retailer, and Walgreens operates drugstores engaged in the retail sale of prescription and nonprescription drugs and general merchandise. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Marshalls	29,923	22	8.25	3/5 yr	08/02	08/07
			9.00		08/07	08/12

Walgreens	14,490	11	19.46	—	11/02	11/77	*

*Walgreens has an option to terminate the lease on November 30, 2027, and a similar option every five years thereafter until November 30, 2072, by providing six months notice of termination.

Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $320,000. The amount of real estate taxes paid was calculated by multiplying Lakewood Shopping Center’s assessed value by a tax rate of 2.51%.

For federal income tax purposes, the depreciable basis in this property is approximately $20 million. MB REIT calculates depreciation expense for tax purposes by using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to leases the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	2	18,376	223,990	11.13%
2008	8	28,201	429,553	24.02%
2009	7	22,052	358,826	26.19%
2010	5	9,500	162,488	15.97%
2011	2	7,410	85,200	9.90%
2012	2	31,113	287,762	36.96%
2013	2	8,100	102,915	20.85%
2014	2	5,680	111,209	28.28%
2015	0	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Lakewood Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	97%	12.67
2004	96%	12.13
2003	85%	11.59

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Thermo Process Systems Office/Warehouse & Distribution Facility; Sugar Land, Texas

On January 17, 2006, MB REIT purchased a fee simple interest in a freestanding office/warehouse and distribution facility leased to Thermo Process Systems, containing approximately 150,000 gross leasable square feet. The building is located at 1410 Gillingham Lane in Sugar Land, Texas. The building was constructed in 2001 and expanded in 2005 for Thermo Process Systems, which leases one hundred percent (100%) of the total gross leasable area of the property. However, in accordance with the terms of the tenant’s lease, the tenant pays base rent on the initial square footage of the building consisting of approximately 120,000 gross leasable square feet. The remaining 26,000 gross leasable square feet can be used by the tenant but they are not obligated to pay rent. This property competes with five (5) industrial facilities within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 1410 Gillingham, Ltd., for a cash purchase price of approximately $13.9 million and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes paid in 2005 for the tax year ended 2004 (the most recent tax year for which information is generally available) were approximately $32,000. The amount of real estate taxes is calculated by multiplying Thermo Process Systems’ assessed value, divided by 100, by a tax rate of 1.75%.

For federal income tax purposes, MB REIT’s depreciable basis in this property is approximately $10.4 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate			Per Square
	GLA Leased	% of Total	Renewal	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Annum ($)	Beginning	To
Thermo Process Systems	150,000	100	None	6.40	12/05	9/10
				7.04	10/10	11/15

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	0	—	—	—
2007	0	—	—	—
2008	0	—	—	—
2009	0	—	—	—
2010	0	—	—	—
2011	0	—	—	—
2012	0	—	—	—
2013	0	—	—	—
2014	0	—	—	—
2015	1	150,000	1,056,000	100%

The property was built for a tenant in 2001 that never occupied the building and therefore it was vacant prior to October 2005.

Stop & Shop; Hyde Park, New York

On January 5, 2006, we entered into a joint venture with Columbia Hyde Group, L.L.C. and acquired an interest in a freestanding retail building leased to The Stop & Shop Supermarket Company containing approximately 52,500 of gross leasable square feet. The building is located at 5 St. Andrews Road in Hyde Park, New York. The building was constructed in 1998. One tenant, The Stop & Shop Supermarket Company, leases one hundred percent (100%) of the total gross leasable area of the property. This property competes with five (5) other supermarket anchored centers that are located in the Hyde Park area and its economic performance could be affected by changes in local economic conditions.

We made a capital contribution to the joint venture in the amount of $8.7 million and received an equity interest representing approximately sixty-seven percent (67%). We made a capital contribution to the joint venture with our own funds and with financing proceeds obtained at the time of closing. The loan is in the amount of approximately $8.1 million, is secured by the property and requires interest only payments at an annual rate of 5.245% and matures in February 2013.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

We are of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $174,000. The real estate taxes payable were calculated by multiplying Stop & Shop - Hyde Park’s assessed value by a tax rate of 38.61%.

For federal income tax purposes, our depreciable basis in this property will be approximately $10.3 million. We calculate depreciation expense for tax purposes, using the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The lease requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($ )	Options	Beginning	To
The Stop & Shop Supermarket Company	52,500	100	14.71	10/5 yr.	09/00	11/00
			15.71		12/00	11/02
			16.71		12/02	11/04
			17.71		12/04	11/07
			18.71		12/07	11/12
			19.71		12/12	11/17
			20.71		12/17	11/22
			21.71		12/22	11/25

The lease at this property does not expire in the next ten years.

The table below sets forth certain information with respect to the occupancy rate at Stop & Shop – Hyde Park expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	17.71
2004	100%	16.71
2003	100%	16.71
2002	100%	15.71
2001	100%	15.71

Monadnock Marketplace; Keene, New Hampshire

On January 4, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Monadnock Marketplace containing approximately 200,633 gross leasable square feet. The center is located at 20 Ashbrook Road in Keene, New Hampshire. Monadnock Marketplace was built between 2003 and 2005. As of August 16, 2006, this property is one hundred percent (100%) occupied, with a total of approximately 200,633 square feet leased to 12 tenants. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Konover Development Corporation, for a cash purchase price of approximately $48.8 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $202,000. The real estate taxes payable were calculated by multiplying Monadnock Marketplace’s assessed value divided by 1000 by a tax rate of 26.19%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $36.6 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Four tenants, Price Chopper, Michaels, Bed, Bath & Beyond and Circuit City, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

				Base Rent
	Approximate			Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Option	Beginning	To
Price Chopper	73,883	37	17.89	4/5 yr	12/05	12/25

Michaels	21,718	11	16.25	3/5 yr	10/05	10/20

Bed, Bath & Beyond	20,900	10	13.50	3/5 yr	10/03	01/14
			13.75		02/14	01/19

Circuit City	20,413	10	16.00	5/5 yr	10/05	01/17

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	0	—	—	—
2007	0	—	—	—
2008	0	—	—	—
2009	1	1,900	43,700	1.27%
2010	0	—	—	—
2011	0	—	—	—
2012	0	—	—	—
2013	1	9,590	171,181	5.05%
2014	0	—	—	—
2015	3	23,585	405,250	12.48%

The table below sets forth certain information with respect to the occupancy rate at Monadnock Marketplace expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	17.00
2004	35%	16.38
2003	24%	16.12

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Cinemark 12 – Silverlake; Pearland, Texas

On December 28, 2005, MB REIT acquired a freestanding single-user building located at Silverlake Village in Pearland, Texas containing approximately 38,910 of gross leasable square feet. The building was built in 2004. One tenant, Cinemark, leases one hundred percent (100%) of the total gross leasable area of the building. This property competes with five (5) other movie theaters located in the Houston area within approximately 15 miles of the property, and its economic performance could be affected by changes in local economic conditions.

The acquisition was completed through the assignment from Inland American Acquisitions, Inc., a wholly owned indirect subsidiary of The Inland Real Estate Transactions Group, Inc., to MB REIT of all of the outstanding membership interests in two limited liability companies, Inland American Pearland Silverlake Village GP, L.L.C. and Inland American Pearland Silverlake Village LP, L.L.C., owning all of the outstanding general and limited partnership interests in the partnership, A-S 68 HWY 288-Silverlake, L.P., which holds title to the property for approximately $9.3 million. This partnership owned the property subject to a loan of approximately $9.45 million from Inland Western Retail Real Estate Trust, Inc. Inland American Acquisitions, Inc. repaid this loan using the proceeds from the assignment.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Per Annum	Options	Beginning	To
Cinemark	38,910	100	16.00	4/5 yr	09/05	08/10
			16.50		09/10	08/15
			17.00		09/15	08/20
			17.50		09/20	08/25

The lease at this property does not expire in the next ten years.

The table below sets forth certain information with respect to the occupancy rate at Cinemark 12 - Silverlake expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	16.00

Triangle Center; Longview, Washington

On December 23, 2005, MB REIT purchased a fee simple interest in an existing shopping center known as Triangle Center containing approximately 253,064 gross leasable square feet. The center is located at 1305 Ocean Beach Highway in Longview, Washington. Triangle Center was originally developed in the 1960s and underwent a major renovation including demolition of existing structures for redevelopment during 2004 and 2005. As of August 16, 2006, this property was ninety-eight percent (98%) occupied, with a total of approximately 247,814 square feet leased to 36 tenants. This property competes with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Kimco Longview, L.L.C., for a cash purchase price of approximately $40 million. A third party escrow agent retains master lease funds for approximately 2,800 gross leasable square feet of space. The master lease escrow is maintained by the escrow agent for a period not to exceed twelve (12) months and the amount was determined by application of pro forma rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Ace Hardware, Ross Dress for Less and Triangle Bowl, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Ace Hardware	31,574	12	8.00	3/5 yr.	11/99	11/04
			8.80		12/04	11/09
			9.68		12/09	11/14

Ross Dress for Less	29,793	12	Abated	4/5 yr.	12/04	05/05
			9.50		06/05	01/11
			10.00		02/11	01/16

Triangle Bowl	30,000	12	3.50	2/5 yr.	09/05	08/10
			4.00		09/10	08/15

Information regarding real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $196,875. The real estate taxes payable were calculated by multiplying Triangle Center’s assessed value by a tax rate of 13.5576%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $30 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following tables set forth certain information with respect to the expiration of leases: currently in place at the property

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	3	4,030	61,614	2.16%
2007	2	2,500	46,980	1.67%
2008	1	3,600	62,986	2.26%
2009	7	17,038	252,568	9.23%
2010	9	22,969	481,424	18.93%
2011	4	26,100	208,300	9.86%
2012	0	—	—	—
2013	0	—	—	—
2014	1	31,574	305,640	16.01%
2015	7	73,646	816,159	50.87%

The table below sets forth certain information with respect to the occupancy rate at Triangle Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	95%	11.01
2004	36%	10.63

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Bay Colony Town Center; League City, Texas

On December 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Bay Colony Town Center, containing approximately 92,200 of gross leasable square feet (excluding ground lease space). The center is located at 1807 FM 646 in League City, Texas. Bay Colony Town Center was built in 2004. As of August 16, 2006, this property was eighty percent (80%) occupied, with approximately 78,097 square feet (excluding ground lease space) leased to twenty-four (24) tenants (including two ground lease tenants). This property competes with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 56 IH-45 South FM 646, L.P., for a cash purchase price of approximately $41.8 million of which $4.5 million remains in a separate escrow to fund a future earnout regarding 14,103 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, HCA Hospital, University of Texas Medical Branch and Walgreens, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Mainland Medical Center	10,000	11	18.00	—	02/05	02/10

The University of Texas Medical Branch	9,920	11	22.00	—	03/05	03/10
			23.00	—	04/10	03/15

Walgreens	14,820	16	20.71	—	11/05	09/80	*

*Walgreens has an option to terminate the lease on September 30, 2030, and a similar option every five years thereafter until September 30, 2075, by providing six months notice of termination.

Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $281,000. The real estate taxes payable were calculated by multiplying Bay Colony Town Center’s assessed value by a tax rate of 3.542%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $30.1 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	0	—	—	—
2007	0	—	—	—
2008	0	—	—	—
2009	3	5,639	144,352	5.86%
2010	8	21,725	460,094	19.37%
2011	2	6,654	129,382	6.71%
2012	1	2,787	55,740	3.10%
2013	0	—	—	—
2014	0	—	—	—
2015	6	21,972	521,109	29.25%

The table below sets forth certain information with respect to the occupancy rate at Bay Colony Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	82%	30.33
2004	50%	36.54

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Tomball Town Center; Tomball, Texas

On December 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Tomball Town Center, containing approximately 61,305 of gross leasable square feet. The center is located at 14090, 14080, 14030 FM 2920 in Tomball, Texas. Tomball Town Center was built in 2004. As of August 16, 2006, this property was eighty-three (83%) occupied, with approximately 51,113 square feet leased to twenty (20) tenants. This property competes with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 62 HWY 249-FM 2920, L.P., for a cash purchase price of approximately $20.3 million of which $3.2 million was placed in a separate escrow to be paid to the seller for 10,192 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Hollywood Video, leases more than ten percent (10%) of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate			Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Hollywood Video	6,100	10	21.50	4/5 yr	02/05	02/15

Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $150,000. The real estate taxes payable were calculated by multiplying Tomball Town Center’s assessed value by a tax rate of 2.801%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $15.2 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	0	—	—	—
2007	0	—	—	—
2008	0	—	—	—
2009	2	3,500	79,100	6.86%
2010	10	25,436	575,463	52.96%
2011	2	3,400	74,800	11.38%
2012	0	—	—	—
2013	0	—	—	—
2014	0	—	—	—
2015	5	16,377	380,460	65.22%

The table below sets forth certain information with respect to the occupancy rate at Tomball Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	72%	22.03
2004	37%	22.55

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Walgreens; Springfield, Missouri

On December 20, 2005, MB REIT purchased a leasehold interest in an existing single-user building known as Walgreens, containing approximately 14,560 of gross leasable square feet. The building is located at National and Cherokee in Springfield, Missouri. The building was built in 2003. One tenant, Walgreens, leases 100% of the total gross leasable area of the property. This property competes with four other drug stores located within miles of the property’s market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 63 National-Cherokee L.P., for a cash purchase price of approximately $3.6 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $18,000. The real estate taxes payable were calculated by multiplying Walgreens’ assessed value divided by 100 by a tax rate of 5.72%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.7 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate GLA Leased	% of Total	Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum, ($)	Options	Beginning	To
Walgreens	14,560	100	21.66	—	01/06	01/73

The lease at this property does not expire in the next ten years.

The table below sets forth certain information with respect to the occupancy rate at Walgreens expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	21.66
2004	100%	21.66
2003	100%	21.66

In general, the tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant pay these expenses up to a certain amount.

Stables at Town Center; Spring, Texas

On December 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Stables at Town Center, containing approximately 93,568 gross leasable square feet (excluding ground lease space). The center is located at 8765 Spring Cypress in Corpus Christi, Texas. Stables at Town Center was built between 2001 and 2002. As of August 16, 2006, this property was eighty-eight percent (88%) occupied, with approximately 81,896 square feet (excluding ground lease space) leased to thirty (30) tenants (including two ground lease tenants). This property will be subject to competition from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from unaffiliated third parties, A-S 25 Spring Cypress - Champion Forest L.P. and Spring Cypress - Champion Forest 24, L.P., for a cash purchase price of approximately $27.9 million of which $2.3 million remains in a separate escrow to fund a future earnout regarding 11,672 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow is maintained by the escrow agent for a period not to exceed thirty-six (36) months and the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Walgreens, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Walgreens	14,490	15	19.25	—	04/02	04/62

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $221,000. The real estate taxes payable were calculated by multiplying Stables at Town Center’s assessed value divided by 100 by a tax rate of 2.74%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $20.9 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases (%)
2006	4	5,950	114,590	6.83%
2007	1	5,000	92,500	5.76%
2008	5	13,353	246,695	16.18%
2009	2	7,900	141,750	11.05%
2010	5	8,852	187,761	16.40%
2011	4	9,383	236,351	24.46%
2012	2	3,371	74,717	9.98%
2013	1	2,449	46,531	6.89%
2014	—	—	—	—
2015	2	4,448	92,908	14.78%

The table below sets forth certain information with respect to the occupancy rate at Stables at Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	87%	21.00
2004	73%	21.29
2003	70%	21.40
2002	63%	21.82
2001	17%	26.00

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Cinemark-Webster; Webster, Texas

On December 9, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as Cinemark-Webster, containing approximately 80,000 of gross leasable square feet. The building is located at 20915 Gulf Freeway in Webster, Texas. The building was built in 2001. One tenant, Cinemark, leases one hundred percent (100%) of the total gross leasable area of the property. This property competes with five (5) other movie theaters that are located in the Houston area within a 16 mile proximity to this theater and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-K 18 Cinema #2, L.P., for a cash purchase price of approximately $14.7 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $128,911. The real estate taxes payable were calculated by multiplying Cinemark-Webster’s assessed value by a tax rate of 0.0904% for county and 1.775% for city taxes, respectively.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.8 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of	Base Rent
	GLA Leased	Total	Per Square	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Foot Per Annum	Options	Beginning	To
Cinemark	80,000	100	12.94	4/5 yr.	08/00	02/21

The lease at this property does not expire in the next ten years.

The table below sets forth certain information with respect to the occupancy rate at Cinemark-Webster expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information for prior years was not available.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	12.94
2004	100%	12.94
2003	100%	12.94
2002	100%	12.94
2001	100%	12.94

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that the tenant to pay these expenses up to a certain amount.

Friendswood Shopping Center; Friendswood, Texas

On December 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Friendswood Shopping Center, containing approximately 67,428 of gross leasable square feet (excluding ground lease space). The center is located at 140 West Parkway in Friendswood, Texas. Friendswood Shopping Center was built in 2000. As of August 16, 2006, this property was ninety-two percent (92%) occupied, with a total of approximately 61,986 square feet (excluding ground lease space) leased to 14 tenants (including one ground lease tenant). This property will be subject to competition from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 30 FM 518-FM 528, L.P., for a cash purchase price of approximately $14.4 million of which approximately $1.3 million was placed in a separate escrow to fund a future earnout of 6,523 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the Seller has met their contractual obligation for these spaces. The escrow is maintained by the escrow agent for a period not to exceed thirty-six (36) months and the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds are released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion, that the property is adequately covered by insurance.

One tenant, 24-Hour Fitness, leases more than ten percent (10%) of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximateai		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
24 Hour Fitness	35,684	53	11.50	3/5 yr.	10/00	09/05
			12.88		10/05	09/10
			14.42		10/10	09/15

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $123,007. The real estate taxes payable were calculated by multiplying Friendswood Crossing’s assessed value by a tax rate of 1.52% for both county and city taxes.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $10.8 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	0	—	—	—
2007	2	2,635	39,316	4.23%
2008	1	2,701	41,865	4.70%
2009	2	5,119	76,785	9.05%
2010	1	5,867	88,005	11.21%
2011	4	7,518	136,327	18.43%
2012	0	—	—	—
2013	0	—	—	—
2014	0	—	—	—
2015	1	35,684	514,563	84.50%

The table below sets forth certain information with respect to the occupancy rate at Friendswood Crossing expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information for prior years was not available.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	83%	14.46
2004	83%	13.58
2003	75%	12.59
2002	71%	13.30
2001	65%	13.15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Lake View Technology Center I; Suffolk, Virginia

On December 2, 2005, MB REIT acquired a freestanding office building leased to the General Services Administration (GSA) for the U.S. Joint Force Command through the purchase of all of the membership interests of a limited liability company holding title to this center for approximately $24.5 million. The center contains approximately 110,007 of gross leasable square feet. The building is located at 115 Lakeview Parkway in Suffolk, Virginia. Lake View Technology Center I was built in 2001 and was expanded during 2004. This property competes with similar office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The limited liability company, MB Suffolk Lakeview, LLC acquired this property on October 7, 2005 from an unaffiliated third party for approximately $24.5 million. The affiliate agreed to sell MB REIT this property for the price it paid to the unaffiliated third party, plus any actual costs incurred. MB REIT subsequently acquired all of the outstanding membership interests in this limited liability company from Inland American Acquisitions, Inc. herein referred to as IAA, a wholly owned indirect subsidiary of The Inland Real Estate Transactions Group, Inc. The membership interest was transferred to MB REIT for no consideration. Inland Western Retail Real Estate Trust, Inc. provided the initial financing of $24.3 million to acquire the property. This loan was subsequently repaid on December 6, 2005 by MB REIT. On January 24, 2006, MB REIT obtained financing in the amount of approximately $14.5 million. The loan requires interest only payments at an annual rate of 4.90% and matures in February 2011.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant is obligated to pay a substantial portion of any monies spent pursuant to provisions in its respective lease.

MB REIT is of the opinion, that the property is adequately covered by insurance.

One tenant, GSA, leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
GSA - U.S. Joint Forces Command	68,330	62	18.27	—	05/04	04/06
			18.43		05/06	05/06
			18.61		06/06	04/07
			19.09		05/07	05/07
			19.61		06/07	05/14
GSA - U.S. Joint Forces Command	41,677	38	23.41	2/1 yr.	10/04	10/09
			26.82		11/09	10/14

Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005/2006 (the most recent tax year for which information is generally available) were $182,152.  The real estate taxes payable were calculated by multiplying Lake View Technology Center I’s assessed value by a tax rate of 1.34%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $18.4 million.  MB REIT uses the straight-line method to calculate depreciation expense for tax purposes.  Buildings and improvements are depreciated based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	2	110,007	2,457,890	100.00%
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Lake View Technology Center I expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information for prior years was not available.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	20.22
2004	100%	20.22

In general, the tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant pays these expenses up to a certain amount.

Atascocita Shopping Center; Humble, Texas

On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Atascocita Shopping Center containing approximately 47,326 of gross leasable square feet.  The center is located at 7072 FM 1960 East in Humble, Texas.  Atascocita Shopping Center was built in 1984 and renovated in 2003.  As of August 16, 2006, this property was ninety-five percent (95%) occupied, with approximately 44,946 square feet leased to seven tenants.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K-S31 Atascocita, L.P., for a cash purchase price of approximately $10.3 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, 24-Hour Fitness, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
24-Hour Fitness	37,264	79	13.00	3/5 yr	07/00	07/05
			14.50		08/05	07/10
			16.00		08/10	07/15

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $97,300.  The real estate taxes payable were calculated by multiplying Atascocita Shopping Center’s assessed value by a tax rate of 3.111%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.7 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	1	1,100	16,500	2.40%
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	2	2,700	48,000	6.58%
2011	2	4,182	69,003	10.13%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	1	37,264	596,224	97.35%

The table below sets forth certain information with respect to the occupancy rate at Atascocita Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	98%	14.08
2004	95%	13.44
2003	95%	13.44
2002	95%	13.44
2001	95%	13.44

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Cypress Town Center; Houston, Texas

On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Cypress Town Center containing approximately 55,000 of gross leasable square feet.  The center is located at 12220 Jones Road in Houston, Texas.  Cypress Town Center was built in 2003.  As of August 16, 2006, this property was eighty-six percent (86%) occupied, with approximately 47,170 square feet leased to 22 tenants.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 47 Jones-Cypress N. Houston, L.P., for a cash purchase price of approximately $15.3 million of which approximately $2.1 million was placed in a separate escrow to be paid to the seller for 7,830 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Total Renal Care, leases more than 10% of the gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Total Renal Care	5,950	11	18.00	—	11/05	11/10
			19.80		12/10	11/15

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $215,000.  The real estate taxes payable were calculated by multiplying Cypress Town Center’s assessed value by a tax rate of 3.331%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.5 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	6	10,010	185,710	20.03%
2009	4	11,600	220,200	29.47%
2010	5	5,950	111,825	21.13%
2011	—	—	—	—
2012	1	2,450	47,775	11.09%
2013	3	7,010	177,518	46.33%
2014	1	2,100	56,350	27.40%
2015	2	8,050	149,310	100.00%

The table below sets forth certain information with respect to the occupancy rate at Cypress Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2004.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	94%	18.95

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Bridgeside Point Office Building; Pittsburgh, Pennsylvania

On November 22, 2005, MB REIT purchased a fee simple interest in a freestanding office building leased to Fisher Scientific International containing approximately 153,110 of gross leasable square feet.  The building is located at 100 Technology Drive in Pittsburgh, Pennsylvania.  The building was built in 2001.  One tenant, Fisher Scientific International, leases one hundred percent (100%) of the total gross leasable area of the property.  This property competes with several office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, The Ferchill Group, Inc., for a cash purchase price of approximately $31.5 million.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Fisher Scientific International	153,110	100	9.41	2/5 yr.	10/01	04/02
			14.25		05/02	09/06
			16.00		10/06	09/11
			18.00		10/11	09/16

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $558,200.  The real estate taxes payable were calculated by multiplying Bridgeside Point Office Building’s assessed value by a tax rate of 29.41%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $23.6 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The lease at this property does not expire in the next ten years.

The table below sets forth certain information with respect to the occupancy rate at Bridgeside Point Office Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	14.25
2004	100%	14.25
2003	100%	14.25
2002	100%	12.64
2001	100%	9.41

Winchester Town Center; Houston, Texas

On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Winchester Town Center, containing approximately 18,000 of gross leasable square feet.  The center is located at West Road and Jones Road in Houston, Texas.  Winchester Town Center was built in 2005 and is shadow anchored by Kroger Signature.  As of August 16, 2006, this property was ninety-two percent (92%) occupied, with approximately 16,500 square feet leased to nine (9) tenants.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 65 Jones-West, L.P., for a cash purchase price of approximately $4.7 million.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Washington Mutual Bank, The Noodle House and Advances in Vision, lease more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Washington Mutual Bank	3,500	19	22.00	3/5 yr.	03/05	02/10

Advances in Vision	2,400	13	16.50	1/5 yr.	9/05	09/06
			17.50		10/06	09/07
			18.50		10/07	09/08
			19.50		10/08	09/09
			20.50		10/09	09/10

The Noodle House	2,400	13	13.20	2/5 yr.	02/06	02/06
			18.00		03/06	02/11

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $57,000.  The real estate taxes payable were calculated by multiplying Winchester Town Center’s assessed value by a tax rate of 3.143%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $3.6 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	7	12,500	252,800	77.64%
2011	2	4,000	72,800	100.00%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Winchester Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	69%	19.46

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Antoine Town Center; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Antoine Town Center containing approximately 36,003 of gross leasable square feet (excluding ground lease space).  The center is located at Highway 249 and Antoine Drive in Houston, Texas.  Antoine Town Center was built in 2003 and is shadow anchored by Kroger.  As of August 16, 2006, this property was ninety-one percent (91%) occupied, with approximately 32,730 square feet (excluding ground lease space) leased to sixteen (16) tenants (including three ground lease tenants).  This property competes with from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 27 Antoine - Hwy 249, L.P., for a cash purchase price of approximately $9.8 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Nothing Over $1.00 Store, CiCi’s Pizza and Cato Corporation, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Nothing Over $1.00 Store	6,000	17	13.00	1/5 yr.	03/03	03/05
			13.50		04/05	03/08

CICI’s Pizza	4,500	12	15.00	2/5 yr.	03/03	03/08
			16.50		04/08	03/13

Cato Corporation	4,000	11	12.00	2/5 yr.	11/04	01/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $139,500.  The real estate taxes payable were calculated by multiplying Antoine Town Center’s assessed value by a tax rate of 3.199%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.4 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	7	15,900	263,925	37.45%
2009	2	3,580	62,360	13.84%
2010	1	4,000	48,000	12.36%
2011	—	—	—	—
2012	—	—	—	—
2013	2	6,250	108,900	31.10%
2014	1	3,000	59,400	23.91%
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Antoine Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	91%	20.59
2004	91%	20.46
2003	70%	22.38

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Ashford Plaza; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Ashford Plaza containing approximately 33,094 of gross leasable square feet (excluding ground lease space).  The center is located at 12731-A Bissonnet in Houston, Texas.  Ashford Plaza was built in 1980.  As of August 16, 2006, this property was eighty-seven percent (87%) occupied, with approximately 28,677 square feet (excluding ground lease space) leased to fifteen (15) tenants (including two ground lease tenants).  This property competes with from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, 11 Bissonnet/Highway 6, L.P., for a cash purchase price of approximately $3.7 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Christine’s Salon, Little Angels Day Care & Learning Center and Better Image Photography, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annjual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Christine’s Salon	3,833	12	10.20	1/5 yr.	06/01	11/09

Better Image Photography	5,850	18	10.20	1/5 yr.	10/05	10/07
			10.80		11/07	10/09
			11.40		11/09	10/10
			12.00		11/10	10/12

Little Angels Day Care & Learning Center	3,289	10	4.80	—	05/98	04/99
			5.40	—	05/99	04/00
			6.05		05/00	04/01
			6.14		05/01	04/02
			6.48		05/02	04/03
			6.96		05/03	06/05
			7.20		07/05	06/06
			7.56		07/06	06/07
			7.80		07/07	06/08
			8.16		07/08	06/09
			8.40		07/09	06/10

Little Angels Day Care & Learning Center	2,150	6	3.84	—	06/00	06/00
			7.20		07/00	06/02
			8.16		07/02	06/05
			8.40		07/05	06/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $54,000.  The real estate taxes payable were calculated by multiplying Ashford Plaza’s assessed value by a tax rate of 2.986%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	5	6,510	61,313	19.60%
2007	2	1,950	18,135	7.09%
2008	1	780	7,956	3.24%
2009	2	4,833	48,697	20.32%
2010	2	5,439	45,688	23.34%
2011	4	3,315	43,461	28.36%
2012	2	5,850	109,800	100.00%
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Ashford Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2004.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	82%	10.73

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Highland Plaza; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Highland Plaza, containing approximately 73,780 of gross leasable square feet.  The center is located at 1520-1560 South Mason Road in Houston, Texas.  Highland Plaza was built in three (3) phases with Phase I built in 1993, Phase II built in 1999 and Phase III built in 2002.  As of August 16, 2006, this property was ninety-nine percent (99%) occupied, with approximately 70,930 square feet leased to twenty (20) tenants.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-K 74 Mason-Highland, L.P., for a cash purchase price of approximately $19.1 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, 24-Hour Fitness, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
24 Hour Fitness	35,357	48	17.00	3/5 yr.	04/04	04/19

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $130,000.  The real estate taxes payable were calculated by multiplying Highland Plaza’s assessed value by a tax rate of 3.1963%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $14.4 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	4	9,120	148,284	11.51%
2007	—	—	—	—
2008	3	4,126	80,638	6.96%
2009	9	11,630	221,120	20.39%
2010	1	1,050	20,475	2.36%
2011	1	829	16,166	1.91%
2012	—	—	—	—
2013	2	7,498	133,918	16.11%
2014	1	3,120	96,096	13.78%
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Highland Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	17.71
2004	99%	17.60

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

West End Square; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as West End Square, containing approximately 36,637 of gross leasable square feet.  The center is located at 2201 Highway Six South in Houston, Texas.  West End Square was built in 1980.  As of August 16, 2006, this property was seventy-seven percent (77%) occupied, with approximately 28,108 square feet leased to ten (10) tenants.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, 11 Bissonnet/Highway 6, L.P., for a cash purchase price of approximately $3.8 million of which approximately $746,000 was placed in a separate escrow to be paid to the seller for 6,534 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Weddings by Debbie, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Weddings by Debbie	14,076	38	10.20	1/5 yr.	10/04	09/06
			10.80		10/06	09/08
			11.40		10/08	09/09

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $49,000.  The real estate taxes payable were calculated by multiplying West End Square’s assessed value by a tax rate of 2.991%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	1	1,995	19,886	6.24%
2007	2	2,000	22,800	7.34%
2008	1	1,330	14,352	4.88%
2009	3	16,186	181,820	63.20%
2010	3	6,172	73,141	68.34%
2011	1	2,420	33,880	100%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at West End Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.26
2004	88%	10.21

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants  only require that the tenants pay these expenses up to a certain amount.

SBC Center; Hoffman Estates, Illinois

On November 15, 2005, MB REIT purchased a fee simple interest in a commercial office complex in Hoffman Estates, Illinois, known as the SBC Center, containing approximately 1.69 million of gross leasable square feet.  The commercial office complex which consists of three (3) buildings was built in various stages during 1988 through 1999.  One tenant, SBC Services, Inc., leases 100% of the total gross leasable area of the property.  This property competes with four (4) office complexes within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Ameritech Center Phase I, Inc., for a cash purchase price of approximately $338 million. MB REIT purchased this property for cash. On November 15, 2005, MB REIT obtained financing in the amount of approximately $200.5 million. The loan requires interest only payments at an annual rate of 4.9954% and matures in December 2035.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their respective lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2004 (the most recent tax year for which information is generally available) were approximately $8.7 million.  The real estate taxes payable were calculated by multiplying SBC Center’s assessed value by a tax rate of 6.214%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $254 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis over the next eleven years. The total rent for the first year is approximately $22.7 million.

The lease at this property does not expire in the next ten years.

The table below sets forth certain information with respect to the occupancy rate at SBC Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	13.42

Cinemark-Jacinto City; Houston, Texas

On November 10, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as Cinemark - Jacinto City, containing approximately 68,000 of gross leasable square feet.  The building is located in the Hunting Bayou Shopping Center at 11450 I-10 East in Houston, Texas.  The building was built in 1998.  One tenant, Cinemark, leases 100% of the total gross leasable area of the property.  This property competes with five (5) other movies theaters that are located in the Houston area within a 16 mile proximity to this theater and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K 17 Cinema #1, L.P., for a cash purchase price of approximately $10.2 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $167,000.  The real estate taxes payable were calculated by multiplying Cinemark - Jacinto City’s assessed value by a tax rate of 3.149%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.6 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Cinemark	68,000	100	10.09	4/5 yr.	05/98	05/18

The lease at this property does not expire in the next ten years.

The table below sets forth certain information with respect to the occupancy rate at Cinemark - Jacinto City expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.09
2004	100%	10.09
2003	100%	10.09
2002	100%	10.09
2001	100%	10.09

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant to pay these expenses up to a certain amount.

11500 Market Street Building; Jacinto City, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 11500 Market Street Building containing approximately 2,719 of gross leasable square feet.  The office building is located at 11500 Market Street in Jacinto City, Texas.  The building was built in 1987.  One tenant, Magnum Staffing, leases one hundred percent (100%) of the total gross leasable area of the property.  This property competes with five (5) office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Hunting Bayou, L.P., for a cash purchase price of approximately $524,000. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Magnum Staffing	2,719	100	12.00	—	10/00	10/05
			13.52		11/05	10/08
			14.16		11/08	10/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $6,600.  The real estate taxes payable were calculated by multiplying 11500 Market Street Building’s assessed value by a tax rate of 3.149%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $393,000.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	1	2,719	38,504	100.00%
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at 11500 Market Street Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	12.25
2004	100%	12.00
2003	100%	12.00
2002	100%	12.00
2001	100%	12.00

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenant to pay these expenses up to a certain amount.

Blackhawk Town Center; Houston, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Blackhawk Town Center containing approximately 34,128 of gross leasable square feet (excluding ground lease space).  The center is located at 9855-9865 Blackhawk Boulevard in Houston, Texas.  Blackhawk Town Center was built in 2005.  As of August 16, 2006, this property was one hundred percent (100%) occupied, with approximately 34,128 square feet (excluding ground lease space) leased to twelve tenants (including one ground lease tenant).  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 66, L.C., for a cash purchase price of approximately $22.5 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Walgreen’s and Bank of America, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Walgreens	14,820	43	24.97	—	04/05	04/80	*

Bank of America	4,400	13	49.43	6/5 yr	04/05	03/10
			54.38		04/10	03/15
			59.81		04/15	03/20
			65.79		04/20	03/25

*Walgreens has an option to terminate the lease on April 30, 2030, and a similar option every five years thereafter until April 30, 2075, by providing six months notice of termination.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $150,000.  The real estate taxes payable were calculated by multiplying Blackhawk Town Center’s assessed value by a tax rate of 3.210%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $16.9 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	7	11,868	268,545	17.11%
2011	1	1,520	36,480	2.78%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	1	1,520	38,760	2.94%

The table below sets forth certain information with respect to the occupancy rate at Blackhawk Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	96%	27.09

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Carver Creek Shopping Center; Dallas, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Carver Creek Shopping Center containing approximately 33,321 of gross leasable square feet.  The center is located at 2020 Masters in Dallas, Texas.  Carver Creek Shopping Center was built in 1985.  As of August 16, 2006, this property was seventy-one percent (71%) occupied, with approximately 23,732 square feet leased to two tenants.  The leases with these tenants require the tenant to pay annual base rent.  This property competes with four (4) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 9 A-K, L.P., for a cash purchase price of approximately $2.1 million of which approximately $691,000 was placed in a separate escrow to be paid to the seller for 9,589 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Progressive Child Development and the State of Texas, each lease more than ten percent (10%) of the total gross leasable area of the property.

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
State of Texas Department of Human Services	18,402	55	10.32	4/1 yr.	09/90	08/91
			10.43		09/91	08/05
			9.36		09/05	08/06
			9.64		09/06	08/11
Progressive Child Development	5,330	16	6.36	—	10/99	09/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $28,000.  The real estate taxes payable were calculated by multiplying Carver Creek Shopping Center’s assessed value by a tax rate of 2.933%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $1.6 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	1	5,330	33,899	16.04%
2011	1	18,402	177,384	100.00%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Carver Creek Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	71%	9.24
2004	100%	9.44
2003	100%	9.44
2002	100%	9.44
2001	100%	9.44

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Chili’s; Jacinto City, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing ground lease property with a single-user building on it known as Chili’s.  The ground lease is located in the Hunting Bayou Shopping Center at 11450 I-10 East in Jacinto City, Texas.  The building was built in 1998.  One tenant, Chili’s, leases one hundred percent (100%) of the total gross leasable area of the property.  his property competes with six (6) full service restaurants within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this ground lease property from an unaffiliated third party, A-K I-10 East, L.P., for a cash purchase price of approximately $951,000. MB REIT purchased this ground lease property for cash and may later borrow monies using this ground lease property as collateral.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $5,500.  The real estate taxes payable were calculated by multiplying Chili’s assessed value by a tax rate of 3.149%.

The lease with this tenant requires the tenant to pay annual base rent on the ground lease on a monthly basis as follows:

	Approximate GLA Leased	% of Total		Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annual Rent ($)	Options	Beginning	To
Chili’s (Ground Lease)	N/A	100	63,500	4/5 yr.	09/98	09/03
					10/03	09/08

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	1	N/A	63,500	100.00%
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Chili’s in Jacinto City expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	11.60
2004	100%	11.60
2003	100%	11.12
2002	100%	10.96
2001	100%	10.96

Joe’s Crab Shack; Jacinto City, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing ground lease property with a single-user building on it known as Joe’s Crab Shack.  The ground lease is located at 11610 I-10 East in Jacinto City, Texas.  The building was built in 1998.  One tenant, Joe’s Crab Shack, leases one hundred percent (100%) of the total gross leasable area of the property.  This property competes with six (6) full service restaurants within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this ground lease property from an unaffiliated third party, A-K Texas Venture Capital, L.C., for a cash purchase price of approximately $1.3 million. MB REIT purchased this ground lease property for cash and may later borrow monies using this ground lease property as collateral.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $15,000.  The real estate taxes payable were calculated by multiplying Joe’s Crab Shack’s assessed value by a tax rate of 2.991%.

The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

	Approximate GLA Leased	% of Total		Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annual Rent ($)	Options	Beginning	To
Joe’s Crab Shack (Ground Lease)	N/A	100	87,450	4/5 yr.	07/98	07/03
					08/03	07/18

The lease at this property does not expire in the next ten years.

The table below sets forth certain information with respect to the occupancy rate at Joe’s Crab Shack expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	12.01
2004	100%	12.01
2003	100%	11.55
2002	100%	10.92
2001	100%	10.92

Eldridge Town Center; Houston, Texas

On November 2, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Eldridge Town Center, containing approximately 71,778 of gross leasable square feet (excluding ground lease).  The center is located at 12442 FM 1960 West in Houston, Texas.  Eldridge Town Center was built in 2000.  As of August 16, 2006, this property was one hundred percent (100%) occupied, with approximately 71,778 square feet (excluding ground lease space) leased to 28 tenants (including two ground lease tenants).  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 41 Eldridge - W. Little York, L.P., for a cash purchase price of approximately $21.5 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Petco, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Petco	13,440	19	13.50	3/5 yr.	06/02	06/07
			TBD		07/07	01/13

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $302,800.  The real estate taxes payable were calculated by multiplying Eldridge Town Center’s assessed value by a tax rate of 3.2606%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $16.1 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	0	—	—	—
2007	6	8,886	167,301	11.06%
2008	4	13,212	231,845	17.07%
2009	1	1,604	29,193	2.57%
2010	7	10,299	226,516	20.34%
2011	3	8,457	180,281	20.14%
2012	2	10,500	241,857	33.55%
2013	1	13,440	181,440	37.71%
2014	1	1,500	33,000	11.01%
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Eldridge Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	18.63
2004	98%	18.34
2003	93%	17.64
2002	81%	17.57
2001	31%	17.47

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

NTB Eldridge; Houston, Texas

On November 2, 2005, MB REIT purchased a fee simple interest in a ground lease property with a single-user building on it known as NTB Eldridge. The ground lease is located at 12150 FM 1960 West in Houston, Texas. The building on this ground lease property was built in 2003. One tenant, NTB Eldridge, leases one hundred percent (100%) of the total gross leasable area of this ground lease property. This property competes with several single-user buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this ground lease property from an unaffiliated third party, A-S 58, L.C., for a cash purchase price of approximately $1.0 million. MB REIT purchased this ground lease property for cash and may later borrow monies using this ground lease property as collateral.

MB REIT is of the opinion that the property is adequately covered by insurance.

The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

	Approximate	% of Total		Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annual Rent ($)	Options	Beginning	To
NTB Eldridge (Ground Lease)	N/A	100	65,000	5/5 yr.	08/03	08/08
					09/08	08/13
					09/13	08/18

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $21,000. The real estate taxes payable were calculated by multiplying NTB Eldridge’s assessed value by a tax rate of 3.261%.

The lease at this property does not expire in the next ten years.

The table below sets forth certain information with respect to the occupancy rate at NTB Eldridge expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.33
2004	100%	10.33
2003	100%	10.33

McKesson Distribution Center; Conroe, Texas

On November 2, 2005, MB REIT purchased a fee simple interest in a freestanding distribution facility containing approximately 162,613 of gross leasable square feet. The building is located at 3301 Pollok Drive, Conroe, Texas. The building was constructed during 2005. One tenant, McKesson Corporation, leases one hundred percent (100%) of the total gross leasable area of the property. This property competes with five (5) industrial facilities within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Conroe Distribution BTS, L.P., for a cash purchase price of approximately $9.8 million. MB REIT purchased this property for cash. On December 30, 2005, MB REIT obtained financing in the amount of approximately $5.76 million. The loan requires interest only payments at an annual rate of 4.94% and matures in January 2011.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $12,000. The real estate taxes payable were calculated by multiplying McKesson Distribution Center’s assessed value by a tax rate of 2.877%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.3 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To
McKesson Corporation	162,613	100	4.07	4/4 yr.	10/05	10/10
			4.47		11/10	05/16

The lease at this property does not expire in the next ten years.

The table below sets forth certain information with respect to the occupancy rate at McKesson Distribution Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	100%	4.07

Windermere Village; Houston, Texas

On November 1, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Windermere Village, containing approximately 25,200 of gross leasable square feet. The center is located at Eldridge Parkway and FM 1960 in Houston, Texas. Windermere Village was built in 2004. As of August 16, 2006, this property was approximately ninety-two percent (92%) occupied, with approximately 23,200 square feet leased to 12 tenants. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Windermere-Eldridge, L.P., for a cash purchase price of approximately $8.8 million, of which approximately $1.3 million was placed in a separate escrow to be paid to the seller for 3,600 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Pei Wei Asian Diner and Buffalo SW Cafe, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Buffalo SW Café	4,880	19	26.75	2/5 yr.	03/05	02/10
			28.60		03/10	02/15

Pei Wei Asian Diner	3,200	13	26.56	2/5 yr.	11/04	11/09
			29.06		12/09	11/14

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $29,000. The real estate taxes payable were calculated by multiplying Windermere Village’s assessed value by a tax rate of 3.261%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $6.6 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	1	1,200	27,600	4.95%
2010	6	9,120	209,390	38.02%
2011	2	3,200	68,320	20.07%
2012	—	—	—	—
2013	—	—	—	—
2014	1	3,200	92,992	34.17%
2015	2	6,480	179,168	100.00%

The table below sets forth certain information with respect to the occupancy rate at Windermere Village expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	81%	23.52
2004	20%	25.04

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Woodforest Square Shopping Center; Houston, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Woodforest Square Shopping Center containing approximately 39,966 of gross leasable square feet. The center is located at 180 Uvalde B in Houston, Texas. Woodforest Square Shopping Center was built in 1980. As of August 16, 2006, this property was sixty-seven (67%) occupied, with a total of approximately 26,866 square feet leased to 11 tenants. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 14 Wood Forest, L.P., for a cash purchase price of approximately $3.4 million, of which approximately $712,000 was placed in a separate escrow to be paid to the seller for 9,100 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Mr. Gatti’s Pizza and T.C. Clean Scene, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Mr. Gatti’s Pizza	2,800	7	9.60	—	01/98	01/03
			12.00		02/03	01/08

Mr. Gatti’s Pizza	3,500	9	12.00	—	06/97	01/08

T.C. Clean Scene	4,200	11	6.36	—	01/01	12/03
			6.72		01/04	12/05
					01/06	MTM

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $50,000. The real estate taxes payable were calculated by multiplying Woodforest Square Shopping Center’s assessed value by a tax rate of 2.842%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.5 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	2	6,350	30,720	13.67%
2007	3	3,541	31,746	16.03%
2008	4	8,540	98,910	58.22%
2009	—	—	—	—
2010	4	7,035	60,522	80.91%
2011	1	1,400	14,280	100.00%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Woodforest Square Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information with respect to this table was not historically available for 2001 through 2002.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	78%	8.33
2004	87%	8.49
2003	81%	6.56

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Willis Town Center; Willis, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Willis Town Center containing approximately 17,540 gross leasable square feet. The center is located at 904 West Montgomery in Willis, Texas. Willis Town Center was built in 2000. As of August 16, 2006, this property was seventy-three percent (73%) occupied, with a total of approximately 12,740 square feet leased to seven tenants. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 42 I45 FM 1097, L.P., for a cash purchase price of approximately $4.0 million, of which approximately $1.3 million was placed in a separate escrow to be paid to the seller for 4,800 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Four tenants, M.G.A., Time Cleaners, Gayle J. Fletcher, DDS, and Texas Hair Express, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
M.G.A.	3,220	18	15.00	2/3 yr.	11/02	10/09

Time Cleaners	2,000	11	15.00	1/5 yr.	12/01	12/06
			17.00		01/07	12/11

Gayle J. Fletcher, DDS	2,000	11	15.50	1/5 yr - 5/1 yr	06/04	05/07
			17.05		06/07	05/12

Texas Hair Express	1,920	11	15.00	1/5 yr.	11/01	11/06

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $20,000. The real estate taxes payable were calculated by multiplying Willis Town Center’s assessed value by a tax rate of 3.094%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $3.0 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	1	1,920	28,800	14.53%
2007	—	—	—	—
2008	—	—	—	—
2009	1	3,220	48,300	26.24%
2010	—	—	—	—
2011	4	6,367	102,767	75.09%
2012	1	2,000	34,100	100.00%
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Willis Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	15.50
2004	100%	15.50
2003	73%	15.28
2002	73%	15.28

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount. Information with respect to this table was not historically available for 2001.

Saratoga Town Center; Corpus Christi, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Saratoga Town Center containing approximately 58,182 of gross leasable square feet (excluding ground lease space). The center is located at 5638 S. Staples Street, 6418 Saratoga Boulevard in Corpus Christi, Texas. Saratoga Town Center was built in 2004. As of August 16, 2006, this property was ninety-eight percent (98%) occupied, with a total of approximately 56,782 square feet (which excludes ground lease space) leased to 22 tenants (which includes one ground lease tenant). This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 54 Saratoga - Staples, L.P., for a cash purchase price of approximately $15.6 million, of which approximately $1 million was placed in a separate escrow to be paid to the seller for 3,500 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Utopia World Cuisine and Petco, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Utopia World Cuisine	5,918	10	18.34	1/5 yr.	03/05	02/07
			18.94		03/07	02/08
			19.54		03/08	02/10

Petco	13,500	23	14.00	3/5 yr.	07/04	12/09
			TBD		01/10	01/15

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $134,000. The real estate taxes payable were calculated by multiplying Saratoga Town Center’s assessed value by a tax rate of 3.139%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.7 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	8	16,938	314,946	28.39%
2010	6	14,718	282,078	34.89%
2011	1	2,100	41,580	7.82%
2012	—	—	—	—
2013	—	—	—	—
2014	4	9,526	198,710	40.41%
2015	1	13,500	189,000	62.18%

The table below sets forth certain information with respect to the occupancy rate at Saratoga Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31,	Occupancy Rate as of December 31,	Effective Annual Rental Per Square Foot ($)
2005	95%	17.64
2004	70%	17.18

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

6234 Richmond Avenue; Houston, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing office building known as 6234 Richmond Avenue containing approximately 25,601 of gross leasable square feet. The office building is located at 6234 Richmond Avenue in Houston, Texas. The building was built in 1972. As of August 16, 2006, this property was sixty-one percent (61%) occupied, with a total of approximately 15,701 square feet leased to three tenants. This property competes with similar office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 19 Richmond Ave., L.P., for a cash purchase price of approximately $3.0 million, of which approximately $1.2 million was placed in a separate escrow to be paid to the seller for 9,900 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, 24-Hour Fitness and 6447 Corporation, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
24-Hour Fitness	6,000	23	9.10	—	06/01	05/02
			10.00		06/02	05/03
			10.83		06/03	05/04
			11.67		06/04	05/06
			11.67		06/06	05/08

6447 Corporation	8,781	34	14.35	1/5 yr.	02/99	01/00
			14.76		02/00	01/01
			15.44		02/01	01/03
			16.13		02/03	01/09

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $33,000. The real estate taxes payable were calculated by multiplying 6234 Richmond Avenue’s assessed value by a tax rate of 2.991%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.3 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the properties:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	1	920	12,000	5.37%
2007	—	—	—	—
2008	1	6,000	69,996	33.08%
2009	1	8,781	141,600	100.00%
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at 6234 Richmond Avenue expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	61%	14.24
2004	94%	14.17
2003	94%	13.80
2002	94%	11.54
2001	94%	12.83

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Paradise Shops of Largo; Largo, Florida

On October 17, 2005, MB REIT purchased a newly constructed shopping center known as Paradise Shops of Largo, containing approximately 54,641 of gross leasable square feet. The center is located at Ulmerton Road & Seminole Boulevard, in Largo, Florida. Paradise Shops of Largo was newly constructed during 2005. As of August 16, 2006, this property was 97% occupied, with a total of 53,241 square feet leased to five tenants. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Win-Ulmerton, Ltd., for a cash purchase price of approximately $12.8 million. MB REIT purchased this property for cash. On December 7, 2005, MB REIT obtained financing in the amount of approximately $7.3 million. The loan requires interest only payments at an annual rate of 4.88% and matures January 2011.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Publix, leases more than ten percent (10%) of the total gross leasable area of this property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Publix	44,841	82	13.80	—	07/05	07/25

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $55,000. The real estate taxes payable were calculated by multiplying Paradise Shops of Largo’s assessed value by a tax rate of 21.966%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $9.6 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	1	1,400	22,750	2.68%
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	4	8,400	209,300	25.27%
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Paradise Shops of Largo expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	97%	15.51%

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Pinehurst Shopping Center; Humble, Texas

On October 14, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Pinehurst Shopping Center, containing approximately 39,934 of gross leasable square feet. The center is located at 8005 FM 1960 East in Humble, Texas. Pinehurst Shopping Center was built in 1984. As of August 16, 2006, this property was sixty-six percent (66%) occupied, with a total of approximately 26,322 square feet leased to eighteen (18) tenants. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K Texas Ventures Capital, L.P., for a cash purchase price of approximately $3.8 million, of which approximately $675,000 was placed in a separate escrow to be paid to the seller for 7,962 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

No tenants lease more than ten percent (10%) of the total gross leasable area of the property.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $62,000. The real estate taxes payable were calculated by multiplying Pinehurst Shopping Center’s assessed value by a tax rate of 3.111%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($ )	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	4	7,422	73,367	28.68%
2008	6	9,840	91,638	50.22%
2009	2	1,806	18,905	20.67%
2010	6	7,254	72,546	100.00%
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Pinehurst Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	70%	8.20%
2004	58%	5.68%

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

6101 Richmond Building; Houston, Texas

On October 13, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 6101 Richmond Building, containing approximately 19,230 of gross leasable square feet. The office building is located at 6101 Richmond Avenue in Houston, Texas. The building was built in 1994. One tenant, Wild West Club, leases one hundred percent (100%) of the total gross leasable area of the property. This property competes with several other single-user buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 16 Richmond Ltd., for a cash purchase price of approximately $3.1 million. MB REIT purchased this property using its equity capital and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To
Wild West Club	19,230	100	11.23	2/5 yr.	02/98	02/00
			11.86		03/00	02/03
			12.92		03/03	02/08

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $64,200. The real estate taxes payable were calculated by multiplying 6101 Richmond Building’s assessed value by a tax rate of 2.991%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.3 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	2	19,230	261,600	100.00%
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at 6101 Richmond Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	100%	12.92
2004	100%	12.92
2003	100%	12.74
2002	100%	11.86
2001	100%	11.86

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenants pay these expenses up to a certain amount.

24 Hour Fitness Center; The Woodlands, Texas

On October 13, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 24-Hour Fitness - Woodlands, containing approximately 45,906 of gross leasable square feet. The building is located at 1800 Lake Woodland Drive in The Woodlands, Texas. The building was built in 2001. One tenant, 24-Hour Fitness, leases one hundred percent (100%) of the total gross leasable area of the property. This property competes with several fitness centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 38 Woodland Pkwy - Six Pines, L.P., for a cash purchase price of approximately $13.6 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Per Annum	Options	Beginning	To
24-Hour Fitness	45,906	100	19.84	3/5 yr.	06/02	06/07
			21.82		07/07	06/12
			24.01		07/12	06/17

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $168,000. The real estate taxes payable were calculated by multiplying 24 Hour Fitness Center’s assessed value by a tax rate of 3.633%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $10.2 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

The lease at this property does not expire in the next ten years.

The table below sets forth certain information with respect to the occupancy rate at 24 Hour Fitness Center in The Woodlands expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	19.84
2004	100%	19.84
2003	100%	19.84
2002	100%	11.57

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenants pay these expenses up to a certain amount.

24 Hour Fitness Center - 249 & Jones; Houston, Texas

On October 13, 2005, MB REIT purchased a fee simple interest in an existing retail center known as 24 Hour Fitness - 249 & Jones, containing approximately 85,000 of gross leasable square feet. The center is located at 21602 Tomball Parkway in Houston, Texas. The building was built in 1984 and renovated during 2001. As of August 16, 2006, this property was ninety-two percent (92%) occupied, with a total of approximately 78,000 square feet leased to four tenants. This property competes with several fitness centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, 20 A-K, L.P., for a cash purchase price of approximately $10.5 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Four tenants, 24-Hour Fitness, Houston UMA Taekwondo, Greg Majors Auctions and Phoenix Outstanding Services, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($ )	Options	Beginning	To
24-Hour Fitness	34,950	41	13.71	3/5 yr.	01/01	12/01
			13.20		01/02	12/02
			15.45		01/03	12/03
			16.09		01/04	12/05
			16.58		01/06	12/10
			18.57		01/11	12/15

Houston UMA Taekwondo	10,050	12	3.50		06/03	05/04
			4.50		06/04	05/06
			5.00		06/06	05/08
			5.50		06/08	05/10
			6.00		06/10	05/12
			6.50		06/12	05/13

Greg Majors Auctions	9,000	11	4.80		01/04	03/06
			5.07		04/06	03/09

Phoenix Outstanding Services	24,000	28	3.13		04/05	04/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $102,000. The real estate taxes payable were calculated by multiplying 24 Hour Fitness Center’s assessed value by a tax rate of 3.276%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.9 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	0	—	—	—
2008	0	—	—	—
2009	1	9,000	45,600	6.04%
2010	1	24,000	75,000	10.52%
2011	0	—	—	—
2012	0	—	—	—
2013	1	10,050	65,325	9.15%
2014	0	—	—	—
2015	1	34,950	648,900	100.00%

The table below sets forth certain information with respect to the occupancy rate at 24 Hour Fitness Center - 249 & Jones expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	8.96
2004	72%	11.17
2003	61%	11.32
2002	41%	13.20
2001	41%	13.71

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

As of September 1, 2006, MB REIT has approximately $502.6 million in probable acquisitions and MB REIT believes, based in part on projected sales of their common stock, that cash on hand and future financings will provide them with sufficient cash to close these properties at the time of their projected closings.

Financing Transactions

Dulles Executive Office Plaza; Herndon, Virginia

On August 30, 2006, a subsidiary of MB REIT, MB Herndon, L.L.C. (referred to herein as MB Herndon), entered into loan documents as the borrower of approximately $68.8 million from Bear Stearns Commercial Mortgage, Inc. (referred to herein as Bear Stearns). MB Herndon’s obligations are secured by a first priority mortgage on the property commonly known as Dulles Executive Office Plaza located at 13530 and 13560 Dulles Technology Drive in Herndon, Virginia. MB Herndon also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MB Herndon related to the property. Dulles Executive Office Plaza was acquired by MB REIT on July 25, 2006.

The loan bears interest at the rate of 5.851% per annum. MB Herndon is required to make monthly interest-only payments of approximately $335,214 until the loan matures on September 1, 2016. Upon maturity, MB Herndon is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents. MB Herndon may, in certain circumstances, after September 1, 2009, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

Lincoln Mall; Lincoln, Rhode Island

On August 9, 2006, a subsidiary of MB REIT, MB Lincoln Mall L.L.C. (referred to herein as MBLM), entered into loan documents as the borrower of approximately $33.8 million from Bear Stearns. MBLM’s obligations are secured by a first priority mortgage on the property commonly known as Lincoln Mall located at 620 George Washington Highway in Lincoln, Rhode Island. MBLM also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBLM related to the property. Lincoln Mall was acquired by MB REIT on May 31, 2006.

The loan bears interest at the rate of 5.275% per annum. MBLM is required to make monthly interest-only payments of approximately $148,733 until the loan matures on September 1, 2013. Upon maturity, MBLM is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents. MBLM may, in certain circumstances, after September 1, 2009, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBLM. In connection with the loan, MBLM has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property. MB REIT, as sole member of MBLM has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of MBLM, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBLM of the environmental indemnity agreement. MB REIT has also agreed to guarantee full payment of the obligations by MBLM under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBLM.

Canfield Plaza; Canfield, Ohio

On August 7, 2006, a subsidiary of MB REIT, MB Canfield Main L.L.C. (referred to herein as MBCM), entered into loan documents as the borrower of approximately $7.6 million from Bear Stearns Commercial Mortgage, Inc. (referred to herein as Bear Stearns). MBCM’s obligations are secured by a first priority mortgage on the property commonly known as Canfield Plaza located at 525 East Main Street in Canfield, Ohio. MBCM also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBCM related to the property. Canfield Plaza was acquired by MB REIT on April 5, 2006.

The loan bears interest at the rate of 5.225% per annum. MBCM is required to make monthly interest-only payments of approximately $32,983 until the loan matures on September 1, 2013. Upon maturity, MBCM is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents. MBCM may, in certain circumstances, after September 1, 2009, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBCM. In connection with the loan, MBCM has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property. MB REIT, as sole member of MBCM, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of MBCM, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBCM of the environmental indemnity agreement. MB REIT has also agreed to guarantee full payment of the obligations by MBCM under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBCM.

Brooks Corner; San Antonio, Texas

On June 29, 2006, a subsidiary of MB REIT, MB San Antonio Brooks Limited (referred to herein as MBSBL), entered into loan documents as the borrower of approximately $14.3 million from Allstate Life Insurance Company (referred to herein as Allstate). MBSBL’s obligations are secured by a first priority mortgage on the property commonly known as the Brooks Corner Shopping Center located at 3143 SE Military Road in San Antonio, Texas. MBSBL also granted a security interest to Allstate in, among other things, certain tangible and intangible personal property interests of MBSBL related to the property. Brooks Corner was acquired by MB REIT on June 26, 2006.

The loan bears interest at the rate of 5.38% per annum. MBSBL is required to make interest-only payments on a monthly basis in the approximate amount of $64,003.17 until the loan matures on June 1, 2011. Upon maturity, MBSBL will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents. MBSBL may, in certain circumstances, after July 1, 2007, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things Allstate may declare, subject to customary cure rights granted to MBSBL, the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, to be immediately due and payable. Under certain circumstances, including, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of any prohibited indebtedness, MB REIT, as a sole member of MBSBL, may be liable for the obligations of MBSBL under the loan documents. In connection with the loan, MBSBL has agreed to indemnify Allstate again losses suffered by Allstate arising under environmental laws or otherwise resulting from the presence of hazardous material on the property. MBSBL and MB REIT jointly and severally also have agreed to indemnify Allstate against any losses that may be caused by acts of terrorism.

Ahold Portfolio; Connecticut, Massachusetts, New Jersey, Rhode Island and South Carolina

On June 8, 2006, four (4) wholly-owned subsidiaries of the Company entered into loan documents as borrowers of approximately $35.5 million from Principal Commercial Funding, LLC and Principal Life Insurance Company (referred to herein as “Principal Borrowers”). Each of the Principal Borrower’s obligations are secured by a first priority mortgage on the respective properties in the Ahold Portfolio. The Principal Borrowers also granted a security interest to Principal Commercial Funding, LLC and Principal Life Insurance Company, and their successors and assigns, in, among other things, certain tangible and intangible personal property interests of the Principal Borrowers related to the properties. The Ahold Portfolio properties held by the Principal Borrowers were acquired on June 8, 2006.

The Principal Borrowers’ loans bear interest at the rates of 5.17% per annum through maturity on July 1, 2013. The Principal Borrowers are required to make interest-only payments on a monthly basis ranging from approximately $18,465.52 to $49,679.39 beginning on August 1, 2006, until the loans mature. The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity for each loan. Provided there is no event of default and after the Lockout Date (defined as (i) the date which is one year after the date of securitization or (ii) the date which is two years after the date of the first full debt service payment), the Principal Borrowers may, with not less than thirty (30) days prior written notice, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other indebtedness and a prepayment penalty.

The loan documents for each loan contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violations of covenants prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under any of the loans, then, subject to the customary cure rights granted to the Principal Borrowers, Principal Commercial Funding, LLC and Principal Life Insurance Company, or their successors and assigns may, declare the entire outstanding balance of the loan(s) in default, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

The Company has agreed to indemnify Principal Commercial Funding, LLC and Principal Life Insurance Company, or their successors and assigns, against losses arising from the presence or release of hazardous substances, among other things, on the properties. We also have agreed to guaranty the obligations of the Principal Borrowers under the loan documents, including the environmental indemnity given by the Principal Borrowers.

On June 8, 2006, four (4) wholly-owned subsidiaries of the Company entered into loan documents as the Borrowers of approximately $41.5 million from Nomura Credit & Capital, Inc. (referred to herein as “Nomura Borrowers”). Each of the Nomura Borrower’s obligations are secured by a first priority mortgage on the respective properties in the Ahold Portfolio. The Nomura Borrowers also granted a security interest to Nomura Credit & Capital, Inc., its successors and assigns in, among other things, certain tangible and intangible personal property interests of the Nomura Borrowers related to the properties. The Ahold Portfolio properties held by the Nomura Borrowers were acquired on June 8, 2006.

The Nomura Borrowers’ loans bear interest at rates ranging from 5.01% to 5.17% per annum. The Nomura Borrowers are required to make interest-only payments on a monthly basis ranging from approximately $34,936.68 to $54,943.06 beginning on August 1, 2006, until the Anticipated Repayment Date of June 11, 2011, or if the loans are extended pursuant to their respective Loan Agreements, until the loans mature on June 11, 2031. The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity for each loan. Except as otherwise provided in the loan documents, the Nomura Borrowers shall not have the right to prepay the Loan in whole or in part prior to the Permitted Prepayment Date, which is the eleventh day of the month occurring after the date which is three years following securitization of the loan. After the Permitted Prepayment Date, the Nomura Borrowers may, after providing Lender with written notice, prepay the unpaid principal balance of the Loan in whole, but not in part, along with a prepayment fee. The Nomura Borrowers may prepay the loan 90 days prior to the Maturity Date without premium, which prepayment shall be paid on a regularly scheduled payment date.

The loan documents for each loan contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violations of covenants prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under any of the loans, then, subject to the customary cure rights granted to the Nomura Borrowers, Nomura Credit & Capital, Inc. or its successors and assigns may declare the entire outstanding balance of the loan(s) in default, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

The Company has agreed to indemnify Nomura Credit & Capital, Inc., or its successors and assigns against losses suffered by Nomura Credit & Capital, Inc., or its successors and assigns, arising from the presence or release of hazardous substances, among other things, on the properties. We also have agreed to guaranty the obligations of the Nomura Borrowers under the loan documents, including the environmental indemnity given by the Nomura Borrowers.

Shakopee Shopping Center; Shakopee, Minnesota

On May 25, 2006, a subsidiary of MB REIT, MB Shakopee Vierling L.L.C. (referred to herein as MBSV), entered into loan documents as the borrower of approximately $8.8 million from Allstate Life Insurance Company (referred to herein as Allstate). MBSV’s obligations are secured by a first priority mortgage on the property commonly known as the Shakopee Shopping Center located at 1698 Vierling Drive in Shakopee, Minnesota. MBSV also granted a security interest to Allstate in, among other things, certain tangible and intangible personal property interests of MBSV related to the property. The Shakopee Shopping Center property was acquired by MBSV on April 6, 2006.

The loan bears interest at the rate of 5.30% per annum. MBSV is required to make interest-only payments on a monthly basis in the approximate amount of $38,867 until the loan matures on May 1, 2011. Upon maturity, MBSV will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents. MBSV may, in certain circumstances, after June 1, 2007, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things Allstate may declare, subject to customary cure rights granted to MBSV, the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, to be immediately due and payable. Under certain circumstances, including, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of any prohibited indebtedness, MB REIT, as a sole member of MBSV, may be liable for the obligations of MBSV under the loan documents. In connection with the loan, MBSV has agreed to indemnify Allstate again losses suffered by Allstate arising under environmental laws or otherwise resulting from the presence of hazardous material on the property. MBSV and MB REIT jointly and severally also have agreed to indemnify Allstate against any losses that may be caused by acts of terrorism.

Southgate Apartments; Louisville, Kentucky

On April 21, 2006, a subsidiary of MB REIT, MB Louisville Southgate, L.L.C. (referred to herein as MBLS), entered into loan documents as the borrower of approximately $10.725 million from Merrill Lynch Mortgage Lending, Inc. (referred to herein as Merrill Lynch). MBLS’s obligations are secured by a first priority mortgage on the property commonly known as the Southgate Apartments located at 10960 Southgate Manor Drive in Louisville,

Kentucky. MBLS also granted a security interest to Merrill Lynch in, among other things, all of the personal property owned by MBLS at the property. Southgate Apartments was purchased by MB REIT on March 2, 2006.

The loan bears interest at the rate of 5.413% per annum. MBLS is required to pay interest only on a monthly basis in the amount of $48,379 until the loan matures on May 1, 2016. After May 1, 2016, MBLS is also required to pay Merrill Lynch any excess cash flow for the calendar month preceding the payment date. Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement. MBLS may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Merrill Lynch securitizes the loan. Merrill Lynch is not required to securitize the loan. In addition, beginning on the payment date that is three months prior to May 1, 2016, and through the maturity date, MBLS may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan agreement contains various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBLS, Merrill Lynch may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

MBLS has also agreed to indemnify Merrill Lynch against losses suffered by Merrill Lynch arising from the presence or release of hazardous substances, among other things, on the property. MB REIT has agreed to guaranty the obligations of MBLS under the loan documents, including the environmental indemnity given by MBLS.

Thermo Process Systems Facility; Sugar Land, Texas

On March 3, 2006, a subsidiary of MB REIT, MB Sugar Land Gillingham Limited Partnership (referred to herein as MBSLG), entered into loan documents as the borrower of approximately $8.2 million from Nomura Credit & Capital, Inc. (referred to herein as Nomura). MBSLG’s obligations are secured by a first priority mortgage on the property commonly known as the Thermo Process Systems facility located at 1410 Gillingham Lane in Sugar Land, Texas. MBSLG also granted a security interest to Nomura in, among other things, certain tangible and intangible personal property interests of MBSLG related to the property. The Thermo Process Systems property was acquired by MBSLG on or about January 17, 2006.

The loan bears interest at the rate of 5.24% per annum. MBSLG is required to make interest-only payments on a monthly basis in the amount of $35,811 until the loan matures on March 11, 2031. After March 11, 2011, MBSLG is also required to pay Nomura any excess cash flow for the calendar month preceding the payment date. Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement. Upon maturity, MBSLG will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents. MBSLG may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Nomura securitizes the loan. Nomura is not required to securitize the loan. In addition, beginning on the payment date that is three months prior to March 11, 2011, and through the maturity date, MBSLG may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, subject to customary cure rights granted to MBSLG, Nomura may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium , late charges and other amounts, to be immediately due and payable.

MBSLG has also agreed to indemnify Nomura against losses suffered by Nomura arising from, among other things, the presence or release of hazardous substances on the property. MB REIT has agreed to guaranty the obligations of MBSLG under the loan documents, including the environmental indemnity given by MBSLG.

Monadnock Marketplace; Keene, New Hampshire

On February 27, 2006, a subsidiary of MB REIT, MB Keene Monadnock LLC (referred to herein as MBKM), entered into loan documents as the borrower of approximately $26.8 million from Principal Commercial Funding, LLC (referred to herein as PCF). MBKM’s obligations are secured by a first priority mortgage on the property commonly known as the Monadnock Marketplace located at 20 Ashbrook Road in Keene, New Hampshire. MBKM also granted a security interest to PCF in, among other things, certain tangible and intangible personal property interests of MBKM related to the property. The Monadnock Marketplace property was purchased by MB REIT on January 4, 2006.

The loan bears interest at the rates of 4.88% per annum for the first two years, 5.10% for the next two years, 5.30% for the fifth year and 5.45% through maturity. MBKM is required to make interest-only payments on a monthly basis of approximately $108,925 beginning on April 1, 2006, $113,836 beginning on April 1, 2008, $118,300 beginning on April 1, 2010 and $121,648 beginning on April 1, 2011 until the loan matures on March 1, 2013, respectively. The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity. MBKM may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other indebtedness and a prepayment premium beginning the earlier of: (i) one year after PCF securitizes the loan or (ii) two years after the date of the first full debt service payment. PCF is not required to securitize the loan.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBKM, PCF may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

MBKM has also agreed to indemnify PCF against losses suffered by PCF arising from the presence or release of hazardous substances, among other things, on the property. MB REIT has agreed to guaranty the obligations of MBKM under the loan documents, including the environmental indemnity given by MBKM.

Bridgeside Point Office Building; Pittsburgh, Pennsylvania

On February 10, 2006, a subsidiary of MB REIT, MB Pittsburgh Bridgeside DST (referred to herein as MBPB), entered into loan documents as the borrower of approximately $17.3 million from Nomura Credit & Capital, Inc. (referred to herein as Nomura). MBPB’s obligations are secured by a first priority mortgage on the property commonly known as the Bridgeside Point Office Building located at 100 Technology Drive in Pittsburgh, Pennsylvania. MBPB also granted a security interest to Nomura in, among other things, all of the personal property owned by MBPB at the property. The Bridgeside Point Office Building was purchased by MB REIT on November 22, 2005.

The loan bears interest at the rate of 5.2% per annum. MBPB is required to pay interest only on a monthly basis in the amount of $75,075 until the loan matures on February 11, 2031. After February 11, 2011, MBPB is also required to pay Nomura any excess cash flow for the calendar month preceding the payment date. Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement. MBPB may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Nomura securitizes the loan. Nomura is not required to securitize the loan. In addition, beginning on the payment date that is three months prior to February 11, 2011, and through the maturity date, MBPB may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan agreement contains various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBPB, Nomura may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

MBPB has also agreed to indemnify Nomura against losses suffered by Nomura arising from the presence or release of hazardous substances, among other things, on the property. Inland Western Retail Real Estate Trust, Inc. (referred to herein as Inland Western), an entity sponsored by our sponsor, is also primarily liable to Nomura for certain breaches of the loan documents, including the environmental indemnity by MBPB, until MB REIT has a net worth equal to or greater than $300 million.

Triangle Center; Longview, Washington

On February 9, 2006, a subsidiary of MB REIT, MB Longview Triangle, L.L.C. (referred to herein as MBLT), entered into loan documents as the borrower of approximately $23.6 million from LaSalle Bank National Association (referred to herein as “LaSalle”). MBLT’s obligations are secured by a first priority mortgage on the property commonly known as Triangle Center located at 1305 Ocean Beach Highway in Longview, Washington. MBLT has also granted a security interest to LaSalle in all of the personal property owned by MBLT at the property. Triangle Place was purchased by MB REIT on December 23, 2005.

The loan bears interest at the rate of 4.83% per annum. MBLT is required to pay interest only on a monthly basis in the amount of $94,990 until the loan matures on March 1, 2011. MBLT may, in certain circumstances, prepay the unpaid principal balance of the loan but in no event earlier than three years after LaSalle securitizes the loan. LaSalle is not required to securitize the loan.

The loan agreement contains various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBLT, LaSalle may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

MBLT has also agreed to indemnify LaSalle against losses suffered by LaSalle arising from the presence or release of hazardous substances, among other things on the property. Inland Western is also primarily liable to LaSalle for certain breaches of the loan documents, including the environmental indemnity by MBLT, until MB REIT has a net worth equal to or greater than $300 million.

Tenant Lease Expiration

The following table sets forth for leases in place as of September 1, 2006, lease expirations for the next ten years at the properties, assuming that no renewal options are exercised.  For purposes of the table, the “total annual base rental income” column represents annualized base rent of each tenant as of January 1 of each year.  Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.  In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages.

Year Ending	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	% Total of Portfolio Gross Leasable Area Represented by Expiring Leases	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	160	358,878	4.47%	2,496,088	2.07%
2007	173	280,878	3.50%	3,816,478	3.19%
2008	95	338,433	4.22%	5,281,469	4.52%
2009	148	349,674	4.36%	5,826,164	5.18%
2010	144	413,964	5.16%	7,067,338	6.56%
2011	78	625,321	7.79%	13,624,933	13.42%
2012	20	241,776	3.01%	2,993,177	3.37%
2013	31	257,944	3.21%	4,728,220	5.48%
2014	44	667,932	8.32%	8,964,915	10.95%
2015	63	843,660	10.51%	10,911,832	14.83%

Tenant Concentration

The following table sets forth information regarding the ten individual tenants comprising the greatest gross leaseable area and greatest 2006 annualized base rent based on the properties owned as of September 1, 2006.

Tenant Name	Total Number of Properties	Gross Leasable Square Feet	% of Total Gross Leasable Square Feet	Annual Base Rent
SBC	1	1,690,214	19.40%	22,687,572.96
Stop & Shop	10	601,652	6.91%	9,867,389.04
Lockheed Martin Corporation	3	288,632	3.31%	7,498,466.16
24-Hour Fitness	7	238,621	2.74%	3,587,377.92
Cinemark	4	225,507	2.59%	2,903,216.52
McKesson Corporation	1	162,613	1.87%	661,035.24
Cellomics/Fisher Scientific	1	153,110	1.76%	2,181,817.56
Thermo Process Facility	1	150,000	1.72%	960,000.00
Walgreens	8	117,050	1.34%	2,572,326.84
Lakeview Technology Center	2	110,007	1.26%	2,247,443.04

Portfolio Application by Type

	Total Number	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annualized Base Rental Income	% of Annualized Base Rental Income

Retail Shopping Center and Malls	54	4,406,165	50.57%	60,856,020	50.99%

Office Building	7	3,760,320	43.16%	54,991,576	46.08%

Industrial/Distribution Center	2	312,613	3.59%	1,621,035	1.36%

Apartment Complex	1	233,514	2.68%	1,880,988	1.58%

Total	64	8,712,612	100.00%	119,349,619	100.00%

(1) MB REIT acquired a fee simple interest in approximately 14.4 acres of property in Louisville, Kentucky that contains an existing apartment complex known as Southgate Apartments.  The property has eleven three-story apartment buildings containing 256 apartment units and 33 garage spaces in the aggregate.  There are 116 one-bedroom units and 140 two-bedroom units.

Portfolio Allocation by State

	Total Number	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annualized Base Rental Income	% of Annualized Base Rental Income

Connecticut	1	64,948	0.75%	1,230,031	1.03%

Florida	2	203,718	2.34%	2,845,204	2.38%

Illinois	2	1,781,629	20.45%	24,344,193	20.40%

Kentucky	1	233,514	2.68%	1,880,988	1.58%

Massachusetts	3	209,414	2.40%	3,647,675	3.06%

Minnesota	2	1,502,515	17.25%	19,331,516	16.20%

Missouri	1	14,560	0.17%	315,331	0.26%

New Hampshire	1	200,633	2.30%	3,410,893	2.86%

New Jersey	1	68,323	0.78%	933,126	0.78%

New York	1	52,500	0.60%	929,775	0.78%

Ohio	2	208,502	2.39%	2,460,389	2.06%

Pennsylvania	2	229,895	2.64%	2,987,578	2.50%

Rhode Island	3	588,009	6.75%	7,018,643	5.88%

South Carolina	1	55,718	0.64%	458,080	0.38%

Texas	38	2,556,067	29.34%	33,014,367	27.66%

Virginia	2	489,603	5.62%	11,719,170	9.82%

Washington	1	253,064	2.90%	2,822,661	2.37%

Total	64	8,712,612	100.00%	119,349,619	100.00%

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion updates and supplements the discussion contained in our prospectus under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which begins on page 115 of the prospectus.

The following discussion and analysis relates to the three and six months ended June 30, 2006.  You should read the following discussion and analysis along with our Consolidated Financial Statements and the related notes included in this report. All dollar amounts are stated in thousands, except per share amounts.  A discussion of activity for the three and six months ended June 30, 2005 is not included because we were newly formed and did not have any significant operating or other activity during that period.

Overview

Inland American Real Estate Trust, Inc. was incorporated in October 2004 to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings located in the United States and Canada. Our sponsor, Inland Real Estate Investment Corporation, herein referred to as our sponsor, is a subsidiary of The Inland Group, Inc.  Various affiliates of our sponsor are involved in our operations, including our property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC and our business manager, Inland American Business Manager and Advisor, Inc., all of whom are affiliates of The Inland Group, Inc.  On August 31, 2005, we commenced our initial public offering of up to 500,000,000 shares of common stock or shares at $10 each, and up to 40,000,000 shares at $9.50 each, which may be purchased through our dividend reinvestment plan (“DRP”).

As of June 30, 2006, subscriptions for a total of 59,609,732 shares had been received from the public, which include 20,000 shares issued to our sponsor.  In addition, we sold 499,046 shares through our DRP as of June 30, 2006.  As a result of these sales, we have raised a total of $600,854 of gross offering proceeds as of June 30, 2006.

On June 8, 2006 we entered into joint ventures in which we have an ownership interest of 67% in each of the eight limited liability companies herein referred to as the LLCs’ which own eight single tenant retail shopping centers herein referred to as the LLC Properties. The LLC properties are located in Connecticut, Massachusetts, New Jersey, Rhode Island, and South Carolina, and are 100% occupied as of June 30, 2006.  These entities are considered variable interest entities or “VIE’s” as defined in FIN 46(R) and we are considered the primary beneficiary.  Therefore, these entities are consolidated by us and the assets, liabilities, equity and results of operations of the LLC Properties are consolidated in our financial statements and discussions contained herein.  The LLC agreements contain a put/call provision which grants the right to the outside owners and us to require the LLCs’ to redeem the ownership interest of the outside owners during future periods. These put/call agreements are embedded in the LLCs’ agreements and is accounted for in accordance with EITF  00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLCs’ are treated as 100% owned subsidiaries by us with the amount due the outside owners reflected as a financing. Interest expense is recorded on this liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.  The eight LLC Properties and Hyde Park Shopping Center purchased during the first quarter of 2006 are herein referred to as the JV Properties.

During 2005, we entered into a joint venture with Minto (Delaware), LLC, or Minto Delaware which owned all of the outstanding equity securities of Minto Builders (Florida), Inc. referred to herein as MB REIT prior to our entering into the agreement.

As a holder of common stock in the MB REIT, we are entitled to receive distributions after dividends have been paid on the series A, B, and C preferred stock including any accrued and unpaid dividends.

As of June 30, 2006 and August 4, 2006, Inland Western had acquired approximately $264,000 of series C preferred stock and we have acquired approximately $200,000 and $325,000 of common stock, respectively.  There is no assurance that we will be able to make the full contribution that is due by December 31, 2006.

If we fail to make the required contributions by December 31, 2006, we will be in breach under the documents governing our investment in the MB REIT entitling Minto Delaware to, among other things, seek damages from us for breach.  Depending on the type of remedies obtained by Minto Delaware if we breach the various investment documents, we may not be able to account for our investment in the MB REIT by consolidating it into our financial statements which could have a material adverse effect on our results of operations and financial condition.  Further, we may no longer be able to control the timing and amount of distributions from the MB REIT which could have a material adverse effect on our ability to pay distributions.  If we fail to make the required contributions, we may, among other things, be required to pay monetary damages to Minto Delaware, which could have a material-adverse effect on our results of operations, financial condition and ability to pay distributions.

For financial statement reporting purposes we consolidate our investment in MB REIT and, therefore, the assets, liabilities, equity and results of operations of MB REIT are consolidated in our financial statements and discussions contained herein.  An adjustment is made for the interest of minority holders in MB REIT.

During the three months ended June 30, 2006, MB REIT invested approximately $147,000 to acquire five retail properties containing an aggregate of approximately 908,000 square feet.  In addition, MB REIT borrowed approximately $47,201 secured by four of its properties.

As of June 30, 2006, we own on a consolidated basis:

Office Properties:

•                  five office properties aggregating approximately 1.7 million square feet in the Chicago metropolitan area and approximately 282,000 square feet in Pennsylvania, Texas and Virginia;

Retail Properties:

•                  48 retail properties in the Chicago metropolitan area, Connecticut, Florida, Massachusetts, Minnesota, Missouri, New Hampshire, New Jersey, New York, Ohio, Rhode Island, South Carolina, Texas and Washington aggregating approximately 3.7 million square feet, including approximately 219,800 square feet built by tenants on land leased from us;

Industrial Properties :

•                  two industrial properties containing approximately 308,600 square feet located in Texas; and

Multi-Family Properties:

•                  one multi-family property containing 256 units located in Louisville, KY.

We and MB REIT do not generally focus property acquisitions in any one particular geographic location within the United States or Canada.  However, we and MB REIT will generally endeavor to acquire multiple properties within the same major metropolitan market so that property management is done more efficiently.  We and MB REIT will also seek properties with existing “net” leases.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent payments.  We and MB REIT also may enter into purchase and leaseback transactions in which we or MB REIT will purchase a property and lease the property back to the seller.

To provide us and MB REIT with a competitive advantage over other potential purchasers, we and MB REIT generally do not condition any acquisition on our or MB REIT’s ability to secure financing.  We and MB REIT also may agree to acquire a property once construction is completed.  In this case, we or MB REIT will be obligated to purchase the property if the completed property conforms to definitive plans, specifications and costs approved by us or MB REIT.  We and MB REIT also may require the developer to have entered into leases for a certain percentage of the property.  We also may construct or develop properties and render services in connection with developing or constructing the property so long as providing these services do not cause us to lose our qualification to be taxed as a real estate investment trust or REIT.

We also may seek to acquire publicly traded or privately owned entities that own commercial real estate assets.  These entities may include REITs and other “real estate operating companies,” such as real estate management companies and real estate development companies.  We do not have, and do not expect to adopt, any policies limiting our acquisitions of REITs or other real estate operating companies to those conducting a certain type of real estate business or owning a specific property type or real estate asset.  In most cases, we will evaluate the feasibility of acquiring these entities using the same criteria we use in evaluating a particular property.  We expect that each acquired entity will be operated as either a wholly-owned or controlled subsidiary.  As part of any such acquisition or shortly thereafter, we may sell certain properties, including sales to affiliates of our sponsor that in our view, would not be consistent with the remaining properties in our portfolio.  We may acquire these entities in negotiated transactions or through tender offers.  Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT.  MB REIT does not intend to buy entities.  MB REIT has a right of first refusal on all fee simple interests presented to Inland American until MB REIT is fully invested.

We and MB REIT consider a number of factors in evaluating whether to acquire any particular asset, including:

•                  geographic location and property type;

•                  condition and use of the assets;

•                  historical performance;

•                  current and projected cash flow;

•                  potential for capital appreciation;

•                  potential for economic growth in the area where the assets are located;

•                  presence of existing and potential competition;

•                  prospects for liquidity through sale, financing or refinancing of the assets; and

•                  tax considerations.

We and MB REIT routinely borrow money to acquire real estate assets either at closing or at sometime thereafter.  These borrowings may take the form of temporary, interim or permanent financing from banks, institutional investors and other lenders including lenders affiliated with our sponsor, us or MB REIT. These borrowings generally are secured solely by a mortgage on one or more of our or MB REIT’s properties but also may require us or MB REIT to be directly or indirectly (through a guarantee) liable for the borrowings.  We and MB REIT may borrow at either fixed or variable interest rates and on terms that require us or MB REIT to repay the principal on a typical, level schedule or at one-time in “balloon” payments.  We also may establish a revolving line of credit for short-term cash management and bridge financing purposes.

We and MB REIT are subject to significant competition in seeking real estate investments and tenants.  We and MB REIT compete with many third parties engaged in real estate investment activities including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities.  We and MB REIT also face competition from real estate investment programs, including three REITs, sponsored by our sponsor and its affiliates for retail shopping centers and single tenant net-leased properties that may be suitable for our and MB REIT’s investment.  Some of these competitors, including larger REITs, have substantially greater financial resources than we and MB REIT do and generally may be able to accept more risk.  They also may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies.

As of June 30, 2006, we owned, on a consolidated basis, 56 properties consisting of 48 Retail Properties, five Office Properties, one Multi-Family Property and two Industrial Properties.  The following disclosure describes by business segment, the location and character of these properties.  Title to each property is held by a wholly-owned subsidiary of MB REIT, except in the case of each of the JV Properties.

Retail Segment

Retail Properties	Location	GLA Occupied	% Occupied as of 06/30/06	No. of Tenants as of 06/30/06	Mortgage Payable as of 06/30/06
24 Hour Fitness	Houston, TX	78,000	92%	4
24 Hour Fitness	Woodlands, TX	45,906	100%	1
6101 Richmond Ave.	Houston, TX	19,230	100%	1
Pinehurst Shopping Center	Humble, TX	26,322	66%	18
Paradise Shops of Largo	Largo, FL	53,241	97%	5	7,325
Saratoga Town Center	Corpus Christie, TX	60,282	98%	22
Willis Town Center	Willis, TX	12,740	73%	8
Woodforest Square	Houston, TX	26,866	67%	14
Windermere Village	Houston, TX	23,200	92%	12
Eldridge Town Center	Houston, TX	78,471	100%	30
NTB Eldridge	Houston, TX	6,290	100%	1
Blackhawk Town Center	Houston, TX	34,128	100%	12
Carver Creek	Dallas, TX	23,732	71%	2
Chili’s - Hunting Bayou	Jacinto City, TX	5,476	100%	1
Joe’s Crab Shack	Jacinto City, TX	7,282	100%	1
Cinemark Theaters	Jacinto City, TX	68,000	100%	1
Antoine Town Center	Houston, TX	36,230	92%	18
Ashford Plaza	Houston, TX	31,402	87%	18
Highland Plaza	Houston, TX	72,730	99%	22
West End Square	Houston, TX	30,103	82%	11
Winchester Town Center	Houston, TX	16,500	92%	9
Atascocita Shopping Center	Humble, TX	46,146	98%	7
Cypress Town Center	Houston, TX	47,870	86%	22
Friendswood Shopping Center	Friendswood, TX	64,803	91%	13
Cinemark Theaters	Webster, TX	80,000	100%	1
Stables at Town Center (Phase I & II)	Spring, TX	83,296	89%	31
Walgreens	Springfield, MO	14,560	100%	1
Tomball Town Center	Tomball, TX	51,113	83%	20
Bay Colony Town Center	League City, TX	177,047	93%	24
Triangle Center	Longview, WA	247,814	98%	36	23,600
Cinemark 12	Pearland, TX	38,910	100%	1
Hunting Bayou	Jacinto City, TX	111,980	84%	19
Lakewood Shopping Center	Margate, FL	149,077	100%	32	11,715
Monadnock Marketplace	Keene, NH	200,633	100%	12	26,785
Stop ‘N Shop	Hyde Park, NY	52,500	100%	1	8,100
Canfield Plaza	Canfield, OH	88,744	88%	10
Shakopee Center	Shakopee, MN	103,442	100%	2	8,800
Lincoln Mall	Lincoln, RI	429,646	98%	46
Stop ‘N Shop	Malden, MA	79,229	100%	1	12,753
Stop ‘N Shop	Swampscott, MA	65,268	100%	1	11,066
Stop ‘N Shop	Southington, CT	64,948	100%	1	11,145
Stop ‘N Shop	Framingham, MA	64,917	100%	1	9,269
Stop ‘N Shop	Bristol, RI	63,128	100%	1	8,368
Stop ‘N Shop	Cumberland, RI	85,799	100%	1	11,531
Giant Food	Sicklerville, NJ	68,323	100%	1	8,535
Bi-Lo	Greenville, SC	55,718	100%	1	4,286
Brooks Corner	San Antonio, TX	147,427	85%	19	14,276
Fabyan Randall Plaza	Batavia, IL	83,285	91%	11	13,405

Total Retail Properties		3,521,754	94%	527	190,959

The square footage for Saratoga Town Center, Eldridge Town Center, NTB Eldridge, Chili’s - Hunting Bayou, Joe’s Crab Shack - Hunting Bayou, Friendswood Shopping Center, Lakewood Shopping Center, Bay Colony Town Center, Brooks Corner, Antoine Town Center, Lincoln Mall and Stables at Town Center (Phase I and II) includes an aggregate of 219,800 square feet leased to tenants under ground lease agreements.

Office Segment

Office Properties	Location	GLA Occupied	% Occupied as of 06/30/06	No. of Tenants as of 06/30/06	Mortgage Payable as of 06/30/06
6234 Richmond Ave	Houston, TX	15,701	61%	3
11500 Market Street	Houston, TX	2,719	100%	1
SBC Center	Hoffman Estates, IL	1,690,214	100%	1	200,472
Bridgeside Point	Pittsburgh, PA	153,110	100%	1	17,325
Lakeview Technology Center I	Suffolk, VA	110,007	100%	2	14,470

Total Office Properties		1,971,751	99%	8	232,267

Industrial Segment

Industrial/Distribution Properties	Location	GLA Occupied	% Occupied as of 06/30/06	No. of Tenants as of 06/30/06	Mortgage Payable as of 06/30/06
McKesson Distribution Center	Conroe, TX	162,613	100%	1	5,760
Thermo Process	Sugarland, TX	150,000	100%	1	8,201

Total Industrial/Distribution Properties		312,613	100%	2	13,961

Multi-Family Segment

MB REIT’s multi-family property consists of one apartment building located in Louisville, KY containing approximately 256 units.  As of June 30, 2006, 238 units were occupied and the mortgage payable on this property was approximately $10,725.

The following table lists the top ten tenants in all segments of our consolidated portfolio as of June 30, 2006 based on the amount of square footage they each occupy.

Tenant Name	Type	Square Footage	% of Total Portfolio Square Footage	Annualized Income	% of Total Portfolio Annualized Income
SBC	Office	1,690,214	28.18%	22,688	27.53%
Stop ‘N Shop	Retail	531,829	8.87%	8,912	15.56%
24 Hour Fitness	Retail	238,621	3.98%	3,587	7.25%
Cinemark	Retail	186,910	3.12%	2,344	2.84%
McKesson Distribution	Indus/Dist	162,613	2.71%	661	0.80%
Cellomics/Fisher Scientific	Office	153,110	2.55%	2,182	2.65%
Thermo Process Facility	Indus/Dist	150,000	2.50%	960	1.16%
U.S. Joint Forces	Office	110,007	1.83%	2,247	2.73%
HEB Grocery Store	Retail	95,000	1.58%	530	2.93%
Walgreens	Retail	87,670	1.46%	1,923	9.70%

The majority of the income from these properties consists of rent received under long-term leases.  Most of the leases provide for the payment of fixed minimum rent paid monthly in advance, and for the payment by tenants of a pro rata share of the real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs of the property.  Certain of the major tenant leases require the landlord to pay certain of these expenses above or below specific levels which could affect our operating results.  Some of the leases also provide for the payment of percentage rent, calculated as a percentage of a tenant’s gross sales above predetermined thresholds.

Critical Accounting Policies and Estimates

General

The following disclosure pertains to critical accounting policies and estimates we believe are the most “critical” to our consolidated financial condition and results of operations.  These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain.  Critical accounting policies discussed in this section are not to be confused with accounting principles and methods disclosed in accordance with U.S. generally accepted accounting principles or GAAP.  GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates.  This discussion addresses our, the JV Properties and MB REIT’s judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies.

Acquisition of Investment Property

We allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of customer relationships, if any. The allocation of the purchase price is an area that requires judgment and significant estimates.  We use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties.  We allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values.  We also evaluate each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs.  After an acquired lease is determined to be above or below market, we allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. For below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the “risk free rate” and current interest rates.  This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets or SFAS No. 144, we conduct an analysis on a quarterly basis to determine if indicators of impairment exist to ensure that the property’s carrying value does not exceed its fair value.  If this were to occur, we are required to record an impairment loss.  The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time.

Cost Capitalization and Depreciation Policies

Our policy is to review all expenses paid and capitalize any items exceeding $5 which are deemed to be an upgrade or a tenant improvement.  These costs are capitalized and included in the investment properties classification as an addition to buildings and improvements.

Buildings and improvements are depreciated on a straight-line basis based upon estimated useful lives of 30 years for buildings and improvements, and 15 years for site improvements.  Furniture, fixtures and equipment are depreciated on a straight-line basis over five years.  Tenant improvements are depreciated on a straight-line basis over the life of the related lease as a component of depreciation and amortization expense. The portion of the purchase price allocated to acquired above market costs and acquired below market costs is amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income.  Acquired in-place lease costs, customer relationship value, other leasing costs, and tenant improvements are amortized on a straight-line basis over the life of the related lease as a component of amortization expense.

Cost capitalization and the estimate of useful lives requires our judgment and includes significant estimates that can and do change based on our process which periodically analyzes each property and on our assumptions about uncertain inherent factors.

Revenue Recognition

We recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.  Due to the impact of the straight-line basis, rental income generally is greater than the cash collected in the early years and decreases in the latter years of a lease.  We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenditures are incurred.  We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. Should the actual results differ from our judgment, the estimated reimbursement could be negatively affected and would be adjusted appropriately.

In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to the purchase of some of our properties.  Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income.  These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements.  Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from six months to three years.  These funds may be released to either us or the seller when certain leasing conditions are met.  Funds received by third party escrow agents, from sellers, pertaining to master lease agreements are included in restricted cash.  We record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met.

We will recognize lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property. Upon early lease termination, we will provide for losses related to unrecovered intangibles and other assets.

Partially-Owned Entities:

We consider APB 18: The Equity method of Accounting for Investments in Common Stock, SOP 78-9: Accounting for Investments in Real Estate Ventures, Emerging Issues Task Force (“EITF”) 96-16: Investors Accounting for an Investee When the Investor has the Majority of the Voting Interest but the Minority Partners have Certain Approval or Veto Rights, FASB Interpretation No. 46R (Revised 2003): Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51 (“FIN 46R”) and EITF 04-05: “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.”, to determine the method of accounting for each of our partially-owned entities.  In determining whether we have a controlling interest in a partially-owned entity and the requirement to consolidate the accounts of that entity, we consider factors such as ownership interest, board representation, management representation, authority to make decisions, and contractual and substantive participating rights of the partners/members as well as whether the entity is a variable interest entity in which it will absorb the majority of the entity’s expected losses, if they occur, or receive the majority of the expected residual return, if they occur, or both.

Income Taxes

We and MB REIT operate in a manner intended to enable both entities to qualify as a Real Estate Investment Trust (“REIT”) under Sections 856-860 of the Internal Revenue Code of 1986, as amended.  Under those sections, a REIT which distributes at least 90% of its “REIT taxable income” to its shareholders each year and which meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to its shareholders.  If we or MB REIT fail to distribute the required amount of income to our shareholders, or fail to meet other REIT requirements, we or MB REIT may fail to qualify as a REIT and substantial adverse tax consequences may result.

Liquidity and Capital Resources

General

Our principal demands for funds have been for our investment in the JV Properties and MB REIT and to pay operating and offering expenses and make distributions to our stockholders. Generally, cash needs for items other than our investment in MB REIT and the JV Properties have been funded from the proceeds of our public offering of our shares of common stock, by interest and investment income, by Inland American’s share of operating income from MB REIT and the JV Properties, or by advances or contributions by our sponsor.

Potential future sources of capital include proceeds from the public or private offering of our debt or equity securities, secured or unsecured financings from banks or other lenders, as well as undistributed funds, interest and investment income, and property operations.  We anticipate that during the current year we will (i) acquire additional existing properties and companies, (ii) continue to pay distributions to stockholders, and (iii) fund our capital contribution requirements to MB REIT, and each is expected to be funded from proceeds of our public offerings of shares and cash flows from all sources.

Future sources of capital for MB REIT include equity contributions, secured financing proceeds on properties we acquire and undistributed funds from property operations.

Leases typically require the tenants to bear responsibility for substantially all property costs and expenses associated with ongoing maintenance and operation, including utilities, property taxes and insurance. In addition, in some instances the leases provide that the tenant is responsible for roof and structural repairs.  Certain of MB REIT’s and the JV Properties are subject to leases under which MB REIT and the JV Properties retain responsibility for certain costs and expenses associated with their respective properties.  MB REIT and the JV Properties anticipate that capital demands to meet obligations related to capital improvements with respect to their respective properties will be minimal for the foreseeable future and can be met with funds from operations and working capital.

Our business manager anticipates that the cash to be generated from our public offering, interest and investment income, distributions from the JV Properties and MB REIT’s property operations and our property operations will be adequate to pay our operating expenses and provide distributions to stockholders, and fund our capital contribution requirements to MB REIT.

We consider all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements purchased with a maturity of six months or less, at the date of purchase, to be cash equivalents.  We maintain our cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  We believe that the risk is not significant, as we do not anticipate that any financial institution will be unable to perform.

Liquidity

Offering

As of June 30, 2006, subscriptions for a total of 59,609,732 shares had been received and accepted; resulting in gross proceeds of $596,112, adding the 499,046 shares sold pursuant to the DRP increases the gross proceeds to $600,854 as of June 30, 2006.

As of June 30, 2006, we had incurred $65,868 of offering and organization costs. Our business manager has agreed to pay all organization and offering expenses, excluding such selling expenses, in excess of 4.5% of the gross offering proceeds. As of June 30, 2006, these organization and offering costs did not exceed the 4.5% limitations. We anticipate that these costs will not exceed these limitations upon completion of the offering.

MB REIT Capital Contribution Requirements

We are required to invest $1,200,000 in MB REIT by December 31, 2006.  We expect to fund this obligation with proceeds from our public offering of shares and cash flows from all sources.  If we do not purchase the MB REIT common stock by the required date, MB REIT can require Inland Western to purchase series C preferred shares to fulfill this obligation.  As of June 30, 2006, we have purchased $200,002 of MB REIT common stock.

Mortgage Debt

As of June 30, 2006, on a consolidated basis, we had mortgage debt secured by twenty-two properties totaling approximately $447,912.  These debt obligations require monthly payments of interest only and bear interest at a range of 4.88% to 6.01% per annum.

We have an interest rate lock agreement with a lender to secure an interest rate on mortgage debt on properties we own or will purchase in the future.  The agreement locks the interest rate at 5.321% on $100,000 in principal.

Margins Payable

We have purchased a portion of our marketable securities through margin accounts.  As of June 30, 2006, we have recorded a payable of $59,030 for securities purchased on margin against a total securities portfolio of $128,283.  This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points.  At June 30, 2006, the rates we were paying were in a range of between 5.59% and 5.84%

MB REIT Put/Call Agreement

Pursuant to the terms of a put/call agreement entered into with Minto Delaware that is considered a free standing financial instrument and is accounted for pursuant to Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities.” We may be required to redeem Minto Delaware’s interest in the MB REIT in the following manner:

On or after October 11, 2011 until October 11, 2012, Minto Holdings, an affiliate of Minto Delaware,  has the option to require us to purchase, in whole, but not in part, 100% of the Minto Delaware’s investment in the MB REIT (consisting of the series A preferred stock and common stock) for a price equal to (A) if our shares of common stock are not listed, on the earlier of (x) the date we purchase the Minto Delaware investment or (y) 150 days after the date written notice of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) $29,348 or (B) if the shares of our stock are listed, on the earlier of (x) the date we purchase the Minto Delaware investment or (y) 150 days after the date written notice of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.  The series A liquidation preference is equal to $1,276 per share of series A preferred stock plus accrued and unpaid dividends.

On or after October 11, 2012, Minto Holdings has an option to require us to purchase, in whole, but not in part, 100% of the Minto Delaware investment for a price equal to (A) if the shares of our common stock are not listed, on the earlier of (x) the date we purchase the Minto Delaware investment or (y) 150 days after written notice of a subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value (pursuant to a specified formula) of the common stock held by Minto Delaware on the date written notice of the subsequent purchase right is given, payable in cash, or (B) if the shares of our common stock are listed, on the earlier of (x) the date we purchase the Minto Delaware equity or (y) 150 days after written notice of the subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.

On or after October 11, 2015, so long as the MB REIT qualifies as a “domestically controlled REIT,” MB REIT has the right to purchase, in whole, but not in part, one hundred percent of Minto Delaware investment for a price equal to (A) if the shares of our common stock are not listed, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value (pursuant to a specified formula) of the common stock of MB REIT held by Minto Delaware or (B) if the shares of our common stock are listed, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.

Stockholder Liquidity.

We provide the following programs to facilitate investment in our shares and to provide limited liquidity for stockholders.

The DRP allows stockholders to automatically reinvest cash distributions by purchasing additional shares from us at $9.50 per share without paying selling commissions or the marketing contribution and due diligence expense allowance.

The share repurchase program allows existing stockholders with limited, interim liquidity by enabling them to sell shares back to us.  The prices at which shares may be sold back to us are as follows:

•                  One year from the purchase date, at $9.25 per share;

•                  Two years from the purchase date, at $9.50 per share;

•                  Three years from the purchase date, at $9.75 per share; and

•                  Four years from the purchase date, at a price determined by our board of directors but in no event less than $10.00 per share.

As of June 30, 2006, no shares have been repurchased.

Capital Resources

The number of assets we will acquire depends, in part, upon the amount of the net proceeds of the offering and the availability and interest rate on mortgage debt.  Our business manager recently noted an increase in interest rates which may impact the return that we are able to generate on future assets.

Cash Flows From Operating Activities

Consolidated cash flows from operating activities were $18,767 for the six months ended June 30, 2006.

Inland American cash flows provided by operating activities were approximately $1,813 for the six months ended June 30, 2006 and were generated primarily from interest and dividends and our investment in MB REIT and the JV Properties.

The JV Properties and MB REIT’s cash flows provided by operating activities were approximately $16,954 for the six months ended June 30, 2006 and are due primarily to revenues from property operations and interest income for the six months ended June 30, 2006.

Cash Flows From Investing Activities

Consolidated cash flows used in investing activities were $441,770 for the six months ended June 30, 2006.

Inland American cash flows used in investing activities were approximately $111,330 for the six months ended June 30, 2006 and were primarily used for the purchase of marketable securities.

The JV Properties and MB REIT’s cash flows used in investing activities were approximately $330,440 for the six months ended June 30, 2006 and were primarily used for the acquisition of nineteen (19) properties during the six months ended June 30, 2006.

Cash Flows From Financing Activities

Consolidated cash flows from financing activities were $705,024 for the six months ended June 30, 2006.

Inland American cash flows provided by financing activities were approximately $484,784 for the six months ended June 30, 2006.  We generated proceeds from the sale of shares, net of offering costs paid, of approximately $450,205.  We generated approximately $44,933 by borrowing against our portfolio of marketable securities.  We paid approximately $7,357 in distributions to our common shareholders and repaid sponsor advances in the amount of $3,081.

The JV Properties and MB REIT’s cash flows provided by financing activities were approximately $220,240 for the six months ended June 30, 2006.  The JV Properties and MB REIT generated approximately $209,235 from borrowings secured by mortgages on nineteen (19) properties and approximately $40,125 from the issuance of MB REIT  preferred shares during the six months ended June 30, 2006.  Also, MB REIT and the JV Properties paid approximately $4,758 for loan fees. MB REIT paid approximately $14,827 in distributions to its common and preferred shareholders during the six months ended June 30, 2006.

MB REIT can require Inland Western to purchase up to $300,000 of series C preferred stock if we do not purchase the required MB REIT stock by December 31, 2006.  The Series C Preferred Shares is not subject to any sinking fund or mandatory redemption.  MB REIT may redeem the Series C Preferred Shares at any time and must redeem them no later than December 31, 2006 in an amount equal to $1,276 per share plus an amount equal to any accrued and unpaid dividends (whether or not earned or authorized) to the date of payment.  Inland Western currently owns 206,899 series C shares totaling $264,003.

We are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and expansion of our, the JV Properties and MB REIT’s real estate investment portfolio and operations.  Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs.  To achieve these objectives we and MB REIT borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to fixed rates.

Our interest rate risk is monitored using a variety of techniques. The table below presents, on a consolidated basis, our principal amounts and weighted average interest rates by year and expected maturity on mortgage debt to evaluate the expected cash flows and sensitivity to interest rate changes.

	2006	2007	2008	2009	2010	Thereafter
Maturing debt:
Fixed rate debt (mortgage loans)	—	—	—	—	—	447,912

Average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	—	—	5.08%

The table below presents the consolidated entities obligations and commitments to make future payments under debt obligations, and lease agreements as of June 30, 2006.

	Payments due by period
		Less than			More than
Contractual Obligations	Total	1 year	1-3 years	3-5 years	5 years

Long-Term Debt Obligations	$901,303	18,911	68,320	135,848	678,224

Ground Lease Payments	$12,737	150	307	311	11,969

MB REIT has closed on several properties which have earnout components, meaning that depending on the future performance of the property, MB REIT may be required to pay additional purchase price to the sellers. The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, MB REIT will not have any further obligation. Based on pro forma leasing rates, MB REIT may pay as much as $23,774 in the future as vacant space covered by earnout agreements is occupied and becomes rent producing.  The information in the above table does not reflect these contractual obligations.

MB REIT is currently considering acquiring three properties for an estimated aggregate purchase price of $346,800.  MB REIT’s decision to acquire each property generally depends upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions, and our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information prior to purchasing the property.

The JV Properties and MB REIT are obligated to pay our property manager, an entity owned principally by individuals who are affiliates of the business manager, a property management fee totaling 4.5% of gross operating income monthly generated by each property, for management and leasing services.  The JV Properties and MB REIT incurred and paid property management fees of $1,480 for six months ended June 30, 2006.

After our stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their “invested capital,” we will pay our business manager an annual business management fee of up to one percent (1.0%) of the “average invested assets,” payable quarterly in an amount equal to one-quarter of one percent (0.25%) of the average invested assets as of the last day of the immediately preceding quarter.  No fees have been incurred for the six months ended June 30, 2006.

As of June 30, 2006, we are required to purchase the remaining shares of MB REIT worth approximately $972,000 by December 31, 2006.  MB REIT is obligated to repurchase the Series C preferred shares by December 31, 2006 in the amount of $264,000.

If we fail to make the required contributions by December 31, 2006, we will be in breach under the documents governing our investment in the MB REIT entitling Minto Delaware to, among other things, seek damages from us for breach.  Depending on the type of remedies obtained by Minto Delaware if we breach the various investment documents, we may not be able to account for our investment in the MB REIT by consolidating it into our financial statements which could have a material adverse effect on our results of operations and financial condition.  Further, we may no longer be able to control the timing and amount of distributions from the MB REIT which could have a material adverse effect on our ability to pay distributions.  If we fail to make the required contributions, we may, among other things, be required to pay monetary damages to Minto Delaware, which could have a material-adverse effect on our results of operations, financial condition and ability to pay distributions.

General

The following discussion is based primarily on our consolidated financial statements for the six months ended June 30, 2006.  As of June 30, 2006, all of our property acquisitions, except for the JV Properties and related borrowings have been completed through MB REIT.

Quarter Ended	Properties Purchased Per Quarter	Square Feet Acquired	Purchase Price
March 31, 2005	None	N/A	N/A
June 30, 2005	None	N/A	N/A
September 30, 2005	None	N/A	N/A
December 31, 2005	37	3,829,615	$753,990
March 31, 2006	6	658,212	$143,060
June 30, 2006	13	1,455,154	$277,067

Total	56	5,942,981	$1,174,117

Rental Income, Tenant Recovery Income, and Other Property Income.  Rental income consists of basic monthly rent, straight-line rent adjustments, amortization of acquired above and below market leases, fee income, and percentage rental income recorded pursuant to tenant leases.  Tenant recovery income consists of reimbursements for real estate taxes, common area maintenance costs, management fees, and insurance costs. Other property income consists of other miscellaneous property income.  Total property revenues were $21,106 and $38,827 for the three and six months ended June 30, 2006.  The tables below present property revenues by segment.

The majority of the revenue from the properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to the JV Properties and MB REIT for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses paid.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the consolidated statements of operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the consolidated statements of operations.

For the three months ended June 30, 2006.

	Total	Office	Retail	Industrial	Multi- Family

Property rentals	$17,208	$6,842	$9,506	$405	$455
Straight-line rents	803	404	378	21	—
Amortization of acquired above and below market leases, net	196	(9)	205	—	—
Total rental income	$18,207	$7,237	$10,089	$426	$455

Tenant recoveries	2,784	113	2,600	71	—
Other income	115	8	45	—	62
Total property revenues	$21,106	$7,358	$12,734	$497	$517

For the six months ended June 30, 2006.

	Total	Office	Retail	Industrial	Multi- Family

Property rentals	$32,243	$13,661	$17,239	$714	$629
Straight-line rents	1,490	791	661	38	—
Amortization of acquired above and below market leases, net	289	(19)	308	—	—
Total rental income	$34,022	$14,433	$18,208	$752	$629

Tenant recoveries	4,658	154	4,430	74	—
Other income	147	8	75	—	64
Total property revenues	$38,827	$14,595	$22,713	$826	$693

Office segment property rental revenues are lower than the retail segment primarily due to less rentable gross square feet and a lower average rent per square foot. Straight-line rents are higher for the office segment compared to other segments because the office portfolio has tenants that have base rent increases every year at higher rates than the other segments. Office segment properties had above market leases in place at the time of acquisition as compared to retail segment properties which had below market leases in place at the time of acquisition.  Tenant recoveries for the office segment are lower than the retail segment because a majority of the square feet of office properties have net leases and they are directly responsible for operating costs, real estate taxes and insurance.

Retail segment property rental revenues are greater than the office segment primarily due to more gross leasable square feet and a higher average rent per square foot. Straight-line rents for our retail segment are less than the office segment because the increases are less frequent and in lower increments. The retail segment had below market leases in place at the time of acquisition as compared to office segment properties which had above market leases in place at the time of acquisition  Tenant recoveries for our retail segment are greater than the office segment because the retail tenant leases allow for a greater percentage of their operating expenses and real estate taxes to be passed on to the tenants. Other income for the retail segment is higher than the other segments due to one property located in Florida that is required to collect a sales tax from their tenants which we record as other income and operating expense.

Industrial segment rental revenues are less than the office and retail segments because there are only two tenants with less total gross leasable square feet than the office and retail segments at a lower rent per square foot. The two tenants have net leases and they are directly responsible for operating costs but reimburse us for real estate taxes and insurance.

Multi-family segment property rental revenues and income are lower than the other segments because there is only one property owned in this segment as of June 30, 2006.

Property Operating Expenses and Real Estate Taxes.  Property operating expenses consist of property management fees paid to property managers and property operating expenses, including costs of owning and maintaining investment properties, real estate taxes, insurance, maintenance to the exterior of the buildings and the parking lots.  Total expenses were $4,295 and $7,122 for the three and six months ended June 30, 2006, respectively.

General and Administrative Expenses. General and administrative expenses consist of professional services, salaries and computerized information services costs reimbursed to affiliates of the business manager for maintaining our accounting and investor records, affiliates of the business manager common share purchase discounts, insurance, postage, board of directors fees and printer costs.  Our expenses were $1,262 and $2,516 for the three and six months ended June 30, 2006

Depreciation and Amortization.  Depreciation and amortization expense was $9,129 and $16,949 and is a result of depreciation on the properties purchased during the year and amortization expense resulting from the amortization of intangible assets for the three and  six months ended June 30, 2006.

The tables below present property operating expenses and real estate taxes, general and administrative expenses and depreciation and amortization by segment.

For the three months ended June 30, 2006.

	Total	Office	Retail	Industrial	Multi-Family
Operating expenses and real estate taxes	4,295	464	3,545	93	193
Depreciation and amortization	9,129	3,457	4,936	222	514
Total expenses	$13,424	$3,921	$8,481	$315	$707

For the six months ended June 30, 2006.

	Total	Office	Retail	Industrial	Multi-Family
Operating expenses and real estate taxes	7,122	857	5,924	112	229
Depreciation and amortization	16,949	6,911	8,965	401	672
Total expenses	$24,071	$7,768	$14,889	$513	$901

Office segment operating expenses are lower than the retail segment because a majority of office leases are net leases and are responsible for paying their own common area maintenance costs, real estate taxes and insurance.

Retail segment operating expenses are greater than the other segments because the retail tenant leases are not net leases and the owner is responsible for paying common area maintenance costs, real estate taxes and insurance. More capital was invested in retail segment properties than the other segments and therefore, depreciation and amortization expense was higher for the retail segment.

Industrial segment operating expenses are lower than the other segments because MB REIT only owns two properties as of June 30, 2006 and the tenants have net leases and they are directly responsible for operating costs.

Multi-family segment operating expenses are lower than the office and retail segments because MB REIT only owns one property as of June 30, 2006.

Office and industrial operating margins are better for these segments as compared to the other segments because of the amount of tenants in these segments that have net leases and pay all of their own expenses.

Interest and Dividend Income.  Interest income consists of interest earned on short term investments and distributions from investments in REIT shares.  Inland American’s interest and dividend income was 4,038 and $5,346 for the three and six months ended June 30, 2006, and resulted primarily from interest earned on cash and dividends earned on marketable securities investments. Interest and dividend income for MB REIT was $1,294 and $2,073 for the three and six months ended June 30, 2006, resulting primarily from interest earned on cash investments.

Interest Expense.  Mortgage interest expense was $4,599 and $8,183 for the three and six months ended June 30, 2006 and relates to the financing secured by 22 properties owned by MB REIT and the JV Properties.  Interest expense on margin accounts for marketable securities investments was $606 and $789 and other interest expense including preferred returns to distribute to investors in the JV Properties was $215 and $276 for the three and six months ended June 30, 2006.

Minority Interest

The minority interest represents the interests in MB REIT owned by third parties:

For the three months ended June 30, 2006.

	Capital		Income
	Contributions	Distributions	Allocation	Total

Series A preferred stock (1)	$264,132	$(2,311)	$2,311	$264,132
Series B preferred stock (2)	125	(4)	4	125
Series C preferred stock (3)	264,003	(4,608)	4,608	264,003
Common stock (4)	26,228	(374)	(664)	25,190

	$554,488	$(7,297)	$6,259	$553,450

For the six months ended June 30, 2006.

	Capital		Income
	Contributions	Distributions	Allocation	Total

Series A preferred stock (1)	$264,132	$(4,622)	$4,622	$264,132
Series B preferred stock (2)	125	(8)	8	125
Series C preferred stock (3)	264,003	(9,151)	9,151	264,003
Common stock (4)	27,585	(1,046)	(1,349)	25,190

	$555,845	$(14,827)	$12,432	$553,450

(1)                    owned by Minto Delaware, Inc.

(2)                    owned by third party investors.

(3)                    owned by Inland Western Retail Real Estate Trust, Inc.

(4)                    owned by Minto Delaware, Inc.

Allocations of profit and loss are made first to series A, B, and C preferred shareholders to equal their distributions and then to the common shareholders in accordance with their ownership interest.  The income allocation for the common shareholders for the three and six months ended June 30, 2006 was based on the average ownership percentages of the shareholders during the period of 85% and 80% for Inland American and 15% and 20% for MD, respectively.  As of June 30, 2006, Inland American and MD’s effective ownership interest of the common stock was 87% and 13%, respectively.

Other Income and Expense

Under the Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”) and the Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“SFAS 133”), the put/call arrangements related to the MB REIT transaction as discussed previously are considered derivative instruments.  The asset and liabilities under these puts and calls are marked to market every quarter with changes in the value recorded as other income and expense in the consolidated statement of operations.

The value of the put/call arrangements was a liability of $237 as of December 31, 2005 and an asset with a value of $378 as of June 30, 2006.  Other income of $197 and $615 was recognized for the three and six months ended June 30, 2006. The value of the put/call arrangements increased from December 31, 2005 to June 30, 2006 due the timing of the arrangements being six months less and due to an increase in interest rates in the economic environment causing an increase in the risk free rate used to value the arrangements. The value of the put/call arrangement could increase or decrease in the future as the timing of the put and call options become closer.

The following table shows selected financial data relating to the historical financial condition and results of operations of Inland American, the JV Properties and MB REIT, our controlled and consolidated subsidiaries as of June 30, 2006.

As of
June 30, 2006
Total assets:
Inland American	$605,102
MB REIT and the JV Properties	$1,069,941
Total	$1,675,043

Mortgages and margins payable
Inland American	$59,030
MB REIT and the JV Properties	$447,462
Total	$506,942

	For the three months ended	For the six months ended
	June 30, 2006	June 30, 2006

Total income
Inland American	$—	$—
MB REIT and the JV Properties	$21,106	$38,827
Total	$21,106	$38,827

Total interest and dividend income
Inland American	$4,038	$5,346
MB REIT and the JV Properties	$1,294	$2,073
Total	$5,332	$7,419

Net loss applicable to common shareholders (a)	$(991)	$(2,446)

Net loss per common share, basic and diluted (a)(b)	$(.02)	$(.07)

Distributions declared to common shareholders (a)	$6,907	$9,821

Distributions per weighted average common share (a)(b)	$.15	$.30

Funds From Operations (a)(b)(c)	$6,680	$11,093

Cash flows provided by operating activities
Inland American	$1,130	$1,813
MB REIT and the JV Properties	$10,574	$16,954
Total	$11,704	$18,767

Cash flows used in investing activities
Inland American	$75,013	$111,330
MB REIT and the JV Properties	$207,271	$330,440
Total	$282,284	$441,770

Cash flows provided by financing activities
Inland American	$277,942	$484,784
MB REIT and the JV Properties	$101,682	$220,240
Total	$379,624	$705,024

Weighted average number of common shares outstanding, basic and diluted	45,930,663	32,781,021

(a)                             Represents consolidated numbers

(b)                            The net loss per share basic and diluted is based upon the weighted average number of common shares outstanding for the three and six months ended June 30, 2006.  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net loss incurred for the three and  six months ended June 30, 2006, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive.  The distributions per common share are based upon the weighted average number of common shares outstanding for the three and six month period ended June 30, 2006.  Our distributions of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income.  Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain for tax purposes. Distributions in excess of earnings and profits have the effect of deferring taxation of the amount of the distributions until the sale of the stockholder’s shares.  In order to maintain our qualification as a REIT, we must make annual distributions to stockholders of at least 90% of our “REIT taxable income”. REIT taxable income does not include net capital gains.  Under certain circumstances, we may be required to make distributions in excess of cash available for distribution in order to meet the REIT distribution requirements.  Distributions are determined by our board of directors and are dependent on a number of factors, including the amount of funds available for distribution, our financial condition, any decision by the board of directors to reinvest funds rather than to distribute the funds, our capital expenditures, the annual distribution required to maintain REIT status under the Code, and other factors the board of directors may deem relevant.

(c)                             One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net income from continuing operations as determined under U.S. generally accepted accounting principles or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts or NAREIT, an industry trade group, has promulgated a standard known as “Funds from Operations” or “FFO” for short, which it believes more accurately reflects the operating performance of a REIT such as us.   As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which the Company holds an interest.  We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs.  FFO is not intended to be an alternative to  “Net Income” as an indicator of our performance nor to  “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our operating performance because FFO excludes non-cash items from GAAP net income.  This allows us to compare our relative property performance to determine our return on capital.  Management uses the calculation of FFO for several reasons. We use FFO to compare our performance to that of other REITs in our peer group.  Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy.  FFO is calculated as follows:

		For the three months ended	For the six months ended
		June 30, 2006	June 30, 2006
	Net (Loss) applicable to common shares	$(991)	(2,446)
Add:	Depreciation and amortization related to investment properties	9,129	16,949
Less:	Minority interests’ share of the above adjustment	1,458	3,410

	Funds from operations	$6,680	11,093

Subsequent Events

We paid distributions to our stockholders of $0.05 per share totaling $2,779 in July 2006.

We issued 12,345,106 shares of common stock from July 1, 2006 through August 4, 2006, resulting in a total of 72,453,884 shares of common stock outstanding. As of August 4, 2006, subscriptions for a total of 71,769,094 shares were received and accepted resulting in total gross offering proceeds of $717,691 and an additional 684,790 shares were issued pursuant to the DRP for $6,506 of additional gross proceeds.

In July 2006, MB REIT paid distributions to Inland Western as the holder of the series C preferred stock of $1,570 and paid distributions of $750 to its common stockholders.

MB REIT has acquired the following properties during the period July 1, 2006 through August 4, 2006.  The respective acquisitions are summarized in the table below.

Date		Year	Approximate Purchase Price	Gross Leasable Area
Acquired	Property	Built	($)	(Sq. Ft.)	Major Tenants

7/11/2006	The Market at Hilliard	2003	19,297	107,544	Michaels Bed Bath & Beyond Office Max Old Navy

7/21/2006	Eldridge Lakes Town Center	2004	16,634	54,980	Walgreens Dollar Hut Pizza Factory

7/21/2006	Spring Town Center	2004	16,969	40,571	Walgreens Bank of America

7/21/2006	CyFair Town Center	2003	15,986	51,592	LaMaria Mexican Restaurant

7/25/2006	Dulles Executive Office Plaza	2000	123,957	379,596	Lockheed Martin Cisco Systems

MB REIT is obligated under earnout agreements to pay additional funds to certain sellers once space, vacant at the time MB REIT acquired the property becomes occupied and the tenants begin paying rent.  During the period from July 1, 2006 through August 4, 2006, MB REIT funded earnouts totaling $421 at one (1) of its existing properties.

The mortgage debt financings obtained by MB REIT during the period from July 1, 2006 through August 4, 2006, are detailed in the list below.

Date Funded	Mortgage Payable	Annual Interest Rate	Maturity Date	Principal Borrowed ($)

7/21/2006	CyFair Town Center (1)	4.83%	12/2014	5,673

7/21/2006	Eldridge Lakes Town Center (1)	4.88%	12/2014	7,504

7/21/2006	Spring Town Center (1)	4.87%	01/2015	7,629

(1)  Loan assumed at time of acquisition.

Quantitative and Qualitative Disclosures About Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations.  Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs.  To achieve our objectives we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties.  To the extent we do, we are exposed to credit risk and market risk.  Credit risk is the failure of the counterparty to perform under the terms of the derivative contract.  When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us.  When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk.  It is our policy to enter into these transactions with the same party providing the financing, with the right of offset.  In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.  Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates.  The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. As of June 30, 2006 we did not have any derivative financial instruments that were used to hedge exposures to changes in interest rates on loans secured by our properties.

With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.  We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions.  The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

While this hedging strategy described above would have the effect of smoothing out interest rate fluctuations, the results might reduce the overall returns on the investment.

We monitor interest rate risk using a variety of techniques. The table below presents mortgage debt principal amounts and weighted average interest rates by year and expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

	2006	2007	2008	2009	2010	Thereafter
Maturing debt:
Fixed rate debt (mortgage loans)	—	—	—	—	—	447,912

Average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	—	—	5.08%

There is no variable rate mortgage debt as of June 30, 2006.

A put/call agreement was entered into by us and MB REIT as a part of the MB REIT transaction to document the various redemption options for Minto Delaware’s preferred and common stock.  This agreement is considered a derivative instrument and is accounted for pursuant to SFAS No. 133.  Derivatives, are required to be  recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. The fair value of these derivative instruments is estimated using the Black-Scholes model.

Description of Securities

The following information, which was previously inserted in  the “Description of Securities” section,  beginning on page 121 of the prospectus, has been updated as follows:

Common Stock

The shares issued in this offering, upon receipt of full payment in accordance with the terms of this offering, will be fully paid and nonassessable.  We expect that all shares of our common stock will be issued in book entry form only.  Subject to the preferential rights of any class or series of preferred stock and to the provisions of our articles regarding the restriction on the transfer of shares of our common stock, holders of our common stock will be entitled to receive distributions if authorized and declared by our board and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.  We will issue fractional shares only in connection with purchases of common stock made through our distribution reinvestment plan.

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including votes to elect directors.  There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock will be able to elect all of the directors nominated for election.

Holders of our common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any securities we may offer or issue in the future.

Under Maryland law and our articles, we cannot make certain material changes to our business form or operations without the approval of stockholders holding at least a majority of the shares of stock entitled to vote on the matter.  However, stockholder approval is not required for mergers that are effected through one of our wholly-owned subsidiaries, where the consideration to be paid by us in the merger consists solely of cash, unless a party to the merger is an affiliate of our sponsor.

Under our bylaws, the presence in person or by proxy by the holders of a majority of our outstanding shares will constitute a quorum for the transaction of business at a meeting of our stockholders.  Under our articles, the election of directors requires a majority of all the votes present in person or by proxy at a meeting of our stockholders at which a quorum is present.  Stockholders may also, upon the affirmative vote of the holders of a majority of our outstanding shares of common stock, remove any director with or without cause.

Distributions

This subsection, which begins on page 172 in the “Descriptions of Securities” section of the prospectus, has been superceded in its entirety as follows:

We have made cash distributions to our stockholders aggregating approximately $13.5 million for the period from October 1, 2005 through September 1, 2006.  The following sets forth the per share amount, record date and payment date of each distribution:

•                  $.0417 per share to stockholders of record on October 31, 2005, paid on November 16, 2005

•                  $.0417 per share to stockholders of record on November 31, 2005, paid on December 12, 2005

•                  $.0417 per share to stockholders of record on December 31, 2005, paid on January 11, 2006

•                  $.05 per share to stockholders of record on January 31, 2006, paid on February 12, 2006

•                  $.05 per share to stockholders of record on February 28, 2006, paid on March 12, 2006

•                  $.05 per share to stockholders of record on March 31, 2006, paid on April 12, 2006

•                  $.05 per share to stockholders of record on April 30, 2006, paid on May 12, 2006

•                  $.05 per share to stockholders of record on May 31, 2006, paid on June 12, 2006

•                  $.05 per share to stockholders of record on June 30, 2006, paid on July 12, 2006

•                  $.05 per share to stockholders of record on July 31, 2006, paid on August 12, 2006

Approximately $13.1 million of the $13.5 million in distributions was funded with cash provided from our operating activities.  Approximately $400,000 of the distributions from 2005 were funded from financing activities including contributions from our sponsor.

Summary of Our Organizational Documents

The following two paragraphs, which appear at the top of page 133 of the prospectus, as previously supplemented by Supplement No. 25, have been amended and restated in their entirety as follows:

Each stockholder is bound by and is deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder of our company.  Our organizational documents consist of our articles of incorporation and bylaws.  Our directors have reviewed and ratified these documents.  The following summarizes the material provisions of these documents but does not purport to be complete and is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is a part.  See “Where You Can Find More Information.”

We were formed on October 4, 2004.  Our current articles of incorporation were amended and restated and filed with the State Department of Assessments and Taxation of Maryland on April 26, 2006.  The articles, as so amended and restated, became operative on April 26, 2006.  Our current bylaws were adopted by our board on June 20, 2006, and are effective as of July 1, 2006.  Our articles of incorporation and bylaws will remain operative in their current form throughout our existence, unless they are amended or we are dissolved.

The following paragraph is inserted after the first paragraph under the subheading “Amendment of Organizational Documents” which begins on page 135:

On June 20, 2006, our board of directors voted to amend and restate the bylaws of our Company, effective as of July 1, 2006.  In addition to the non-substantive changes made in connection with this restatement, the bylaws were amended to reflect increases in the annual fees paid to independent directors of our Company.

Federal Income Tax Considerations

This section supercedes and replaces in its entirety the discussion in the prospectus under the heading “Federal Income Tax Considerations,” which begins on page 143 of the prospectus.

The following is a summary of the material federal income tax consequences relating to the acquisition, holding and disposition of our common stock.  For purposes of this section under the heading “Federal Income Tax Considerations,” references to “we,” “our” and “us” mean only Inland American Real Estate Trust, Inc. and not our subsidiaries or other lower-tier entities, except as otherwise indicated.  This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect.  No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.  No advance ruling has been or will be sought from the Internal Revenue Service regarding any matter discussed in this prospectus.  The summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with the applicable organizational documents or partnership agreement.  This summary of the material federal income tax consequences of an investment in our common stock does not purport to discuss all aspects of federal income taxation that may be relevant to a particular investor in light of the investor’s investment or tax circumstances, or to investors subject to special tax rules, such as:

•                  financial institutions;

•                  insurance companies;

•                  broker-dealers;

•                  regulated investment companies;

•                  holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•                  holders of our common stock who hold as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; and

•                  partnership and other entities treated as partnerships for federal income tax purposes and the partners in these partnerships.

and, except to the extent discussed below:

•                  tax-exempt organizations; and

•                  foreign investors.

See “Risk Factors – Federal Income Tax Risks” for additional discussion.

This summary assumes that investors will hold our common stock as capital assets, which generally means as property held for investment.

THE FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE.  IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR’S PARTICULAR TAX CIRCUMSTANCES.  YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, EXCHANGING OR OTHERWISE DISPOSING OF OUR COMMON STOCK.

Federal Income Taxation as a REIT

We intend to qualify as a REIT under the applicable provisions of the Code and the Treasury regulations promulgated thereunder and receive the beneficial federal income tax treatment described below.  However, we cannot assure you that we will meet the applicable requirements under federal income tax laws, which are highly technical and complex.  The following discusses the applicable requirements under federal income tax laws, the federal income tax consequences to maintaining REIT status and the material federal income tax consequences to you.  Shefsky & Froelich Ltd. has acted and will act as our tax counsel in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below.  Some of the federal income tax implications of your investment are set forth in the “– Federal Income Taxation of Stockholders” section below.  We, however, urge you to consult your tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of common stock which may be particular to your tax situation.

In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856-860 of the Code, qualify as a REIT and claim federal income tax deductions for dividends it pays to its stockholders.  Such a corporation generally is not taxed on its net income that is currently distributed to its stockholders.  This treatment substantially eliminates the “double taxation” that a corporation and its stockholders generally bear together.  However, as discussed in greater detail below, a corporation could be subject to federal income tax in some circumstances even if it qualifies as a REIT, and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.  We intend to operate in a manner that permits us to elect REIT status for the taxable year ending December 31, 2005, and to maintain this status in each taxable year thereafter, so long as REIT status remains advantageous.

Shefsky & Froelich Ltd. is of the opinion that commencing with the our taxable year that ended on December 31, 2005, we were organized in conformity with the requirements for qualification as a REIT under the Code, and our actual method of operation through the date of the opinion has enabled, and our proposed method of operation will enable, us to meet the requirements for qualification and taxation as a REIT.  This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions made by Shefsky & Froelich Ltd. and representations made to Shefsky & Froelich Ltd. by us as to factual matters.  Our qualification and federal income tax treatment as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under federal income tax laws.  Shefsky & Froelich Ltd. has not reviewed, and will not in the future review, these operating results for compliance with the applicable requirements under federal income tax laws.  Therefore, we cannot assure you that our actual operating results will allow us to satisfy the applicable requirements under federal income tax laws in any taxable year.  In addition, this opinion represents Shefsky & Froelich Ltd.’s legal judgment and is not binding on the Internal Revenue Service.

General

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for dividends we pay to the stockholders, and therefore will not be subject to federal income tax on that portion of our REIT taxable income as defined Section 857(b)(2) of the Code or REIT capital gain which is distributed to our stockholders.  We will, however, be subject to federal income tax at normal corporate rates on any REIT taxable income or capital gain not distributed.

Although we can eliminate or substantially reduce our federal income tax liability by maintaining our REIT status and paying sufficient dividends, we could be subject to federal income tax on certain items of income.  If we fail to satisfy either the 95.0% gross income test or the 75.0% gross income test (each of which is described below), yet maintain our REIT status by meeting other requirements, we will be subject to a penalty tax based on the amount of income that caused us to fail these tests, as described below.  If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% and 10% asset tests), as described below, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail the test.  Furthermore, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each failure.  We also will be subject to a one hundred percent (100.0%) federal income tax on the net income from any “prohibited transaction,” as described below.  In addition, in order to retain our REIT status, we generally must distribute annually at least ninety percent (90.0%) of our REIT taxable income for such year.  We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year, and (c) any undistributed taxable income from prior periods.  While we are not required to distribute REIT net capital gain income for any year in order to retain our REIT status, we will pay tax on our

REIT net capital gain income to the extent we do not distribute it in the year we recognize the gain.  We also may be subject to the corporate alternative minimum tax.  Additionally, we will be subject to federal income tax at the highest corporate rate on certain “nonqualifying” income from foreclosure property.  In general, foreclosure property consists of property acquired (by foreclosure or otherwise) in connection with the default of a loan secured by such property.

REIT Qualification Tests.  The Code defines a REIT as a corporation, trust or association:

•                  that is managed by one or more trustees or directors;

•                  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•                  that would be taxable as a domestic corporation but for its status as a REIT;

•                  that is neither a financial institution nor an insurance company;

•                  the beneficial ownership of which is held by one hundred (100) or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

•                  generally in which, at any time during the last half of each taxable year, no more than fifty percent (50.0%) in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals or certain entities; and

•                  that meets the gross income, asset and annual distribution requirements, described in greater detail below.

The first four conditions and the last condition must be met during each taxable year for which REIT status is sought, while the other two conditions do not have to be met until after the first taxable year for which a REIT election is made.  We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy the conditions described above, during the relevant time periods.

Although the restrictions on assets held by a REIT (as described below) generally prevents a REIT from owning more than ten percent (10.0%) of the stock of an entity by vote or value other than another REIT, the Code provides an exception for ownership of stock in a “qualified REIT subsidiary.” A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, that is wholly owned by a REIT throughout the subsidiary’s existence.  For purposes of the asset and income tests described below, all assets, liabilities and tax attributes of a qualified REIT subsidiary that we own are treated as owned directly by us.  A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax.  We may hold investments through qualified REIT subsidiaries.  A REIT that is a partner in a partnership generally is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income for purposes of the REIT qualification tests.  We may hold investments through partnership (and other entities, such as limited liability companies, that are treated as partnerships for federal income tax purposes).

We, in satisfying the general tests described above, must meet, among others, the following requirements:

Share Ownership Tests.  The common stock and any other stock we issue must be held by a minimum of one hundred (100) persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years.  In addition, at all times during the second half of each taxable year, no more than fifty percent (50.0%) in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock).  However, these two requirements do not apply until after the first taxable year an entity elects REIT status.  In addition, our articles of incorporation contain provisions restricting the ownership and transfer of our stock in certain instances, which provisions are intended to assist us in satisfying both requirements.  These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described above.  If we fail to satisfy these share ownership requirements, except as provided below, our status as a REIT will terminate.  See “—Failure to Qualify as a REIT.”  Furthermore, the distribution reinvestment plan contains provisions that prevent it from causing a violation of these tests as will the terms of any options, warrants or other rights to acquire our common stock.  Pursuant to the applicable requirements under federal income tax laws, we will maintain records that disclose the actual ownership of the outstanding stock, and demand written statements each year from the record holders of specified percentages of the stock disclosing the beneficial owners.  If, however, we comply with these rules and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement that no more than fifty percent (50.0%) in value of our stock may be owned, directly or indirectly, by five or fewer individuals (as described above), we will be treated as having met this requirement.

Those stockholders failing or refusing to comply with our written demand are required by the Code to submit, with their tax returns, a similar statement disclosing the actual ownership of stock and certain other information.  See “Description of Securities – Restrictions on Ownership and Transfer.”

Asset Tests.  We must satisfy, at the close of each calendar quarter of the taxable year, certain tests based on the composition of our assets.  After initially meeting these asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely due to changes in value of our assets.  In addition, if the failure to satisfy these asset tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within thirty (30) days after the close of that quarter.  We intend to maintain adequate records of the value of our assets to insure compliance with these tests, and will act within thirty (30) days after the close of any quarter or otherwise comply with the preceding rules as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period.  Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests described below if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued.  For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (i) disposing of sufficient nonqualifying assets or taking other actions which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the Internal Revenue Service.

75.0% Asset Test.  At least seventy-five percent (75.0%) of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities.  Real estate assets include:

•                  real property (including interests in real property and interests in mortgages on real property);

•                  shares in other qualifying REITs; and

•                  any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital.

Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment plan) or in a public offering of debt obligations that have a maturity of at least five years.

Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, and regular interests in a financial asset securitization trust, known as a FASIT, are considered real estate assets.  However, if less than ninety-five percent (95.0%) of the assets of a REMIC or FASIT are real estate assets, we will be treated as holding a proportionate share of the assets and income of the REMIC or FASIT directly.

We intend that the purchase contracts for a new property will apportion no more than five percent (5.0%) of the purchase price of any property to property other than “real property,” as defined in the Code.  In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments that will allow us to qualify under the 75.0% asset test.  Therefore, our investment in real properties will constitute “real estate assets” and should allow us to meet the 75.0% asset test.

Other Asset Tests.  There are three other asset tests that apply to us.  First, the value of any one issuer’s securities owned by us may not exceed five percent (5.0%) of the value of our total assets.  Second, we may not own more than ten percent (10.0%) of any one issuer’s outstanding securities, as measured by either voting power or value.  The five percent (5.0%) and ten percent (10.0%) asset tests do not apply to certain securities of other REITs and securities of qualified REIT subsidiaries or taxable REIT subsidiaries (which are described below), and the ten percent (10.0%) value test does not apply to “straight debt” having specified characteristics, as well as other specified debt instruments such as a loan to an individual or estate and a security issued by a REIT.  Finally, the aggregate value of all securities of taxable REIT subsidiaries held by us may not exceed twenty percent (20.0%) of the value of our total assets.  We intend to invest funds not otherwise invested in properties in cash sources and other liquid investments in a manner which will enable us to satisfy the asset tests described in this paragraph.

A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout the subsidiary’s existence.  All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT.  A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax.  We may hold investments through qualified REIT subsidiaries.

A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary.  Corporations that directly or indirectly operate or manage lodging or health care facilities cannot be taxable REIT subsidiaries.  A corporation that is thirty-five percent (35.0%) owned by a taxable REIT subsidiary also will be treated as a taxable REIT subsidiary.  A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa.  As described below regarding the 75.0% gross income test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide certain types of services without causing the REIT to receive or accrue certain types of non-qualifying income.  In addition to utilizing independent contractors to provide certain services in connection with the operation of our properties, we also may utilize taxable REIT subsidiaries to carry out these functions.

We own a significant interest in MB REIT which must also satisfy the REIT requirements outlined herein.  Under MB REIT’s organizational documents, if our ownership of capital stock in MB REIT would cause MB REIT not to qualify as a REIT, sufficient shares of capital stock to correct the defect may be transferred from us to a charitable trust.  In addition, if MB REIT fails to qualify as a REIT, we would suffer adverse tax consequences, possibly including loss of status as a REIT.

In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets (generally based on its percentage interest in partnership capital, subject to special rules relating to the 10% REIT asset test which take into account the REIT’s interest in certain securities issues by the partnership), and to earn its proportionate share of the partnership’s income, for purposes of the asset tests described above (and the gross income tests applicable to REITs as described below).  In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT.  Thus, our proportionate share, based upon our percentage capital interest, of the assets and items of income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements.  Consequently, to the extent that we directly or indirectly hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.  A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “Tax Aspects of Investments in Partnerships.”  We may hold investments in partnerships and other entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes.

Gross Income Tests.  We must satisfy for each calendar year two separate tests based on the composition of our gross income, as defined under our method of accounting.

75.0% Gross Income Test.  At least seventy-five percent (75.0%) of our gross income for the taxable year must result from:

•                  rents from real property;

•                  interest on obligations secured by mortgages on real property or on interests in real property;

•                  gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business;

•                  dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs;

•                  other specified investments relating to real property or mortgages thereon; and

•                  for a limited time, qualified temporary investment income, as defined under the 75.0% asset test.

We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments in a manner that will allow us to qualify under the 75.0% gross income test.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, the income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee.  This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT, as described below.

Among the assets that we and our subsidiaries may hold are mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property.  The Internal Revenue Service recently issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT asset tests described above, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75.0% gross income test.  Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law.  If we or any of our subsidiaries enter into any mezzanine loans, we will determine, after consulting with Shefsky & Froelich Ltd. that, on the basis of relevant Treasury regulations and Internal Revenue Service rulings, the mezzanine loans should qualify as real estate assets and give rise to qualifying mortgage interest for purposes of the REIT asset and income requirements, or otherwise do not adversely affect our status as a REIT; however, the loans may not meet all of the requirements for reliance on the safe harbor, and in that case, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of the loans.

Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75.0% gross income test (and the 95.0% gross income test, described below), subject to the rules discussed below:

•                  Rent from a particular tenant will not qualify if we, or an owner of ten percent (10.0%) or more of our stock, directly or indirectly, owns ten percent (10.0%) or more of the voting stock or the total number of shares of all classes of stock in, or ten percent (10.0%) or more assets or net profits of, the tenant.

•                  The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is fifteen percent (15.0%) or less of the total rent received under, or in connection with, the lease.

•                  Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property.  However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

•                  Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible “independent contractor” from whom we derive no revenue, or through a taxable REIT subsidiary.  This requirement, however, does not apply to the extent that the services, management or  operations we provide are “usually or customarily rendered” in connection with the rental of space, and are not otherwise considered “rendered to the occupant.”

With respect to the “usual or customarily rendered” rule, we anticipate that our tenants will receive some services in connection with their leases and that the services to be provided are usually or customarily rendered in connection with the rental of the properties and are not services that are considered rendered to the occupant.  Therefore, providing these services should not cause the rents we receive with respect to the properties to fail to qualify as rents from real property for purposes of the 75.0% gross income test (and the 95.0% gross income test, described below).  Our board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services that it believes, after consulting with Shefsky & Froelich Ltd., are not usually or customarily rendered in connection with the rental of space or are considered rendered to the occupant.

The 95.0% Gross Income Test.  In addition to deriving seventy-five percent (75.0%) of our gross income from the sources listed above, at least ninety-five percent (95.0%) of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from:

•                  sources which satisfy the 75.0% gross income test;

•                  dividends;

•                  interest; or

•                  gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business.

It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95.0% gross income test, but not under the 75.0% gross income test.  We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments that will allow us to qualify under the 95.0% gross income test.

Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75.0% gross income test and 95.0% gross income test.  Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse federal income tax consequences.

If we fail to satisfy either the 75.0% gross income test or the 95.0% gross income test for any taxable year, we may retain our status as a REIT for such year if we satisfy the Internal Revenue Service that the failure was due to reasonable cause and not due to willful neglect, and following our identification of the failure, we file a schedule describing each item of our gross income.  If this relief provision is available, we would remain subject to a tax based upon the amount by which we failed the 75.0% gross income test or the 95.0% gross income test.

Annual Distribution Requirements.  In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders each year in an amount at least equal to the excess of:

•                  the sum of:

•                  ninety percent (90.0%) of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and

•                  ninety percent (90.0%) of the excess of the net income (after tax) from foreclosure property;

•                  less the sum of certain types of items of non-cash income.

Determinations whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we:

•                  declare a dividend before the due date of our tax return (including extensions);

•                  distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and

•                  file an election with our tax return.

Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year.  If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the Internal Revenue Service, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the Internal Revenue Service) within a specified period.

If we do not distribute all of our net capital gain or distribute at least ninety percent (90.0%), but less than one hundred percent (100.0%) of our REIT taxable income, we will be subject to federal income tax on the undistributed portion.  Furthermore, to the extent that we fail to distribute by year end at least the sum of  (i) eighty-five percent (85.0%) of our REIT taxable income for such year, (ii) ninety-five percent (95.0%) of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, we would be subject to an excise tax equal to four percent (4.0%) of the difference between the amount required to be distributed under this formula and the amount actually distributed.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on net capital gains.  It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences.  We will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary to comply with the annual distribution requirements, we may (but are not required to) borrow funds to fully provide the necessary cash flow.

Failure to Qualify as a REIT.  If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions.  In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), generally will be taxable as dividend income.  Non-corporate taxpayers may be eligible for a reduced fifteen percent (15.0%) maximum federal tax rate, and corporate taxpayers may be eligible for the dividend received deduction.  The potential “double taxation” results from our failure to qualify as a REIT.  Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

We should not lose our REIT status as the result of a failure to satisfy a REIT requirement (other than the asset tests and the gross income tests, which relief provisions have been described above) if the failure is due to reasonable cause and not willful neglect and we pay a tax of $50,000 for each failure.  We might not be entitled to this relief in all cases of a failure to satisfy a REIT requirement.  See “Risk Factors – Federal Income Tax Risks” for additional discussion regarding the failure to satisfy a REIT requirement.

Prohibited Transactions.  As discussed above, we will be subject to a one hundred percent (100.0%) federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property.  There is an exception to this rule for sales of property that:

•                  is a real estate asset under the 75.0% asset test;

•                  has been held for at least four years;

•                  has aggregate expenditures that are includable in the basis of the property not in excess of thirty (30.0%) of the net selling price;

•                  in certain cases, was held for production of rental income for at least four years;

•                  when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than ten percent (10.0%) of its assets (measured by federal income tax basis and ignoring involuntary dispositions and sales of foreclosure property); and

•                  in certain cases, substantially all of the marketing and development expenditures were made through an independent contractor.

Although we may eventually sell some or all of our properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business.

Foreign Investments.  To the extent that we and our subsidiaries hold or acquire any investments and, accordingly, pay taxes, in foreign countries, taxes paid by us in foreign jurisdictions may not be passed through to or used by, our stockholders, as a foreign tax credit or otherwise.  Any foreign investments also may generate foreign currency gains and losses.  Foreign currency gains are treated as income that does not qualify under the 75.0% gross income test or the 95.0% gross income test, unless certain technical requirements are met.  No assurance can be given that these technical requirements will be met in the case of any foreign currency gains recognized by us directly or through pass-through subsidiaries, or that any such gains will not adversely affect our ability to satisfy the REIT qualification requirements.

Derivatives and Hedging Transactions.  We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities.  Any hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options.  If we or a pass-through subsidiary enters into such a contract to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets and we clearly and timely identify the transaction, including gain from the sale or disposition of the financial instrument, any periodic income from the instrument, or gain from the disposition of it, would not constitute gross income for purposes of the 95.0% gross income test, but would be treated as non-qualifying income for purposes of the 75.0% gross income test.  We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.  We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries.  No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools.  An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Code if:

•                  substantially all of its assets consist of debt obligations or interests in debt obligations;

•                  more than fifty percent (50.0%) of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•                  the entity has issued debt obligations (liabilities) that have two or more maturities; and

•                  the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than eighty percent (80.0%) of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.  Financing arrangements entered into, directly or indirectly, by us could give rise to TMPs, with the consequences as described below.

If an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes.  In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply.  The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT.  Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.  The Treasury Department has not yet issued regulations to govern the treatment of stockholders as described below.  A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.”  The REIT’s excess inclusion income would be allocated among its stockholders.  A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (thirty percent (30.0%)), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders.  See “– Federal Income Taxation of Stockholders” in this section.  To the extent that excess inclusion income were allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as government entities), the REIT would be taxable on this income at the highest applicable corporate tax rate (currently thirty-five percent (35.0%)).  The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law.  Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors.

If a subsidiary partnership, not wholly owned by us directly or through one or more disregarded entities (such as the operating partnership), were a TMP, the foregoing rules would not apply.  Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax.  In addition, this characterization would alter the calculations of our asset tests and gross income tests, and could adversely affect our compliance with those requirements.  We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Tax Aspects of Investments in Partnerships

General.  We may hold investments through entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes.  In general, partnerships are “pass-through” entities that are not subject to federal income tax.  Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership.  We will include in our income our proportionate share of these partnership items for purposes of the various gross income tests and in the computation of our REIT taxable income.  Moreover, for purposes of the asset tests, we will include our proportionate share of assets held by subsidiary partnerships.

Consequently, to the extent that we hold an interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification.  Our investment in partnerships involves special tax considerations, including the possibility of a challenge by the Internal Revenue Service of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the Internal Revenue Service were to assert that a subsidiary partnership is a TMP).  See “General – Taxable Mortgage Pools” in this section.  If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income.  In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the asset tests (particularly the tests generally preventing a REIT from owning more than ten percent (10.0%) of the voting securities, or more than ten percent (10.0%) of the securities by value, of a corporation) or the gross income tests as discussed in “General – Asset Tests” and “– Gross Income Tests,” and in turn could prevent us from qualifying as a REIT.  See “General – Failure to Qualify as a REIT,” above, for a discussion of the effect of our failure to meet these tests for a taxable year.  In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the Annual Distribution Requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties.  Under the Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution.  The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”).  Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that one of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements.  Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners.  These rules may apply to our contribution to any subsidiary partnerships of the cash proceeds received in offerings of our stock.  As a result, partners, including us, in subsidiary partnerships, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership.  This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the Annual Distribution Requirements discussed above.

Federal Income Taxation of Stockholders

Taxation of Taxable Domestic Stockholders.  As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) generally will be ordinary income (subject to limited exceptions that may allow a portion to be treated as dividend income eligible for the reduced fifteen percent (15.0%) maximum federal tax rate to non-corporate taxpayers).  Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the tax basis in the stockholder’s common stock by the amount of the distribution, and then to the extent the distribution exceeds the stockholder’s tax basis, as capital gain.  Because earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital.  Additionally, because distributions in excess of earnings and profits reduce the stockholder’s tax basis in our stock, this will increase the stockholder’s gain on any subsequent sale of the stock.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses.  Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status.  Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year.  However, corporate stockholders may be required to treat up to twenty percent (20.0%) of some types of capital gain dividends as ordinary income.  Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year.  Because we are not a pass-through entity for federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities.  We also may decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon.  In this case, stockholders would include their proportionate share of the gains in income and receive a credit on their returns for their proportionate share of our tax payments.

In general, the sale of common stock held for more than twelve months will produce long-term capital gain or loss.  All other sales of common stock generally will produce short-term gain or loss.  In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder’s tax basis in the common stock sold.  However, any loss from a sale or exchange of common stock by a stockholder who has held such stock for six months or less will be treated as a long-term capital loss, to the extent of our distributions that the stockholder treated as long-term capital gains.

We will report to our domestic stockholders and to the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold.  A stockholder may be subject to backup withholding (the current rate of which is twenty-eight percent (28.0%)) with respect to dividends paid unless such stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements.  A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service.  Any amount paid as backup withholding can be credited against the stockholder’s federal income tax liability.  In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their non-foreign status to us.  See “– Taxation of Foreign Stockholders” in this section.

Taxation of Tax-Exempt Stockholders.  Our distributions to a stockholder that is a tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire the common stock, or the common stock is otherwise used in an unrelated trade or business of the tax-exempt entity.

Special rules apply to the ownership of REIT shares by certain tax-exempt pension trusts.  If we would fail to satisfy the “five or fewer” share ownership test (discussed above with respect to the Share Ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than ten percent (10.0%) by value of our stock may be required to treat a percentage of our dividends as UBTI.  This rule applies if:

•                  at least one tax-exempt pension trust owns more than twenty-five percent (25.0%) by value of our shares; or

•                  one or more tax-exempt pension trusts (each owning more than ten percent (10.0%) by value of our shares) hold in the aggregate more than fifty percent (50.0%) by value of our shares.

The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses).  If this percentage is less than five percent (5.0%), however, none of the dividends will be treated as UBTI.  Because of the restrictions in our articles of incorporation regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules.  However, because shares of our common stock may become publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

Taxation of Foreign Stockholders.  The following discussion is intended only as a summary of the rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates.  These rules are quite complex and prospective foreign stockholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in our REIT.

In general, foreign stockholders will be subject to regular U.S. income tax with respect to their investment if such investment is “effectively connected” with the conduct of a trade or business in the U.S. A corporate foreign stockholder that receives (or is deemed to have received) income that is effectively connected with a U.S. trade or business also may be subject to the thirty percent (30.0%) “branch profits tax” under Code Section 884, which is payable in addition to regular federal corporate income tax. The following discussion applies to foreign stockholders whose investment is not considered “effectively connected.”

Generally, any dividend that constitutes ordinary income for federal income tax purposes will be subject to a U.S. tax equal to the lesser of thirty percent (30.0%) of the gross amount of dividends or the rate in an applicable tax treaty. Generally, a distribution that does not exceed our earnings and profits will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder’s basis in its common stock (but not below zero) and then as gain from the disposition of such common stock, subject to the rules discussed below for dispositions.

Our distributions that are attributable to gain from the sale or exchange of a “U.S. real property interest” are taxed to a foreign stockholder as if the distributions were gains “effectively connected” with a United States trade or business conducted by such foreign stockholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, such dividends also may be subject to a thirty percent (30.0%) branch profits tax when made to a corporate foreign stockholder that is not entitled to treaty exemptions.

We will report to our foreign stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount (if any) of federal income tax that we withhold. These information reporting requirements apply regardless of whether withholding was reduced or eliminated in any applicable tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of thirty percent (30.0%) and thirty-five percent (35.0%) may apply to distributions on common stock to foreign stockholders.

Although tax treaties may reduce our withholding obligations, we generally will be required to withhold:

•      thirty-five percent (35.0%) of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) from dividends to a foreign stockholder who owns more than five percent (5.0%) of our stock  at any time during the one-year period ending on the distribution date (or to all foreign stockholders if the dividend occurs at a time during which our stock is not regularly traded on an established securities market located in the United States) and remit to the Internal Revenue Service; and

•      thirty percent (30.0%) of any other dividends paid out of earnings and profits (including capital gain dividends not subject to thirty-five percent (35.0%) withholding described immediately above) to all foreign stockholders.

In addition, if we designate prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder’s federal income tax liability, and if the amount of tax we withhold exceeds the U.S. tax liability, the foreign stockholder may file for a refund of such excess from the Internal Revenue Service. The thirty-five percent (35.0%) withholding tax rate on certain capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the fifteen percent (15.0%) maximum federal tax rate on long-term capital gains of non-corporate taxpayers.

Applicable Treasury regulations provide certain presumptions under which a foreign stockholder would be subject to backup withholding and information reporting until we receive certification from these stockholders of their foreign status. The regulations generally require a foreign stockholder to provide us with federal Form W-8BEN referred to as a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, Form W-8ECI referred to as a Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States, or Form W-8EXP referred to as a Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding certifying the foreign stockholder’s entitlement to the benefits of any treaty.

Unless the shares of common stock constitute a “U.S. real property interest” under Section 897 of the Code, gain on a sale of common stock by a foreign stockholder generally will not be subject to U.S. income taxation unless (i) investment in the common stock is effectively connected with the foreign stockholder’s U.S. trade or business, in which case, as discussed above, the foreign stockholder would be subject to the federal income tax, or (ii) the foreign stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual may be subject to a thirty percent (30.0%) tax on such gain.

Shares of our common stock will not constitute a “U.S. real property interest” if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity is a REIT, which at all times during the preceding five-year period, had less than fifty percent (50.0%) in value of its common stock held directly or indirectly by foreign stockholders. We expect to be a domestically controlled qualified investment entity once we satisfy the five-year period requirement, and, therefore, the sale of our shares should not be subject to such taxation for foreign stockholders after that date, except as discussed above or in the next sentence. Even if we constitute a domestically controlled qualified investment entity, upon disposition of our common stock (subject to the exception applicable to “regularly traded” stock described below), a foreign stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the foreign stockholder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date. Because shares of our common stock may become (but are not guaranteed to become) publicly traded, we cannot assure you that we will be a domestically controlled qualified investment entity. If we do not constitute a domestically controlled qualified investment entity, whether a foreign stockholder’s gain on the sale of stock is subject to federal income tax as a sale of a U.S. real property interest depends primarily on whether the common stock is “regularly traded” on an established securities market and on whether the stockholder owns less than 5% of our common stock through the five-year period ending on the date of the sale. If the gain on the sale of common stock is subject to federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common stock from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are “regularly traded” on an established securities market or if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of stock may be required to withhold ten percent (10.0%) of the purchase price and remit this amount to the Internal Revenue Service.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding (the current rate of which is twenty-eight percent (28.0%)) unless the disposing foreign stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding may not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Prospective foreign purchasers should consult their tax advisers concerning these rules.

Other Tax Considerations

Distribution Reinvestment Plan. Stockholders who participate in the distribution reinvestment plan will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and federal income tax effects applicable to all dividends from a REIT. If a stockholder purchases stock through the distribution reinvestment plan at a discount to fair market value, the stockholder will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. See “Taxation of Stockholders” in this section. Stock received throughout our distribution reinvestment plan will have a holding period beginning with the day after purchase, and a federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

State and Local Taxes. We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in shares of our common stock.

Legislative Proposals. You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the Internal Revenue Service and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common stock. President Bush has proposed to exempt certain dividend payments made by certain corporations from federal taxation. We cannot be sure what impact, if any, any possible legislation could have on us or you as a stockholder.

Plan of Distribution

The following information, which was previously inserted at the end of the “Plan of Distribution” section on page 171 of the prospectus, has been updated as follows:

The following table provides information regarding shares sold in our offering as of September 1, 2006.

	Shares	Gross proceeds ($) (1)	Commissions and fees ($) (2)	Net proceeds ($) (3)

From our Sponsor:	20,000	200,000	—	200,000

Shares sold in the offering:	82,944,987	829,449,870	87,092,236	742,357,634

Shares sold pursuant to our distribution reinvestment program:	897,906	8,530,102	—	8,530,102

	83,862,893	838,179,972	87,092,236	751,087,736

(1)       Gross proceeds received by us as of the date of this table for shares sold to investors pursuant to accepted subscription agreements.

(2)       Inland Securities Corporation serves as dealer manager of this offering and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.

(3)       Number reflects net proceeds prior to paying organizational and offering expenses other than selling commissions, marketing contributions and due diligence expense allowances.

Relationships and Related Transactions

This section revises the discussion contained in the prospectus under the heading “Relationships and Related Transactions,” which begins on page 180 of the prospectus.

Relationships and fees with respect to our public offering

We presently are engaged in the initial public offering of our common stock. The dealer manager of this offering is Inland Securities Corporation, which is a wholly owned subsidiary of our sponsor and affiliate, Inland Real Estate Investment Corporation, or IREIC. IREIC is a subsidiary of The Inland Group, Inc. One of the nominees for director, Mr. Parks, is a director and stockholder of The Inland Group.

While we are engaged in this public offering of our securities, we will pay Inland Securities a selling commission equal to seven and one-half percent (7.5%), up to seven percent (7.0%) of which may be reallowed to participating dealers, of the sale price for each share, subject to reduction for special sales under certain circumstances. We also will pay a marketing contribution equal to two and one-half percent (2.5%) of the gross offering proceeds to Inland Securities, which may reallow up to one and one-half percent (1.5%) to soliciting dealers. We will pay an additional one-half percent (0.5%) of the gross offering proceeds to Inland Securities, which may reallow all or a portion to the soliciting dealers for bona fide due diligence expenses. We will not pay the marketing contribution and due diligence expense allowance in connection with any special sales, except those receiving volume discounts and other circumstances described in our prospectus. In addition, we will not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

As of June 30, 2006, we had incurred $65,866,429 of offering costs, of which $45,839,951 was paid or accrued to affiliates of our Business Manager. Selling commissions, the marketing contribution and the due diligence expense allowance totaled $56,957,475, of which $1,350,299 was unpaid, as of June 30, 2006. In accordance with the terms of the offerings, our Business Manager has agreed to pay all offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance) in excess of four and one-half percent (4.5%) of the gross proceeds of the offering or gross offering proceeds or all organization and offering expenses (including sales commissions, the marketing contribution and the due diligence expense allowance) which together exceed fifteen percent (15.0%) of gross offering proceeds. As of June 30, 2006, offering costs did not exceed the four and one-half percent (4.5%) and fifteen percent (15.0%) limitations. We anticipate that these costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by our Business Manager.

We established a discount stock purchase policy for affiliates of our Business Manager that enables these affiliates to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased. We sold 110,808 shares to affiliates and affiliates of our Business Manager and recognized an expense related to these discounts of $104,389 for the six months ended June 30, 2006.

Relationships and fees with respect to our operations

We have entered into agreements to pay IREIC and its affiliates certain fees or other compensation for providing services to us. These arrangements were not determined by arm’s length negotiations. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, IREIC and its affiliates, including our Business Manager, property managers and Inland Real Estate Acquisitions, Inc., may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.

We have entered into a business management agreement with Inland American Business Manager & Advisor, Inc., an indirect subsidiary of The Inland Group, Inc., to serve as our Business Manager with responsibility for overseeing and managing our day-to-day operations. Under the terms of our business management agreement, any time that we acquire a controlling interest in a REIT or other real estate operating company, we pay our Business Manager or its designee a fee equal to two and one-half percent (2.5%) of the aggregate purchase price paid to acquire the controlling interest. In addition, after our stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their invested capital, we will pay our Business Manager a fee of up to one percent (1.0%) of our average invested assets, payable quarterly in an amount equal to one-quarter of one percent (0.25%) of our average invested assets as of the last day of the immediately preceding quarter. We will pay this fee for services provided or arranged by our Business Manager, such as managing our day-to-day business operations, arranging for the ancillary services provided by other affiliates and overseeing these services, administering our bookkeeping and accounting functions, consulting with our board, overseeing our real estate assets and providing other services as our board deems appropriate. This fee terminates if we acquire our Business Manager. Further, after our stockholders have first received a ten percent (10.0%) cumulative, non-compounded return on, plus return of, their invested capital, we will pay our Business Manager an incentive fee equal to fifteen percent (15.0%) of the net proceeds from the sale of real estate assets, including assets owned by a REIT or other real estate operating company that we acquire and operate as a subsidiary.

Separate and distinct from any business management fee, we also will reimburse our Business Manager or any affiliate for all expenses that it, or any affiliate including IREIC, pays or incurs on our behalf including the salaries and benefits of persons employed by our Business Manager or its affiliates and performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager. For any year in which we qualify as a REIT, our Business Manager must reimburse us for the amounts, if any, by which our total operating expenses paid during the previous fiscal year exceed the greater of: two percent (2.0%) of our average invested assets for that fiscal year; or twenty-five percent (25.0%) of our net income for that fiscal year, subject to certain adjustments described herein. For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to our Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses. No fees or reimbursements were due or paid for the six months ended June 30, 2006.

Our subsidiary, MB REIT, also entered into an agreement with an affiliate of our Business Manager, under which MB REIT has agreed to pay the Business Manager an asset management fee. The terms are consistent with those listed above. MB REIT did not pay any asset management fees or reimbursements for the six months ended June 30, 2006.

We also pay fees to affiliates of our Business Manager for various administrative services, such as payroll preparation and management, data processing, insurance consultation and placement, property tax reduction services, mail processing and certain legal services. Except in the case of computer services provided by Inland Computer Services, Inc., we pay hourly rates for these services. The hourly rate is based on the average amount of all salaries and bonuses paid to the employees of the service provider plus an allocation for overhead including employee benefits, rent, materials, fees, taxes and other operating expenses incurred by the service provider in operating its business except for direct expenses for which we reimburse the service provider. We categorize the amounts we pay for all of these the services as general and administrative expenses. During the six months ended June 30, 2006, we paid fees of $336,005, of which $131,000 remained unpaid as of June 30, 2006. For the six months ended June 30, 2006, MB REIT paid fees of $194,424, of which $141,000 remained unpaid as of June 30, 2006. We expect to continue purchasing these services during 2006.

We have entered into property management agreements with each of our property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC. For each property managed directly by any of our property managers, their affiliates or agents, we pay the applicable property managers a monthly fee equal to four and one-half percent (4.5%) of the gross income from each such property. We pay this fee for services in connection with renting, leasing, operating and managing each property. For each property managed directly by entities other than our property managers, their affiliates or agents, we pay the applicable property manager, based on the type of property managed, a monthly oversight fee of up to one percent (1.0%) of the gross income from each such property. In no event do any of our property managers receive a property management fee and an oversight fee with respect to a particular property. During the six months ended June 30, 2006, we and MB REIT incurred and paid property management fees of $1,479,770. The fees have been recorded in property operating expenses to affiliates of our Business Manager for the six months ended June 30, 2006. No fees remained unpaid as of June 30, 2006.

We also have entered into an agreement with Inland Real Estate Acquisitions, Inc. under which Inland Real Estate Acquisitions will assist us in acquiring properties, REITs, real estate operating companies or other real estate assets. This agreement will continue until the date that none of the directors affiliated with The Inland Group and none of the officers or directors of The Inland Group, Inland Real Estate Acquisitions or our Business Manager or their affiliates are then serving as our officers and directors.

Other affiliates of our Business Manager provide additional services to the company and MB REIT. We will pay Inland Mortgage Servicing Corporation 0.03% per year on the first billion dollars and 0.01% thereafter on all mortgages that are serviced by Inland Mortgage Servicing Corporation. These fees will be included in the property operating expenses to affiliates of our Business Manager. For the six months ended June 30, 2006, we and MB REIT paid $12,059 in fees to Inland Mortgage Servicing Corporation. In addition, we or MB REIT will pay Inland Mortgage Brokerage Corporation 0.2% of the principal amount of each loan placed for us or MB REIT by Inland Mortgage Brokerage Corporation. These costs are capitalized as loan fees and amortized over the respective loan term. During the six months ended June 30, 2006, we and MB REIT paid loan fees totaling $598,912 to this affiliate of our Business Manager. We also pay an affiliate of our Business Manager to purchase and monitor our investment in marketable securities. During the six months ended June 30, 2006, we incurred expenses totaling $308,380, of which $0 remained unpaid as of June 30, 2006.

Other relationships and fees

IREIC has contributed funds sufficient to pay our distributions to stockholders and has advanced funds to pay for costs until funds from our operations are adequate to cover the distributions and costs. For the year ended December 31, 2005, IREIC advanced a total of $2,708,748 for the payment of costs. In addition, IREIC contributed $800,000 to pay our distributions of $123,300 and expenses of $676,700.

Inland Western invested $264 million in MB REIT in series C preferred shares as of June 30, 2006.

Independent Registered Public Accounting Firm

This section revises the discussion contained in the prospectus under the heading “Independent Registered Public Accounting Firm,” which appears on page 186 of the prospectus.

The consolidated balance sheets of Inland American Real Estate Trust, Inc., as of December 31, 2005 and 2004, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity, and cash flows for the year ended December 31, 2005 and for the period from October 4, 2004 (inception) through December 31, 2004 and the related financial statement Schedule III have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing.

The following financial statements have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing:

•      the historical summary of gross income and direct operating expenses of Triangle Mall for the year ended December 31, 2004,

•      the historical summary of gross income and direct operating expenses of Lakeview for the year ended December 31, 2004,

•      the historical summary of gross income and direct operating expenses of Monadnock Marketplace for the year ended December 31, 2004,

•      the combined historical summary of gross income and direct operating expenses of the Properties acquired from New Quest Properties for the year ended December 31, 2004,

•      the historical summary of gross income and direct operating expenses of Lakewood for the year ended December 31, 2004,

•      the historical summary of gross income and direct operating expenses of Canfield Plaza for the year ended December 31, 2005,

•      the historical summary of gross income and direct operating expenses of Shakopee Center for the year ended December 31, 2005,

•      the historical summary of gross income and direct operating expenses of Southgate Apartments for the year ended December 31, 2005,

•      the historical summary of gross income and direct operating expenses of Ahold Portfolio for the year ended December 31, 2005,

•      the historical summary of gross income and direct operating expenses of Lincoln Mall for the year ended December 31, 2005,

•      the historical summary of gross income and direct operating expenses of Hilliard Marketplace for the year ended December 31, 2005,

•      the historical summary of gross income and direct operating expenses of Dulles Executive Plaza I & II for the year ended December 31, 2005,

•      the combined historical summary of gross income and direct operating expenses of Bradley Portfolio for the year ended December 31, 2005,

•      the historical summary of gross income and direct operating expenses of IDS Center for the year ended December 31, 2005.

The audit reports related to the above Historical Summaries of gross income and direct operating expenses refer to the fact that the statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenue and expense.

Financial Statements

This section replaces the Financial Statements included in the prospectus, which appear beginning on page F-i of the prospectus.

Index to Financial Statements

Page
Inland American Real Estate Trust, Inc.:

Consolidated Balance Sheets at June 30, 2006 (unaudited) and December 31, 2005	F-1

Consolidated Statements of Operations and Other Comprehensive Income for the three and six months ended June 30, 2006 and June 30, 2005 (unaudited)	F-3

Consolidated Statement of Stockholders Equity for the six months ended June 30, 2006 (unaudited)	F-5

Consolidated Statements of Cash Flows for the three and six months ended June 30, 2006 and June 30, 2005 (unaudited)	F-6

Notes to Consolidated Financial Statements at June 30, 2006 (unaudited)	F-8

Pro Forma Consolidated Balance Sheet at June 30, 2006 (unaudited)	F-25

Notes to Pro Forma Consolidated Balance Sheet at June 30, 2006 (unaudited)	F-27

Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2006 (unaudited)	F-29

Notes to Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2006 (unaudited)	F-31

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 (unaudited)	F-33

Notes to Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 (unaudited)	F-35

Ahold Portfolio:

Independent Auditors’ Report	F-38

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-39

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-40

Lincoln Mall:

Independent Auditors’ Report	F-41

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-42

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-43

Southgate Apartments:

Independent Auditors’ Report	F-44

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-45

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-46

F-i

Page
Canfield Plaza:

Independent Auditors’ Report	F-47

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-48

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-49

Shakopee Center:

Independent Auditors’ Report	F-51

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-52

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-53

Dulles Executive Plaza I & II:

Independent Auditors’ Report	F-55

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-56

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-57

Hilliard Marketplace:

Independent Auditors’ Report	F-58

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-59

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-60

Bradley Portfolio:

Independent Auditors’ Report	F-61

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-62

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-63

IDS Center:

Independent Auditors’ Report	F-65

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-66

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-67

F-ii

Page
Buckhorn Plaza:

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and the period from August 1, 2005 (commencement of operations) and December 31, 2005 (unaudited)

F-69

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and the period from August 1, 2005 (commencement of operations) and December 31, 2005 (unaudited)

F-70

Fabyan Randall:

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-71

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-72

F-iii

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Consolidated Balance Sheets

(Dollar amounts in thousands)

Assets

	June 30, 2006	December 31, 2005
	(unaudited)	(audited)
Investment properties:
Land	$181,841	$101,144
Building and other improvements	931,968	609,362

	1,113,809	710,506
Less accumulated depreciation	(15,971)	(2,751)

Net investment properties	1,097,838	707,755

Cash and cash equivalents (including cash held by management company of $3,271 and $7,329 as of June 30, 2006 and December 31, 2005, respectively)	319,150	37,129
Restricted cash	14,720	8,626
Restricted escrows	23,775	30,708
Investments in marketable securities	128,283	28,614
Accounts and rents receivable	5,653	1,100
Due from related parties (Note 3)	—	451
Acquired in-place lease intangibles (net of accumulated amortization of $4,427 and $698 as of June 30, 2006 and December 31, 2005, respectively)	70,619	45,621
Acquired above market lease intangibles (net of accumulated amortization of $58 and $9 as of June 30, 2006 and December 31, 2005, respectively)	945	244
Loan fees and loan fee deposits (net of accumulated amortization of $179 and $9 as of June 30, 2006 and December 31, 2005, respectively)	8,123	3,535
Other assets	5,937	2,068

Total assets	$1,675,043	$865,851

The accompanying notes are an integral part of the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Balance Sheets
(continued)

(Dollar amounts in thousands)

Liabilities and Stockholders’ Equity

	June 30, 2006	December 31, 2005
	(unaudited)	(audited)
Liabilities:
Mortgages and margins payable (Note 7)	$506,942	$227,654
Accounts payable	898	1,381
Accrued offering costs to related parties	1,100	292
Accrued offering costs to non-related parties	250	321
Accrued interest payable	911	862
Tenant improvement payable	726	789
Accrued real estate taxes	3,426	1,601
Distributions payable	2,779	315
Security deposits	979	669
Prepaid rental and recovery income and other liabilities	1,977	5,639
Advances from sponsor	—	3,081
Acquired below market lease intangibles (net of accumulated amortization of $372 and $34 as of June 30, 2006 and December 31, 2005, respectively)	14,456	3,059
Restricted cash liability	14,720	8,626
Other financings (Note 1)	47,762	—
Due to related parties (Note 3)	854	10,756
Deferred income tax liability (Note 9)	1,662	—

Total liabilities	599,442	265,045

Minority interest	553,450	515,721

Stockholders’ equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 1,460,000,000 shares authorized, 60,108,778 and 9,873,834 shares issued and outstanding as of June 30, 2006 and December 31, 2005, respectively	60	10
Additional paid in capital (net of offering costs of $65,868 and $13,147 as of June 30, 2006 and December 31, 2005, of which $38,039 and $7,663 was paid or accrued to affiliates as of June 30, 2006 and December 31, 2005, respectively)	535,934	86,410
Accumulated distributions in excess of net loss	(14,102)	(1,835)
Accumulated other comprehensive income	259	500

Total stockholders’ equity	522,151	85,085

Commitments and contingencies (Note 12)

Total liabilities and stockholders’ equity	$1,675,043	865,851

The accompanying notes are an integral part of the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income

(Dollar amounts in thousands, except per share amounts)

(unaudited)

	Three months	Three months	Six months	Six months
	ended	ended	Ended	ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Income:
Rental income	$18,207	$—	$34,022	$—
Tenant recovery income	2,784	—	4,658	—
Other property income	115	—	147	—

Total income	21,106	—	38,827	—
Expenses:
General and administrative expenses to related parties	656		1,166	—
General and administrative expenses to non-related parties	606	23	1,350	68
Property operating expenses to related parties	804	—	1,480	—
Property operating expenses to non-related parties	1,612	—	2,688	—
Real estate taxes	1,879	—	2,954	—
Depreciation and amortization	9,129	—	16,949	—

Total expenses	14,686	23	26,587	68

Operating income (loss)	$6,420	$(23)	$12,240	(68)

Interest and dividend income	5,332	—	7,419	—
Other income (Note 8)	197	—	615	—
Interest expense	(5,420)	—	(9,248)	—
Realized gain on securities	401	—	622	—

Income (loss) before income taxes and minority interest	$6,930	$(23)	$11,648	$(68)

Income tax expense (Note 9)	(1,662)	—	(1,662)	—
Minority interest (Note 8)	(6,259)	—	(12,432)	—

Net income (loss) applicable to common shares	$(991)	$(23)	$(2,446)	(68)

The accompanying notes are an integral part of the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income

(Dollar amounts in thousands, except per share amounts)

(unaudited)

	Three months	Three months	Six months	Six months
	ended	ended	Ended	ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Other comprehensive income:
Unrealized loss on investment securities	(3,473)	—	(241)	—

Comprehensive (loss)	$(4,464)	$(23)	$(2,687)	$(68)
Net income (loss) available to common shareholders per common share, basic and diluted	$(.02)	$(1.15)	$(.07)	$(3.40)
Weighted average number of common shares outstanding, basic and diluted	45,930,663	20,000	32,781,021	20,000

The accompanying notes are an integral part of the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statement of Stockholders’ Equity

For the six month period ended June 30, 2006

(Dollar amounts in thousands)

(unaudited)

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Loss	Accumulated Other Comprehensive Income	Total

Balance at December 31, 2005	9,873,834	10	86,410	(1,835)	500	85,085

Net loss	—	—	—	(2,446)	—	(2,446)
Unrealized gain (loss) on investment securities	—	—	—	—	(241)	(241)

Distributions declared	—	—	—	(9,821)	—	(9,821)
Proceeds from offering	49,743,508	50	497,469	—	—	497,519
Offering costs	—	—	(52,721)	—	—	(52,721)
Proceeds from distribution reinvestment program	491,436	—	4,669	—	—	4,669
Issuance of stock options and discounts on shares issued to affiliates	—	—	107	—	—	107

Balance at June 30, 2006	60,108,778	60	535,934	(14,102)	259	522,151

The accompanying notes are an integral part of the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

(unaudited)

	Six months ended	Six months ended
	June 30, 2006	June 30, 2005
	(unaudited)	(unaudited)
Cash flows from operations:
Net loss available to common shareholders	$(2,446)	$(68)
Adjustments to reconcile net loss available to common shareholders to net cash provided by (used in) operating activities:
Depreciation	13,220	—
Amortization	3,729	—
Amortization of loan fees	170	—
Amortization on acquired above market leases	49	—
Amortization on acquired below market leases	(338)	—
Straight-line rental income	(1,490)	—
Straight-line lease expense	33	—
Other income	(615)	—
Minority interests	12,432	—
Discount on shares issued to related parties	104	—
Realized gain on sale of marketable securities	(622)	—
Changes in assets and liabilities:
Accounts and rents receivable	(3,063)	—
Accounts payable	(484)	9
Accrued real estate taxes	1,218	—
Accrued interest payable	49	—
Prepaid rental and recovery income	(3,602)	—
Other liabilities	144	—
Deferred income tax liability	1,662
Security deposits	(3)	—
Other assets	(1,380)	—

Net cash flows provided by (used in) operating activities	18,767	(59)

Cash flows from investing activities:
Purchase of investment securities	(106,602)	—
Sale of investment securities	7,314	—
Restricted escrows	6,933	—
Rental income under master leases	40	—
Acquired in-place lease intangibles	(28,727)	—
Tenant improvement payable	(63)	—
Purchase of investment properties	(329,539)	—
Acquired above market leases	(750)	—
Acquired below market leases	11,735	—
Other assets	(2,111)	—

Net cash flows used in investing activities	(441,770)	—

The accompanying notes are an integral part of the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows
(Dollar amounts in thousands)

(continued)

(unaudited)

	Six months ended	Six months ended
	June 30, 2006	June 30, 2005
	(unaudited)	(unaudited)
Cash flows from financing activities:
Proceeds from offering	497,519	—
Proceeds from the dividend reinvestment program	4,669	—
Payment of offering costs	(51,983)	(123)
Proceeds from mortgage debt	209,235	—
Proceeds from margin securities debt	44,933	—
Payment of loan fees and deposits	(4,758)	—
Distributions paid	(7,357)	—
Distributions paid - MB REIT preferred series A, B and C	(24,925)	—
Due from related parties	451	—
Due to related parties	196	—
Proceeds of issuance of preferred shares and common shares - MB REIT	40,125	—
Sponsor advances	(3,081)	200

Net cash flows provided by financing activities	705,024	77

Net increase in cash and cash equivalents	282,021	18
Cash and cash equivalents, at beginning of period	37,129	200

Cash and cash equivalents, at end of period	$319,150	$218

Supplemental disclosure of cash flow information:

Purchase of investment properties	403,342	—
Real estate tax liabilities assumed at acquisition	(608)	—
Security deposit liabilities assumed at acquisition	(313)	—
Assumption of mortgage debt	(25,120)	—
Other financings	(47,762)	—

	329,539	—

Cash paid for interest	$8,972	$—

Supplemental schedule of non-cash investing and financing activities:

Distributions payable	$2,779	$—

Accrued offering costs payable	$1,350	$224

The accompanying notes are an integral part of the consolidated financial statements.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

June 30, 2006

(unaudited)
(Dollar amounts in thousands, except per share amounts)

The accompanying Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. Readers of this Quarterly Report should refer to the audited consolidated financial statements of Inland American Real Estate Trust, Inc. for the year ended December 31, 2005, which are included in the Company’s 2005 Annual Report on Form 10-K, as certain footnote disclosures contained in such audited consolidated financial statements have been omitted from this Report. In the opinion of management, all adjustments (consisting or normal recurring accruals) necessary for a fair presentation have been included in this Quarterly Report.

(1)  Organization and Basis of Accounting

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada. The Business Management Agreement (the “Agreement”) appoints Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Sponsor, to be the business manager to the Company. On August 31, 2005, the Company commenced an initial public offering (the “Offering”) of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each and up to 40,000,000 shares at $9.50 each, which may be distributed pursuant to the Company’s distribution reinvestment plan.

The Company qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ended December 31, 2005. So long as the Company qualifies for treatment as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes 90% of its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments. Wholly owned subsidiaries generally consist of limited liability companies (LLC’s) and limited partnerships (LP’s). The effects of all significant intercompany transactions have been eliminated.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
 (continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

The Company has ownership interests of 67 to 75% in LLC’s which own nine shopping centers. These entities are considered VIE’s as defined in FIN 46(R) and the Company is considered the primary beneficiary of each LLC. Therefore, these entities are consolidated by the Company. The LLC agreements contain a put/call provision which grants the right to the outside owners and the Company to require the LLC’s to redeem the ownership interests of the outside owners during future periods. These put/call agreements are embedded in the LLC agreement and are accounted for in accordance with EITF  00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiaries by the Company with the amount due the outside owners reflected as a financing and included within other financings in the accompanying Consolidated Financial Statements. Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

The Company has an ownership interest in Minto Builders (Florida), Inc. (“MB REIT”). The Company has the direct ability to make major decisions for MB REIT and therefore this entity is consolidated by the Company and the outside ownership interests are reflected as minority interests in the accompanying Consolidated Financial Statements.

A put/call agreement that was entered into by us and MB REIT as a part of the MB REIT transaction on October 11, 2005 grants Minto (Delaware), LLC, referred to herein as MD, certain redemption rights. The agreement is considered a free standing financial instrument and is accounted for pursuant to Statement of Financial Accounting Standard No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“Statement 150”) and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“Statement 133”). Derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. This derivative was not designated as a hedge.

 (2)  Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with GAAP and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
 (continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

Certain reclassifications were made to the 2005 financial statements to conform to the 2006 presentations.

In accordance with SFAS No. 144, the Company performs an analysis to identify impairment indicators to ensure that the investment property’s carrying value does not exceed its fair value. The valuation analysis performed by the Company is based upon many factors which require difficult, complex or subjective judgments to be made. Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property. This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole. Based upon the Company’s judgment, no impairment was warranted as of June 30, 2006.

The application of the SFAS Nos. 141 and 142 resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the six months ended June 30, 2006. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $49 was applied as a reduction to rental income for the six months ended June 30, 2006. Amortization pertaining to the below market lease costs of $338 was applied as an increase to rental income for the six months ended June 30, 2006.

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $3,729 for the six months ended June 30, 2006.

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at June 30, 2006.

	2006 (1)	2007	2008	2009	2010	Thereafter
Amortization of:

Acquired above market lease costs	$(105)	(211)	(178)	(114)	(92)	(245)

Acquired below market lease costs	862	1,681	1,596	1,493	1,454	7,370

Net rental income Increase	$757	1,470	1,418	1,379	1,362	7,125

Acquired in-place lease Intangibles	$4,583	7,791	7,169	6,722	6,641	37,713

(1)                    For the six month period from July 1, 2006 through December 31, 2006, taking into account the date of acquisition of the properties acquired as of June 30, 2006.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

Concentration of credit risk with respect to accounts receivable is limited due to the large number of tenants comprising the Company’s rental revenue. One tenant, SBC, accounted for 28% of consolidated rental revenues for the six months ended June 30, 2006. This concentration of revenues by one tenant increases the Company’s risk associated with nonpayment by this tenant. In an effort to reduce risk, the Company performs ongoing credit evaluations of its larger tenants.

The estimated fair value of the Company’s mortgage debt is $420,950 as of June 30, 2006. The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders. The carrying amount of the Company’s other financial instruments approximate fair value because of the relatively short maturity of these instruments.

The Company applies the fair value method of accounting as prescribed by SFAS No. 123(R), Share-Based Payment for its stock options granted. Under this method, the Company reports the value of granted options as a charge against earnings ratably over the vesting period.

Income taxes for certain state and local taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to difference between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

In March 2005, the FASB issued Interpretation No. 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations, which is an interpretation of FASB Statement No. 143.” FIN 47 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred, generally upon acquisition, construction, or development and through the normal operation of the asset. This interpretation is effective no later than the end of fiscal years ending after December 31, 2005. FIN 47 did not have a material effect on the Company’s consolidated financial statements.

In June 2005, the FASB ratified the EITF’s consensus on Issue No. 04-5 “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” This consensus established the presumption that general partners in a limited partnership control that limited partnership regardless of the extent of the general partners’ ownership interest in the limited partnership. The consensus further establishes that the rights of the limited partners can overcome the presumption of control by the general partners, if the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partners without cause or (b) substantive participating rights. Whether the presumption of control is overcome is a matter of judgment based on the facts and circumstances, for which the consensus provides additional guidance. This consensus is currently applicable to the Company for all partnerships. This consensus applies to limited partnerships or similar entities, such as limited liability companies that have governing provisions that are the functional equivalent of a limited partnership. The Company has evaluated the effect of this consensus and has concluded it does not have an impact on its consolidated financial statements

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

(3)  Transactions with Related Parties

As of June 30, 2006 and December 31, 2005, the Company had incurred $65,868 and $13,147 of Offering costs, respectively, of which $38,039 and $7,663 was paid or accrued to related parties. In accordance with the terms of the Offering, the business manager has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross proceeds of the offerings or gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds. As of June 30, 2006 and December 31, 2005, offering costs did not exceed the 4.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the Offering. Any excess amounts at the completion of the Offering will be reimbursed by the business manager.

The business manager and its related parties are entitled to reimbursement for salaries and expenses of employees of the business manager and its related parties relating to the Offering. In addition, a related party of the business manager is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the Offering. Such costs are offset against the stockholders’ equity accounts. Such costs totaled $26,785 and $47,537 for the three and six months ended June 30, 2006, of which $1,100 was unpaid as of June 30, 2006.

The business manager and its related parties are entitled to reimbursement for general and administrative expenses of the business manager and its related parties relating to the Company’s administration. Such costs are included in general and administrative expenses to related parties, professional services to related parties, and acquisition cost expenses to related parties, in addition to costs that were capitalized pertaining to property acquisitions. For the three and six months ended June 30, 2006, the Company incurred $866 and $1,585 of these costs, respectively, of which $604 remained unpaid as of June 30, 2006.

A related party of the business manager provides loan servicing to the Company for an annual fee. Such costs are included in property operating expenses to related parties. The agreement allows for annual fees totaling .03% of the first billion in mortgage balance outstanding and .01% of the remaining mortgage balance, payable monthly. For the three and six months ended June 30, 2006, these fees totaled $10 and $12, respectively. None remained unpaid as of June 30, 2006.

The Company pays a related party of the business manager .2% of the principal amount of each loan placed for the Company. Such costs are capitalized as loan fees and amortized over the respective loan term. For the three and six months ended June 30, 2006, the Company paid loan fees totaling $297 and $599, respectively, to this related party. None remained unpaid as of June 30, 2006.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

After the Company’s stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their “invested capital,” the Company will pay its business manager an annual business management fee of up to one percent (1.0%) of the “average invested assets,” payable quarterly in an amount equal to one-quarter of one percent (0.25%) of the average invested assets as of the last day of the immediately preceding quarter. For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. The Company will pay this fee for services provided or arranged by the business manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing  real estate assets and providing other services as the board deems appropriate. This fee terminates if the Company acquires the business manager. Separate and distinct from any business management fee, the Company also reimburses the business manager or any related party for all expenses that it, or any related party including the sponsor, pays or incurs on its behalf including the salaries and benefits of persons employed by the business manager or its related parties and performing services for the Company except for the salaries and benefits of persons who also serve as one of the executive officers or as an executive officer of the business manager. For any year in which the Company qualifies as a REIT, its business manager must reimburse the Company for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: two percent (2.0%) of the average invested assets for that fiscal year; or twenty-five percent (25.0%) of net income for that fiscal year, subject to certain adjustments described herein. For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the business manager and acquisition fees and expenses are excluded from the definition of total operating expenses.

The property manager, an entity owned principally by individuals who are related parties of the business manager, is entitled to receive property management fees totaling 4.5% of gross income, for management and leasing services. The Company incurred and paid property management fees of $804 and $1,480 respectively and has been recorded in property operating expenses to related parties for the three and six months ended June 30, 2006. None remained unpaid as of June 30, 2006.

The Company has entered into a fee arrangement with Inland Western Retail Real Estate Trust, Inc., (“Inland Western”) whereby Inland Western is paid for guarantying customary non-recourse carve out provisions of the Company’s financings until such time as the Company reaches a net worth of $300,000 and the lender releases the guaranty. The fee arrangement calls for a fee of $50 annually for loans equal to and in excess of $50,000 and $25 annually for loans less than $50,000. The Company incurred fees totaling $47 and $99, respectively, for the three and six months ended June 30, 2006. All fees had been paid to Inland Western as of June 30, 2006. Inland Western has invested $264,003 and $224,003 in MB REIT in series C preferred shares as of June 30, 2006 and December 31, 2005, respectively.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

The Company established a discount stock purchase policy for related parties and related parties of the business manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased. The Company sold 49,228 and 110,808 shares to related parties and recognized an expense related to these discounts of $40 and $104, respectively, for the three and six months ended June 30, 2006.

The Company retains a related party of the business manager to manage the Company’s portfolio of marketable securities. The Company incurred fees to this entity totaling $211 and $308, respectively, during the three and six months ended June 30, 2006 of which $78 was unpaid as of June 30, 2006.

As of June 30, 2006 the Company was repaid funds from related parties in the amount of $451 which was due from related parties for costs paid by the Company on their behalf.

As of June 30, 2006, the Company owed funds in the amount of $250 to Inland Retail Real Estate Trust, Inc. for costs paid on the Company’s behalf relating to the acquisition of investment property. The Company intends on paying this amount during the third quarter of 2006.

(4)  Investment Securities

Investment in securities of $128,283 and $28,614 at June 30, 2006 and December 31, 2005, respectively, consists of preferred and common stock investments which are classified as available-for-sale securities and recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. Of the investment securities held on June 30, 2006 and December 31, 2005, the Company has accumulated other comprehensive income of $259 and $500, respectively. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. During the three and six months ended June 30, 2006 the Company realized a gain of $401 and $622, respectively, on the sale of shares. Dividend income is recognized when earned. During the three and six months ended June 30, 2006 dividend income of $1,795 and $2,540, respectively, was recognized and is included in interest and dividend income on the Consolidated Statement of Operations.

The Company has purchased a portion of its investment securities through a margin account. As of June 30, 2006, and December 31, 2005, the Company has recorded a payable of $59,030 and $14,097, respectively, for securities purchased on margin. This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points. At June 30, 2006, these rates were equal to a range between 5.59% and 5.84%. Interest expense in the amount of $606 and $789 is recognized in interest expense on the Consolidated Statement of Operations for the three and six months ended June 30, 2006, respectively.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

(5)  Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan (the “Plan”) which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following their becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders as determined under the Plan. During the three and six months ended June 30, 2006 the Company issued the 2,500 and 17,500 options to its independent directors, respectively. As of June 30, 2006 there were a total of 17,500 options issued, of which none had been exercised or expired. The per share weighted average fair value of options granted was $.44 on the date of the grant using the Black Scholes option-pricing model. During the three and six months ended June 30, 2006 the Company recorded $2 and $3, respectively, of expense related to stock options.

(6) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased. As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income. The amount of such payments received for the three and six months ended June 30, 2006 was $33 and $40, respectively.

Operating Leases

Minimum lease payments to be received under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

	Minimum Lease
	Payments
2006	$73,004	*
2007	81,314
2008	80,052
2009	77,995
2010	74,534
Thereafter	583,415

Total	$970,314

*  For the twelve month period from January 1, 2006 through December 31, 2006, taking into account the date of acquisition of the properties acquired as of June 30, 2006.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2020 to 2084. For the three and six months ended June 30, 2006, ground lease rent was $53 and $107, respectively. Minimum future rental payments to be paid under the ground leases are as follows:

	Minimum Lease
	Payments
2006	$150	*
2007	153
2008	154
2009	155
2010	156
Thereafter	11,969

Total	$12,737

*  For the twelve month period from January 1, 2006 through December 31, 2006, taking into account the date of acquisition of the properties acquired as of June 30, 2006.

(7) Mortgages and Margins Payable

Mortgage loans outstanding as of June 30, 2006, and December 31, 2005, were $447,912 and $213,557, respectively, and had a weighted average interest rate of 5.08% and 4.99%, respectively. All of the loans have fixed interest rates ranging from 4.88% to 6.01%. Properties with a net carrying value of $737,687 and $342,821 at June 30, 2006, and December 31, 2005, respectively, and related tenant leases are pledged as collateral. As of June 30, 2006, scheduled maturities for the Company’s outstanding mortgage indebtedness had various due dates through December 2035.

Some of the mortgage loans require compliance with certain covenants, such as debt service ratios, investment restrictions and distribution limitations. As of June 30, 2006, the Company was in compliance with such covenants.

	2006	2007	2008	2009	2010	Thereafter

Maturing debt:
Fixed rate debt	—	—	—	—	—	$447,912

The company has purchased a portion of its investment securities through margin accounts. As of June 30, 2006, and December 31, 2005, the Company has recorded a payable of $59,030 and $14,097, respectively, for securities purchased on margin. This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points. At June 30, 2006, these rates were equal to a range between 5.59% and 5.84%

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

(8)  Minority Interest

As a holder of common stock of MB REIT, the Company is entitled to receive distributions, paid on a monthly basis (or otherwise as declared by the Board of Directors or a committee of the Board of Directors authorized to declare dividends) from available cash, after dividends have been paid on any outstanding preferred stock including any accrued and unpaid dividends. The series A preferred stock entitles the holder to receive dividends, payable on a quarterly basis, equal to 3.5% of the face amount of the series A preferred stock. As of June 30, 2006, the Company has purchased shares in MB REIT for a total investment of $200,002.

MB REIT’s articles of incorporation do not permit, at any time, the ratio of the outstanding principal amounts of borrowings plus the outstanding series A preferred shares value to the fair market value of the total assets of MB REIT to be greater than 55%. This limit is more restrictive than the policy promulgated by our board of directors to limit total debt to 55% of total capital. In particular, total assets are defined in MB REIT’s articles of incorporation to mean as of any date, the undepreciated real estate assets (excluding cash) of MB REIT and its subsidiaries and total borrowings include the series A preferred stock. The debt covenant ratio is performed at the end of the most recent calendar quarter. In calculating compliance with this covenant, the series A preferred shareholders agreed to exclude the series A preferred shares from the total of MB REIT’s outstanding borrowings and to include MB REIT’s cash and the Company’s cash (including marketable securities) to the extent not committed and available for investment in common stock in MB REIT as part of its total assets for purposes of calculating compliance with the debt covenant ratio. As of June 30 2006, the debt ratio was 26% based on the exclusion of the series A preferred shares from the total of MB REIT’s outstanding borrowings and including MB REIT’s cash as part of its total assets. As of June 30, 2006, the debt ratio was 61% without this change in the calculation.

Pursuant to the terms of a put/call agreement entered into with MD, the Company may be required to redeem MD’s interest in the MB REIT. Under SFAS 150 and SFAS 133 the put/call arrangements are considered free standing derivative instruments. The assets or liabilities under these puts and calls are marked to market every quarter with changes in the value recorded in other expense in the consolidated statements of operations. The value of the put/call arrangements was an asset of $378 and a liability of ($237) as of June 30, 2006 and December 31, 2005, respectively, resulting in unrealized gains on derivative instruments of $197 and $615, respectively, included in other income for the three and six months ended June 30, 2006.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

The following tables present condensed financial information for MB REIT as of June 30, 2006 and December 31, 2005, and for the three and six months ended June 30, 2006.

	June 30, 2006	December 31, 2005
Assets
Real estate, net	$959,820	707,579
Cash and cash equivalents	67,413	10,805
Other assets	104,556	81,203

Total assets	$1,131,789	799,587

Liability and stockholders’ equity:
Mortgage notes payable	362,859	213,557
Other liabilities	25,395	23,672
Stockholders’ equity	743,535	562,358

Total liabilities and stockholders’ equity	$1,131,789	799,587

	For the three months ended June 30, 2006	For the six months ended June 30, 2006
Total income	$21,529	39,755
Other expenses	6,324	9,259
Interest expense	4,221	7,654
Depreciation and amortization	8,706	16,411

Net income	$2,278	6,431

The minority interest represents outside interests in MB REIT and is comprised of:

For the three months ended June 30, 2006.

	Capital		Income
	Contributions	Distributions	Allocation	Total

Series A preferred stock (1)	$264,132	$(2,311)	$2,311	$264,132
Series B preferred stock (2)	125	(4)	4	125
Series C preferred stock (3)	264,003	(4,608)	4,608	264,003
Common stock (4)	26,228	(374)	(664)	25,190

	$554,488	$(7,297)	$6,259	$553,450

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

For the six months ended June 30, 2006.

	Capital		Income
	Contributions	Distributions	Allocation	Total

Series A preferred stock (1)	$264,132	$(4,622)	$4,622	$264,132
Series B preferred stock(2)	125	(8)	8	125
Series C preferred stock(3)	264,003	(9,151)	9,151	264,003
Common stock (4)	27,585	(1,046)	(1,349)	25,190

	$555,845	$(14,827)	$12,432	$553,450

(1)                    owned by Minto Delaware, Inc.

(2)                    owned by third party investors.

(3)                    owned by Inland Western Retail Real Estate Trust, Inc.

(4)                    owned by Minto Delaware, Inc.

Allocations of profit and loss are made first to series A, B, and C preferred shareholders to equal their distributions and then to the common shareholders in accordance with their ownership interest. The income allocation for the common shareholders for the three and six months ended June 30, 2006 was based on the average ownership percentages of the shareholders during the period of 85% and 80% for Inland American and 15% and 20% for MD, respectively. As of June 30, 2006, Inland American and MD’s effective ownership interest of the common stock was 87% and 13%, respectively.

(9) Income Taxes

In the second quarter of 2006, the state of Texas enacted new tax legislation. This legislation restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax. As such, the Company has recorded a net deferred tax liability and deferred income tax expense related to temporary differences of $1,662 as of June 30, 2006.

The temporary differences that give rise to the net deferred tax liability at June 30, 2006 consist of the following:

Gain on sales of real estate (1031 tax free exchange for tax)	$1,698
Depreciation	(41)
Straight-line rents	11
Others	(6)

Total cumulative temporary differences	$1,662

The Company has estimated its deferred income tax expense tax using the effective Texas margin tax rate of 1%.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

(10)  Segment Reporting

The Company has four business segments: Office, Retail, Industrial and Multi-family. The Company evaluates segment performance primarily based on net property operations. Net property operations of the segments does not include interest expense or depreciation and amortization, general and administrative expenses, interest and other investment income from corporate investments. The following table summarizes net property operations income by segment for the three and six months ended June 30, 2006.

For the three months ended June 30, 2006

	Total	Office	Retail	Industrial	Multi-Family
Property rentals	$17,208	$6,842	$9,506	$405	$455
Straight-line rents	803	404	378	21	—
Amortization of acquired above and below market leases, net	196	(9)	205	—	—
Total rentals	$18,207	$7,237	$10,089	$426	$455

Tenant recoveries	2,784	113	2,600	71	—
Other income	115	8	45	—	62
Total revenues	$21,106	$7,358	$12,734	$497	$517

Operating expenses	4,295	464	3,545	93	193

Net property operations	16,811	6,894	9,189	404	324

Depreciation and amortization	(9,129)
General and administrative	(1,262)
Interest and other investment income	5,733
Interest expense	(5,420)
Income tax expense	(1,662)
Other income	197
Minority interest	(6,259)

Net loss	$(991)

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

For the six months ended June 30, 2006.

	Total	Office	Retail	Industrial	Multi- Family

Property rentals	$32,243	$13,661	$17,239	$714	$629
Straight-line rents	1,490	791	661	38	—
Amortization of acquired above and below market leases, net	289	(19)	308	—	—
Total rentals	$34,022	$14,433	$18,208	$752	$629

Tenant recoveries	4,658	154	4,430	74	—
Other income	147	8	75	—	64
Total revenues	$38,827	$14,595	$22,713	$826	$693

Operating expenses	7,122	857	5,924	112	229

Net property operations	31,705	13,738	16,789	714	464

Depreciation and amortization	(16,949)
General and administrative	(2,516)
Interest and other investment income	8,041
Interest expense	(9,248)
Income tax expense	(1,662)
Other income	615
Minority interest	(12,432)

Net loss	$(2,446)

Balance Sheet Data:
Real estate, net	$1,097,838	$370,495	$687,370	$22,092	$17,881

The Company does not derive any of its consolidated revenue from foreign countries and has one major tenant, SBC, which individually accounted for 28% of the Company’s consolidated rental revenues for the six months ended June 30, 2006.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

(11)  Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period (the “common shares”).  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net loss incurred for the three and six months ended June 30, 2006 and 2005, respectively, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive.

The basic and diluted weighted average number of common shares outstanding was 45,930,663 and 32,781,021 for the three and six months ended June 30, 2006.

(12)  Commitments and Contingencies

The Company has closed several properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing.  The Company is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent.  The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, the Company will own that space without any further obligation. Based on pro forma leasing rates, the Company may pay as much as $23,774 in the future, as vacant space covered by earnout agreements is occupied and becomes rent producing.

The Company entered into an interest rate lock agreement on December 27, 2005 with a lender to secure an interest rate on mortgage debt on properties the Company currently owns or will purchase in the future. The Company has deposited $2,000 to lock this rate.  The deposit is applied as credits to the mortgage funding as they occur.  The agreement locked the interest rate at 5.321% on $100,000 in principal.

As of June 30, 2006, Inland American is required to purchase the remaining shares of MB REIT worth approximately $972,000 by December 31, 2006.  In addition, MB REIT is obligated to repurchase the series C preferred in the amount of $264,000 by December 31, 2006.

(13)  Subsequent Events

The Company paid distributions of $2,779 to our stockholders in July 2006.

The Company issued 12,345,106 shares of common stock from July 1, 2006 through August 4, 2006, resulting in a total of 72,453,884 shares of common stock outstanding. As of August 4, 2006, subscriptions for a total of 71,769,094 shares were received resulting in total gross offering proceeds of $717,691 and an additional 684,790 shares were issued pursuant to the DRP for $6,506 of additional gross proceeds.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

The Company has acquired the following properties during the period July 1 to August 4, 2006.  The respective acquisitions are summarized in the table below.

Date		Year	Approximate Purchase Price	Gross Leasable Area
Acquired	Property	Built	($)	(Sq. Ft.)	Major Tenants

7/11/2006	The Market at Hilliard	2003	19,297	107,544	Michaels Bed Bath & Beyond Office Max Old Navy

7/21/2006	Eldridge Lakes Town Center	2004	16,634	54,980	Walgreens Dollar Hut Pizza Factory

7/21/2006	Spring Town Center	2004	16,969	40,571	Walgreens Bank of America

7/21/2006	CyFair Town Center	2003	15,986	51,592	LaMaria Mexican Restaurant

7/25/2006	Dulles Executive Office Plaza	2000	123,957	379,596	Lockheed Martin Cisco Systems

The Company is obligated under earnout agreements to pay additional funds after certain tenants move into the vacant space and begins paying rent.  During the period from July 1 to August 4, 2006, the Company funded earnouts totaling $421 at one (1) of the existing properties.

The mortgage debt financings obtained from the period July 1 to August 4, 2006, are detailed in the list below.

Date Funded	Mortgage Payable	Annual Interest Rate	Maturity Date	Principal Borrowed ($)

7/21/2006	CyFair Town Center	4.83%	12/2014	5,673

7/21/2006	Eldridge Lakes Town Center	4.88%	12/2014	7,504

7/21/2006	Spring Town Center	4.87%	01/2015	7,629

In July 2006, MB REIT paid distributions to series C preferred stockholders of $1,570 and paid distributions of $750 to common stockholders.

Inland American purchased 97,963 shares of the special voting stock of MB REIT in the amount of $125,000 in July 2006.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

The Company entered into an interest rate lock agreement on July 31, 2006 with two lenders to secure an interest rate on mortgage debt on properties the Company currently owns or will purchase in the future. The Company has deposited $1,000 and $600 to lock these rates, respectively.  The deposits are applied as credits to the mortgage funding as they occur.  The agreements locked the interest rates with these lenders at 5.853% on $50 million and 5.765% on $30 million, respectively.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Balance Sheet
June 30, 2006

(unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions of the properties had occurred on June 30, 2006.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at June 30, 2006, nor does it purport to represent our future financial position. Pro forma adjustments have been made for The Market at Hilliard, Eldridge Lakes, Spring Town Center, CyFair Town Center, Dulles, IDS Building, Sherman Town Center, Buckhorn Plaza, the Bradley Portfolio and Eagle’s Landing.  The Company considers Eagle’s Landing and the Bradley Portfolio to be probable under rule 3-14 of Regulation S-X.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Balance Sheet
June 30, 2006
(unaudited)
(Dollar amounts in thousands, except per share amounts)

	Historical	Pro Forma
	(A)	Adjustments	Pro Forma
Assets
Net investment properties (B)	$1,097,838	962,488	2,060,325
Cash and cash equivalents	319,150	(251,213)	67,938
Restricted cash	14,720	—	14,720
Restricted escrows	23,775	(696)	23,079
Investment in marketable securities	128,283	—	128,283
Accounts and rents receivable	5,653	—	5,653
Due from related parties	—	—	—
Acquired in-place lease intangibles and customer relationship value (net of accumulated amortization) (B) (D)	70,619	83,741	154,360
Acquired above market lease intangibles (net of accumulated amortization) (B) (D)	945	1,700	2,645
Loan fees, leasing fees and loan fee deposits (net of accumulated amortization)	8,123	508	8,631
Other assets (F)	5,937	(681)	5,256

Total assets	$1,675,043	795,847	2,470,890

Liabilities and Stockholders’ Equity
Mortgages and notes payable (B)	506,942	607,579	1,114,521
Accounts payable	898	—	898
Accrued offering costs	1,350	—	1,350
Accrued interest payable	911	—	911
Tenant improvement payable	726	—	726
Accrued real estate taxes	3,426	—	3,426
Distributions payable	2,779	—	2,779
Security deposits	979	—	979
Prepaid rental income and recovery income	1,977	—	1,977
Advances from sponsor	—	—	—
Acquired below market lease intangibles (net of accumulated amortization) (B) (D)	14,456	1,155	15,611
Restricted cash liability	14,720	—	14,720
Other financings (G)	47,762	—	47,762
Due to related parties	854	—	854
Deferred income tax	1,662	—	1,662

Total liabilities	599,442	608,734	1,208,176

Minority interests	553,450	—	553,450

Common stock (C)	60	21	81
Additional paid-in capital (net of offering costs for pro forma) (C)	535,934	187,092	723,026
Accumulated distributions in excess of net income (E)	(14,102)	—	(14,102)
Accumulated other comprehensive income	259	—	259

Total stockholders’ equity	522,151	187,113	709,264

Total liabilities and stockholders’ equity	$1,675,043	795,847	2,470,890

See accompanying notes to pro forma consolidated balance sheet.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Balance Sheet
June 30, 2006
(unaudited)
(Dollar amounts in thousands, except per share amounts)

(A)      The historical column represents the Company’s Consolidated Balance Sheet as of June 30, 2006 as filed with the Securities Exchange Commission on Form 10-Q.

(B)        The pro forma adjustments reflect the acquisition of the following properties by the Company and its consolidated joint ventures. MB REIT is obligated under earnout agreements to pay for certain tenant space in its existing properties after the tenant moves into its space and begins paying rent. The mortgages payable represent mortgages obtained from a third party.  No pro forma adjustment has been made for prorations or other closing costs as the amounts are not significant.

	Acquisition	Mortgage
	Price	Payable
Purchases
The Market at Hilliard	$19,297	$—
Eldridge Lakes Town Center	16,634	7,504
Spring Town Center	16,098	7,629
CyFair Town Center	15,986	5,673
Dulles Executive Office Plaza I & II	123,957	68,750
IDS	277,932	161,000
Sherman Town Center	60,056	38,449
Buckhorn Plaza	13,508	—
Bradley Portfolio	492,910	277,164
Plaza at Eagle’s Landing	9,700	—
Willis - earnout	421	—
Friendswood - earnout	275	—
Canfield	—	7,575
Lincoln Mall	—	33,835

Total	$1,046,774	$607,579

Allocation of net investments in properties:

Land	$209,216
Building and improvements	753,272
Acquired in-place lease intangibles and customer relationship value	83,741
Acquired above market lease intangibles	1,700
Acquired below market lease intangibles	(1,155)
Total	$1,046,774

(C)        Additional offering proceeds of $209,478, net of additional offering costs of $22,365 are reflected as received as of June 30, 2006, prior to the purchase of the properties and are limited to the lesser of offering proceeds necessary to acquire the properties or offering proceeds actually received as of September 6, 2006. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(D)       Acquired intangibles represent above and below market leases and the difference between the property valued with the existing in-place leases and the property valued as if vacant as well as the value associated with customer relationships.  The value of the acquired leases and customer relationship values will be amortized over the lease term.

(E)         No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Balance Sheet
June 30, 2006
(unaudited)
(Dollar amounts in thousands, except per share amounts)

(F)   Change in Other assets of $(681) represents advance purchase deposits applied to the purchase price of properties purchased as described in (B).

(G)   IARETI has ownership interests in LLC’s which own the eight shopping centers in the Ahold Portfolio and Stop N Shop Hyde Park.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the six months ended June 30, 2006
(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2005 or the date significant operations commenced. Pro Forma adjustments have been made for the Market at Hilliard, Eldridge Lakes, Spring Town Center, CyFair Town Center, Dulles, IDS Building, Sherman Town Center, Buckhorn Plaza and the Bradley Portfolio and for properties purchased during the first and second quarter of 2006.  The Company considers the Bradley Portfolio as probable under Rule 3-14 of Regulation S-X.  No pro forma adjustments were made for Eagle’s Landing or Brooks Corner as the properties were completed in 2006 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the six months ended June 30, 2006, nor does it purport to represent our future results of operations.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the six months ended June 30, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

		Pro Forma
	Historical	Adjustments
	(A)	(B)	Pro Forma

Rental income (D)	$34,022	44,591	78,613
Tenant recovery income	4,658	15,740	20,398
Other property income	147	—	147

Total income	38,827	60,331	99,158

General and administrative expenses	2,516	—	2,516
Advisor asset management fee (C)	—	—	—
Property operating expenses (F)	4,168	18,588	22,756
Real estate taxes	2,954	—	2,954
Depreciation and amortization (D)	16,949	21,283	38,232

Total expenses	26,587	39,871	66,458

Operating income	12,240	20,460	32,700

Interest and dividend income	7,419	—	7,419
Other income	615	—	615
Interest expense (G), (H)	(9,248)	(19,980)	(29,228)
Realized gain on securities	622	—	622

Net income (loss) before income tax and minority interest	$11,648	480	12,128

Income tax expense	(1,662)	—	(1,662)
Minority interest (I)	(12,432)	(1,166)	(13,598)

Net income (loss) applicable to common shareholders	$(2,446)	(686)	(3,132)

Weighted average number of shares of common stock outstanding, basic and diluted (E)	32,781,021		46,022,892

Net loss per share, basic and diluted (E)	(0.07)		(0.07)

See accompanying notes to pro forma consolidated statement of operations.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the six months ended June 30, 2006
(unaudited)

(A)  The historical information represents the consolidated historical statement of operations of the Company for the six months ended June 30, 2006 as filed with the Securities Exchange Commission.

(B)   Total pro forma adjustments for acquisitions consummated as of September 6, 2006 are as though the properties were acquired January 1, 2005. No pro forma adjustments were made for Eagle’s Landing or Brooks Corner as the properties were completed in 2006 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses from January 1, 2005 through the date of acquisition based on information provided by the Seller for the following properties:

Hyde Park Stop N Shop	Ahold Portfolio	CyFair Town Center	Fabyan Randall
Lakewood Mall	Lincoln Mall	The Market at Hilliard
Monadnock Marketplace	Southgate Apartments	Dulles
Thermo Process Facilities	Sherman Town Center	Buckhorn Plaza
Canfield Plaza	Spring Town Center	IDS Building
Shakopee Center	Eldridge Lakes	Bradley Portfolio

(C)   The advisor asset management fee is expected to be subordinated to the shareholders’ receipt of a stated return thus no amount is reflected.

(D)  Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.

(E)   The pro forma weighted average shares of common stock outstanding for the six months ended June 30, 2006 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Sponsor in connection with our organization.

(F)   Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.

(G)   IARETI has ownership interests in LLC’s which own the eight shopping centers in the Ahold Portfolio and Stop N Shop Hyde Park.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.  For the six months ended June 30, 2006, the Interest expense included other financing interest expense of $1,034.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the three months ended June 30, 2006
(unaudited)

(H)  The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date

Sherman Town Center	38,449	4.9500%	07/01/2014
Spring Town	7,629	4.8700%	01/01/2015
Eldridge Lakes	7,504	4.8800%	12/01/2014
CyFair Town Center	5,673	4.8300%	12/01/2014
Hyde Park Stop N Shop	8,100	5.2450%	02/01/2013
Lakewood Mall	11,715	6.0100%	04/01/2024
Monadnock Marketplace	26,785	4.8800%	03/01/2013
Thermo Process Facility	8,201	5.2400%	03/11/2031
Southgate Apartments	10,725	5.4130%	05/01/2016
Shakopee Center	8,800	5.3000%	07/01/2011
Ahold Portfolio 1	41,456	5.1400%	08/11/2011
Ahold Portfolio 2	35,497	5.1700%	08/01/2013
Canfield Plaza	7,575	5.2200%	09/01/2013
Fabyan Randall	13,400	5.3750%	11/01/2013
Dulles	68,750	5.8510%	09/01/2016
IDS Building	161,000	5.0000%	01/10/2010
Bradley Portfolio (1)	227,430	6.1130%	11/01/2016
Bradley Portfolio (2)	10,500	5.6627%	11/01/2025
Bradley Portfolio (3)	39,534	5.5400%	01/01/2013
Lincoln Mall	33,835	5.0000%	09/01/2013

(I)    Minority interests represents outside interests in MB REIT and is calculated as follows:

Income
Allocation

Series A preferred stock	4,622
Series B preferred stock	8
Series C preferred stock	9,240
Common stock owned by MD	(272)

Pro Forma Balance	13,598

Allocations of profit and loss are made first to series A, B and C preferred shareholders to equal their distributions and then to common shareholders in accordance with their ownership interest.

Pro forma adjustments to Minority interests represent adjustments for both audited and unaudited properties.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2005 or the date significant operations commenced. Pro Forma adjustments have been made for the Market at Hilliard, Eldridge Lakes, Spring Town Center, CyFair Town Center, Dulles, IDS Building, Sherman Town Center, Buckhorn Plaza and the Bradley Portfolio and for properties purchased in the first and second quarter of 2006 and during 2005.  The Company considers the Bradley Portfolio as probable under Rule 3-14 of Regulation S-X.  No pro forma adjustments were made for McKesson Distribution Center, Brooks Corner or Eagle’s Landing as the properties were completed in 2005 and 2006 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2005, nor does it purport to represent our future results of operations.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005 (unaudited)
(Amounts in thousands, except per share amounts)

		Pro Forma	Pro Forma
	Historical	Adjustments	Adjustments
	(A)	(B)	(C)	Pro Forma

Rental income (E)	$6,152	81,593	57,314	145,059
Tenant recovery income	509	25,613	8,822	34,944
Other property income	8	—	—	8

Total income	6,669	107,206	66,136	180,011

General and administrative expenses	1,267	—	—	1,267
Advisor asset management fee (D)	—	—	—	—
Property operating expenses (G)	625	32,449	13,213	46,287
Real estate taxes	361	—	—	361
Depreciation and amortization (E)	3,459	39,374	33,475	76,308

Total expenses	5,712	71,823	46,688	124,223

Operating income	957	35,383	19,448	55,788

Interest and dividend income	1,740	—	—	1,740
Other income	1	—	—	1
Interest expense (H) (I)	(1,412)	(37,805)	(17,773)	(56,990)
Other expense	(237)	—	—	(237)
Minority interest (J)	(2,422)		(23,124)	(25,546)

Net income (loss)	$(1,373)	(2,422)	(21,449)	(25,244)

Weighted average number of shares of common stock outstanding, basic and diluted (F)	884,058			46,022,892

Net loss per share, basic and diluted (F)	(1.55)			(0.55)

See accompanying notes to pro forma consolidated statement of operations.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(unaudited)

(A)  The historical information represents the consolidated historical statement of operations of the Company for the year ended December 31, 2005 as filed with the Securities Exchange Commission.

(B)   Total pro forma adjustments for acquisitions consummated as of September 6, 2006 by the Company and its consolidated joint ventures are as though the properties were acquired January 1, 2005.

Audited combined gross income and direct operating expenses as prepared in accordance with Rule 3-14 of Regulation S-X for the following properties:

Southgate Apartments	The Market at Hilliard
Canfield Plaza	Dulles
Shakopee Shopping Center	IDS Building
Ahold Portfolio	Bradley Portfolio
Lincoln Mall

(C)   Total pro forma adjustments for acquisitions consummated as of September 6, 2006 are as though the properties were acquired January 1, 2005. No pro forma adjustments were made for McKesson Distribution Center, Brooks Corner or Eagle’s Landing as the properties were completed in 2005 and 2006 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses from January 1, 2005 through December 31, 2005 based on information provided by the Seller for the following properties:

SBC Center	New Quest Portfolio	Triangle Mall
Bridgeside Point	Paradise Shops of Largo	Monadnock Marketplace
Hyde Park Stop N Shop	Lakeview Technology Center I	Thermo Process Facilities
Lakewood Mall	Buckhorn Plaza	Fabyan Randall

(D)  The advisor asset management fee is expected to be subordinated to the shareholders’ receipt of a stated return thus no amount is reflected.

(E)   Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.

(F)   The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2005 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Sponsor in connection with our organization.

(G)   Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(unaudited)

(H)       IARETI has ownership interests in LLC’s which own the eight shopping centers in the Ahold Portfolio and Stop N Shop Hyde Park.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.  For the twelve months ended December 31, 2006, the Interest expense included other financing interest expense of $3,649.

(I)            The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date
SBC Center	200,472	4.9950%	12/01/2035
Sherman Town Center	38,449	4.9500%	07/01/2014
Spring Town	7,629	4.8700%	01/01/2015
Eldridge Lakes	7,504	4.8800%	12/01/2014
CyFair Town Center	5,673	4.8300%	12/01/2014
Hyde Park Stop N Shop	8,100	5.2450%	02/01/2013
Lakewood Mall	11,715	6.0100%	04/01/2024
Paradise Shops of Largo	7,325	4.8800%	01/01/2011
Lakeview Technology Center I	14,470	4.9000%	02/01/2011
Triangle Mall	23,600	4.8300%	03/01/2011
Bridgeside Point	17,325	5.2000%	02/11/2011
Monadnock Marketplace	26,785	4.8800%	03/01/2013
Thermo Process Facility	8,201	5.2400%	03/11/2031
Southgate Apartments	10,725	5.4130%	05/01/2016
Shakopee Center	8,800	5.3000%	07/01/2011
Ahold Portfolio 1	41,456	5.1400%	08/11/2011
Ahold Portfolio 2	35,497	5.1700%	08/01/2013
Canfield Plaza	7,575	5.2200%	09/01/2013
Fabyan Randall	13,400	5.3750%	11/01/2013
Dulles	68,750	5.8510%	09/01/2016
IDS	161,000	5.0000%	01/10/2010
Bradley Portfolio (1)	227,430	6.1130%	11/01/2016
Bradley Portfolio (2)	10,500	5.6627%	11/01/2025
Bradley Portfolio (3)	39,534	5.5400%	01/01/2013
Lincoln Mall	33,835	5.0000%	09/01/2013

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(unaudited)

(J)           Minority interests represents outside interests in MB REIT and is calculated as follows:

Income Allocation
Series A preferred	9,245
Series B preferred	16
Series B preferred	18,480
Common Stock owned by MD	(2,195)

Pro Forma Balance	25,546

Allocations of profit and loss are made first to series A, B and C preferred shareholders to equal their distributions and then to common shareholders in accordance with their ownership interest.

Pro forma adjustments to Minority interests represent adjustments for both audited and unaudited properties.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Ahold Portfolio (collectively, “the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 3 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Ahold Portfolio for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
June 5, 2006

Ahold Portfolio

Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

	December 31, 2005	Three months ending March 31, 2006 (unaudited)

Gross income—base rental income	$8,993,935	2,248,484

Direct operating expenses—insurance expense	12,118	3,030

Excess of gross income over direct operating expenses	$8,981,817	2,245,454

See accompanying notes to historical summary of gross income and direct operating expenses.

Ahold Portfolio

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

(1)                    Business

Ahold Portfolio (collectively, “the Property”) is comprised of eight properties located in the following states; South Carolina, Rhode Island, Massachusetts, Connecticut, and New Jersey.  The Portfolio consists of approximately 547,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Properties are leased by single tenants with triple-net leases. Inland American Real Estate Trust, Inc. (“IARETI”) intends to acquire an interest in the Property through a joint venture with Ceruzzi Holdings in the second quarter of 2006.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 3 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  In addition, all tenant leases are triple-net leases in which property operating expenses and real estate taxes and paid directly by the tenant.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $544,901 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, which terms are 25 years each, as of December 31, 2005, are as follows:

Year
2006	$8,454,706
2007	8,721,282
2008	8,721,282
2009	8,721,282
2010	8,721,282
Thereafter	147,723,763

$191,063,597

(4)                                  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property.  As previously discussed, the leases are triple-net and all operating expenses and real estate taxes are paid directly by the tenants.  Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Lincoln Mall (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 3 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Lincoln Mall for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
June 9, 2006

Lincoln Mall

Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

	December 31, 2005	Three months ending March 31, 2006 (unaudited)

Gross income:
Base rental income	$3,877,259	$1,163,375
Percentage rent	131,111	20,615
Operating expense, insurance, and real estate tax recoveries	2,191,892	830,732

Total gross income	6,200,262	2,014,722

Direct operating expenses:
Operating expenses	2,137,926	671,998
Insurance	217,950	191,102
Real estate taxes	670,364	59,936

Total direct operating expenses	3,026,240	923,036

Excess of gross income over direct operating expenses	$3,174,022	$1,091,686

See accompanying notes to historical summary of gross income and direct operating expenses.

Lincoln Mall

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

(1)                    Business

Lincoln Mall (“the Property”) is located in Lincoln, Rhode Island.  The Property consists of approximately 568,000  square feet of gross leasable area and was 91% occupied at December 31, 2005. The Properties is leased to a total of 40 tenants, of which 2 tenants accounted for approximately 33% of base rental revenue for the year ended December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT) acquired the Property on May 31, 2006 from LB Lincoln Mall Holdings, LLC, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 3 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  The Company recognized approximately $131,000 in contingent rental income for the year ending December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $57,107 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 5 to 19 years, as of December 31, 2005, are as follows:

Year
2006	$4,554,314
2007	4,552,651
2008	4,299,045
2009	4,154,952
2010	3,987,336
Thereafter	24,525,151
$46,073,449

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.  Management fees charged by the seller are included in operating expenses and in operating expense recoveries in the Historical Summary of Gross Income and Direct Operating Expenses. These management fees may not be comparable to management fees charged to the property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Southgate Apartments (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Southgate Apartments for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 16, 2006

Southgate Apartments

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

For the year ended
December 31, 2005
Gross income:
Rental Income	$1,792,739
Fee Income	82,646
Other Income	119,554

Total gross income	1,994,939

Direct operating expenses:
Property Operating	304,987
Leasing and Office	181,068
Insurance	44,831
Payroll Expense	227,635
Professional Fees	21,743
Property Taxes	134,302

Total direct operating expenses	914,566

Excess of gross income over direct operating expenses	$1,080,373

See accompanying notes to historical summary of gross income and direct operating expenses.

Southgate Apartments

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

(1)                    Business

Southgate Apartments (“the Property”) is located in Louisville, Kentucky.  The Property consists of 256 apartment units, 120 one bedroom units and 136 two bedroom units and was 97% occupied as if December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”), through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition of the Property on March 2, 2006 from Southgate Group, LLC an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                  Summary of Significant Accounting Policy

Revenue Recognition

Apartment units are rented under lease agreements with terms of generally one year or less. Rental income is recognized when earned.  This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

(4)      Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property.  Repairs and maintenance expenses are charged to operations as incurred.  Costs such as depreciation, amortization, interest expense, and management fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Canfield Plaza (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Canfield Plaza for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 17, 2006

Canfield Plaza

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

For the year ended
December 31, 2005

Gross income:
Base rental income	$961,485
Operating expense, insurance, and real estate tax recoveries	232,503

Total gross income	1,193,988

Direct operating expenses:
Operating expenses	111,256
Insurance	9,603
Real estate taxes	140,345

Total direct operating expenses	261,204

Excess of gross income over direct operating expenses	$932,784

See accompanying notes to historical summary of gross income and direct operating expenses.

Canfield Plaza

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

(1)                    Business

Canfield Plaza (“the Property”) is located in Canfield, OH.  The Property consists of approximately 101,000 square feet of gross leasable area and was approximately 88% occupied at December 31, 2005. The Property is leased to a total of 10 tenants, of which one tenant accounted for approximately 69% of base rental revenue for the year ended December 31, 2005.  Inland American Real Estate Trust, Inc. (“IARETI”), through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property in the second quarter of 2006 with Petrarca Corporation, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No.2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments decreased base rental income by $4,396 for the year ended December 31, 2005.

Canfield Plaza

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

Minimum rents to be received from tenants under operating leases, which terms range from five to 20 years, as of December 31, 2005, are as follows:

Year
2006	$953,064
2007	854,655
2008	801,111
2009	778,916
2010	715,036
Thereafter	5,809,543

$9,912,325

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Shakopee Center (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Shakopee Center for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 20, 2006

Shakopee Center

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

For the year ended
December 31, 2005

Gross income:
Base rental income	$1,160,092
Operating expense, insurance, and real estate tax recoveries	319,917

Total gross income	1,480,009

Direct operating expenses:
Operating expenses	170,802
Insurance	8,922
Real estate taxes	277,564

Total direct operating expenses	457,288

Excess of gross income over direct operating expenses	$1,022,721

See accompanying notes to historical summary of gross income and direct operating expenses.

Shakopee Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

(1)                    Business

Shakopee Center (“the Property”) is located in Shakopee, MN.  The Property consists of approximately 103,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Property is leased to a total of 2 tenants, which accounted for 100% of base rental revenue for the year ended December 31, 2005.  Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property in the second quarter of 2006 with Continental Properties Company, Inc., an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No.2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $217,000 for the year ended December 31, 2005.

Shakopee Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

Minimum rents to be received from tenants under operating leases, which terms are 16 and 21 years, as of December 31, 2005, are as follows:

Year
2006	$1,136,686
2007	1,188,851
2008	1,188,851
2009	1,188,851
2010	1,188,851
Thereafter	15,884,788

$21,776,878

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Dulles Executive Plaza I & II (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Dulles Executive Plaza I & II for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
August 29, 2006

Dulles Executive Plaza I & II

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006 (unaudited)	December 31, 2005

Gross income:
Base rental income	$3,945,798	$6,622,160
Operating expense, insurance, and real estate tax recoveries	559,538	1,167,048

Total gross income	4,505,336	7,789,208

Direct operating expenses:
Operating expenses	240,085	887,454
Insurance	46,513	112,096
Real estate taxes	408,307	712,890

Total direct operating expenses	694,905	1,712,440

Excess of gross income over direct operating expenses	$3,810,431	$6,076,768

See accompanying notes to historical summary of gross income and direct operating expenses.

Dulles Executive Plaza I & II

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

Dulles Executive Plaza I & II (“the Property”) is located in Herndon, Virginia.  The Property consists of two buildings. Dulles I has approximately 190,000 square feet of gross leasable area and was 28% occupied at December 31, 2005.  Dulles II has approximately 190,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Property is leased to a total of 7 tenants, of which 2 tenants accounted for approximately 66% of base rental revenue for the year ended December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), acquired the Property on July 25, 2006 from Valley View Associates LP, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases office space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $233,051 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 1 to 8 years, as of December 31, 2005, are as follows:

Year
2006	$8,681,662
2007	9,590,884
2008	9,214,378
2009	9,456,336
2010	9,714,724
Thereafter	8,606,696

$55,264,680

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.  Management fees were charged by a third party manager and are included in operating expense recoveries in the accompanying Historical Summary of Gross Income and Direct Operating Expenses. These management fees may not be comparable to management fees charged to the property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Hilliard Marketplace (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Hilliard Marketplace for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
August 29, 2006

Hilliard Marketplace

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006 (unaudited)	December 31, 2005

Gross income:
Base rental income	$663,977	$1,070,287
Operating expense, insurance, and real estate tax recoveries	124,000	149,138

Total gross income	787,977	1,219,425

Direct operating expenses:
Operating expenses	107,104	172,094
Insurance	2,983	9,526
Real estate taxes	57,117	86,745

Total direct operating expenses	167,204	268,365

Excess of gross income over direct operating expenses	$620,773	$951,060

See accompanying notes to historical summary of gross income and direct operating expenses.

Hilliard Marketplace

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

Hilliard Marketplace (“the Property”) is located in Hilliard, Ohio.  The Property consists of one building. Hilliard Marketplace has approximately 107,583 square feet of gross leasable area, and was 93% occupied at December 31, 2005. The Property is leased to a total of 9 tenants, of which 4 tenants accounted for approximately 71% of base rental revenue for the year ended December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT) acquired the Property on July 11, 2006 from Continental/HR, LLC, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases office space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of these leases contain a provision for contingent rentals.  Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $159,204 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 1 to 8 years, as of December 31, 2005, are as follows:

Year
2006	$1,386,858
2007	1,496,101
2008	1,496,436
2009	1,477,535
2010	1,269,992
Thereafter	4,068,367

$11,195,289

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.  Management fees charged by the seller are included in operating expenses and in operating expense recoveries in the accompanying Historical Summary of Gross Income and Direct Operating Expenses. These management fees may not be comparable to management fees charged to the Property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) of Bradley Portfolio (“the Portfolio”) for the year ended December 31, 2005. This Combined Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Portfolio’s revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Bradley Portfolio for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
September 6, 2006

Bradley Portfolio

Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006 (unaudited)	December 31, 2005

Gross income:
Base rental income	$18,767,386	$37,294,171
Operating expense, insurance, and real estate tax recoveries	2,225,860	4,270,442

Total gross income	20,993,246	41,564,613

Direct operating expenses:
Operating expenses	869,059	1,693,508
Insurance	46,701	84,911
Real estate taxes	1,491,733	2,841,397
Interest expense	1,401,660	2,350,030

Total direct operating expenses	3,809,153	6,969,846

Excess of gross income over direct operating expenses	$17,184,093	$34,594,767

See accompanying notes to combined historical summary of gross income and direct operating expenses.

Bradley Portfolio

Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

Bradley Portfolio (collectively, “the Portfolio”) is comprised of thirty-three properties located in the following states; Illinois, Wisconsin, Indiana, Virginia, Pennsylvania, Colorado, South Carolina, North Carolina, Georgia, Texas, Michigan, Maryland, California, Ohio, and Arkansas.  The Portfolio consists of approximately 6,709,477 square feet of gross leasable area and was 100% occupied at December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Portfolio in the third quarter of 2006 with Bradley Associates Limited Partnership, an unaffiliated third party.

(2)                    Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Portfolio to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.  The Combined Historical Summary is presented on a combined basis since the Portfolio was acquired from the same seller.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the six months ended June 30, 2006.

(3)                    Gross Income

The Portfolio leases space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Portfolio is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $1,165,889 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from two to 17 years, as of December 31, 2005, are as follows:

Year
2006	$36,745,144
2007	37,435,366
2008	36,104,864
2009	34,750,060
2010	33,987,714
Thereafter	204,352,103

$383,375,251

Bradley Portfolio

Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Portfolio. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, certain real estate taxes which are the direct responsibility of the tenant and related recoveries, professional fees, and management fees are excluded from the Combined Historical Summary. These management fees may not be comparable to management fees charged to the Portfolio by IARETI.

One of the properties is subject to a ground lease with monthly payments, payable to an unaffiliated third party. The ground lease expires in 2057. The ground lease provides for increases in minimum rent payments over the term of the lease every five years based on a contingent rent inflator.  Minimum rents to be paid annually to the unaffiliated third party under the ground lease in effect at December 31, 2005, are $204,348.

(5)                    Interest Expense

MB REIT will assume mortgage loans secured by 8822 S. Ridgeline Boulevard and 5568 W. Chester Rd. in connection with the portfolio acquisition.  For each loan, the terms are as follows:

Property	Original Balance	Balance as of December 31, 2005	Interest Rate	Origination Date	Maturity Date
8822 S. Ridgeline Boulevard	$10,500,000	$10,500,000	5.66%	September 19, 2005	October 1, 2025
5568 W. Chester Rd.	40,500,000	39,818,975	5.54%	January 13, 2005	February 1, 2013

Annual principal payments under the terms of the mortgage debt are as follows:

Year
2006	$779,716
2007	824,657
2008	866,036
2009	922,105
2010	975,254
Thereafter	45,951,207

$50,318,975

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of IDS Center (the Property) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of IDS Center for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

Chicago, Illinois
September 6, 2006

IDS Center

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006 (unaudited)	December 31, 2005

Gross income:
Base rental income	$9,381,812	$16,713,667
Operating expense, insurance, and real estate tax recoveries	7,070,170	11,274,743
Percentage rent	—	148,211
Other income	2,745,563	5,525,778

Total gross income	19,197,545	33,662,399

Direct operating expenses:
Operating expenses	5,777,319	11,844,527
Insurance	204,172	474,201
Real estate taxes	3,169,379	4,355,736
Interest expense	4,025,000	8,049,999

Total direct operating expenses	13,175,870	24,724,463

Excess of gross income over direct operating expenses	$6,021,675	$8,937,936

See accompanying notes to historical summary of gross income and direct operating expenses.

IDS Center

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

IDS Center (the Property) is located in Minneapolis, Minnesota.  The Property contains approximately 1.4 million gross leasable square feet.  As of December 31, 2005, the property was 90% occupied, with approximately 1.2 million square feet leased to 126 tenants.  On August 17, 2006, Inland American Real Estate Trust, Inc (IARETI) through its joint venture, Minto Builders (Florida), Inc. (MB REIT) acquired a fee simple interest in the property from 80 South Eighth, L.L.C., an unaffiliated third party.  In connection with the transaction, MB REIT acquired ownership of approximately seventy-seven percent (77%) of the parking garage subject to a reciprocal easement agreement with the adjacent Marquette Hotel that includes a share of the income, expenses and capital expenditures of the parking garage.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the six months ended June 30, 2006.

(3)                    Gross Income

The Property leases office space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases for retail space contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  The Property recognized approximately $148,000 in contingent rental income for the year ending December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $980,683 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 1 to 13 years, as of December 31, 2005, are as follows:

Year
2006	$16,614,906
2007	16,533,346
2008	15,635,900
2009	14,861,848
2010	14,262,875
Thereafter	46,260,642

$124,169,517

IDS Center

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, environmental remediation, and professional fees are excluded from the Historical Summary.   These management fees may not be comparable to management fees charged to the Property by IARETI.

(5)                    Interest Expense

MB REIT assumed a mortgage loan secured by IDS Center in connection with the acquisition.  The mortgage had a balance as of $161,000,000 at December 31, 2005.  The mortgage loan bears a fixed interest rate of 5% and is payable in monthly installments of interest only through January 2010 when the loan matures.

Buckhorn Plaza

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and period from August 1, 2005

(Commencement of Operations) and December 31, 2005 (unaudited)

	Six months ended June 30, 2006 (unaudited)	For the period from August 1, 2005 (commencement of operations) through December 31, 2005 (unaudited)

Gross income:
Base rental income	$652,828	567,788
Operating expense, insurance, and real estate tax recoveries	137,429	158,283

Total gross income	790,257	726,071

Direct operating expenses:
Operating expenses	88,447	101,081
Insurance	44,050	35,696
Real estate taxes	13,777	7,150

Total direct operating expenses	146,274	143,927

Excess of gross income over direct operating expenses	$643,983	$582,114

Buckhorn Plaza

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and period from August 1, 2005

(Commencement of Operations) and December 31, 2005 (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and period from August 1, 2005 (commencement of operations) and December 31, 2005 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Buckhorn Plaza to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from August 1, 2005 (commencement of operations) to December 31, 2005.

Fabyan Randall

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

	Six months ended June 30, 2006 (unaudited)	Year ended December 31, 2005 (unaudited)

Gross income:
Base rental income	$951,112	1,853,923
Operating expense, insurance, and real estate tax recoveries	269,949	523,700

Total gross income	1,221,061	2,377,623

Direct operating expenses:
Operating expenses	112,535	356,599
Insurance	143,084	146,040
Real estate taxes	6,947	6,739

Total direct operating expenses	262,566	509,378

Excess of gross income over direct operating expenses	$958,496	1,868,245

Fabyan Randall

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 1, 2006 (unaudited) and the year ended December 31, 2005 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Fabyan Randall to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2005.

Prior Performance Tables

This section replaces the Prior Performance Tables included in the prospectus, which appear beginning on page A-1 of the prospectus.

APPENDIX A
PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning real estate programs sponsored by IREIC. This information has been summarized in narrative form under “Prior Performance of IREIC Affiliates” in the prospectus. The tables provide information on the performance of a number of programs. You can use the information to evaluate the experience of IREIC and its affiliates. The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate. The tables consist of:

Table I	Experience in Raising and Investing Funds

Table II	Compensation to IREIC and Affiliates

Table III	Operating Results of Prior Programs

Table IV	Results of Completed Programs

Table V	Sales or Disposals of Properties

Table VI*	Acquisition of Properties by Programs

* Prospective investors may obtain copies of Table VI by contacting our Business Manager, Inland American Business Manager & Advisor, Inc.

Table VI is included in Part II to Form S-11 Registration Statement, as amended, that we filed with the Securities and Exchange Commission. Upon written request to us or our Business Manager, any prospective investor may obtain, without charge, a copy of Table VI. See also “Where You Can Find More Information” for information on examining at offices of, or obtaining copies from, the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the affiliated companies described below that has reported to the SEC within the last twenty-four (24) months. For a reasonable fee, these affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and (ii) generate sustainable and predictable cash flow from our operations to distribute to our stockholders. The following programs have investment objectives similar to ours in that we all seek to provide regular distributions to stockholders, provide a hedge against inflation and preserve stockholders’ capital. Inland Western Retail Real Estate Trust, Inc., or IWEST, Inland Retail Real Estate Trust, Inc., or IRRETI, and Inland Real Estate Corporation, or IRC, are three REITs formed primarily to invest in multi-tenant shopping centers, and Inland Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties. The real estate exchange private placements offered by Inland Real Estate Exchange Corporation, referred to as the 1031 Exchange Programs, are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange. Thus, these 1031 Exchange Programs do not have investment objectives similar to ours. However, these 1031 Exchange Programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

Table I is intended to present information on a dollar and percentage basis showing the experience of programs sponsored by Inland Real Estate Investment Corporation (“IREIC”) in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2005. The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

	Inland Western Retail Real Estate Trust, Inc.			Inland Retail Real Estate Trust, Inc.
Number of programs:	1 Program			1 Program

Dollar amount offered	$5,200,000	(C)		2,500,000	(A)
Dollar amount raised	4,347,968	(D)	100.00%	2,371,012	(B)	100.00%
Less offering expenses:
Syndication fees (E)	442,622		10.18	194,194		8.19
Other fees (F)	14,385		0.33	21,010		0.89
Organizational fees	—		—	—		—
Reserves (G)	38,908		0.89	76,590		0.97

Available for investment	$3,852,053		88.60%	2,079,218		89.95%

Acquisition costs:
Cash down payments	$3,201,716			1,270,577
Repayment of indebtedness	37,333			896,304
Temporary cash investments	613,004			—
Investment in securities	—			109,336
Total acquisition costs	$3,852,053			2,276,217

Percent leverage	55%			55%
Date offerings commenced		(I)			(H)
Length of offering		(I)			(H)
Months to invest 90% of amount available for investment (measured from beginning of offering)		(I)			(H)

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

	1031 Exchange Programs
Number of programs:	34 Programs

Dollar amount offered	$256,016
Dollar amount raised	255,257	100.00%
Less offering expenses:
Syndication fees (E)	18,924	7.41%
Other fees (F)	28,012	10.97%
Organizational fees	2,444	0.96%
Reserves (G)	4,048	1.59%

Available for investment	$201,828	79.07%

Acquisition costs:
Cash down payments	$201,828
Repayment of indebtedness	—
Investment in securities	—
Total acquisition costs	$201,828

Percent leverage	49%
Date offerings commenced	2002-2005
Length of offering	1-14 months
Months to invest 90% of amount available for investment (measured from beginning of offering)	1-14 months

TABLE I-(Continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (A)

NOTES TO TABLE I

(A)  This amount does not reflect shares offered for distribution to stockholders participating in Inland Retail Real Estate Trust Inc.’s distribution reinvestment program.

(B)   These figures are cumulative and are as of December 31, 2005. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(C)   This amount does not reflect shares offered for distribution to stockholders participating in Inland Western Retail Real Estate Trust Inc.’s distribution reinvestment program.

(D)  These figures are cumulative and are as of December 31, 2005. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(E)   Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares. All of these syndication fees were used to pay commissions and expenses of the offerings.

(F)   Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(G)   Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(H)  On February 11, 1999, the program commenced an initial public offering, on a best effort basis, of 50,000,000 shares of common stock at $10.00 per share. On February 1, 2001, the program commenced an offering of an additional 50,000,000 shares at $10.00 per share, on a best efforts basis. On June 7, 2002, the program commenced an offering of an additional 150,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2003 (approximately fifty-eight (58) months from the commencement of the initial public offering), approximately ninety percent (90.0%) of the proceeds available for investment from the offerings were invested in real properties.

(I)    In September 2003, the program commenced an initial public offering, on a best effort basis, of 250,000,000 shares of common stock at $10.00 per share. In January 2005, the program commenced an offering of an additional 250,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2005, approximately eighty-three percent (83.0%) of the proceeds available for investment from the offerings were invested in real properties.

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

Table II summarizes the amount and type of compensation paid to IREIC and its affiliates during the three years ended December 31, 2005 in connection with the prior programs. Some partnerships acquired their properties from IREIC or its affiliates, which had purchased the properties from unaffiliated third parties.

	Inland Western Retail Real Estate Trust, Inc.		Inland Retail Real Estate Trust, Inc.		Inland Real Estate Corporation

Date offering commenced	09/15/03		02/11/99		10/14/94
Dollar amount raised	$4,347,968		2,371,012		710,147

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	442,622	(C)	194,194	(C)	49,869	(C)
Other offering expenses (D)	1,767		2,762		2,350
Acquisition cost and expense	5,145		10,502		949

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	315,165		645,898		252,945

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	26,085		33,624		0
Advisor asset management fee (J)	17,925		34,489		0
Accounting services	0		0		0
Data processing service	0		0		0
Legal services	0		0		0
Professional services	0		180		0
Mortgage servicing fees	634		1,135		0
Acquisition costs expensed	398		0		0
Other administrative services	4,589		8,740		0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	0		0		109,244
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		0
Participation in cash distributions	0		0		0

	Inland Monthly Income Fund, L.P.		Inland Monthly Income Fund II, L.P.		1031 Exchange Programs (43 Programs)

Date offering commenced	08/03/87		08/04/88		2003-2005
Dollar amount raised	$30,000		25,324		255,257

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	273	(B)	423	(B)	16,193	(C)
Other offering expenses (D)	116		230		2,491
Acquisition cost and expense	2,550	(E)	1,706	(E)	19,145	(E)

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	2,492		2,855		20,393

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	45		47		23,915
Advisor asset management fee (J)	0		0		1,710
Accounting services	53		45		0
Data processing service	23		23		0
Legal services	11		7		0
Professional services	0		0		0
Mortgage servicing fees	0		0		358
Acquisition costs expensed	0		0		0
Other administrative services	83		45		0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	3,557		0		0
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		0
Participation in cash distributions	0		0		0

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)

NOTES TO TABLE II

(A)  The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2005 and the figures relating to cash available from operations are for the three years ending December 31, 2005. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B)   The selling commissions paid to an affiliate are net of amounts which were in turn paid to third party soliciting dealers.

(C)   The selling commissions paid to an affiliate include amounts which were in turn paid to third party soliciting dealers.

(D)  Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E)   Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)   An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded four and one-half percent (4.5%) of the gross receipts from the properties managed.

(G)   See Table V and Notes thereto regarding sales and disposals of properties.

(H)  On July 1, 2000, IRC completed the acquisition of Inland Real Estate Advisory Services, Inc., its former business manager, and Inland Commercial Property Management, Inc., its former property manager (the “Merger”). Each of these entities was merged into subsidiaries that are wholly owned by IRC. As a result of the merger, IRC is now “self-administered.”  IRC no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.

(I)    On December 29, 2004, IRRETI completed the acquisition of Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. Each of these entities was merged into subsidiaries that are wholly owned by IRRETI. As a result of the merger, IRRETI is now “self-administered” and no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks. Also as a result of the merger, IRRETI issued to our sponsor, IREIC, the sole shareholder of the business manager, and the shareholders of the property managers, an aggregate of 19,700,060 shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

(J)    With respect to IRRETI only, IREIC or its affiliates deferred a total of approximately $12.3 million in advisor fees during this three year period. IRRETI paid all deferred advisor fees during the year ended December 31, 2004.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents operating results for programs, the offerings of which closed during each of the six years ended December 31, 2005. The operating results consist of:

•      The components of taxable income (loss);

•      Taxable income or loss from operations and property sales;

•      Cash available and source, before and after cash distributions to investors; and

•      Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings, only IWEST, IRRETI and the forty-three (43) 1031 Exchange Programs are included in Table III.

•      Inland Monthly Income Fund, L.P. – offering terminated in 1988

•      Inland Monthly Income Fund II, L.P. – offering terminated in 1990

•      Inland Mortgage Investors Fund, L.P. – offering terminated in 1987

•      Inland Mortgage Investors Fund II, L.P. – offering terminated in 1988

•      Inland Mortgage Investors Fund III, L.P. – offering terminated in 1991

•      Inland Real Estate Corporation – offering terminated in 1998

•      Inland Retail Real Estate Trust, Inc. – offering terminated in 2003

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Western Retail Real Estate Trust Inc.

	2005	2004	2003

Gross revenues	$517,791	130,405	745
Profit on sale of properties	0	0	0
Other income (expenses)	27,320	(177)	38

Less:
Operating expenses (G)	137,454	32,522	143
Interest expense	136,817	33,175	136
Program expenses (I)	31,738	4,857	460
Depreciation & amortization	193,853	47,973	217

Net income (loss)-GAAP basis	$45,249	11,701	(173)

Taxable income (loss) (B):	$0	0	0

Cash available (deficiency) from operations	204,315	60,495	724

Cash available from investing
Payments under master leases (K)	6,805	3,025	—

Cash available from financing
Principal amortization of debt	(1,416)	(175)	—
Advances from sponsor	(3,523)	—	1,203

Total cash available before distributions and special items	206,181	63,345	1,927

Less distributions paid to investors:
From operations, financing and investing (excluding sales)	211,327	54,542	358
From sales	0	0	0
	211,327	54,542	358

Cash available after distributions before special items (D)	(5,146)	8,803	1,569

Special items:	0	0	0
Cash available after distributions and special items (D)	$(5,146)	8,803	1,569

Available cash used to partially fund distributions (D)
Excess cash available from prior years	5,146	0	0
Cash from financing activities	0	0	0

Total available cash used to partially fund distributions	$5,146	0	0

Tax data per $1,000 invested (B):	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	64	66	15
Source (on cash basis):
Sales	0	0	0
Operations (F)	64	66	15

Percent of properties remaining unsold	100%	100%

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Retail Real Estate Trust Inc.

	2005	2004	2003	2002	2001	2000	1999

Gross revenues	$499,313	465,963	317,706	116,010	37,755	22,124	6,030
Profit on sale of properties	0	0	0	0	0	0	0

Less:
Operating expenses (E)	128,327	129,397	80,301	27,614	10,178	6,279	1,872
Interest expense	119,478	111,573	65,475	23,508	9,712	8,127	2,368
Program expenses (F)	8,180	170,585	20,214	7,998	1,219	905	369
Depreciation & amortization	144,179	135,085	81,880	29,395	8,653	4,752	1,253

Net income (loss)-GAAP basis	$99,149	(80,677)	69,836	27,495	7,993	2,061	168

Taxable income (loss) (A):	$0	0	0	0	0	0	0

Cash available (deficiency) from operations	246,772	178,493	142,465	53,814	15,751	4,946	2,435

Cash available from investing
Payments under master leases (G)	4,360	7,337	6,687	1,780	1,676	419	213

Cash available from financing
Principal amortization of debt	(2,952)	(4,312)	(1,678)	(344)	(257)	(238)	(108)

Total cash available before distributions and special items	248,180	181,518	147,474	55,250	17,170	5,127	2,540

Less distributions to investors:
From operations, financing and investing (excluding sales)	211,301	188,698	152,888	52,156	15,963	6,099	1,065
From sales	0	0	0	0	0	0	0
	211,301	188,698	152,888	52,156	15,963	6,099	1,065

Cash available after distributions before special items (B)	36,879	(7,180)	(5,414)	3,094	1,207	(972)	1,475

Special items:	0	0	0	0	0	0	0
Cash available after distributions and special items (B)	$36,879	(7,180)	(5,414)	3,094	1,207	(972)	1,475

Available cash used to partially fund distributions (B)
Excess cash available from prior years	0	0	4,804	0	0	972	0
Cash from financing activities	0	7,180	610	0	0	0	0

Total available cash used to partially fund distributions	$0	7,180	5,414	0	0	972	0

Tax data per $1,000 invested (A):	0	0	0	0	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	76	83	83	83	81	77	72
Source (on cash basis):
Sales		0	0	0	0	0	0
Operations (D)	76	83	83	83	81	77	72

Percent of properties remaining unsold	100%	100%

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

1031 Exchange Programs

(43 Programs)

	2005	2004	2003	2002

Number of programs	43	27	17	9
Gross revenues	$42,866	24,497	13,563	4,171
Profit on sale of properties	5,554	—	—	—

Less:
Operating expenses (E)	7,471	4,333	1,910	612
Interest expense	13,351	8,031	5,049	1,782
Program expenses (F)	1,521	1,203	671	174
Depreciation & amortization (C)	—	—	—	—

Net income (loss)	$26,067	10,930	5,933	1,603

Taxable income (loss) (C):	—	—	—	—

Cash available (deficiency) from operations	26,067	10,930	5,933	1,603
Cash available from sales	10,604	0	0	0
Cash available from financing	0	0	0	0
Principal payment of debt amortization	(70)	(84)	(71)	(43)

Total cash available before distributions and special items	36,601	10,846	5,862	1,560

Less distributions to investors:
From operations, financing and investing (excluding sales)	19,734	10,721	5,457	1,404
From sales	10,604	0	0	0
	30,338	10,721	5,457	1,404

Cash available after distributions before special items	6,263	125	404	156

Special items	0	0	0	0
Cash available after distributions and special items	$6,263	125	404	156

Tax data per $1,000 invested (C):	—	—	—	—

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	0	0	0	0
Source (on cash basis):
Sales	1,156.67	0	0	0
Operations	77.38	86.88	121.26	84.50

Percent of properties remaining unsold	100%	100%	100%	100%

TABLE III—(Continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

(A)      IRRETI qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If IRRETI fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B)        IWEST qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If IWEST fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(C)        In any year in which distributions to investors exceeded total cash available before distributions and special items, IRRETI partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities, including proceeds from offerings and proceeds from issuance of debt.

(D)       In any year in which distributions to investors exceeded total cash available before distributions and special items, IWEST partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities.

(E)         For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(F)         Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder’s shares.

For the year ended December 31, 2005, IRRETI declared distributions to their shareholders of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005 in accordance with the Internal Revenue Code.

Inland Retail Real Estate Trust, Inc.

	2005	2004	2003	2002	2001	2000	1999
% of Distribution Representing:
Ordinary income	76.32	57.83	61.45	62.65	60.49	54.55	22.22
Return of Capital	23.68	42.17	38.55	37.35	39.51	45.45	77.78

	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Inland Western Retail Real Estate Trust, Inc.

	2005	2004	2003
% of Distribution Representing:
Ordinary income	54.00	55.00	0.00
Return of Capital	46.00	45.00	100.00

	100.00	100.00	100.00

(G)        Operating expenses include property operating expenses such as real estate tax expense, insurance expense, property management fees, utilities, repairs, maintenance and any provisions for asset impairment.

(H)       Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage. In 2004, IRRETI program expenses also included one-time “terminated contract costs” incurred by Inland Retail as a result of the merger with its advisor and property managers.

(I)            Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.

(J)           From time to time, IRRETI may acquire a property that includes one or more unleased premises. In certain cases, IRRETI may enter into a master lease agreement with the seller of the property with respect to these unleased premises. These master lease agreements provide for payments to be made to IRRETI and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IRRETI with respect to the unleased premises. Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied. These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(K)       From time to time, IWEST may acquire a property that includes one or more unleased premises. In certain cases, IWEST may enter into a master lease agreement with the seller of the property with respect to these unleased premises. These master lease agreements provide for payments to be made to IWEST and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IWEST with respect to the unleased premises. Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied. These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(000’s omitted, except for amounts presented per $1,000 invested)

Table IV is a summary of operating and disposition results of prior programs sponsored by IREIC, which during the six years ended prior to December 31, 2005 have sold their properties and either hold notes with respect to such sales or have liquidated. Inland Real Estate Exchange Corporation has had one program with investment objectives similar to ours disposed of all its properties during the five years ended prior to December 31, 2005.

Program Name	Landings of Sarasota
Dollar amount raised	$11,800
Number of properties purchased	One
Date of closing of offering	07/02
Date of first sale of property	07/05
Date of final sale of property	07/05

Tax and distribution data per $1,000 invested:
Federal income tax results:
Ordinary income (loss):
Operations	(A	)
Recapture	(A	)

Capital gain	(B	)

Deferred gain:
Capital	(B	)
Ordinary	(B	)

Cash distributions to investors (cash basis):

Source (on cash basis)
Sales	7,715
Operations	1,279

(A)      For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(B)        For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2005. Since January 1, 2002, programs sponsored by IREIC had six sales transactions. The table provides certain information to evaluate property performance over the holding period such as:

•                  Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

•                  Cash invested in properties;

•                  Cash flow (deficiency) generated by the property;

•                  Taxable gain (ordinary and total); and

•                  Terms of notes received at sale.

TABLE V (Continued)

SALES OR DISPOSALS OF PROPERTIES (A)
(000’s omitted)

	Date Acquired	Date of Sale	Cash Received, net of Closing Costs(B)	Selling Commissions Paid or Payable to Inland	Mortgage at Time of Sale	Secured Notes Received at Sale	Adjust. Resulting from Application of GAAP	Net Selling Price	Original Mortgage Financing	Partnership Capital Invested (C)	Total

IRC - Popeye’s	06/97	04/08/03	343	0	0	0	0	343	0	346	346
IRC - Summit of Park Ridge	12/96	12/02	3,578	0	1,600	0	0	5,178	0	5,181	5,181
IRC - Eagle Country Market	11/97	12/24/03	5,182	0	1,450	0	0	6,632	0	6,635	6,635
IRC - Eagle Ridge Center	04/99	12/30/03	3,185	0	3,000	0	0	6,185	0	6,187	6,187
IRC - Zany Brainy	07/96	01/20/04	2,972	0	1,245	0	0	4,217	0	4,217	4,217
IRC - Prospect Heights	06/96	04/23/04	2,257	0	1,095	0	0	3,352	0	3,352	3,352
IRC - Fairview Heights	08/98	08/05/04	14,500	0	8,570	0	0	23,070	0	23,070	23,070
IRC - Prairie Square	03/98	09/23/04	3,414	0	1,550	0	0	4,964	1,550	3,414	4,964
IRC - Sequoia Shopping Center	06/97	04/22/05	2,715	0	1,505	0	0	4,220	0	4,217	4,217
IRC - Vacant land (Edinburgh Festival)	10/98	04/27/05	291	0	0	0	0	291	0	3,352	3,352
IRC - Ace Hardware (Crystal Point)	07/04	06/13/05	840	0	0	0	0	840	0	23,070	23,070
IRC - Walgreens Woodstock	06/98	09/22/05	1,277	0	0	0	0	1,277	0	4,217	4,217
IRC - Mundelein Plaza (partial)	03/96	10/17/05	3,181	0	1,805	0	0	4,986	0	3,352	3,352
IRC - Calumet Square	06/97	11/10/05	1,878	0	1,033	0	0	2,911	0	23,070	23,070
IREX - Landings of Sarasota	08/01	07/30/05	7,614	557	7,729	0	0	15,900	8,000	11,800	19,800

	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Amount of subsidies included in operating cash receipts	Total Taxable Gain (loss) from Sale		Ordinary Income from Sale	Capital Gain (loss)

IRC - Popeye’s	241	0	3		0	3
IRC - Summit of Park Ridge	1,399	0	0	(E)	0	0
IRC - Eagle Country Market	1,290	0	0	(E)	0	0
IRC - Eagle Ridge Center	1,441	0	0	(E)	0	0
IRC - Zany Brainy	(190)	0	0	(E)	0	0
IRC - Prospect Heights	49	0	0	(E)	0	0
IRC - Fairview Heights	541	0	0	(E)	0	0
IRC - Prairie Square	135	0	0	(E)	0	0
IRC - Sequoia Shopping Center	54	0	0	(E)	0	0
IRC - Vacant land (Edinburgh Festival)	—	0	33		0	33
IRC - Ace Hardware (Crystal Point)	—	0	153		0	153
IRC - Walgreens Woodstock	104	0	263		0	263
IRC - Mundelein Plaza (partial)	—	0	302		0	302
IRC - Calumet Square	120	0	0	(E)	0	0
IREX – Landing of Sarasota	1,279	0	0	(E)	0	0

TABLE V - (Continued)

SALES OR DISPOSALS OF PROPERTIES

NOTES TO TABLE V

(A)      The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2005. All sales have been made to parties unaffiliated with the partnerships.

(B)        Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C)        Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D)       Represents “Cash Available (Deficiency) from Operations (including subsidies)” as adjusted for applicable “Fixed Asset Additions” through the year of sale.

(E)         For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

Appendix C-1

On June 28, 2006, we along with Inland Securities Corporation, our dealer manager, and Inland American Business Manager & Advisor, Inc., our Business Manager, entered into a soliciting dealer agreement with Ameriprise Financial Services, Inc. pursuant to which Ameriprise has been appointed as a soliciting dealer to solicit subscriptions for shares of common stock in connection with our initial public offering. The following Subscription Agreement forms, to be used by clients of Ameriprise, are hereby inserted at the end of Appendix C-1.

Inland American Real Estate Trust, Inc. NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 31, 2005

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented or amended to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)                  Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only.  Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement and AMPF Form 200728 are required for each initial and additional investment.

Item (1)b                Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commision.

B - TYPE OF OWNERSHIP

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:

Ameriprise Financial Services

682 AMPF Financial Center

Minneapolis, MN 55474

ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.

Item (2)a                Check the appropriate box to indicate the type of entity that is subscribing (entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom).  If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note:  Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b                Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.

Item (2)c                The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)                  For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)                  Enter residence address, city, state, and zip code of the investor. Note:  The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.

Item (5)                  Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.

Item (6)                  Enter home telephone, business telephone and email address.

Item (7)                  Enter birth date of investor and co-investor, if applicable, or date of incorporation.

Item (8)                  Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9)                  Check the appropriate box. If the investor is a non-resident alien, he/she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (10)                Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR ACCOUNTS:

Item (11)a              Check to mail distributions to custodian.

Item (11)b              Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Reinvestment Plan Form only if you are electing a partial cash distribution reinvestment.

E - SIGNATURE

Item (12)                The Subscription Agreement/Signature Page must be executed by the investor; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (13)                Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (14)                Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

1

SUBMISSION OF SUBSCRIPTION

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:

Ameriprise Financial Services

682 AMPF Financial Center

Minneapolis, MN 55474

ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.

If you have questions, please call Ameriprise at 800-297-6663 and say “Direct Investments”.

NOTE:                   If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either:  (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $45,000 and a minimum net worth of at least $45,000.

If the investor is a resident of Alaska, Arizona, California, Iowa, Kansas, Michigan, Missouri, North Carolina, Oregon or Tennessee, the investor must have either: (i) minimum net worth of at least $225,000; or (ii) minimum annual gross income of at least $60,000 and a minimum net worth of at least $60,000.

If the investor is a resident of Maine, the investor must have either:  (i) minimum net worth of at least $200,000; or (ii) minimum annual gross income of at least $50,000 and a minimum net worth of at least $50,000.

If the investor is a resident of New Hampshire, the investor must have either:  (i) minimum net worth of at least $250,000; or (ii) minimum net gross income of at least $50,000 and a minimum net worth of at least $125,000.

If the investor is a resident of Ohio or Massachusetts, the investor must have either:  (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

If the investor is a resident of South Carolina, the investor must have either:  (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $65,000 and a minimum net worth of at least $65,000.

In addition, if the investor is a resident of Kansas, Missouri, Massachusetts, Nebraska, Ohio or Pennsylvania, the investment may not exceed ten percent (10.0%) of the investor’s liquid net worth.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary.  In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the internal laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization.  This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

2

Inland American Real Estate Trust, Inc. NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 31, 2005

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. Please mail the completed and executed Subscription Agreement, AMPF Form 200728, and funding instructions to: Ameriprise Financial Services, 682 AMPF Financial Center, Minneapolis, MN 55474. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)	This subscription is in the amount of $	or the purchase of	shares of Inland American Real Estate Trust, Inc. at
$10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.

This is an: ☐ INITIAL INVESTMENT; or ☐ADDITIONAL INVESTMENT

A completed Subscription Agreement/Signature Page and AMPF Form 200728 are required for each initial and additional investment.

(1)b	☐ REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP
Non-Custodial Ownership- Make check payable to: AMERIPRISE

(2)a	☐	Individual Ownership	☐	Corporate Ownership	☐	Community Property	☐	Uniform Gifts to Minors Act - custodian
one signature required	authorized signature required	all parties must sign	signature required

☐	Joint Tenants with	☐	LLC Ownership	☐	Tenants by the Entirety	State of	a Custodian for
Right of Survivorship	authorized signature required	all parties must sign
all parties must sign
☐	Pension or Profit Sharing Plan - trustee
☐	Tenants in Common	☐	TOD (Fill out included TOD	☐	Partnership Ownership	signature(s) required
all parties must sign	Form to effect designation)	authorized signature required
☐Taxable ☐ Exempt under §501A
☐	Trust
trustee or grantor signature(s) required
☐Taxable ☐Grantor A or B Date Established	☐	Estate - personal representative signature required

If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator	☐	Other (Specify)

Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Traditional IRA	(2)b	Name of Custodian
custodian signature required	or Trustee

☐	Roth IRA	Mailing Address	682 AMPF Financial Drive
custodian signature required

☐	KEOGH	City	Minneapolis	State MN Zip 55474
trustee signature required
CUSTODIAN INFORMATION To Be Completed By
☐	Simplified Employee	Custodian Listed Above
Pension/Trust (S.E.P.)	(2)c	Custodian Tax ID #	51-6041053
custodian signature required

☐	Pension or Profit Sharing Plan	Custodial Account #
custodian signature required
☐ Taxable ☐ Exempt under §501A	Custodian Telephone	800-297-6663

Name of Custodian or other Administrator

☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR	☐Mr.	☐Mrs.	☐Ms.

CO-INVESTOR	☐Mr.	☐Mrs.	☐Ms.

(4)	Residence Address (Required)

City	State	Zip

(5)	Alternate Mailing Address

City	State	Zip

(6)	Home Telephone	-	-	Business Telephone	-	-

Email Address

(7)	Birth Date / Date
of Incorporation	/	/	MM/DD/YYYY	Co-Investor Birth Date	/	/	MM/DD/YYYY

(8)	Social Security #	-	-	Co-Investor Social Security #	-	-

Tax ID #	-

(9)	Please Indicate Citizenship Status (Required)
☐	U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien*.

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

(10)	☐	Employee or Affiliate

3

D - DISTRIBUTION OPTIONS

Distribution Options for Accounts

(11)a	☐Mail To Ameriprise Brokerage Account Insert Account Number	(11)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. Please complete the Distribution Reinvestment Plan Form only if a partial cash distribution reinvestment is being made.

E - SIGNATURE

(12)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

(A)

For all investors except those that are residents of the State of Minnesota, acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.

(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature — Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(13)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)

	Registered Representative Name	Mr. ☐	Mrs. ☐	Ms. ☐

Mailing Address

	City			State	Zip

Broker/Dealer Name

B/D Home Office Mailing Address

	City			State	Zip

	B/D Client Account Number	#

	B/D Rep ID Number	#		Registered Representative Telephone

	Have you changed Broker/Dealers?	Registered Representative E-mail

☐ Yes ☐ No

Signature - Registered Representative	Signature - Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(14)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.  ☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

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Inland American Real Estate Trust, Inc. FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 31, 2005

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented or amended to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)                  Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement and AMPF Form 200728 are required for each initial and additional investment.

Item (1)b                Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commision.

B - TYPE OF OWNERSHIP

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:

Ameriprise Financial Services

682 AMPF Financial Center

Minneapolis, MN 55474

ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.

Item (2)a                Check the appropriate box to indicate the type of entity that is subscribing (entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom).  If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note:  Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b                Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.

Item (2)c                The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)                  For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)                  Enter residence address, city, state, and zip code of the investor. Note:  The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.

Item (5)                  Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.

Item (6)                  Enter home telephone, business telephone and email address.

Item (7)                  Enter birth date of investor and co-investor, if applicable, or date of incorporation.

Item (8)                  Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9)                  Check the appropriate box. If the investor is a non-resident alien, he/she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (10)                Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR ACCOUNTS:

Item (11)a              Check to mail distributions to custodian.

Item (11)b              Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Reinvestment Plan Form only if you are electing a partial cash distribution reinvestment.

E - SIGNATURE

Item (12)                The Subscription Agreement/Signature Page must be executed and items A through E must be initialed by the investor indicating that they have read each item; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (13)                Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (14)                Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

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SUBMISSION OF SUBSCRIPTION

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:

Ameriprise Financial Services

682 AMPF Financial Center

Minneapolis, MN 55474

ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.

If you have questions, please call Ameriprise at 800-297-6663 and say “Direct Investments”.

NOTE:                   If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either:  (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $45,000 and a minimum net worth of at least $45,000.

If the investor is a resident of Alaska, Arizona, California, Iowa, Kansas, Michigan, Missouri, North Carolina, Oregon or Tennessee, the investor must have either: (i) minimum net worth of at least $225,000; or (ii) minimum annual gross income of at least $60,000 and a minimum net worth of at least $60,000.

If the investor is a resident of Maine, the investor must have either:  (i) minimum net worth of at least $200,000; or (ii) minimum annual gross income of at least $50,000 and a minimum net worth of at least $50,000.

If the investor is a resident of New Hampshire, the investor must have either:  (i) minimum net worth of at least $250,000; or (ii) minimum net gross income of at least $50,000 and a minimum net worth of at least $125,000.

If the investor is a resident of Ohio or Massachusetts, the investor must have either:  (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

If the investor is a resident of South Carolina, the investor must have either:  (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $65,000 and a minimum net worth of at least $65,000.

In addition, if the investor is a resident of Kansas, Massachusetts, Missouri,  Nebraska, Ohio or Pennsylvania, the investment may not exceed ten percent (10.0%) of the investor’s liquid net worth.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary.  In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the internal laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization.  This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

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Inland American Real Estate Trust, Inc. FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 31, 2005

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. Please mail the completed and executed Subscription Agreement, AMPF Form 200728, and funding instructions to: Ameriprise Financial Services, 682 AMPF Financial Center, Minneapolis, MN 55474. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)	This subscription is in the amount of $	or the purchase of	shares of Inland American Real Estate Trust, Inc. at
$10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.

This is an: ☐ INITIAL INVESTMENT; or ☐ADDITIONAL INVESTMENT

A completed Subscription Agreement/Signature Page and AMPF Form 200728 are required for each initial and additional investment.

(1)b	☐ REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

Non-Custodial Ownership- Make check payable to: AMERIPRISE

(2)a	☐	Individual Ownership	☐	Corporate Ownership	☐	Community Property	☐	Uniform Gifts to Minors Act - custodian
one signature required	authorized signature required	all parties must sign	signature required

☐	Joint Tenants with	☐	LLC Ownership	☐	Tenants by the Entirety	State of	a Custodian for
Right of Survivorship	authorized signature required	all parties must sign
all parties must sign
☐	Pension or Profit Sharing Plan - trustee
☐	Tenants in Common	☐	TOD (Fill out included TOD	☐	Partnership Ownership	signature(s) required
all parties must sign	Form to effect designation)	authorized signature required
☐Taxable ☐ Exempt under §501A
☐	Trust
trustee or grantor signature(s) required

☐Taxable ☐Grantor A or B Date Established	☐	Estate - personal representative signature required

If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator	☐	Other (Specify)

Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Traditional IRA	(2)b	Name of Custodian
custodian signature required	or Trustee

☐	Roth IRA	Mailing Address	682 AMPF Financial Drive
custodian signature required
City	Minneapolis	State MN Zip 55474
☐	KEOGH
trustee signature required	CUSTODIAN INFORMATION To Be Completed By
Custodian Listed Above
☐	Simplified Employee
Pension/Trust (S.E.P.)	(2)c	Custodian Tax ID #	51-6041053
custodian signature required
Custodial Account #
☐	Pension or Profit Sharing Plan
custodian signature required	Custodian Telephone	800-297-6663

☐ Taxable ☐ Exempt under §501A

Name of Custodian or other Administrator

☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR	☐Mr.	☐Mrs.	☐Ms.

CO-INVESTOR	☐Mr.	☐Mrs.	☐Ms.

(4)	Residence Address (Required)

City	State	Zip

(5)	Alternate Mailing Address

City	State	Zip

(6)	Home Telephone	-	-	Business Telephone	-	-

Email Address

(7)	Birth Date / Date
of Incorporation	/	/	MM/DD/YYYY	Co-Investor Birth Date	/	/	MM/DD/YYYY

(8)	Social Security #	-	-	Co-Investor Social Security #	-	-

Tax ID #	-

(9)	Please Indicate Citizenship Status (Required)
☐	U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien*.

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

(10)	☐	Employee or Affiliate

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D - DISTRIBUTION OPTIONS

Distribution Options for Custodial Accounts

(11)a	☐Mail To Ameriprise Brokerage Account Insert Account Number	(11)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. Please complete the Distribution Reinvestment Plan Form only if a partial cash distribution reinvestment is being made.

E - SIGNATURE

(12)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

Initial	(A)

Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

Initial	(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

Initial	(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

Initial	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.

Initial	(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature — Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(13)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)

	Registered Representative Name	Mr. ☐	Mrs. ☐	Ms. ☐

Mailing Address

	City			State	Zip

Broker/Dealer Name

B/D Home Office Mailing Address

	City			State	Zip

	B/D Client Account Number	#

	B/D Rep ID Number	#		Registered Representative Telephone

	Have you changed Broker/Dealers?	Registered Representative E-mail

☐ Yes ☐ No

Signature - Registered Representative	Signature - Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(14)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS. ☐Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

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